       Filed With The Securities And Exchange Commission On May 1, 2001
                                                    Registration No. 333-_______


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           ------------------------
                                   FORM F-4

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                               HAVAS ADVERTISING
            (Exact Name of Registrant as Specified in Its Charter)

      Republic of France                        7311                      Not Applicable
(State or other jurisdiction of    (Primary Standard Industrial          (I.R.S. employer
incorporation or organization)     Classification Code Number)          identification no.)

           84, rue de Villiers, 92683 Levallois-Perret Cedex, France
                              (33 1) 41 34 30 00
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

     R. John Cooper, 410 Park Avenue, Suite 1520, New York, New York 10022
                                (212) 753-1410
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                  Copies To:

  Bruce W. Gilchrist, Esq.                  Richard W. Cass, Esq.
J. Warren Gorrell, Jr., Esq.               Roger J. Patterson, Esq.
   Hogan & Hartson L.L.P.                 Wilmer, Cutler & Pickering
   555 13th Street, N.W.                     2445 M Street, N.W.
  Washington, D.C. 20004                    Washington, D.C.  20037
      (202) 637-5600                           (202) 663-6000

  Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for same offering. [ ]

                        CALCULATION OF REGISTRATION FEE


                                                                Proposed Maximum   Proposed Maximum
                                              Amount to be       Offering Price        Aggregate          Amount of
                                              Registered(1)         Per Share       Offering Price    Registration Fee(2)
Ordinary shares, nominal value Euro 0.40
 per share, of Havas Advertising (3)             2,284,071           N.A.               N.A.                 $5,576.11


(1) The amount to be registered was computed by multiplying (i) 24,376,422, the number of outstanding shares of Circle.com common stock, $0.001 par value, of Snyder Communications, Inc., as of April 25, 2001, assuming the exercise of all options to purchase Circle.com common stock that will vest on or before September 30, 2001 (the date by which the merger must occur under the Agreement and Plan of Merger dated February 5, 2001), by (ii) 0.0937, the maximum exchange ratio permitted by the merger agreement.

(2) The registration fee was computed pursuant to Rule 457(f) under the Securities Act of 1933, as amended, by multiplying (i) $0.915, the average of the high and low sales price of a share of Circle.com common stock quoted on the Nasdaq National Market System on April 25, 2001 by (ii) 24,376,422, the number of outstanding shares of Circle.com common stock, as of April 25, 2001, assuming the exercise of all options to purchase Circle.com common stock that will vest on or before September 30, 2001. The result was then multiplied by 0.00025.

(3) These shares will initially be represented by the registrant's American Depositary Shares, each of which will represent one share and will be evidenced by American Depositary Receipts. A separate registration statement on Form F-6 has been filed for the registration of the American Depositary Shares.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED APRIL ___, 2001



Prospectus of                         Proxy Statement of


          LOGO                               LOGO



       for up to approximately        Special Meeting of Stockholders to be Held
2,284,071 American Depository Shares      at 9:00 a.m., Eastern Time, on
                                                ___________, 2001


Dear Stockholders:

  You are invited to attend a special meeting of Snyder Communications stockholders, to be held at ______________________________ on
__________________, 2001, at 9:00 a.m., Eastern time.

  At the special meeting, Snyder Communications will ask you to consider and adopt a merger proposal recommended by its board of directors whereby Havas Advertising will acquire all of the outstanding shares of Circle.com common stock through a merger with Snyder Communications. Following the merger, Snyder Communications will be a wholly owned subsidiary of Havas Advertising.

  If stockholders approve the merger proposal, each share of existing Circle.com common stock will be changed into the right to receive between 0.0766 and 0.0937 fully paid and non-assessable American Depositary Shares, or ADSs, of Havas Advertising representing Havas Advertising shares. The actual number of Havas Advertising ADSs that the holders of Circle.com common stock will receive will be determined immediately prior to completion of the merger in accordance with formulas specified in the merger agreement and described beginning on page 53 of this proxy statement/prospectus. Assuming the merger had taken place on April 2, 2001 and all vested options to purchase Circle.com common stock were exercised on or before April 2, 2001, Havas Advertising would have issued up to approximately 2,233,565 ADSs in the merger.

  The Havas Advertising ADSs are quoted on the Nasdaq National Market System under the symbol "HADV."

  The merger should be tax-free to you, except with respect to any cash you receive in lieu of fractional Havas Advertising ADSs.

  Snyder Communications' board of directors unanimously recommends that you vote in favor of the merger. This proxy statement/prospectus provides you with detailed information about the merger. Snyder Communications encourages you to read this entire document carefully.

                                Alain de Pouzilhac
                                Chairman and Chief Executive Officer

  You should carefully consider the risk factors relating to the merger. Please read the "Risk Factors" beginning on page 25.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Havas Advertising shares or Havas Advertising ADSs to be issued in the merger, or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or solicitation would be illegal.

  This proxy statement/prospectus is dated _______________, 2001 and is first being mailed to Circle.com stockholders on _________________, 2001.

                                      LOGO

                              6903 Rockledge Drive
                                   15th Floor
                            Bethesda, Maryland 20817

                   Notice of Special Meeting of Stockholders
                    to be Held on __________________, 2001.

                                                         _________________, 2001

To Snyder Communications Stockholders:

  Snyder Communications hereby gives you notice that a special meeting of its stockholders will be held at __________________________ on _______________,
2001, at 9:00 a.m., Eastern time. At the meeting, Snyder Communications will ask you to consider and vote upon a proposal to approve and adopt the merger agreement among Snyder Communications, Havas Advertising and HAS Acquisition II Corporation as described in the attached proxy statement/prospectus. Your board of directors recommends that you vote in favor of the proposal.

  Your board of directors has fixed the close of business on _____________, 2001 as the record date to determine the holders of SNC common stock and Circle.com common stock entitled to notice of, and to vote at, the special meeting. Approval of the merger agreement and the merger requires the affirmative vote of a majority of the voting rights represented by the outstanding shares of SNC common stock and Circle.com common stock, voting together as a single class. Only stockholders of record at the close of business on the record date will be entitled to vote at the meeting. A list of those stockholders will be available for inspection before or at the meeting.

  The attached proxy statement/prospectus contains detailed information relating to the proposal to approve and adopt the merger agreement and the merger. Whether or not you plan to attend the special meeting, please take the time to vote by proxy today. Your failure to vote will have the same effect as a vote against the merger.

  Please do not send any of your stock certificates at this time.

                                By order of the board of directors,



                                ____________________________
                                R. John Cooper
                                Secretary

  Your vote is very important. Whether or not you expect to attend the meeting, please take the time to vote today by following the simple instructions on the enclosed proxy card.

                               TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS......................................................     1
WHERE YOU CAN FIND MORE INFORMATION.............................................................     1
QUESTIONS AND ANSWERS ABOUT THE MERGER..........................................................     3
SUMMARY.........................................................................................     6
SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF HAVAS ADVERTISING.............................    12
SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF SNYDER COMMUNICATIONS.........................    13
SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA.............................................    17
RISK FACTORS....................................................................................    25
THE SPECIAL MEETING.............................................................................    33
   Time and Place...............................................................................    33
   Record Date..................................................................................    33
   Purpose of the Special Meeting...............................................................    33
   Vote Required to Approve the Merger Proposal.................................................    33
   Quorum.......................................................................................    34
   Proxies......................................................................................    34
   Solicitation of Proxies......................................................................    34
THE MERGER......................................................................................    36
   Background of the Merger.....................................................................    36
   Recommendation of the Special Committee and the Board of Directors of Snyder Communications..    40
   Snyder Communications' Reasons for the Transaction...........................................    40
   Opinion of the Special Committee's Financial Advisor.........................................    43
   Havas Advertising's Reasons for the Merger...................................................    48
   Interests of Snyder Communications Management and Board of Directors in the Merger...........    48
   No Dissenters' Rights........................................................................    49
   Material U.S. Federal Income Tax Consequences of the Merger..................................    49
   Quotation on the Nasdaq National Market System...............................................    51
   Governmental and Regulatory Approvals........................................................    51
   Restrictions on Resales by Affiliates........................................................    51
   Anticipated Accounting Treatment and Effects.................................................    51
   Other Effects of the Merger..................................................................    51
TERMS OF THE MERGER AGREEMENT...................................................................    53
   The Merger...................................................................................    53
   Closing and Effective Time...................................................................    53
   Merger Consideration.........................................................................    53
   Merger Consideration Based on Varying Havas Advertising ADS Prices...........................    54
   Dividends....................................................................................    55
   Procedures for Exchange of Certificates......................................................    55
   Fractional Shares............................................................................    56
   Representations and Warranties...............................................................    56
   Covenants....................................................................................    56
   No Solicitation..............................................................................    56
   Effect on Stock Options......................................................................    57
   Conditions to Completion of the Merger.......................................................    57
   Termination..................................................................................    58
   Effects of Termination.......................................................................    59
   Termination Payments.........................................................................    60
   Other Expenses...............................................................................    60
   Indemnification..............................................................................    60
   Amendments and Waivers.......................................................................    60

                                                                                                  Page
                                                                                                  ----
DESCRIPTION OF HAVAS ADVERTISING................................................................    61
   Overview.....................................................................................    61
   History and Development of Havas Advertising.................................................    63
   Industry Trends..............................................................................    64
   Business Strategy............................................................................    64
   Advertising and Communications Services......................................................    65
   Organization into Four Divisions.............................................................    65
   Euro RSCG Worldwide..........................................................................    66
   Arnold Worldwide Partners....................................................................    67
   Media Planning Group.........................................................................    67
   Diversified Agencies Group...................................................................    68
   Competition..................................................................................    69
   Intellectual Property........................................................................    70
   Government Regulation........................................................................    70
   Employees and Labor Relations................................................................    71
   Properties...................................................................................    72
   Legal Proceedings............................................................................    72
SELECTED CONSOLIDATED FINANCIAL DATA OF HAVAS ADVERTISING.......................................    73
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA OF
HAVAS ADVERTISING...............................................................................    74
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET........................................    75
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT.....................................    78
OPERATING AND FINANCIAL REVIEW AND PROSPECTS OF HAVAS ADVERTISING...............................    80
   Overview.....................................................................................    80
   2000 Financial Highlights (French GAAP)......................................................    81
   Strategic Acquisition Plan...................................................................    82
   Creation of Media Planning Group.............................................................    84
   Seasonality..................................................................................    86
   Explanation of Key Line Items................................................................    86
   Results of Operations........................................................................    86
   Impact of Changes in Foreign Currency Exchange Rates and Interest Rates......................    91
   Liquidity and Capital Resources..............................................................    92
   Financial Objectives.........................................................................    95
DIRECTORS AND SENIOR MANAGEMENT OF HAVAS ADVERTISING
AND THE SURVIVING CORPORATION...................................................................    96
   Board of Directors of Havas Advertising......................................................    96
   The Executive Committee of Havas Advertising.................................................    97
   The Audit Committee of Havas Advertising.....................................................    99
   Compensation of Directors and Officers of Havas Advertising..................................    99
   Ownership of Havas Advertising Shares by Directors and Officers of Havas Advertising.........   100
   Options to Purchase Securities from Havas Advertising........................................   100
   Transactions Involving Directors, Officers and Shareholders of Havas Advertising.............   102
   Board of Directors of the Surviving Corporation..............................................   102
   Officers of the Surviving Corporation........................................................   103
   Interests of Directors and Officers of the Surviving Corporation.............................   103
DESCRIPTION OF SNYDER COMMUNICATIONS............................................................   104
SELECTED CONSOLIDATED FINANCIAL DATA OF SNYDER COMMUNICATIONS...................................   105
MAJOR SHAREHOLDERS OF HAVAS ADVERTISING.........................................................   109
MAJOR SHAREHOLDERS OF SNYDER COMMUNICATIONS.....................................................   110
DESCRIPTION OF HAVAS ADVERTISING SHARE CAPITAL..................................................   111
   General......................................................................................   111
   Share Capital................................................................................   111
   Shareholders' Meetings and Voting Rights.....................................................   112
   Dividends....................................................................................   115
   Changes in Share Capital.....................................................................   116
   Description of Recent Issuances of Havas Advertising Shares..................................   116
   Preferential Subscription Rights.............................................................   117
   Repurchases of Havas Advertising Shares......................................................   117
   Trading in Havas Advertising's Own Shares....................................................   118

                                                                                                  Page
                                                                                                  ----
   Convertible/Exchangeable Bonds, Warrants and Stock Options...................................   118
   Form, Holding and Transfer of Havas Advertising Shares.......................................   119
   Requirements for Holdings Exceeding Specified Percentages....................................   120
   Exchange Controls............................................................................   121
   Ownership of Havas Advertising Shares or Havas Advertising ADSs by Non-French Persons........   121
   Liquidation Rights...........................................................................   121
DESCRIPTION OF AMERICAN DEPOSITARY SHARES AND AMERICAN DEPOSITARY RECEIPTS......................   122
   American Depositary Receipts.................................................................   122
   Share Dividends and Other Distributions......................................................   122
   Deposit, Withdrawal and Cancellation.........................................................   124
   Voting Rights................................................................................   124
   Record Dates.................................................................................   125
   Reports and Other Communications.............................................................   125
   Fees and Expenses............................................................................   125
   Payment of Taxes.............................................................................   126
   Reclassifications, Recapitalizations and Mergers.............................................   126
   Amendment and Termination....................................................................   126
   Limitations on Obligations and Liability to ADR holders......................................   127
   Disclosure of Interest in Havas Advertising ADSs.............................................   128
   Requirements for Depositary Actions..........................................................   128
   Books of Depositary..........................................................................   128
   Pre-release of Havas Advertising ADSs........................................................   129
   The Depositary...............................................................................   129
NATURE OF TRADING MARKET........................................................................   130
   Overview.....................................................................................   130
   Euronext Paris S.A...........................................................................   130
   Dividends....................................................................................   131
EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS..............................   132
   Ownership of Shares by Non-French Residents..................................................   132
   Exchange Controls............................................................................   132
TAXATION........................................................................................   133
   French Taxation..............................................................................   133
   Taxation of U.S. Investors...................................................................   135
   Taxation of Dividends........................................................................   136
   Taxation of Capital Gains....................................................................   138
   French Estate and Gift Taxes.................................................................   139
   French Wealth Tax............................................................................   139
   United States Information Reporting and Backup Withholding...................................   139
COMPARATIVE RIGHTS OF HAVAS ADVERTISING SHAREHOLDERS AND CIRCLE.COM STOCKHOLDERS................   140
ENFORCEABILITY OF CIVIL LIABILITIES.............................................................   167
EXCHANGE RATE INFORMATION.......................................................................   167
FORWARD-LOOKING STATEMENTS......................................................................   168
LEGAL MATTERS...................................................................................   170
EXPERTS.........................................................................................   170

                                      iv

                   SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

     Snyder Communications will hold an annual meeting of its stockholders in the year 2001 only if the merger has not already been completed. If an annual meeting is held, a proposal by a stockholder intended to be included in the proxy statement and form of proxy related to the 2001 Snyder Communications annual meeting of stockholders must be received by Snyder Communications no later than the close of business on the thirtieth day following the day on which Snyder Communications publicly announces the date of the 2001 annual meeting, pursuant to the proxy soliciting rules of the Securities and Exchange Commission. Any stockholder proposals intended to be presented at the 2001 Snyder Communications annual meeting of stockholders that were not included in Snyder Communications' proxy statement must be received by Snyder Communications no later than the close of business on the thirtieth day following the day on which Snyder Communications publicly announces the date of the 2001 annual meeting. Stockholder proposals received after such date may be excluded from the meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

  Snyder Communications files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Havas Advertising files annual and special reports and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room located at 450 Fifth Street N.W., Washington, D.C. 20549 or at one of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information concerning its public reference rooms. The SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov.

  Havas Advertising has filed a registration statement on Form F-4 to register with the SEC the Havas Advertising shares that will be represented by Havas Advertising ADSs to be received by the holders of Circle.com common stock in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Havas Advertising in addition to being a proxy statement of Snyder Communications for the special meeting of Snyder Communications stockholders. The registration statement of which this proxy statement/prospectus forms a part, including the exhibits, is available at the SEC as discussed above, as well as through commercial document retrieval services. The registration statement of which this proxy statement/prospectus forms a part is also available at the SEC's Internet world wide web site.

  The SEC permits Snyder Communications to ``incorporate by reference'' information into this proxy statement/prospectus. This means that Snyder Communications can disclose important information to you by referring you to another document filed separately with the SEC. This proxy statement/prospectus incorporates by reference the documents set forth below that Snyder Communications previously filed with the SEC. These documents contain important information about Snyder Communications and its financial condition.


                Snyder SEC Filings                                    Period/Filing Date
---------------------------------------------------  ----------------------------------------------------
Annual Report on Form 10-K........................   Year ended December 31, 2000
Current Reports on Form 8-K.......................   Filed on January 8, 2001,  February 9, 2001 and
                                                      March 9, 2001
Registration Statement on Form 8-A................   Filed on September 23, 1999

  Snyder Communications also incorporates by reference into this proxy statement/prospectus additional documents that it may file with the SEC from the date of this proxy statement/prospectus to the date of the special meeting of Snyder Communications stockholders. These will include reports such as Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as other documents filed with the SEC under the Securities Exchange Act. The information incorporated by reference into this proxy statement/prospectus is deemed to be part of this proxy statement/prospectus, except that any statement contained in a document incorporated by reference into this proxy statement/prospectus shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus, or in any other subsequently filed document that also is incorporated by reference into this proxy statement/prospectus, modifies or supersedes that statement. Any statement modified or superseded in this manner shall not be deemed, except as so modified or superseded, to constitute part of this proxy statement/prospectus.

  Havas Advertising ADRs are quoted on the Nasdaq National Market System. You may inspect any periodic reports and other information filed with the SEC by Havas Advertising at the offices of the Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

  Circle.com common stock is quoted on the Nasdaq National Market System. You may inspect any periodic reports, proxy statements and other information filed with the SEC by Snyder Communications at the offices of the Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

  You may have previously received some of the documents incorporated by reference, but you can obtain any of them through Snyder Communications, the SEC or the SEC's Internet world wide web site as described above. Documents incorporated by reference are available from Snyder Communications without charge, except exhibits to the documents that have not specifically been incorporated by reference in this proxy statement/prospectus. Stockholders of Snyder Communications may obtain these documents by requesting them in writing or by telephone from Snyder Communications at the following address:

                          Snyder Communications, Inc.
                              Two Democracy Center
                              6903 Rockledge Drive
                            Bethesda, Maryland 20817
                         Attention: Investor Relations
                                 (301) 468-1010

  If you would like to request documents from Snyder Communications, please do
so by       , 2001 to receive them before the special meeting of Snyder
Communications stockholders.

  You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus to vote on the merger. Neither Havas Advertising nor Snyder Communications has authorized anyone to provide you with information that is different from what is contained in this proxy
statement/prospectus. This proxy statement/prospectus is dated     , 2001. You
should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement/prospectus to Snyder Communications stockholders nor the delivery of Havas Advertising ADSs in the merger should create any implication to the contrary.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q. Why are Havas Advertising and Snyder Communications proposing the merger?

A. On September 27, 2000, Havas Advertising acquired all of the outstanding shares of SNC common stock of Snyder Communications, while the Circle.com common stock remained outstanding. With the substantial decline in market value of many other interactive communications companies during 2000, as well as management assessments that interactive services are most valuable to clients when provided as part of an integrated communications solution, Havas Advertising and Snyder Communications believe the merger will enable Havas Advertising to integrate Circle.com with its own interactive communications capabilities and better deliver those capabilities to clients as part of an integrated communications solution. Snyder Communications further believes that the holders of Circle.com common stock will be better able to realize the potential benefits of their investment by holding an interest in the business through Havas Advertising.

Q. What will Snyder Communications stockholders receive when the merger occurs?

A. Holders of Circle.com common stock will receive between 0.0766 and 0.0937 ADSs of Havas Advertising for each share of Circle.com common stock. For a calculation of the number of Havas Advertising ADSs and corresponding value you would receive for each share of Circle.com common stock you own based on assumed prices for Havas Advertising ADSs, see "Terms of the Merger Agreement
   - Merger Consideration." Instead of receiving fractional Havas Advertising ADSs in the merger, holders of Circle.com common stock will receive cash in an amount equal to the average market price for the 20 trading days ending three trading days prior to the closing date of the merger for the fraction of a Havas Advertising share represented by any fractional Havas Advertising ADS to which they would otherwise be entitled.

   Havas Advertising is the sole holder of all of the outstanding shares of SNC common stock. Each share of SNC common stock issued and outstanding immediately prior to the merger will remain outstanding after the merger as one share of SNC common stock of Snyder Communications, the surviving corporation in the merger.

Q. Are Havas Advertising ADSs publicly traded in the U.S.?

A. Yes. Havas Advertising ADSs are publicly traded in the U.S. and quoted on the Nasdaq National Market System under the symbol ``HADV.''

Q. What are Havas Advertising ADSs and Havas Advertising ADRs?

A. A Havas Advertising ``ADS,'' which stands for American Depositary Share, is a security that allows shareholders to more easily hold and trade interests in Havas Advertising in the United States. Havas Advertising is a French company that issues ordinary shares that are equivalent in many respects to common stock in a U.S. company. Each Havas Advertising ADS represents one Havas Advertising share. Havas Advertising ADSs generally are similar to the underlying Havas Advertising shares and carry substantially the same rights. However, only Havas Advertising ADSs are quoted on the Nasdaq National Market System. Havas Advertising shares are traded on Euronext Paris S.A., which is the French national stock exchange, and are quoted in euro.

   If you are a holder of Circle.com common stock, you will receive in the merger Havas Advertising ADSs, which are evidenced by a Havas Advertising ``ADR,'' which stands for American Depositary Receipt. Morgan Guaranty Trust Company of New York is the depositary which will issue the Havas Advertising ADSs and be the record holder of the Havas Advertising shares represented by the Havas Advertising ADSs. You will be able to withdraw the Havas Advertising shares underlying your Havas Advertising ADSs whenever you want, if you pay a fee to the depositary for converting the Havas Advertising ADSs into Havas Advertising shares. The fee is currently $5.00 for each 100 or fewer Havas Advertising ADSs you convert into Havas Advertising shares. For a more detailed description of Havas Advertising ADSs, see ``Description of American Depositary Shares and American

   Depositary Receipts.'' For a comparison of Havas Advertising shares to shares of Circle.com common stock, see ``Comparative Rights of Havas Advertising Shareholders and Circle.com Stockholders.''

Q. When and where will the special meeting be held?

A. The special meeting will be held at 9:00 a.m. Eastern time on     , 2001 at
   the ______________________.

Q. What will be the agenda for the special meeting?

A. At the special meeting, holders of SNC common stock and Circle.com common stock, voting together as a single class, will be asked to vote to adopt the merger agreement and approve the merger.

Q. What is the record date for the special meeting?

A. You can vote at the special meeting if you owned SNC common stock or
   Circle.com common stock at the close of business on       , 2001.

Q. What is the vote required to adopt the merger agreement and approve the merger?

A. Adoption of the merger agreement and approval of the merger requires the affirmative vote of the holders of a majority of the voting rights represented by the outstanding shares of SNC common stock and Circle.com
   common stock voting together as a single class.   Havas Advertising holds all
   of the shares of SNC common stock, which constitute 96.4% of the votes entitled to be cast. Havas Advertising will cast all of its votes in favor of the merger, and therefore approval of the merger is assured.

Q. How many votes will I have for each share of SNC common stock or Circle.com common stock that I own?

A. For the period from April 1, 2001 through June 30, 2001, each holder of Circle.com common stock is entitled to 0.123 of a vote per share of Circle.com common stock. Each holder of SNC common stock is entitled to one vote per share of SNC common stock.

Q. What should I do now?

A. You should carefully read and consider the information contained in this proxy statement/prospectus. You should then complete and sign your proxy card and return it in the enclosed return envelope as soon as possible so that your shares of SNC common stock or Circle.com common stock will be represented at the special meeting of Snyder Communications stockholders. You may also vote in person at the special meeting, or you may vote your shares by telephone by following the instructions provided on the enclosed proxy card. If your shares are held in ``street name'' (i.e., in the name of a broker, bank or other record holder), you should either direct the record holder as to how to vote your shares or obtain a proxy from the record holder to vote at the special meeting of Snyder Communications stockholders.

Q. If my shares are held in ``street name'' by my broker, will my broker vote my shares for me?

A. No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker how to vote your shares of SNC common stock or Circle.com common stock, following the directions provided by your broker. If you do not instruct your broker how to vote, it will have the same effect as a vote against the merger.

Q. May I change my vote?

A. Yes. You may withdraw your proxy or change your vote by delivering a later-dated, signed written notice of revocation or proxy card to Snyder Communications before the special meeting or by voting in person at the special meeting. You may also withdraw your proxy or change your vote by telephone as described in this proxy statement/prospectus. The way you withdraw your proxy or change your vote does not have to be the same way as you originally voted your shares.

Q. What happens if I don't return a proxy card or otherwise do not vote?

A. If you do not return your proxy card or otherwise do not vote, it will have the same effect as voting against the merger. If you return your proxy card with the box marked ``abstain'' checked, your shares will be counted as present for purposes of determining the presence of a quorum, but they will not be voted in favor of or against the merger, which will have the same effect as voting against the merger.

Q. Should I send my stock certificate representing Circle.com common stock now?

A. No. You should not send in your stock certificate(s) representing Circle.com common stock with your proxy card. Promptly after the merger is completed, Havas Advertising will send written instructions to former holders of Circle.com common stock describing the process for exchanging their stock certificates representing Circle.com common stock for Havas Advertising ADRs evidencing Havas Advertising ADSs.

Q. Are holders of SNC common stock or Circle.com common stock entitled to dissenters' rights?

A. No. Under Delaware law, which governs Snyder Communications, neither the holders of SNC common stock nor the holders of Circle.com common stock are entitled to dissenters' rights of appraisal as a result of the merger.

Q. When do Havas Advertising and Snyder Communications expect the merger to be completed?

A. Havas Advertising and Snyder Communications are working to complete the merger as quickly as possible and expect to do so promptly after the latter of the special meetings of Snyder Communications stockholders and Havas Advertising shareholders.

Q. Whom should I call if I have questions?

A. Holders of SNC common stock or Circle.com common stock who have questions about the merger may call Innisfree M&A Incorporated, Snyder Communications' information agent. Innisfree may be reached toll-free at 1-888-750-5834.

                                    SUMMARY


  This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. You should carefully read the entire proxy statement/prospectus and the additional documents referred to in this proxy statement/prospectus to fully understand the merger.

The Companies

Havas Advertising
84, rue de Villiers
92683 Levallois-Perret Cedex
France
(011) 33-1-41-34-30-00

  Havas Advertising is a global advertising and communications company. According to Advertising Age, Havas Advertising is the fifth largest advertising and communications company in the world based on its pro forma 2000 revenues, including Snyder Communications' 2000 revenues. With its headquarters located in Paris, two of its four operating divisions headquartered in the United States and one in Spain, Havas Advertising believes that it brings a multinational approach to its business which distinguishes it from other major advertising companies. Through its worldwide network of over 330 agencies located in over 65 countries, Havas Advertising offers a complete line of communications services, including general advertising, direct marketing, media planning and buying, corporate communications, sales promotion, design, human resources, multimedia interactive communications and public relations.

Snyder Communications, Inc.
6903 Rockledge Drive
Bethesda, Maryland 20817
(301) 468-1010

  Snyder Communications is a majority-owned subsidiary of Havas Advertising and is an international provider of direct marketing, advertising and communications services and Internet professional services. Snyder Communications operates two separate businesses, which together comprise Snyder Communications:

  . ``Circle.com,'' which consists of its interactive communications business;
    and

  . ``SNC,'' which consists of its direct marketing, advertising and communications business.

  Circle.com creates Internet-based customer relationship management systems for its clients. Circle.com provides all the services necessary to create a client's customer management system, including consulting regarding e-commerce strategies and related business processes, consumer research, online media planning and creative design, as well as architecture, design, systems integration, implementation and ongoing performance analysis.

  SNC provides direct marketing services to clients through Brann Worldwide and Bounty SCA Worldwide and advertising services through Arnold Worldwide Partners. SNC has operations in the United States, the United Kingdom and continental Europe. SNC's clients operate in a broad range of industries, including automotive, consumer-packaged goods, financial services, telecommunications and gas and electric utilities.

The Merger
(See Page 36)

  On February 5, 2001, Havas Advertising agreed to acquire all of the issued and outstanding shares of Circle.com common stock through the merger of one of its subsidiaries, HAS Acquisition II Corporation, with and into Snyder Communications. After the merger, Snyder Communications will be a wholly-owned subsidiary of Havas Advertising.

The Merger Consideration
(See Page 53)

  Overview of Merger Consideration. In the merger, each share of Circle.com common stock will be converted into between 0.0766 and 0.0937 Havas Advertising ADSs. The actual number of Havas Advertising ADSs will be based on a formula, as described below in "--Merger Consideration Formulas." In general, the purpose of the merger consideration calculations detailed below in ``--Merger Consideration Formulas'' is to ensure that holders of Circle.com common stock receive $1.27 in value per share in the merger, so long as the average closing price of Havas Advertising ADSs on the Nasdaq National Market System for the 20 trading days ending three trading days prior to the closing date of the merger is between $13.56 and $16.58.

However, if the average closing price of Havas Advertising ADSs on Nasdaq for the 20 trading days ending three trading days prior to the closing date of the merger is greater than $16.58 or less than $13.56, the value of the Havas Advertising ADSs to be received per share of Circle.com common stock will be greater or less than $1.27.

  In addition, the holders of Circle.com common stock will receive Havas Advertising's annual dividend on the ADSs they receive if the merger occurs on or before the record date set by the depositary to determine the holders of Havas Advertising ADSs entitled to the dividend. If the merger occurs after the record date, the holders of Circle.com common stock will not receive the dividend, but the exchange ratio calculation will be adjusted by reducing the closing sale price of the Havas Advertising ADS on Nasdaq by the amount of the dividend for each day of the 20 trading day period used in calculating the exchange ratio that falls on or before the record date. When we refer in this proxy statement/prospectus to "average closing sale price" or "average closing price" in connection with the exchange ratio calculation, we are referring to the average closing sale price of the Havas Advertising ADS on Nasdaq, as so adjusted where necessary.

  Merger Consideration Formulas.   If the average closing sale price of Havas
Advertising ADSs reported on Nasdaq for the 20 trading days ending three trading days prior to the closing date of the merger is between $13.56 and $16.58, then each share of Circle.com common stock will be converted into the right to receive a number of Havas Advertising ADSs equal to:

  $1.27 / average closing sale price of Havas Advertising ADSs reported on Nasdaq for the 20 trading days ending three trading days prior to the closing date of the merger.

  However, if the average closing sale price of Havas Advertising ADSs reported on Nasdaq for the 20 trading days ending three trading days prior to the closing date of the merger is greater than $16.58, then each share of Circle.com common stock will be converted into the right to receive a number of Havas Advertising ADSs equal to $1.27 / $16.58, or 0.0766 Havas Advertising ADSs.

  Alternatively, if the average closing sale prices of Havas Advertising ADSs reported on Nasdaq for the 20 trading days ending three trading days prior to the closing date of the merger is less than $13.56, then each share of Circle.com common stock will be converted into the right to receive a number of Havas Advertising ADSs equal to $1.27 / $13.56, or 0.0937 Havas Advertising ADSs.

  For example, if the merger had occurred on April 2, 2001, the average closing sale price of Havas Advertising ADSs on Nasdaq for the 20 trading days ending three days prior to that date was $13.81, which is more than $13.56, the low end, and less than $16.58, the high end, of the price collar agreed to in the merger agreement. Consequently, you would have received 0.0920 Havas Advertising ADSs for each share of Circle.com common stock you own, as shown in the following calculation.

  Calculation at April 2, 2001:

     $1.27 / $13.81 = 0.0920 Havas Advertising ADSs

  The actual number of Havas Advertising ADSs that the holders of Circle.com common stock will have the right to receive in the merger will be determined immediately prior to the merger in accordance with the above formulas.

  Havas Advertising ADSs following the Merger. Havas Advertising ADSs, evidenced by Havas Advertising ADRs, have been registered with the SEC and are quoted on the Nasdaq National Market System under the symbol ``HADV.'' The Havas Advertising shares underlying Havas Advertising ADSs are listed on Euronext Paris S.A.

Differences in the Rights of Holders of Havas Advertising ADSs and Circle.com Common Stock
(See Page 140)

  As a result of the merger, shares of Circle.com common stock will be converted into the right to receive Havas Advertising ADSs. Because Snyder Communications is a corporation organized under the laws of Delaware and Havas Advertising is a societe anonyme, a corporation organized under the laws of France, there are important differences between the rights of holders of Circle.com common stock and the rights of holders of Havas Advertising ADSs. These important differences concern a number of topics, including:

  . The vote required to call a special meeting of shareholders. The affirmative vote of holders of 25% of the outstanding voting power is required for Snyder Communications. The affirmative vote of holders of 10% of the capital stock is required for Havas Advertising.

  . The vote required to amend corporate governing documents such as Snyder Communications' certificate of incorporation and Havas Advertising's statuts. The affirmative vote of holders of a majority of the outstanding voting power, and the holders of a majority of any class entitled to vote, is required for Snyder Communications. The affirmative vote of holders of 66.67% of the outstanding capital stock present or represented at the meeting is required for Havas Advertising.

  . The right of shareholders to demand the fair value of their shares upon the occurrence of a business combination transaction. Holders of Circle.com common stock may have the right to demand fair market value for their shares in some business combination transactions, though not in connection with the merger. No such right exists under French law, but an independent expert may be required by French law in some circumstances to pass upon the fairness of business combination transactions involving Havas Advertising.

  . The right to subscribe for additional shares in a new offering. Holders of Circle.com common stock have no right to subscribe for additional shares. Holders of Havas Advertising shares generally have rights to subscribe for additional shares on a pro rata basis.

  . The ability of a shareholder to enforce a judgment against directors of Havas Advertising or Snyder Communications. Holders of Circle.com common stock may generally enforce a judgment against directors of Snyder Communications in the United States. Holders of Havas Advertising shares will generally be unable to enforce any judgment in the United States against directors of Havas Advertising who are not residents in the United States, and also may be unable to enforce in France a judgment rendered under U.S. federal or state law.

For a discussion of these differences and others, see ``Comparative Rights of Havas Advertising Shareholders and Circle.com Stockholders.''

Comparison of Rights of Holders of Havas Advertising ADSs with Holders of Havas Advertising Shares
(See Page 122)

  The rights of a holder of Havas Advertising ADSs are in some cases different from the rights of a holder of Havas Advertising shares. For example, if proposed amendments to Havas Advertising's statuts are to be adopted at a Havas Advertising shareholders' meeting, an individual holder of Havas Advertising shares will be entitled to attend, speak and vote at a general shareholders' meeting if the Havas Advertising shares are held of record by the holder. However, since the Havas Advertising shares represented by the ADSs are held of record by Morgan Guaranty Trust Company of New York as depositary, an individual holder of Havas Advertising ADSs will not be entitled to attend or speak at a meeting, and will only be able to vote the Havas Advertising ADSs by instructing the depositary.

Summary of Material U.S. Federal Income Tax Consequences
(See Page 49)

  In general, holders of Circle.com common stock will not recognize any gain or loss for U.S. federal income tax purposes as a result of the merger, except with respect to cash that is received in lieu of a fractional Havas Advertising ADS. In addition, no gain or loss will be recognized for U.S. federal income tax purposes by Snyder Communications, Havas Advertising or existing Havas Advertising shareholders as a result of the merger.

Additional Terms of the Merger Agreement
(See Page 53)

  Conditions to the Merger. Snyder Communications and Havas Advertising will not complete the merger unless a number of conditions are satisfied or, if permitted by law, waived by them. These include:

  .  approval of the merger by Snyder Communications stockholders;

  . approval by the Havas Advertising shareholders of the capital increase required in order for Havas Advertising to issue the applicable number of new shares in the merger; and

  . receipt of an opinion of tax counsel to the effect that the merger will constitute a reorganization for U.S. federal income tax purposes.

  Termination of the Merger Agreement. Snyder Communications and Havas Advertising can agree to terminate the merger agreement at any time prior to the effective time of the merger, even after stockholder approval. In addition, either company can terminate the merger agreement in various circumstances, including the following:

  .  if the merger has not been completed by September 30, 2001;

  . if the shareholders of Havas Advertising fail to authorize the capital increase necessary for completion of the merger;

  . if the other company breaches its representations or obligations under the merger agreement in a material manner; and

  . if the merger would be prohibited by any law or regulation or if any injunction, judgment, order or decree enjoining either company from completing the merger becomes final and nonappealable.

  The merger agreement can also be terminated by Snyder Communications, upon recommendation of the special committee of the Snyder Communications board, if Snyder Communications in good faith prepares to enter into an alternative business transaction that the special committee believes offers better value to the holders of Circle.com common stock.

  Termination Payments. Snyder Communications will be required to allocate on the books and records of Circle.com a charge in the amount of $800,000, all of which must be allocated to Circle.com and paid directly to Havas Advertising in lieu of expense reimbursement, if Snyder Communications terminates the merger agreement as a result of an alternative business combination transaction.

Recommendations of Snyder Communications' Board of Directors
(See Page 40)

  Snyder Communications' board of directors formed a special committee of directors to negotiate the merger on behalf of the holders of Circle.com common stock and make a recommendation as to whether to approve the merger. The special committee has determined that the merger is advisable and in the best interests of Snyder Communications and the holders of Circle.com common stock, and recommended that the full Snyder Communications' board of directors adopt the merger agreement and approve the merger. Snyder Communications' board of directors subsequently determined that the merger is advisable and in the best interests of Snyder Communications and the holders of Circle.com common stock, and subject to stockholder approval, adopted the merger agreement and approved the merger. Snyder Communications' board of directors recommends that you vote for the proposal to adopt the merger agreement and approve the merger.

Opinion of Snyder Communications' Financial Advisor
(See Page 43)

  In deciding to approve the merger, Snyder Communications' board of directors, and the special committee of the board of directors, considered the opinion of its financial advisor, Houlihan Lokey Howard & Zukin, that, as of the date of the opinion, the consideration to be received by holders of Circle.com common stock in connection with the transaction is fair to them from a financial point of view. The full text of this opinion is attached as Annex B. You are encouraged to carefully read and consider this opinion.

Adoption of U.S. GAAP for Reporting Purposes
(See Page 80)

  Overview. Havas Advertising prepares its financial statements in accordance with French generally accepted accounting principles, or French GAAP, in both its annual and interim reports distributed to its shareholders. Although Havas Advertising is not required under SEC regulations to present its accounts under U.S. generally accepted accounting principles, or U.S. GAAP, the financial statements of Havas Advertising included in this proxy statement/prospectus have been restated using U.S. GAAP. Havas Advertising intends to present its year end financial statements restated using U.S. GAAP in its SEC filings of its annual report on Form 20-F.

  As discussed below, there are a number of differences between U.S. GAAP and French GAAP. See ``Operating and Financial Review and Prospects of Havas Advertising.''

  Increase of Compensation Expenses under U.S. GAAP.   Agreements entered into
by Havas Advertising which provide for the acquisition of other companies typically have included ``earn out'' and ``buy out'' clauses. Under these clauses, a portion of the acquisition price is paid out over time to the sellers of an agency, in amounts that vary based on the financial performance of the acquired business.

  Under U.S. GAAP, the portion of an earn out or buy out payment that is deemed to be conditioned upon the continued employment of the seller of an agency is generally accrued as a compensation expense over the term of the earn out or buy out clause, as applicable. Under French GAAP applied by Havas Advertising, earn out and buy out payments were accounted for by Havas Advertising as additional goodwill resulting from the purchase price of the acquired business. Consequently, when Havas Advertising restated its financial statements under U.S. GAAP, the cost of most of these earn out payments was recharacterized as a compensation expense during the period of payment. These additional expenses under U.S. GAAP totaled approximately Euro 6.7 million in 1998, Euro 17.4 million in 1999 and Euro 16.4 million in 2000. These expenses accounted for a reduction in Havas Advertising's earnings under U.S. GAAP compared to French GAAP of approximately 14.7% for 1998, 31.0% for 1999 and 18.3% for 2000. At December 31, 2000, total accruals for additional compensation expense under these clauses, as measured under U.S. GAAP, are approximately Euro 38.1 million. Havas Advertising traditionally negotiated its earn out and buy out clauses in accordance with standard European and international market practices, without regard to the U.S. GAAP treatment of these clauses. Now that Havas Advertising publishes accounts in U.S. GAAP, Havas Advertising's management expects that U.S. GAAP consequences will be taken into consideration in the negotiation of the terms of future acquisitions, with the objective of clearly differentiating purchase price from compensation while achieving its objective of linking the price paid for an acquired business to the actual post-acquisition performance of that business, without conditioning the price on the continued employment of the seller.

  Accounting for the Business Combination between Media Planning, S.A. and Havas Advertising. In October 1999, Havas Advertising combined its media planning and buying businesses with those of Media Planning, S.A., a Spanish company specializing in media planning, to create ``Media Planning Group.'' As a result of the business combination, the shareholders of Media Planning, S.A. received an aggregate of 55% of the shares of Media Planning Group and Havas Advertising received the remaining 45%.

  Under U.S. GAAP, the businesses contributed by Havas Advertising have been fully consolidated by Havas Advertising for the first nine months of 1999 and the 45% interest in Media Planning Group has been accounted for using the equity method for the last three months of 1999. However, under French GAAP, Havas Advertising fully consolidated Media Planning Group for the full year of 1999. This difference in accounting treatment has resulted in a reduction of Euro 35.9 million and Euro 167.0 million in consolidated revenues between Havas Advertising's financial statements prepared under U.S. GAAP and French GAAP financial statements for 1999 and 2000, respectively.

  In January 2001, Havas Advertising entered into an agreement to acquire the remaining 55% of the shares of Media Planning Group from the other shareholders of Media Planning Group. The transaction is subject to the approval of the shareholders of Havas Advertising and customary closing conditions. Following the completion of the proposed acquisition by Havas Advertising of the remaining 55% of the Media Planning Group shares, Media Planning Group will be fully consolidated under both French GAAP and U.S. GAAP.

Interests of Directors and Officers of Snyder Communications
(See Page 102)

  When considering the recommendation of Snyder Communications' board of directors that you vote in favor of adoption of the merger agreement and approval of the merger, you should be aware that each of the directors and executive officers of Snyder Communications, including each member of the special committee of Snyder Communications' board of directors, is a director and/or officer of Havas Advertising and therefore may have conflicts of interest with the holders of Circle.com common stock.

Government and Regulatory Approvals
(See Page 70)

  The merger is not subject to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976. However, there can be no assurance that the merger will not be challenged on antitrust or competition grounds or, if a challenge is made, what the outcome would be.

Accounting Treatment
(See Page 51)

  Under French GAAP and under U.S. GAAP, the merger will be accounted for using the purchase method.

Directors and Officers of Snyder Communications Following the Merger (See Page 102)

  Following the merger, the board of directors of Snyder Communications will be comprised of Alain de Pouzilhac, who is a director and member of the executive committee of Havas Advertising, and Jacques Herail, who is a member of the executive committee of Havas Advertising. The executive officers of Snyder Communications following the merger will continue to be comprised of Alain de Pouzilhac, who is the Chief Executive Officer and President and Jacques Herail, who is the Chief Financial Officer, Senior Vice President and Treasurer.

      SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF HAVAS ADVERTISING

                               HAVAS ADVERTISING
                             SUMMARY FINANCIAL DATA
       (in Euro thousands except per share data and as otherwise noted)

  The following table summarizes historical financial data of Havas Advertising and is qualified in its entirety by reference to, and should be read in conjunction with, Havas Advertising's audited consolidated financial statements and the notes to the financial statements included in this proxy statement/prospectus. The historical financial data for the years ended December 31, 2000, 1999 and 1998 have been derived from the audited consolidated financial statements of Havas Advertising prepared using U.S. generally accepted accounting principles. Havas Advertising will present its financial statements under U.S. GAAP in its SEC filings of its annual reports on Form 20-F. See "Operating and Financial Review and Prospects of Havas Advertising."

                                                For the Years Ended December 31
                             -------------------------------------------------------------------
                                      2000 (1)             2000            1999             1998

                                                           U.S. GAAP
                             -------------------------------------------------------------------
                                   (in $
                                 thousands)
Income Statement Data:
  Net revenues...............      $1,543,049   Euro  1,643,640  Euro 1,124,380    Euro  872,767
  Net income excluding
     goodwill amortization...          73,947            78,768          45,783            4,858
  Net income (loss)..........          27,608            29,408          25,225          (11,245)
Net income (loss) per share(2):
  Basic......................            0.15              0.16            0.18            (0.09)
  Diluted....................            0.14              0.15            0.16            (0.09)
Dividend per share(2)(3).....            0.24              0.26            0.23             0.19
Balance Sheet Data...........
  Current assets.............      $2,069,418    Euro 2,204,323  Euro 1,270,094   Euro 1,252,146
  Total assets...............       5,439,100         5,793,673       2,286,846        1,912,506
  Financial debt (includes
     long and short term)....       1,052,493         1,121,105         459,010          209,909
  Shareholders' Equity.......       2,503,141         2,666,321         537,710          434,412

----------
(1) Translations of amounts from euro into U.S. dollars have been computed solely for the convenience of the reader based upon the noon buying rate of Euro 1.00 = $0.9388 on December 29, 2000.
(2) Unaudited. Per share data have been adjusted for Havas Advertising's 20 for 1 stock split that occurred on May 26, 2000.
(3) These amounts reflect the dividend accrued for the year indicated, including the French avoir fiscal (before deduction of any French withholding tax). Actual payment of the annual dividend for each fiscal year occurs following Havas Advertising's annual ordinary general shareholders meeting in the subsequent year. For an explanation of the French avoir fiscal, see "Taxation--French Taxation--Withholding Tax and Avoir Fiscal" and "Taxation--Taxation of U.S. Investors--Taxation of Dividends--Withholding Tax and Avoir Fiscal."

    SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF SNYDER COMMUNICATIONS

                          SNYDER COMMUNICATIONS, INC.

                             SUMMARY FINANCIAL DATA
                     (in thousands, except per share data)

  The following table summarizes historical financial data of Snyder Communications and is qualified in its entirety by reference to, and should be read in conjunction with, the Snyder Communications historical financial statements and related notes included in Snyder Communications' Annual Report on Form 10-K for the fiscal year ended December 31, 2000. The historical financial data for the years ended December 31, 2000, 1999 and 1998 have been derived from the audited consolidated financial statements of Snyder Communications. Historical financial information may not be indicative of Snyder Communications' future performance. For all the periods presented, income (loss) from discontinued operations includes the income (loss) from discontinued operations of the healthcare services business, which was spun off to stockholders of Snyder Communications on September 27, 1999. Prior to their respective acquisitions, some of the U.S.-based acquirees were not subject to federal or state income taxes. Consequently, pro forma net income from continuing operations represents income from continuing operations adjusted to reflect a provision for income taxes as if all companies acquired by Snyder Communications which were accounted for as poolings of interests had been taxed similarly to a C corporation for all periods prior to their acquisition by Snyder Communications. Net income (loss) per share information is provided using the number of shares of SNC common stock and Circle.com common stock that would have been outstanding assuming that the recapitalization of Snyder Communications had occurred at the beginning of the earliest period presented.

                                                                          For  the Years Ended December 31,
                                                             ---------------------------------------------------------
                                                                     2000                1999              1998
                                                                  ---------            --------          --------
Income Statement Data:
 Net revenues............................................         $ 719,043            $638,480          $493,803
                                                                  =========            ========          ========
 Income (loss) from continuing operations................         $(118,402)           $ 17,098          $ 21,360
                                                                  =========            ========          ========
  Income (loss) from discontinued operations.............         $     --             $(11,562)         $  1,446
                                                                  =========            ========          ========
  Net income (loss)......................................         $(118,402)           $  5,536          $ 22,806
                                                                  =========            ========          ========
Unaudited:
  Pro forma net income (loss) from continuing
    operations...........................................               N/A                 N/A          $ 18,699
                                                                  =========            ========          ========
SNC:
Historical net income (loss) per share:
Diluted net income (loss) per share:
  Continuing operations.................................          $   (1.05)           $   0.39          $   0.30
  Discontinued operations...............................          $      --            $  (0.16)         $   0.02
                                                                  ---------            --------          --------
  Total diluted net income (loss) per share.............          $   (1.05)           $   0.23          $   0.32
                                                                  =========            ========          ========
Unaudited:
  Pro forma diluted net income (loss) from continuing
    operations per share................................          $   (1.05)           $   0.40          $   0.26
                                                                  =========            ========          ========
Shares used in computing diluted per share amounts (1)..             72,345              74,037            72,343
                                                                  =========            ========          ========

Circle.com:
Historical net loss per share:
  Diluted net loss per share............................          $   (1.89)           $  (0.59)         $     --
                                                                  =========            ========          ========
Unaudited:
  Pro forma diluted net income (loss) per share.........                N/A                 N/A          $   0.01
                                                                  =========            ========          ========
Shares used in computing diluted per share amounts (1)..             22,566              19,787            17,397
                                                                  =========            ========          ========

                          SNYDER COMMUNICATIONS, INC.

                     (in thousands, except per share data)


                                                            As of December 31,
                                           ---------------------------------------------------
                                                2000               1999               1998
                                           -------------      -------------      -------------
Balance Sheet Data:
  Total assets........................          $762,676           $785,785           $615,614
                                                ========           ========           ========

  Long-term debt......................          $248,379           $190,964           $ 12,283
                                                ========           ========           ========

  Redeemable ESOP stock (2)...........          $     --           $     --           $  2,960
                                                ========           ========           ========

  Total equity........................          $203,699           $271,518           $357,378
                                                ========           ========           ========

___________________________

(1) The number of shares used in computing the per share amounts assume that acquisitions accounted for as poolings of interests had occurred at the beginning of each of the periods presented and also reflect the issuance of additional shares of Snyder Communications in public offerings, the impact of stock options, and share repurchases. The number of shares also assumes that Snyder Communications' recapitalization transaction in October 1999, as a result of which each share of Snyder Communications common stock was converted into one share of SNC common stock and 0.25 of a share of Circle.com common stock, had occurred at the beginning of the earliest period presented.

(2) Represents the balance necessary to satisfy the repurchase obligation associated with Snyder Communications' shares held by the employee stock ownership plan of an acquired company which have been allocated to former employees of the acquired company whose employment had terminated prior to its merger with Snyder Communications.

                                      SNC

                             SUMMARY FINANCIAL DATA
                                 (in thousands)

  The following table summarizes historical financial data of SNC. The historical financial data for the year ended December 31, 2000 have been derived from the unaudited combined financial statements of SNC. The historical financial data for the years ended December 31, 1999 and 1998 have been derived from the audited combined financial statements of SNC. Historical financial information may not be indicative of SNC's future performance. For all the periods presented, income (loss) from discontinued operations includes the income (loss) from discontinued operations of the healthcare services business which was spun off to stockholders of Snyder Communications on September 27, 1999. Prior to their respective acquisitions, some of the U.S.-based acquirees were not subject to federal or state income taxes. Consequently, pro forma net income from continuing operations represents income from continuing operations adjusted to reflect a provision for income taxes as if all companies acquired by Snyder Communications which were accounted for as poolings of interests had been taxed similarly to a C corporation for all periods presented prior to their acquisition by Snyder Communications.


                                                 For the Years Ended December 31,
                                               -------------------------------------
                                                 2000           1999          1998
                                               --------       --------      --------
                                             (unaudited)
Income Statement Data:
  Net Revenues...........................      $652,415       $603,550      $480,289
                                               ========       ========      ========
  Income (loss) from continuing
    operations...........................      $(67,259)      $ 31,488      $ 21,362
                                               ========       ========      ========
  Income (loss) from discontinued
    operations  .........................      $      0       $(11,562)     $  1,446
                                               ========       ========      ========
  Net income (loss)......................      $(67,259)      $ 19,926      $ 22,808
                                               ========       ========      ========
Unaudited:
  Pro forma net income (loss) from
    continuing operations................      $(67,259)      $ 32,521      $ 18,576
                                               ========       ========      ========
Balance Sheet Data:
  Total assets...........................      $731,365       $683,405      $601,957
                                               ========       ========      ========
  Long-term debt.........................      $248,258       $167,214      $ 12,283
                                               ========       ========      ========
  Investments and advances from
    Snyder Communications................      $189,505       $209,326      $351,232
                                               ========       ========      ========

                                   CIRCLE.COM

                             SUMMARY FINANCIAL DATA
                                 (in thousands)

  The following table summarizes historical financial data of Circle.com and is qualified in its entirety by reference to, and should be read in conjunction with, the Circle.com historical financial statements and related notes included in Snyder Communications' Annual Reports on Form 10-K for the fiscal year ended December 31, 2000. The historical financial data for the years ended
December 31, 2000, 1999 and 1998 have been derived from the audited combined financial statements of Circle.com. Historical financial information may not be indicative of Circle.com's future performance. The operations of Circle.com were contained within the Brann Worldwide and Arnold Communications networks of Snyder Communications until May 1999 when they were coordinated under the name Circle.com and placed under the responsibility of a single management team. Prior to their respective acquisition, some of the U.S.-based acquirees were not subject to federal or state income taxes. Consequently, pro forma net income
(loss) represents net income (loss) adjusted to reflect a provision for income taxes as if all companies acquired by Snyder Communications which were accounted for as poolings of interests had been taxed similarly to a C corporation for all periods prior to their acquisition by Snyder Communications.


                                                      For the Years Ended December 31,
                                                    ---------------------------------------
                                                      2000           1999            1998
                                                    --------       --------         -------

Income Statement Data:
  Net revenues.................................     $ 67,287       $ 35,726         $13,514
                                                    ========       ========         =======
  Net loss.....................................     $(51,143)      $(14,390)        $    (2)
                                                    ========       ========         =======
Unaudited:
  Pro forma net income (loss)..................          N/A            N/A         $   123
                                                    ========       ========         =======
Balance Sheet Data:
  Total assets.................................     $ 89,046       $112,975         $13,697
                                                    ========       ========         =======
  Long-term debt...............................     $    121       $ 23,750         $    --
                                                    ========       ========         =======
  Investments and advances from Snyder
    Communications.............................     $ 14,194       $ 62,192         $ 9,106
                                                    ========       ========         =======

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

                               HAVAS ADVERTISING
                      SUMMARY UNAUDITED PRO FORMA COMBINED
                                 FINANCIAL DATA
       (in Euro thousands except per share data and as otherwise noted)


  The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2000 (which includes the historical assets and liabilities of Snyder Communications as of that date) has been prepared as if the contemplated acquisition of the Circle.com business for consideration to be paid in Havas Advertising ADSs had occurred as of December 31, 2000.

  The following unaudited pro forma condensed consolidated income statement for the year ended December 31, 2000 has been prepared as if each of the following transactions had occurred on January 1, 2000:

  . the September 26, 2000 acquisition of Snyder Communications for consideration paid in Havas Advertising ADSs; and

  . the contemplated acquisition of the Circle.com business in exchange for Havas Advertising ADSs.

  The historical Havas Advertising balance sheet includes the assets and liabilities of Snyder Communications and the historical Havas Advertising income statements includes operations of Snyder Communications for the three month period ended December 31, 2000. Therefore, pro forma adjustments made to reflect a full year of operations of Snyder Communications consist of adding Snyder Communications historical income statements for the period from January 1, 2000 to September 26, 2000 and the related amortization by Havas Advertising of goodwill and acquired intangible assets for such period. See Note 3 to the audited consolidated financial statements of Havas Advertising for a complete description of the preliminary allocation of the excess of purchase price over net assets acquired for Snyder Communications.

  SNC has a 16.5% retained interest in the Circle.com business. The unaudited pro forma financial information reflecting the contemplated acquisition of the remaining 83.5% interest of the Circle.com business has been prepared using the purchase method of accounting whereby the assets and liabilities of Snyder Communications are adjusted to estimated fair market value and the excess of the purchase price over the net fair values of tangible and identifiable intangible assets and liabilities is recorded as goodwill.

  The allocation is based upon preliminary estimates, which are subject to change as additional information is obtained. Therefore, the allocations reflected in the following pro forma financial information may differ from the amounts ultimately determined. In calculating the Havas Advertising pro forma information, the exchange ratio for the merger has been assumed to be 0.0920, which reflects the exchange ratio that would have applied if the merger had occurred on April 2, 2001.

  The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of what Havas Advertising's financial position or results of operations would have been if the acquisition of Snyder Communications and the contemplated acquisition of the Circle.com business had been completed on the dates indicated, nor does it purport to be indicative of future financial positions or results of operations. In the opinion of management, all material adjustments necessary to reflect the effects of these transactions have been made.


                                                                      December 31, 2000 (1)  December 31, 2000 (2)
                                                                      ---------------------  ----------------------
                                                                        (in $ thousands)
  Current assets....................................................        $2,067,401            Euro 2,202,174
  Noncurrent assets.................................................         3,427,706                 3,651,157
  Current liabilities...............................................         1,819,237                 1,937,832
  Noncurrent liabilities............................................         1,110,392                 1,182,778
  Minority interest  ...............................................            35,332                    37,635
  Equity............................................................         2,530,147                 2,695,086

                                                                            Year Ended             Year Ended
                                                                      ---------------------   ---------------------
                                                                       December 31, 2000(1)   December 31, 2000 (3)
                                                                      ---------------------   ---------------------
                                                                        (in $ thousands)
  Income (loss) from operations.....................................        $   26,643            Euro  28,380
  Income (loss) from continuing operations..........................           (62,962)                (67,066)
  Basic income (loss) per share from continuing operations..........             (0.25)                  (0.26)
  Diluted income (loss) per share from continuing operations........             (0.25)                  (0.26)

----------
(1) Translations of amounts from Euro into U.S. dollars have been computed solely for the convenience of the reader based upon the noon buying rate of Euro 1.00 = $0.9388 on December 29, 2000.

(2) Translations of amounts from U.S. dollars into Euro have been computed based upon the closing rate of Euro 1.00 = $0.93050 as of December 31, 2000, as published by the Banque de France, which is the French central bank.

(3) Translations of amounts from U.S. dollars into Euro have been computed based upon the average rate of Euro 1.00 = $0.92455 for the year ended December 31, 2000, as published by the Banque de France.

Comparative Per Share Data

  The following table sets forth historical per ADS data of Havas Advertising and historical per share data for Circle.com common stock and pro forma and equivalent pro forma combined per share data to reflect the completion of the merger based upon the historical financial results of Havas Advertising and Snyder Communications presented under U.S. GAAP and the conversion of each share of Circle.com common stock into 0.0920 Havas Advertising ADS, which reflects the exchange ratio that would have applied if the merger had occurred on April 2, 2001. The Havas Advertising per ADS data are derived from the actual Havas Advertising per share data, since each Havas Advertising ADS represents one Havas Advertising share. The equivalent pro forma combined per share data for Circle.com common stock are calculated by multiplying the pro forma combined data for the Circle.com common stock by the assumed exchange ratio of 0.0920. The actual exchange ratio may vary depending on the market price of Havas Advertising ADSs. See "Terms of the Merger Agreement--Merger Consideration."

  The amount of cash dividends per Havas Advertising ADS reflects the dividend to be paid by Havas Advertising in July 2001 based on the financial performance of Havas Advertising for the year ended December 31, 2000. The book value per Havas Advertising ADS and the book value per share of Circle.com common stock have been computed by dividing total stockholders' equity by:

  . in the case of Havas Advertising, the number of Havas Advertising ADSs which would have been outstanding at December 31, 2000 if all Havas Advertising shares were represented by Havas Advertising ADSs; and

  . in the case of Snyder Communications, the number of shares of Circle.com common stock outstanding at December 31, 2000.

  The pro forma data are not necessarily indicative of actual or future operating results or of the financial position that would have occurred or will occur upon consummation of the merger. This data should be read in conjunction with the selected historical financial data and the historical financial statements of Havas Advertising and the notes to the historical financial statements that are included elsewhere in this proxy statement/prospectus, as well as the selected historical financial data and the historical financial statements of Snyder Communications and the notes to the historical financial statements that are incorporated by reference into this proxy statement/prospectus.

                                                                            Year Ended December 31, 2000
                                                      -----------------------------------------------------------------------
                                                                                                                  Circle.com
                                                            Havas                                                 Equivalent
                                                         Advertising          Circle.com         Pro Forma         Pro Forma
                                                        Historical(1)       Historical(1)         Combined         Combined
                                                      -------------       -------------       -------------     -------------
Income from continuing operations per ADS/share:
 Basic...........................................        Euro  0.16          Euro (2.04)         Euro (0.26)       Euro (0.024)
 Diluted.........................................              0.15               (2.04)              (0.26)            (0.024)
 Cash dividends per ADS/share(2).................              0.26                  --                0.26              0.024
 Book value per ADS/share........................             10.24                0.68               10.26              0.944

_______________
(1) Translated solely for convenience of the reader into euro at the average rate for conversion of euro to U.S. dollars of Euro 1.00 = $0.92455 during the year ended December 31, 2000, as published by the Banque de France.

(2) Historical Havas Advertising and pro forma combined information reflect the dividend accrued, or that would have been accrued, in 2000, including the French avoir fiscal, before deduction of any French withholding tax. Actual payment of the annual Havas Advertising dividend for each fiscal year occurs following Havas Advertising's annual ordinary general shareholders meeting in the subsequent year. For an explanation of the French avoir fiscal, see "Taxation--French Taxation--Withholding Tax and Avoir Fiscal" and "Taxation--Taxation of U.S. Investors--Taxation of Dividends-- Withholding Tax and Avoir Fiscal."

The value of pro forma combined earnings per share and of Circle.com equivalent pro forma combined earnings per share will vary with the market price of Havas Advertising ADSs. The following table demonstrates this variation, and is based on the number of Havas Advertising ADSs that would have been issued if the merger had occurred on April 2, 2001, assuming the 20-day average closing sale price of Havas Advertising shares on Nasdaq ending three trading days prior to that date are as indicated below. In each case, the four-day average closing sale price of Havas Advertising shares on Euronext Paris S.A. immediately prior to the merger that is used for calculating the value of issued equity is assumed to equal the 20-day average closing sale price on Nasdaq converted into Euro at the average rate of the 20-day period of Euro 1.00 = $0.9111, except for the "Real at April 2, 2001," where the actual four-day average closing price on Euronext Paris S.A. Euro 13.75 has been used.

                                                                                                        Earnings Per
20-day average closing price of Havas Advertising                              Earnings Per           Circle.com Share
ADSs ending three trading days prior to the closing date                        ADS/Share                Equivalent
                                                                           -----------------        -----------------
                                                                                Basic and                Basic and
                                                                                 Diluted                  Diluted
Bottom of collar minus 10% ($12.20) (Euro 13.39)......................         Euro (0.261)             Euro (0.022)
Real at April 2, 2001 ($13.81) (Euro 15.16)...........................              (0.262)                  (0.022)
Bottom of collar ($13.56) (Euro 14.88)................................              (0.263)                  (0.022)
Middle of collar ($15.07) (Euro 16.54)................................              (0.263)                  (0.020)
Top of collar ($16.58) (Euro 18.20)...................................              (0.263)                  (0.018)
Top of collar plus 10% ($18.24) (Euro 20.02)..........................              (0.265)                  (0.019)


Comparative Stock Price Information

  The following tables set forth, for the periods indicated, the high and low closing price per ADS for Havas Advertising ADSs. In the case of periods prior to September 27, 2000, which was the date Havas Advertising ADSs began trading on Nasdaq, the data are based on the historical high and low closing price per share for Havas Advertising shares (since each Havas Advertising ADS represents one Havas Advertising share) as reported on

Euronext Paris S.A. The high and low closing prices have been adjusted to reflect Havas Advertising's 20 for 1 stock split on May 26, 2000. The table also sets forth, for the periods indicated:

  . the high and low closing price per share of Snyder Communications common stock (prior to Snyder Communications' recapitalization transaction on October 22, 1999 when each share of Snyder Communications common stock was converted into one share of SNC common stock and 0.25 of a share of Circle.com common stock), as reported on the New York Stock Exchange Composite Tape; and

  . the high and low closing price per share of Circle.com common stock (after the recapitalization), as reported on the Nasdaq National Market System.

  Snyder Communications common stock was first traded on the New York Stock Exchange on September 24, 1996, and Circle.com common stock was first traded on Nasdaq on October 26, 1999. Due to the October 22, 1999 recapitalization and the amendment to Snyder Communications' certificate of incorporation to provide for SNC common stock and Circle.com common stock, trading in Snyder Communications common stock ceased on October 28, 1999. The information regarding Circle.com common stock for the last quarterly period of the fiscal year ended December 31, 1999 is only available beginning on October 26, 1999, the first day of "when issued" trading for Circle.com common stock. Circle.com common stock began "regular way" trading on October 29, 1999. On September 27, 1999, Snyder Communications spun off its healthcare marketing services business, Ventiv Health, Inc., to its stockholders in the form of a dividend of one share of Ventiv Health common stock for every three shares of Snyder Communications common stock held on the record date for the distribution. Details on the distribution of Ventiv Health common stock are set forth in Snyder Communication's proxy statement/prospectus dated October 5, 1999, for the special meeting held on October 22, 1999.


                                                                  SNC                          Circle.com
                                                              Common Stock                    Common Stock
                                                       ---------------------------     ---------------------------
                                                            High            Low             High             Low
                                                       -----------     -----------     ------------     ----------
1999
First Quarter......................................            --              --               --             --
Second Quarter.....................................            --              --               --             --
Third Quarter......................................            --              --               --             --
Fourth Quarter.....................................      $ 21 3/16      $ 11 13/16      $ 21 11/16             $9

2000
First Quarter......................................      $ 26 1/4       $ 17 13/16      $ 13 23/32         $6 7/8
Second Quarter.....................................        24 13/16       18 7/16          7 1/4            3 1/32
Third Quarter......................................        27 5/8 (1)     22 7/8 (1)       4 1/4            2 15/16
Fourth Quarter.....................................            --             --           2 15/16            9/16

2001
First Quarter......................................            --             --         $ 1 7/32 (2)     $  7/16 (2)
Second Quarter (through April 12, 2001)............            --             --             9/10 (2)        21/32(2)

(1)  Through September 26, 2000, the final day of trading of SNC Common Stock.

(2) High and low closing prices have been converted from a decimal quotation to a fractional quotation for comparison purposes.

                                                             Havas
                                                          Advertising
                                                          ADS (1) (2)
                                                   ------------------------
                                                       High          Low
                                                   ----------    ----------
1996...............................................    $ 6.03        $ 3.97
1997...............................................      6.65          5.07
1998...............................................     11.07          6.46

1999
First Quarter......................................    $10.32        $ 7.92
Second Quarter.....................................     11.04          9.19
Third Quarter......................................     12.24         10.67
Fourth Quarter.....................................     22.24         12.19

2000
First Quarter......................................    $34.89        $18.70
Second Quarter.....................................     26.52         17.62
Third Quarter......................................     24.58         19.57
Fourth Quarter.....................................     16.50         13.00

2001
First Quarter......................................    $16.75        $11.64
Second Quarter (through April 12, 2001)............     12.25         11.00

Last Six Months
October 2000.......................................    $16.06        $13.38
November 2000......................................     16.50         13.00
December 2000......................................     15.38         13.38
January 2001.......................................     15.69         13.75
February 2001......................................     15.13         13.52
March 2001.........................................     14.94         11.64

______________

(1) For all periods prior to September 27, 2000, the ADS price data is based on the high and low closing price per Havas Advertising share on Euronext Paris S.A., translated solely for convenience into U.S. dollars at the noon buying rate on the applicable trading day.

(2) Adjusted for Havas Advertising's 20 for 1 stock split that occurred on May 26, 2000.

  On April 12, 2001, the last reported price for:

  .  a Havas Advertising ADS was $12.00, as reported on Nasdaq; and

  .  a share of Circle.com common stock was $0.90, as reported on Nasdaq.


  The following table sets forth the closing price per Havas Advertising ADS and the closing price per share of Circle.com common stock as of:

  . February 2, 2001, the trading date immediately preceding public announcement of the merger; and

  . April 2, 2001, the last practicable trading day prior to the effective date of the registration statement of which this proxy statement/prospectus forms a part.

  The per share equivalent closing price information for the Circle.com common stock set forth below is calculated by multiplying the Havas Advertising per ADS closing price information by 0.0920, which reflects the exchange ratio that would have applied if the merger had occurred on April 2, 2001.


                                           Havas                Circle.com Per Share      Circle.com Per Share
                                    Advertising Per ADS              Historical                Equivalent
                                         Historical
                                    -------------------         --------------------      --------------------
On February 2, 2001
 Closing price per ADS/share...           $14.81                       $0.72                      $1.36
On April 2, 2001
 Closing price per ADS/share...           $11.56                       $0.75                      $1.06


  Because the calculation of the actual exchange ratio for the conversion of Circle.com common stock into Havas Advertising ADSs in the merger will depend on the market price of Havas Advertising ADSs prior to the merger, a change in the market price of Havas Advertising ADSs could affect the market value of the Havas Advertising ADSs that holders of Circle.com common stock will receive in the merger. For a presentation of the value holders of Circle.com common stock will receive for each share of Circle.com common stock based on varying market prices for Havas Advertising shares, see ``Terms of the Merger Agreement--Merger Consideration.'' There can be no assurance as to the market price of the Havas Advertising ADSs at any time before the merger. Holders of Circle.com common stock are urged to obtain current market quotations for Havas Advertising ADSs and Circle.com common stock.

  The following table sets forth, for the periods indicated:

  . the average daily trading volume for Havas Advertising shares as reported on Euronext Paris S.A. (prior to September 27, 2000);

  . the average daily trading volume for Havas Advertising ADSs (from September 27, 2000, the day Havas Advertising ADSs were first traded on Nasdaq), as reported on Nasdaq; and

  . the average daily trading volume for shares of Circle.com common stock (after the recapitalization), as reported on Nasdaq.

  The average daily trading volume for Havas Advertising shares has been adjusted to reflect Havas Advertising's 20 for 1 stock split on May 26, 2000. The average daily trading volume shown is not necessarily indicative of future average daily trading volume for Havas Advertising shares or ADSs.


                                                    Havas
                                                 Advertising
                                                   shares               Havas           Circle.com
                                                   Average         Advertising ADSs       Average
                                                 Daily Volume        Daily Volume       Daily Volume
                                               --------------      ----------------    ------------
1999
 First Quarter.................................      540,685                --                --
 Second Quarter................................      395,533                --                --
 Third Quarter.................................      275,063                --                --
 Fourth Quarter................................      872,993                --           895,134

2000
 First Quarter.................................      959,493                --           396,554
 Second Quarter................................      901,238                --           143,483
 Third Quarter.................................    1,234,595           931,467           101,279
 Fourth Quarter................................    1,644,266           422,476           196,230

2001
 First Quarter.................................     1,344,470          126,327           150,394
 Second Quarter (through April 12, 2001).......     1,204,259           23,633            26,200

  As of March 31, 2001, none of the 35,909,086 Havas Advertising shares held in registered form, which comprised 13.8% of the total amount of Havas Advertising shares outstanding, were owned by persons or entities residing in the United States. The remaining 86.2% of the Havas Advertising shares outstanding were held in bearer form. Havas Advertising estimates that on March 31, 2001, 62,061,590 Havas Advertising shares held in bearer form were owned by persons or entities residing in the United States, based on the assumptions that all shares in Havas Advertising's ADR facility are owned by persons or entities residing in the United States and that Putnam Investment Management, LLC and The Putnam Advisor Company, LLC are United States entities whose clients that hold Havas Advertising shares are all United States residents. Havas Advertising has no basis to provide any estimation of the United States or the number of persons or entities residing in the United States that are holders of shares held in bearer form.

  As of April 15, 2001, approximately 99.4% of the holders of record of shares of Circle.com common stock resided in the United States.

Comparative Dividend Information

  The following table sets forth, for the periods indicated, dividend information per Havas Advertising ADS, based on historical per share information for Havas Advertising shares. The dividend information is presented both without including the French avoir fiscal, or tax credit, and including the French avoir fiscal, before deduction of any French withholding tax. For an explanation of the French avoir fiscal, see "Taxation--French Taxation--Withholding Tax and Avoir Fiscal" and "Taxation--Taxation of U.S. Investors--Taxation of Dividends-- Withholding Tax and Avoir Fiscal." Snyder Communications has never paid any cash dividends on either Snyder Communications common stock (prior to Snyder Communications' October 22, 1999 recapitalization transaction) or on SNC common stock or Circle.com common stock (after the recapitalization).

  Each year indicated in the following table represents the fiscal year of Havas Advertising to which the dividend relates. Actual payment of the annual dividend for each fiscal year occurs following Havas Advertising's annual ordinary general shareholders meeting in the subsequent year. The amounts set forth below have been translated solely for convenience into U.S. dollars at the noon buying rate on the respective dividend payment dates, or on the following business day if that date was not a business day in the United States. Avoir fiscal amounts have been converted into dollars at the noon buying rate on those dates although the amounts are paid subsequent to those payment dates. The noon buying rate may differ from the rate that may be used by the depositary to convert euro to U.S. dollars for purposes of making payments to holders of Havas Advertising ADSs. For the 2000 annual dividend to be paid in July 2001, the amounts indicated have been converted into U.S. dollars at the noon buying rate of

0.9388 on December 29, 2000. The payment equivalent to the French avoir fiscal, less applicable French withholding tax, is made by the French government only after receipt of a claim for the payment and, in any event, not before January 15 of the year following the calendar year in which the dividend is paid. Some U.S. tax-exempt holders of Havas Advertising ADSs will not be entitled to full payments of the avoir fiscal. See "The Merger--Material U.S. Federal Income Tax Consequences of the Merger" and "Taxation--French Taxation--Withholding Tax and Avoir Fiscal" and "Taxation--Taxation of U.S. Investors--Taxation of Dividends-- Withholding Tax and Avoir Fiscal."

                                                Dividend                   Dividend
                                               Per Havas                   Per Havas
                                             Advertising ADS            Advertising ADS
                                                 Without                   Including
Fiscal Year for Dividend                      Avoir Fiscal                Avoir Fiscal
---------------------------------------   -------------------------  -------------------------
1995...................................          $0.12                      $0.17
1996...................................           0.11                       0.16
1997...................................           0.13                       0.19
1998...................................           0.13                       0.20
1999...................................           0.14                       0.20
2000...................................           0.16                       0.24

                                  RISK FACTORS

  Holders of Circle.com common stock will be choosing to invest in Havas Advertising ADSs by voting in favor of the merger. The merger and an investment in Havas Advertising ADSs involve risk. In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, holders of Circle.com common stock should carefully consider the following risk factors in deciding whether to vote for the merger.

Risks Relating to the Merger

The value of the Havas Advertising ADSs that holders of Circle.com common stock will receive in the merger may be less than $1.27 if the Havas Advertising ADSs decrease in value prior to the merger.

  The exchange ratio will be set based upon the average closing sale price of Havas Advertising ADSs reported on Nasdaq during the 20 trading days ending three trading days prior to the closing date of the merger. That price is sometimes referred to in this proxy statement/prospectus as the "average closing price of Havas Advertising ADSs."

  Holders of Circle.com common stock will receive $1.27 worth of Havas Advertising ADSs, based on the average closing price of Havas Advertising ADSs, for each share of Circle.com common stock exchanged in the merger if the average closing price of Havas Advertising ADSs is greater than or equal to $13.56 but not greater than $16.58. If the average closing price of Havas Advertising ADSs is less than $13.56, the average closing price of Havas Advertising ADSs will be fixed at $13.56 per share for purposes of computing the exchange ratio. This means that the value of the Havas Advertising ADSs that holders of Circle.com common stock would receive in exchange for each share of SNC common stock would be less than $1.27. For a calculation of the value that holders of Circle.com common stock would receive for each share of Circle.com common stock based on various trading values for Havas Advertising ADSs, see "Terms of the Merger Agreement--Merger Consideration."

  At the time of the special meeting of Snyder Communications stockholders, holders of Circle.com common stock may not know the exact value of the Havas Advertising ADSs they will receive when the merger is completed, because the average closing price of Havas Advertising ADSs at the time the special meeting occurs may be different from the average closing price of Havas Advertising ADSs used to determine the exchange ratio. This fluctuation could increase or decrease the actual value of the Havas Advertising ADSs that holders of Circle.com common stock will receive. The price of Havas Advertising ADSs may change as a result of changes in the business, operations or prospects of Havas Advertising or Snyder Communications, market assessments of the likelihood that the merger will be completed and the timing of its completion, regulatory considerations, general market and economic conditions, factors affecting the communications services industry in general and other factors. You should obtain current market quotations for Havas Advertising ADSs and Circle.com common stock and call Innisfree M&A Incorporated, Snyder Communications' information agent, at 1-888-750-5834.

In order for counsel to render its tax opinion, the valuation of Havas Advertising at the time of the merger must be at least equal to that of Snyder Communications.

  It is a condition to the completion of the merger that U.S. tax counsel to Havas Advertising renders an opinion to the effect that the merger will constitute a reorganization for U.S. federal income tax purposes. In rendering this opinion, counsel will rely upon representations made by Havas Advertising and Snyder Communications. Among the representations made by Havas Advertising and Snyder Communications is a representation to the effect that, at the time of the merger, the fair market value of Havas Advertising, excluding the value of its ownership interest in Snyder Communications, will be at least equal to the fair market value of Snyder Communications. If either Havas Advertising or Snyder Communications is unable to make this representation at the time of the merger, Havas Advertising's U.S. tax counsel will be unable to render its opinion as to the tax-free nature of the merger.

If the merger is approved and consummated, Circle.com stockholders will no longer be able to participate directly in any growth experienced by Circle.com.

   Circle.com common stock currently tracks the business performance of Snyder Communications' interactive communications businesses. In the future, prices for equity interests in interactive communications businesses in general and Circle.com in particular could increase so that the value of the stand alone interactive communications businesses of Snyder Communications is greater than the value of the integrated Snyder Communications business as a whole. Holders of Circle.com common stock will directly benefit from such growth. However, if the merger is completed as proposed, the current Circle.com stockholders will hold Havas Advertising ADSs instead of Circle.com common stock and will no longer be able to participate directly in the success of Circle.com. If prices for equity interests in Circle.com grow after the completion of the proposed merger, these stockholders will be in a less beneficial financial position than they were as holders of Circle.com common stock.

The directors and executive officers of Snyder Communications have interests in the merger that are in conflict with, are different from or are in addition to those of holders of Circle.com common stock.

   You should be aware that directors and executive officers of Snyder Communications are also directors and/or officers of Havas Advertising. Havas Advertising holds over 96% of the voting rights of Snyder Communications, and has the power to elect all of Snyder Communications' directors. Richard Colker, Michael Boutinard Rouelle and Clement Vaturi, who are the members of Snyder Communications' special committee formed to negotiate the merger on behalf of the holders of Circle.com common stock and make a recommendation as to whether to approve the merger, are directors of Havas Advertising. You should be aware that such individuals have potential conflicting interests in the merger that may be different from or in addition to yours as a holder of Circle.com common stock.

Risks Relating to Ownership of Havas Advertising ADSs

The trading price of Havas Advertising ADSs and dividends paid on Havas Advertising ADSs may be materially adversely affected by fluctuations in the exchange rate for converting euro into U.S. dollars.

  Fluctuations in the exchange rate for converting euro into U.S. dollars may affect the value of Havas Advertising ADSs. Specifically, as the relative value of the euro to U.S. dollar declines, each of the following values will also decline:

  . the U.S. dollar equivalent of the euro trading price of Havas Advertising shares in France, which may consequently cause the trading price of Havas Advertising ADSs in the United States to decline;

  . the U.S. dollar equivalent of the proceeds that a holder of Havas Advertising ADSs would receive upon the sale in France of any Havas Advertising share withdrawn from the depositary; and

  . the U.S. dollar equivalent of cash dividends paid in euro on the Havas Advertising shares represented by the ADSs.

The trading market for Havas Advertising ADSs in the United States may be illiquid and you may not be able to sell your Havas Advertising ADSs.

  The trading market for American Depositary Shares in the United States historically has not been strong. U.S. investor interest in Havas Advertising ADSs may not be high, which will hinder your ability to sell your Havas Advertising ADSs in the United States. Additionally, certain United States institutions are not permitted by their internal policies to purchase ADSs, which may further restrict the trading volume in the United States. Further, European investors may buy Havas Advertising ADSs on Nasdaq and convert the ADSs into Havas Advertising shares which will trade in Europe. This would result in a smaller and more illiquid U.S. trading market for Havas Advertising ADSs, hindering your ability to sell your Havas Advertising ADSs.

Sales of Havas Advertising shares or ADSs by Vivendi Universal, one of Havas Advertising's largest shareholders, or by other shareholders, may adversely affect the price of Havas Advertising ADSs.

  Sales of significant amounts of Havas Advertising shares or ADSs could create an excess supply and therefore cause a reduction in the price of Havas Advertising ADSs. Vivendi Universal

Publishing, a wholly owned subsidiary of Vivendi Universal, owns approximately 11.5% of the outstanding stock of Havas Advertising. Vivendi Universal has indicated that it does not consider its Havas Advertising shares to be a strategic asset, which may reflect an intent to sell its remaining stake in Havas Advertising. Vivendi Universal and other large shareholders have the ability to sell large blocks of Havas Advertising shares and ADSs. Such sales, or the perception that such sales may occur, may adversely affect the price of your Havas Advertising ADSs.

  In January 2001, Havas Advertising entered into an agreement to acquire the remaining 55% of the shares of Media Planning Group in exchange for 28.8 million Havas Advertising shares. The holders of these Havas Advertising shares will have registration rights. The registration and sale of a large number of these shares could substantially increase the volume of shares on the trading market, which could result in a decline in the trading price of Havas Advertising shares and ADSs.

The holders of Havas Advertising ADSs may not be able to exercise their voting rights due to delays in notification to and by the depositary.

  The depositary may not receive voting materials for Havas Advertising shares represented by Havas Advertising ADSs in time to ensure that holders of Havas Advertising ADSs can instruct the depositary to vote their shares. In addition, the depositary's liability to holders of Havas Advertising ADSs for failing to carry out voting instructions or for the manner of carrying out voting instructions is limited by the deposit agreement. As a result, holders of Havas Advertising ADSs may not be able to exercise their right to vote and may not have any recourse against the depositary or Havas Advertising if their shares are not voted as they have requested.

If holders of Havas Advertising ADSs fail to comply with the legal notification requirements under French law and Havas Advertising's statuts, they could be deprived of some or all of their voting rights and be subject to a fine.

  Under Havas Advertising's statuts, if any person who becomes a direct or indirect holder of more than 2%, or any multiple of 2%, of the share capital or voting rights of Havas Advertising fails to notify Havas Advertising within 15 days of crossing each 2% threshold, the holder could be deprived of the voting rights for all shares in excess of the relevant notification threshold for up to two years at the request of any one or more Havas Advertising shareholders owning at least 5% of the share capital of Havas Advertising. In addition, French law requires any person who acquires more than 5%, 10%, 20%, 33.33%, 50% or 66.66% of the outstanding shares or voting rights of Havas Advertising, as a listed company, to file a report with Havas Advertising within 15 days of crossing any such threshold percentage and with the Conseil des Marches Financiers, or CMF, within five days of the same event. The person acquiring more than 10% or 20% of the share capital or voting rights of Havas Advertising must add to the report a statement of its intentions relating to future acquisitions or participation in the management of Havas Advertising for the following 12-month period. If any shareholder fails to comply with this legal notification requirement under French law, the shares or voting rights in excess of the relevant notification threshold will also be deprived of voting power for up to two years on the demand of any shareholder. In addition, all or part of the shareholder's voting rights may be suspended for up to five years by the relevant French commercial court and the shareholder may be subject to a fine of FF120,000 at the request of Havas Advertising's chairman, any Havas Advertising shareholder or the Commission des Operations de Bourse, or COB.

Holders of Havas Advertising ADSs will have limited rights to call shareholders' meetings or to submit shareholder proposals, which could adversely affect their ability to participate in the governance of Havas Advertising.

  Except under limited circumstances, only the Havas Advertising board of directors may call a meeting of Havas Advertising's shareholders. In limited circumstances, a shareholders' meeting may be called by Havas Advertising's shareholders at the request of the holders of 10% or more of Havas Advertising's capital stock. In addition, only shareholders or groups of shareholders representing at least Euro 520,000 of the share capital of Havas Advertising or a duly qualified association of shareholders who have held their shares in registered form for at least two years and together hold at least 1% of Havas Advertising's voting rights may submit proposed resolutions for meetings of shareholders. As a result, the ability of holders of Havas Advertising ADSs to participate in and influence the governance of Havas Advertising will be limited.

Holders of Havas Advertising ADSs will have limited recourse if Havas Advertising or the depositary fail to meet their obligations under the deposit agreement or if they wish to involve Havas Advertising or the depositary in a legal proceeding.

  The deposit agreement expressly limits the obligations and liability of Havas Advertising and the depositary. Neither Havas Advertising nor the depositary will be liable if they:

  . are prevented or hindered in performing any obligation by circumstances beyond their control;

  .  exercise or fail to exercise discretion under the deposit agreement;

  .  perform their obligations without gross negligence or bad faith;

  . take any action based upon advice from legal counsel, accountants, any person presenting shares for deposit, any holder or any other qualified person; or

  . rely on any documents they believe in good faith to be genuine and properly executed.

In addition, the depositary has no obligation to participate in any action, suit or other proceeding in respect of the Havas Advertising ADSs. Havas Advertising only has the obligation to participate in an action, suit or other proceeding which may involve it in expense or liability if it is indemnified. These provisions of the deposit agreement will limit the ability of holders of Havas Advertising ADSs to obtain recourse if Havas Advertising or the depositary fail to meet their obligations under the deposit agreement or if they wish to involve Havas Advertising or the depositary in a legal proceeding.

Havas Advertising is subject to different corporate disclosure standards which may limit the information available to holders of Havas Advertising ADSs.

  As a foreign private issuer, Havas Advertising is not required to comply with the notice and disclosure requirements under the Exchange Act relating to the solicitation of proxies for shareholder meetings. Although Havas Advertising is subject to the periodic reporting requirements of the Exchange Act, the periodic disclosure required of non-U.S. issuers under the Exchange Act is more limited than the periodic disclosure required of U.S. issuers. Therefore, there may be less publicly available information about Havas Advertising than is regularly published by or about other public companies in the United States.

Risks Relating to Operations

Havas Advertising has in the past and may in the future lose existing or potential client accounts or assignments to its competitors.

  The communications services industry is highly competitive, and Havas Advertising expects it to remain so. Havas Advertising's principal competitors in the advertising, direct marketing and related businesses are large multinational marketing and communications companies, as well as numerous smaller agencies that operate only in one or more regions, countries or local markets. Havas Advertising must compete with these other companies and agencies to maintain existing client relationships and to obtain new clients and assignments. In addition, some clients require agencies to compete for business at mandatory periodic intervals.

  Recently, traditional advertising agencies also have been competing with major consulting firms which have developed practices in marketing and communications. New competitors also include smaller companies such as systems integrators, database marketing and modeling companies and telemarketers, which offer technological solutions to marketing and communications issues faced by clients.

  Havas Advertising's U.S. clients typically have the right to cancel contracts with agencies upon 90 days' notice, and Havas Advertising's non-U.S. clients typically also have the right to cancel contracts with agencies on 90 to 180 days' notice. In addition, clients generally remain free to move from one agency to another with relative ease. As is typical in the communications services industry, Havas Advertising has lost or resigned client accounts and assignments for a variety of reasons, including conflicts with newly acquired clients. Havas Advertising may not be successful in replacing clients that leave or in replacing revenues when a client significantly reduces its amount of work. A significant reduction in the marketing and communications spending by, or the loss of, one or more of Havas Advertising's largest clients could have a material adverse effect on Havas Advertising's results of operations and ability to further generate and sustain business in the communications services industry.

Havas Advertising may not be able to effectively compete with larger organizations for globally consolidated accounts.

  Havas Advertising believes that many large multinational companies are consolidating their accounts with one organization that can fulfill their marketing and communications needs worldwide. This trend requires Havas Advertising and its competitors to make significant investments. These investments include additional offices and personnel around the world and new and improved technology for linking these offices and people. Havas Advertising is required to make significant capital expenditures for maintenance, expansion and upgrades of the computer networks that link its international networks of employees and offices. To the extent that Havas Advertising's competitors may have broader geographic scope or greater financial resources to invest in additional offices, personnel or technology, they may be better able than Havas Advertising to take advantage of an opportunity for the consolidation of a global account.

Havas Advertising's financial results may be disproportionately affected by a downturn in the level of economic activity in its principal markets.

  Demand for advertising and marketing services is directly related to the amount of money that advertisers spend for promoting their products and services. In turn, the amount of money that advertisers spend for promoting their products and services is directly related to general economic conditions. However, advertising budgets are typically disproportionately impacted by declines in general economic conditions, resulting in greater negative effects on the communications services industry compared to other types of businesses. As a result, Havas Advertising's prospects, business, financial condition and results of operations may be disproportionately adversely affected by a downturn in general economic conditions in one or more of its markets.

Havas Advertising's ability to generate and sustain business in the communications services industry depends on its ability to attract and retain key personnel.

  Havas Advertising's ability to maintain its competitive position is highly dependent upon the skills of its creative, research, media and account personnel and practice group specialists, and their relationships with Havas Advertising's clients. Competition among communications services companies for qualified personnel is intense. If Havas Advertising cannot attract and develop additional key personnel or retain and motivate its existing key personnel, Havas Advertising's ability to generate and sustain business in the communications services industry could be adversely affected.

Loss of the services of key management personnel could have a material adverse effect on Havas Advertising's ability to manage its diverse group of businesses, which could slow Havas Advertising's growth and have a negative impact on the price of Havas Advertising shares and ADSs.

  Havas Advertising depends on the services of its key management personnel to coordinate the global activities of its four principal operating divisions and implement its acquisition strategy. Many of these personnel do not have written employment arrangements with Havas Advertising.

  In particular, Havas Advertising relies on Alain de Pouzilhac, the Chairman and Chief Executive Officer of Havas Advertising since 1989, to perform these functions. Mr. de Pouzilhac is also an officer of Havas Advertising's major shareholder, Vivendi Universal Publishing Mr. de Pouzilhac was appointed as Havas Advertising's Chairman and Chief Executive Officer at the request of Vivendi Universal Publishing and has no formal employment agreement with Havas Advertising. As a result, Mr. de Pouzilhac may terminate his position as Chairman and Chief Executive Officer of Havas Advertising at any time, whether at the request of Vivendi Universal Publishing or otherwise.

  Havas Advertising believes that the loss of the services of its key management personnel such as Mr. de Pouzilhac could have a material adverse effect on Havas Advertising's ability to manage and coordinate effectively the activities of its four principal operating divisions while continuing to implement its acquisition strategy. This could slow the growth of Havas Advertising or lower the quality of services, which could reduce customer demand and have a negative impact on the price of Havas Advertising shares and ADSs.

If Havas Advertising cannot identify appropriate acquisition opportunities, complete these acquisitions on satisfactory terms and successfully integrate newly acquired businesses and companies, Havas Advertising's growth could be slowed, which could have a negative impact on the price of Havas Advertising shares and ADSs.

  Havas Advertising has completed numerous acquisitions in the past and intends to continue to do so in the future to enhance its marketing capabilities and expand its geographic reach. Havas Advertising may not be successful in identifying suitable acquisition candidates or investment opportunities or consummating acquisitions or investments on terms satisfactory to it. Failures in identifying or consummating acquisitions could slow Havas Advertising's growth, which could in turn have a negative impact on the price of the Havas Advertising ADSs that holders of Circle.com common stock receive in the merger. Furthermore, any acquisition involves a number of risks. These risks include the following:

  . difficulties of integrating the activities, technologies and service offerings of the acquired business;

  . the concentration of senior management's efforts on these difficulties rather than the other affairs of Havas Advertising;

  .  the management of physically and culturally distant and diverse entities;
     and

  .  the possible loss of key personnel in the business acquired.

  Failure to overcome these risks or other problems encountered in acquisitions could slow the growth of Havas Advertising or lower the quality of its services, which could reduce customer demand and have a negative impact on the price of the Havas Advertising ADSs that holders of Circle.com common stock receive in the merger.

Fluctuations in the exchange rates between the euro and the various currencies in which Havas Advertising conducts business may adversely affect its operating results.

  Havas Advertising records the revenues and expenses of its local operations in their home currencies and translates these amounts into euro. As a result, fluctuations in foreign currency exchange rates in markets where Havas Advertising derives significant revenues or has significant operations may adversely affect its revenues, expenses and results of operations as well as the value of its assets and liabilities. Fluctuations may also adversely affect the comparability of period-to-period results. For example, the value of the Brazilian Real fluctuated in relation to the euro during the 12 months ended December 31, 1999 and ended the period 22% lower than its value to the euro in the beginning of the year. Since each Brazilian Real converted to fewer euro, Havas Advertising's revenue in euro was reduced. In the past, the currencies of many Latin American countries, including Brazil and Mexico in particular, have experienced substantial devaluation and volatility.

Havas Advertising's Latin American and Asian markets have a history of political and economic instability which may disrupt Havas Advertising's operations and adversely affect its results.

  Havas Advertising derived approximately 9.1% of its revenues in 2000, and in the future expects to continue to derive a significant portion of its revenues, from Latin American and Asian markets. Both Latin America and Asia have experienced periods of political and economic instability recently. If these conditions were to reoccur, Havas Advertising's business could be adversely affected. Historically, political and economic instability in Latin American and Asian countries has been caused by:

  . extensive governmental involvement, control or ownership of industries in local economies, including financial institutions and other commerce infrastructure;

  . unexpected changes in regulatory requirements such as imposing licensing requirements or levying new taxes;

  . slow or negative growth as a result of recessionary trends caused by currency devaluations, interest rate hikes and inflation;

  . imposition of trade barriers through trade restrictions, high tariffs and taxes; and

  .  wage and price controls that reduce potential profitability of businesses.

  Any reoccurrence of adverse political and economic conditions may deter economic growth in these regions, which may adversely impact Havas Advertising's business in comparison to companies in the communications services industry that do not derive such a significant portion of their revenues from these regions. Currently, Havas Advertising does not have political risk insurance to guard against business interruptions and other losses caused by political acts.

Government regulation relating to the advertising industry in the countries in which Havas Advertising operates could result in significant liabilities to Havas Advertising and put it at a competitive disadvantage with competitors having a large portion of their operations in countries with less advertising regulation.

  As the owner of advertising agencies operating in the United States which create and place print and Internet advertisements, Havas Advertising is subject to Sections 5 and 12 of the U.S. Federal Trade Commission Act. These sections regulate advertising in all media, including the Internet, and require advertisers and advertising agencies to have substantiation for advertising claims before disseminating advertisements. In the event that any advertising that Havas Advertising has created is found to be false, deceptive or misleading, the Federal Trade Commission Act could potentially subject Havas Advertising to liability.

  In France, media buying activities are subject to specific regulations following the adoption in 1993 of Law No. 93-122, known as the "Loi Sapin." The Loi Sapin profoundly redefined long-standing practices in the media industry in France and in particular the traditional role of advertising agencies. Since the introduction of the Loi Sapin, advertising agencies in France are no longer able to purchase advertising space from media providers and then resell the space on different terms to advertisers. In addition, advertising agencies cannot receive any commissions or discounts directly from media providers. The Loi Sapin has had in the past, and Havas Advertising expects that it will continue to have, a significant negative financial impact on Havas Advertising's media buying activities in France.

  In addition, Havas Advertising cannot make any assurances that other current or future government laws and regulations, or the application of existing laws and regulations, will not:

  .  subject Havas Advertising to significant liabilities;

  .  significantly dampen growth in Internet usage;

  .  prevent Havas Advertising from offering some Internet content or services;
     or

  . otherwise have a material adverse effect on the business, financial condition and operating results of Havas Advertising.

These government laws and regulations in the United States, France and other significant markets for Havas Advertising could put Havas Advertising at a competitive disadvantage with other communications services companies having a larger portion of their operations in countries with less advertising regulation.

Regulatory uncertainties regarding the collection and use of client data could harm Havas Advertising's business and put it at a competitive disadvantage with competitors that derive a smaller percentage of their revenues from marketing services.

  Growing concern regarding privacy and the collection, distribution and use of information about Internet users has led to increased federal, state and foreign scrutiny and legislative and regulatory activity concerning data collection and use practices. Various federal, state and foreign governments and agencies have recently proposed limitations on the collection and use of information regarding Internet users. In October 1998, the European Union adopted a directive that limits the collection and use of information regarding Internet users in Europe. In addition to government activity, a number of industry and privacy advocacy groups are considering various new, additional or different self-regulatory standards. Due to Havas Advertising's significant marketing services, which rely on the collection and use of client data, this scrutiny, and any legislation, regulations or standards promulgated, may disproportionately adversely impact Havas Advertising.

  Governments, trade associations and industry self-regulatory groups may enact more burdensome laws, regulations and guidelines, including consumer privacy laws, affecting Havas Advertising or its clients. Since many of the proposed laws or regulations are just being developed, and a consensus on privacy and data usage has not been reached, Havas Advertising cannot yet determine the impact these regulations may have on its business. Any of these laws, regulations, guidelines or other restrictions could have an adverse effect on Havas Advertising's business and put it at a competitive disadvantage with competitors that derive a smaller percentage of their revenues from marketing services.

Civil liabilities or judgments against Havas Advertising or its directors or officers based on U.S. federal or state securities laws may not be enforceable in the U.S. or in France.

  Havas Advertising has been advised by Clifford Chance Selafa, its French counsel, that holders of Havas Advertising ADSs may not be able to effect service of process within the United States upon Havas Advertising's directors and officers and its external auditors. As a result, it may not be possible to enforce, in U.S. courts, judgments against these persons or against Havas Advertising based on any civil liability provisions of the U.S. federal or state securities laws. In addition, Havas Advertising has been advised by Clifford Chance Selafa that civil liabilities based on U.S. federal or state securities laws may not be enforceable against Havas Advertising and its directors and officers in France. If an original action is brought in France, based solely on U.S. federal or state securities laws, French courts may not have the necessary jurisdiction to grant the remedies sought. Actions for enforcement in France of judgments of U.S. courts rendered against these French persons would require them to waive their right under the French Civil Code to be sued only in France. Havas Advertising believes that none of these French persons have waived this right with respect to actions based solely on the U.S. federal or state securities laws.

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

                              THE SPECIAL MEETING

Time and Place

  This proxy statement/prospectus is provided to you because the Snyder Communications board of directors is soliciting proxies for use at the special meeting. The special meeting will be held on _____________, 2001, at 9:00 a.m., Eastern time, at _______________________. This proxy statement/prospectus is first being mailed to stockholders of Snyder Communications on or about ________________, 2001.

Record Date

  Snyder Communications has established ____________, 2001 as the record date for the special meeting. Only holders of record of shares of SNC common stock and Circle.com common stock at the close of business on this date will be eligible to vote at the special meeting.

Purpose of the Special Meeting

  The purpose of the Snyder Communications special meeting is to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 5, 2001, among Snyder Communications, Havas Advertising and HAS Acquisition II Corporation, providing for the merger of HAS Acquisition II Corporation with and into Snyder Communications. After the merger, Snyder Communications will be a wholly-owned subsidiary of Havas Advertising and Havas Advertising will own all shares of Circle.com common stock and SNC common stock.

Vote Required to Approve the Merger Proposal

  The merger proposal will require the favorable vote of the holders of a majority of the voting rights represented by the outstanding shares of SNC common stock and Circle.com common stock, voting together as a single class. As a result, abstentions and broker non-votes on the merger proposal will have the same effect as negative votes. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

  Snyder Communications' common stock consists of SNC common stock and Circle.com common stock. Each outstanding share of SNC common stock is entitled to one vote on the proposal. As of the date of this proxy statement/prospectus and through and including June 30, 2001, each outstanding share of Circle.com common stock is entitled to 0.123 of a vote per share. The vote per share of each outstanding share of Circle.com common stock was calculated in accordance with the requirements set forth in Snyder Communications' certificate of incorporation as of April 1, 2001, by taking the average market value of a share of Circle.com common stock over the period beginning on April 1, 2000 and ending on March 31, 2001 (the last trading day for the Circle.com common stock in the previous quarter) divided by the average market value of a share of SNC common stock over the same period, based on the average market value of a share of SNC common stock on the New York Stock Exchange from April 1, 2000 through September 26, 2000, and the fair value of a share of SNC common stock from September 27, 2000 through March 31, 2001 as determined by the board of directors of Snyder Communications. As of April 15, 2001, the most recent practicable date prior to the date of this proxy statement/prospectus, Snyder Communications had issued and outstanding 74,534,555 shares of SNC common stock and 22,739,309 shares of Circle.com common stock. These shares represent approximately 95.7% and 4.3% respectively, of the economic interest of Snyder Communications as of April 15, 2001, and 96.4% and 3.6%, respectively, of the voting interest of Snyder Communications as of April 15, 2001. The shares of SNC common stock and Circle.com common stock held in treasury will not be entitled to vote or be counted in determining the number of outstanding shares.

  Havas Advertising holds all shares of SNC common stock and will vote them in favor of adoption of the merger. Approval of the merger is therefore assured.

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

  Holders of Circle.com common stock should not send stock certificates with the enclosed proxy card. If the merger is completed, Havas Advertising will furnish former holders of Circle.com common stock with instructions for exchanging their shares of Circle.com common stock for Havas Advertising ADSs at that time.

Quorum

  In order to carry on the business of the special meeting, there must be a quorum. This means the holders of a majority of the voting rights represented by the issued and outstanding shares of SNC common stock and Circle.com common stock entitled to vote at a meeting of the stockholders, considered together as a single class, must be represented in person or by proxy at the special meeting. Abstentions and broker non-votes will count for quorum purposes.

Proxies

  If you properly fill in your proxy card and send it to Snyder Communications in time to vote, your shares will be voted as you have directed. If you sign the proxy card without making a choice concerning a proposal, the individuals named on your proxy card will vote your shares in favor of approval and adoption of that proposal. If you mark "abstain" on your proxy card, your shares will be counted as present for purposes of determining the presence of a quorum. If necessary, unless you have indicated on your proxy card that you wish to vote against one or more of the proposals, the individuals named on your proxy card may vote all shares represented by your proxy, whether it be an affirmative vote in favor of the proposal, an abstention or a broker non-vote, in favor of a proposal to adjourn the special meeting to a later date in order to solicit and obtain sufficient votes for any of the proposals.

  A proxy card is enclosed for your use. To vote without attending the special meeting in person, you should complete, sign, date and return the proxy card in the accompanying envelope, which is postage-paid if mailed in the United States. Stockholders who hold their Circle.com common stock in their own name may authorize Snyder Communications' board of directors to execute a proxy to vote their shares by telephone by following the simple instructions on the enclosed proxy card. Stockholders whose shares are held in the name of a bank or broker should follow the voting instructions provided by the bank or broker. The availability of telephone and/or Internet voting for those stockholders will depend on the voting process offered by the bank or broker.

  If you have completed and returned a proxy card, you can still vote in person at the special meeting. If you hold your shares in your own name, you may revoke your proxy, regardless of how you submitted your previous proxy, before it is voted by:

  .  submitting a new proxy card with a later date;

  .  voting by telephone after the date of a previously given proxy;

  .  voting in person at the special meeting; or

  . filing with R. John Cooper, the Secretary of Snyder Communications, a written revocation of proxy.

  Attendance at the special meeting will not of itself constitute revocation of a proxy. Written notices of revocation must be received before stockholders vote at the special meeting. Any revocation by telephone must be done prior to the time of the special meeting.

  If you do not hold your shares of Circle.com common stock in your own name, you may revoke a previously given proxy by following the revocation instructions provided by the bank, broker or other party who is the registered owner of the shares.

Solicitation of Proxies

  The cost of soliciting proxies will be paid by Snyder Communications. In addition to solicitation by mail, officers, directors, employees and agents of Snyder Communications may solicit proxies by correspondence,

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

telephone, telegraph, telecopy or other electronic means, or in person, but without extra compensation. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners and Snyder Communications will, upon request, reimburse them for their reasonable expenses in doing so. Snyder Communications may request the return of proxy cards by telegram or in person. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. You are urged to send in your proxies without delay.

                                   THE MERGER

Background of the Merger

  On October 22, 1999, Snyder Communications completed a recapitalization in which the existing Snyder Communications common stock was replaced by two new series of common stock: the Circle.com common stock and the SNC common stock. The Circle.com common stock separately tracks the performance of Snyder Communications' interactive communications business unit, which it refers to as its Circle.com business unit. The SNC common stock separately tracks the performance of the remaining businesses of Snyder Communications, and a retained interest in Circle.com. Each share of existing common stock of Snyder Communications was converted at the time of the recapitalization into one share of SNC common stock and .25 of a share of Circle.com common stock.

  On September 26, 2000, Havas Advertising became the holder of a majority of the voting rights of Snyder Communications as a result of the merger of a wholly-owned subsidiary of Havas Advertising with and into Snyder Communications. Snyder Communications was the surviving corporation in that merger and became a majority-owned subsidiary of Havas Advertising. As a result, Havas Advertising owns 100% of the outstanding SNC common stock, which as of April 15, 2001 represented approximately 96.4% of the voting rights of Snyder Communications.

  Havas Advertising provides interactive communications services similar to those of the Circle.com business, primarily through its Euro RSCG Worldwide operating division. In connection with the acquisition of Snyder Communications, Havas Advertising decided that leaving the Circle.com common stock outstanding and allowing Circle.com to operate as a separate business unit to deliver interactive communications capabilities to clients might provide strategic or financial advantages to the combined company, as compared to integrating the Circle.com business into existing Havas Advertising operating divisions. Havas Advertising envisioned that the Circle.com business would become one of the leading companies in the Diversified Agencies Group, one of the four principal operating divisions of Havas Advertising. For this reason, in its proposals to the Snyder Communications board in late 1999 and early 2000 regarding the terms of the acquisition of Snyder Communications, Havas Advertising proposed to acquire only the outstanding SNC common stock, while leaving the Circle.com common stock in place as a publicly traded tracking stock. The final terms of the acquisition of Snyder Communications tracked the proposal terms, and on September 26, 2000 Havas Advertising acquired only the outstanding SNC common stock.

  An uncertain capital market combined with a slowdown in Internet related business made 2000 a very challenging year for e-consultants. Circle.com's financial performance throughout 2000 failed to meet the expectations of the management of Snyder Communications, particularly in terms of its progress toward profitability. Both prior to and at the time of the acquisition of Snyder Communications, the management of Circle.com had projected positive EBITDA (earnings before interest, tax, depreciation and amortization) for the first quarter of 2001. After the closing of the acquisition of Snyder Communications, however, the performance of Circle.com continued to be disappointing. Circle.com's financial results for its third quarter ended September 30, 2000 reflected a loss of $0.22 per share.

  In the fourth quarter of 2000, the management team of Circle.com reported to the management of Snyder Communications that Circle.com would not achieve positive EBITDA in the first quarter of 2001, as had earlier been projected. Shortly thereafter, Snyder Communications and Havas Advertising reached a mutual resignation agreement with two senior executives of Circle.com. Robert Wilke, chief executive officer, and Victor Mandel, executive vice president, finance and development, resigned from their posts due to differences of opinion concerning the performance of Circle.com with the new board of directors and management of Snyder Communications and Havas Advertising.

  During the fourth quarter of 2000, members of the management of Snyder Communications and Havas Advertising were reviewing the strategic direction of Circle.com in an effort to more successfully leverage the Havas Advertising/Circle.com relationship to present a comprehensive e-consulting offering to clients. On November 7, 2000, the managements of Snyder Communications and Havas Advertising and their legal representatives and financial advisors held the first of a series of teleconferences and meetings to discuss future plans for the strategic direction of Circle.com. Among the items discussed were:

  . the effectiveness and utility of retaining two separate interactive communications businesses;

  . the opportunities to leverage the capabilities of Circle.com to serve Havas Advertising's multinational client base;

  . the most effective ways to capitalize on the Circle.com talent base while moving Circle.com to profitability; and

  . the different ways that the goals of increasing long-term shareholder value for holders of Circle.com common stock might be realized.


  Several different alternatives regarding the future structure of Circle.com were discussed during this series of meetings. Among the alternatives discussed were:

  . retaining the current structure and leaving Circle.com outstanding as a separate business unit of Snyder Communications;

  . a spin-off transaction whereby the Circle.com business unit would be spun-off into a separate company independent of Snyder Communications;

  .  the sale of the Circle.com business to an unrelated third party;

  . the purchase by Snyder Communications of another interactive communications business to integrate with the Circle.com business; and

  . a merger transaction where Snyder Communications would merge with a wholly-owned subsidiary of Havas Advertising, and Havas Advertising ADSs would be issued as consideration for all of the outstanding Circle.com common stock.

  As a result of these meetings, the managements and the boards of directors of Snyder Communications and Havas Advertising concluded for several reasons that the best way to meet the objective of increasing long-term shareholder value for holders of Circle.com common stock was to reinforce the links between Havas Advertising and Circle.com, rather than retaining the current tracking stock structure or spinning off Circle.com into a separate company.

  First, the Circle.com business had incurred over $57 million in debt through its first 14 months of operations, compared to revenues of approximately $76.7 million over the same period. This high level of debt relative to revenues combined with Circle.com's reduced prospects for near-term profitability greatly reduced the likelihood that Snyder Communications could complete a spin-off or other business combination transaction in a manner that would enhance the shareholder value of the Circle.com common stock.

  Second, because of the prevailing market conditions limiting financing opportunities generally for Internet related companies like Circle.com, the large amount of debt incurred by the Circle.com business through its first 14 months of operations and its reduced prospects for near-term profitability, Havas Advertising and Snyder Communications considered it unlikely that Circle.com would be able to obtain the amount of independent third-party financing needed to aggressively continue its revenue growth and progress toward profitability. Although Havas Advertising and Snyder Communications recognized that financing for Internet related businesses might become more available in the future, this possibility was considered too uncertain given Circle.com's continuing losses and slower than expected progress toward positive EBITDA.

  Third, Havas Advertising and Snyder Communications believe that in the current market advertisers are increasingly seeking to align themselves with fewer agencies, and sometimes a single agency, which can provide an integrated bundle of advertising and interactive communications services, making it much more difficult for an independent provider of interactive communications services like Circle.com to be a long-term success compared to companies that provide interactive communications services that are fully integrated with a larger advertising network. Although Havas Advertising had decided in early 2000, at the time it negotiated the merger agreement for the acquisition of Snyder Communications, that leaving the Circle.com common stock outstanding and allowing

Circle.com to operate as a separate business unit to deliver interactive communications capabilities to clients might provide strategic or financial advantages to the combined company, Circle.com's disappointing financial performance during 2000 and the evolution of the financial and interactive communications services markets described above led the managements of Havas Advertising and Snyder Communications to believe that the integration of Circle.com into the existing integrated interactive communications services structure of Havas Advertising would more quickly move Circle.com to its growth and profitability objectives.

  Finally, Havas Advertising and Snyder Communications had been informed by their legal representatives and accountants that a sale or spin-off of the Circle.com business could involve adverse tax consequences to the holders of both Circle.com common stock and Havas Advertising ADSs.

  Accordingly, on December 7, 2000, the board of directors of Snyder Communications appointed a special committee of directors, comprised of Richard Colker, Michel Boutinard Rouelle and Clement Vaturi. The board of directors authorized the special committee to:

  .  retain independent financial and legal advisors;

  . review and evaluate any proposed acquisition of outstanding Circle.com common stock by Havas Advertising;

  .  negotiate the terms of any proposal;

  . determine whether the proposal is fair to and in the best interests of Snyder Communications and its stockholders other than Havas Advertising; and

  . make a recommendation to the board of directors as to what action, if any, should be taken with respect to any proposal.

  On December 20, 2000, Havas Advertising delivered to Snyder Communications' board of directors a written proposal to acquire 100% of the Circle.com common stock in exchange for Havas Advertising ADSs with a value of $1.18 per share. The proposal included an adjustment to the number of Havas Advertising ADSs to maintain the $1.18 value as long as the market price of Havas Advertising ADSs did not increase or decrease by more than 10%. The proposal included the ability of Snyder Communications to terminate the transaction if the board of directors of Snyder Communications received an offer that it determined in good faith was superior, but required Snyder Communications, through its Circle.com business unit, to pay Havas Advertising $1 million in connection with any such termination.

  On January 3, 2001, the special committee met by teleconference and retained Houlihan Lokey Howard & Zukin as financial advisors and Wilmer, Cutler & Pickering as legal advisors to the special committee. The special committee also retained Clay Perfall, a former officer of Snyder Communications, as a consultant to the special committee. At this meeting, the special committee heard a presentation from Houlihan Lokey as to the nature of the analysis they would perform and the factors to be considered in determining the fairness of any proposal. The special committee also held a preliminary discussion regarding the proposal. The special committee also directed Wilmer, Cutler & Pickering to prepare a response to Havas Advertising, acknowledging the special committee's receipt of the proposal and stating that a reply would be forthcoming after further evaluation.

  On January 17, 2001, the special committee met with its financial and legal advisors at the offices of Houlihan Lokey in New York to discuss the proposal and the preliminary results of Houlihan Lokey's valuation analysis. After reviewing the proposal and the results of Houlihan Lokey's valuation analysis, the special committee directed Houlihan Lokey and Wilmer, Cutler & Pickering to respond to the Havas Advertising proposal with a counterproposal containing the following terms:

  . an increase in the consideration to $1.30 worth of Havas Advertising ADSs per share of Circle.com common stock;

  .  a reduction in the termination fee to $750,000; and

  . a requirement that the transaction be approved by the majority of the Circle.com stockholders.

  On January 21, 2001, representatives of Houlihan Lokey and Wilmer, Cutler & Pickering met with R. John Cooper, Executive Vice President and General Counsel of Havas Advertising, in New York to present the special committee's counterproposal. The representatives of Houlihan Lokey and Wilmer, Cutler & Pickering also noted that the special committee, rather than the board of directors of Snyder Communications, should be able to make the determination to terminate the agreement if a superior offer was made. Mr. Cooper responded that Havas Advertising would agree to increase the consideration to $1.25 worth of Havas Advertising ADSs per share of Circle.com common stock and would reduce the termination fee to $800,000. He agreed that the special committee should be able to make the decision to terminate the agreement if a superior offer was made. He said that he would need to consult with others at Havas Advertising regarding whether a vote of a majority of the holders of Circle.com would be acceptable.

  On January 23, 2001, Mr. Colker met by teleconference with the special committee's financial and legal advisors to discuss the status of the negotiations. While this call was in progress, Mr. Cooper called Wilmer, Cutler & Pickering to report that Havas Advertising would not agree to condition the transaction on approval by a majority of the holders of Circle.com common stock. Mr. Colker and the special committee's legal and financial advisors concluded that in the absence of this vote, it was appropriate to request an increase in the consideration from $1.25 worth of Havas Advertising ADSs per share to $1.27 per share. Wilmer, Cutler & Pickering subsequently confirmed this determination with Messrs. Rouelle and Vaturi and conveyed this counterproposal to Mr. Cooper.

  On January 24, 2000, Mr. Cooper advised Wilmer, Cutler & Pickering that Havas Advertising would accept the price of $1.27.

  On January 29, 2001, Hogan & Hartson L.L.P., counsel to Havas Advertising, circulated an initial draft of the merger agreement. Wilmer, Cutler & Pickering provided comments on the merger agreement to Hogan & Hartson L.L.P. on January 31, 2001. The negotiation of the merger agreement did not involve any substantive issues.

  On February 1, 2001, the special committee conferred by teleconference with its legal and financial advisors. Wilmer, Cutler & Pickering made a presentation as to the terms of the merger agreement and the status of the negotiation of the agreement. The special committee discussed whether the merger agreement should provide that the price of Havas Advertising ADSs used to calculate adjustments to the exchange ratio should be the date of closing or the average price for the 20 trading days prior to the closing, and concluded that the average price for the 20 days prior to the closing was appropriate. The special committee agreed to meet in person on February 5, 2001 to give final consideration to the transaction.

  On February 5, 2001, the special committee met with its financial and legal advisors in Paris, France to determine whether to approve the transaction. During this meeting Houlihan Lokey made its presentation to the special committee and advised the special committee that, in its opinion, as of that date, based on and subject to the limitations, assumptions and qualifications set forth in its written opinion, the consideration to be received by holders of Circle.com common stock in connection with the transaction is fair to the holders of Circle.com common stock from a financial point of view. Wilmer, Cutler & Pickering made a presentation as to the terms of the merger agreement as finally negotiated. The special committee unanimously determined that the terms of the merger are advisable, and are fair to, and in the best interests of the Circle.com stockholders, and recommended to the board of directors of Snyder Communications that the transaction be approved and adopted.

  Immediately following the meeting of the special committee, the entire board of directors of Snyder Communications met and unanimously approved and adopted the merger agreement.

  On February 5, 2001, after meetings of each of the boards of directors of Havas Advertising and Snyder Communications, Havas Advertising and Snyder Communications signed the merger agreement.

  After the close of the markets in the United States on February 5, 2001, Snyder Communications and Havas Advertising issued a joint press release announcing the terms of the transaction.

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

Recommendation of the Special Committee and the Board of Directors of Snyder Communications

  The special committee of the board of directors of Snyder Communications has unanimously determined that the transaction is advisable and in the best interests of, and the consideration in the transaction is fair to, the stockholders of Snyder Communications, not considering Havas Advertising. The special committee unanimously recommended to the board of directors of Snyder Communications and Snyder Communications stockholders that the merger agreement and the transactions contemplated by the merger agreement be approved and adopted. The special committee considered a number of factors in determining to recommend that the board of directors and Snyder Communications' stockholders approve and adopt the merger agreement and the transactions contemplated thereby, as more fully described below under "-- Snyder Communications' Reasons for the Transaction."

  The board of directors of Snyder Communications, acting on the recommendation of the special committee, unanimously determined that the terms of the merger and the merger agreement are advisable, fair to, and in the best interests of, Snyder Communications and its stockholders.

  The board of directors and the special committee of Snyder Communications unanimously recommend that you vote FOR the approval and adoption of the merger agreement and the transactions contemplated thereby.

Snyder Communications' Reasons for the Transaction

  In reaching their recommendations, the special committee and the board of directors of Snyder Communications considered a number of factors that weighed both in favor of and against the transaction, including the following:

  . Current market prices for the Circle.com common stock, including the following: the $1.27 assumed value of the Havas Advertising ADSs to be received for each share in the transaction represented a 93.6% premium over the closing price per share of Circle.com common stock on February 5, 2001 (the last day of trading before the public announcement of the transaction) and a 108.0% premium over the average price per share of Circle.com common stock for the 30 trading days ending February 5, 2001. The special committee considered the premium over prevailing market prices as a factor weighing in favor of the transaction. The special committee considered the fact that the market price for a share of Circle.com common stock had been as high as $18.313 since the recapitalization of Snyder Communications in which the Circle.com common stock had been created, and had traded as high as $4.25 within six months prior to announcement of the transaction. Although these trading prices were a factor that weighed against the transaction, the special committee believed that it was unlikely that Circle.com shares would trade at such levels in the foreseeable future.

  . The absence of feasible alternatives to the transaction. The special committee considered the fact that Circle.com's operations had been dependent on financing from Snyder Communications and Havas Advertising, that Snyder Communications and Havas Advertising had no obligation to continue providing such financing and that it was unlikely that Circle.com would be able to obtain the amount of independent third-party financing needed to aggressively continue its revenue growth and progress toward profitability. The special committee determined that a purchase of Circle.com's business by a third party was unlikely because of the large amount of Circle.com's debt compared to Circle.com's revenues. Furthermore, many of Circle.com's clients are also clients of Snyder Communications or Havas Advertising. Since there was no assurance that Snyder Communications or Havas Advertising would agree to a non-compete provision if a third party were to buy Circle.com's business, this would likely erode the value of Circle.com as a stand-alone business. Finally, the special committee considered that the taxes incurred by both Snyder Communications and Circle.com stockholders in any purchase by a third party made a third-party purchase unattractive. The special committee considered the absence of feasible alternatives a factor weighing in favor of the transaction.

  . The current and prospective business and financial environment in which Circle.com operates, and in particular the decline in value of Internet related stocks generally and interactive communications company stock particularly. See "-- Opinion of the Special Committee's Financial Advisor -- Valuation of

     Circle.com common stock." As with other Internet businesses, Circle.com had been incurring losses consistently and projections reviewed by the special committee indicated continuing losses well into 2002. The special committee noted that Circle.com was indebted to Snyder Communications for more than $57 million, and that Circle.com would need to incur additional indebtedness to fund its operations until it became profitable. The special committee considered that any delay in the transaction would result in the transaction being completed at a time when further losses had been incurred and additional debt accumulated, and that Snyder Communications and Havas Advertising could determine at any time not to continue providing funding or otherwise supporting the operations of Circle.com. The special committee considered the likely continuing losses of Circle.com, the need for additional financing and the uncertainty as to operations between now and some future transaction as factors weighing in favor of the transaction.

  . The fact that Circle.com stockholders would no longer be able to participate in any growth experienced by Circle.com except indirectly through Havas Advertising's indirect ownership of Circle.com after the transaction. The special committee understood that over time, Circle.com's business could become profitable and that prices for equity interests in Internet related businesses in general and Circle.com in particular could increase to prior levels. The special committee and the board of directors of Snyder Communications realized that successful future financial performance would depend on a wide variety of factors, including: the level of available capital, the business cycle experienced by Internet related business, trends within the advertising industry, and competitive pressures. The special committee considered the risks and uncertainties associated with Circle.com's future prospects, including the uncertainty that Circle.com's operations would become profitable, the uncertainty of continued funding from Snyder Communications and Havas Advertising in the absence of the transaction and the uncertainty of obtaining funds from other sources, the uncertainty of obtaining clients other than those that were also clients of Snyder Communications or Havas Advertising and the uncertainty of the market for interactive communications business services in general. The special committee believed that these risks and uncertainties created substantial doubt about the timing and the magnitude of potential positive impacts if they were realized at all. The special committee considered the premium represented by the expected value of the Havas Advertising ADSs to be received in the transaction a factor weighing in favor of the transaction in light of the uncertain prospects of Circle.com in the absence of the transaction.

  . The relative liquidity and stable trading values of the Havas Advertising ADSs that were offered as consideration in the transaction and the collar that would protect the value of the transaction as long as the value of Havas Advertising ADSs did not decline more than 10% pending completion of the transaction. The special committee noted that Circle.com stockholders who wished to do so would be able to sell the Havas Advertising ADSs they received in the transaction and that the collar would provide some protection against a decline in value pending completion of the transaction. The liquidity and the collar were factors weighing in favor of the transaction. The special committee acknowledged that there was risk that the value of the consideration could be less than $1.27 per share of Circle.com common stock and considered this risk a factor weighing against the transaction.

  . The fact that if a forced conversion of the Circle.com common stock under Snyder Communications' certificate of incorporation were feasible, Circle.com stockholders would only receive a 20% premium over the market value of their shares. A conversion under the certificate of incorporation was not feasible because the conversion would have been into SNC common stock, which is no longer publicly traded. The special committee considered that a merger providing for an exchange into Havas Advertising ADSs was the closest analogy to the conversion provisions, and the transaction offers a premium superior to that provided for in Snyder Communications' certificate of incorporation. The special committee considered the premium available in the transaction compared to the premium available in a forced conversion a factor weighing in favor of the transaction.

  . The likelihood that the transaction would close in light of the absence of conditions other than approval of shareholders of Snyder Communications (which is virtually assured in light of Havas Advertising's ownership of 100% of the outstanding SNC common stock) and the approvals of holders of Havas Advertising securities, which the special committee believes are likely to be obtained. The special committee considered the likelihood of completion of the transaction a factor weighing in favor of the transaction.

  . The manner in which the process was conducted and the fact that the special committee was delegated authority for conducting the process. The members of the special committee considered the fact that they are each directors of Havas Advertising, but that the resolution appointing the special committee specifically directed the members of the special committee to act solely in the interests of the holders of Circle.com common stock and the Havas Advertising board of directors had released the members of the special committee from any obligation to Havas Advertising or its shareholders in connection with their activities on the special committee. The special committee considered the appointment of the special committee and the direction to work solely in the interests of the Circle.com common stockholders as factors weighing in favor of the transaction. The special committee also considered the fact that the transaction is not subject to approval of the majority of Circle.com stockholders. Although the special committee considered this a factor weighing against the transaction, the special committee believed this was outweighed by the value of the consideration to be received in the transaction.

  . The fact that the terms of the transaction were determined through negotiations between the special committee and its advisors and Havas Advertising. In particular, they considered that the transaction represents an increase in the value of the Havas Advertising ADSs to be received of $.09 (or over 7.5%) over the value initially proposed by Havas Advertising, even though the market price of Circle.com common stock had declined by $0.19 (or over 22%) since the initial offer was made, and that the termination fee was reduced by $200,000 (or 20%) from the initial proposal. The special committee determined that the active negotiation of the transaction enhanced the fairness of the transaction and was a factor weighing in favor of the transaction.

  . The financial presentation of Houlihan Lokey to the special committee on February 5, 2001, including Houlihan Lokey's opinion that, as of the date of the opinion, the consideration to be received by holders of Circle.com common stock in connection with the transaction is fair to them from a financial point of view. The special committee considered the conclusion reached in this opinion as a factor weighing in favor of the transaction.

  . The terms of the merger agreement, which do not preclude the board of directors of Snyder Communications or the special committee, in the exercise of their fiduciary duties to the Snyder Communications stockholders, from considering competing proposals. The merger agreement permits the board or the special committee, under circumstances set out in the merger agreement, to furnish information to, and participate in negotiations with, persons making bona fide unsolicited offers. The merger agreement permits the board of directors or the special committee to terminate the merger agreement and accept a third party offer if the special committee determines that doing so is necessary in order to comply with its fiduciary duties. The special committee concluded that these provisions gave it the opportunity to accept a different transaction in appropriate circumstances and this was a factor that generally weighed in favor of the transaction, although the fact that Circle.com would be required to pay a termination fee of $800,000 weighed against the transaction. See "Terms of the Merger Agreement - No Solicitation," "Terms of the Merger Agreement - Termination" and "Terms of the Merger Agreement - Termination Payments."

  . The cost savings Snyder Communications would enjoy when it no longer had any publicly held shares outstanding. The special committee considered the cost savings as a factor that weighed in favor of the transaction.

  . The special committee was aware that the holders of Circle.com common stock would not have appraisal rights under the General Corporation Law of the State of Delaware, but did not consider this factor as affecting its determination as to the advisability of the transaction.

  In reaching its decision to approve and recommend the merger agreement, the board of directors of Snyder Communications relied on the special committee's recommendation and the factors examined by the special committee as described above.

  The foregoing discussion addresses the material information and factors considered by the special committee and the board of directors of Snyder Communications in their consideration of the transaction, including factors that support the transaction as well as those that may weigh against it. In view of the variety of factors and the amount of information considered, the special committee and the board of directors did not find it practicable to, and did not specifically make assessments of, quantify or otherwise assign relative weights to the various factors and analyses considered in reaching its determination. The determination to approve the merger agreement was made after consideration of all the factors as a whole. The special committee and the board of directors of Snyder Communications did not consider going concern value or liquidation value independent of their analysis of the fairness opinion. In addition, the special committee and the board of directors were of the opinion that net book value was not a useful indicator of Circle.com's value and thus gave no weight to net book value in reaching their recommendations, because market values of Internet service companies are generally unrelated to net book value.

Opinion of the Special Committee's Financial Advisor

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The following is a brief summary and general description of the valuation methodologies utilized by Houlihan Lokey. The summary does not purport to be a complete statement of the analyses and procedures applied, the judgments made or the conclusion reached by Houlihan Lokey or a complete description of its presentation. Houlihan Lokey believes, and so advised the Snyder Communications special committee, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinions.

  Snyder Communications retained Houlihan Lokey on behalf of the special committee to render an opinion to be addressed to the special committee of the board of directors of Snyder Communications, as to the fairness, from a financial point of view, of the transaction to the holders of Circle.com common stock. At the February 5, 2001 meeting of the special committee, Houlihan Lokey presented its analysis as hereinafter described and on February 5, 2001 delivered its written opinion that as of such date and based on the matters described therein, the consideration to be received by holders of Circle.com securities in connection with the transaction is fair to them from a financial point of view.

  The complete text of Houlihan Lokey's opinion is attached hereto as Annex B. The summary of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. The holders of Circle.com common stock are urged to read the opinion carefully in its entirety for a description of the procedures followed, the factors considered and the assumptions made by Houlihan Lokey.

  Houlihan Lokey's opinion to the special committee addresses only the fairness from a financial point of view of the transaction, and does not constitute a recommendation to the stockholders as to how the stockholder should vote at the special meeting. Houlihan Lokey's opinion does not address Snyder Communications' underlying business decision to effect the transaction.
Houlihan Lokey has not been requested to, and did not, solicit third party indications of interest in acquiring all or part of Circle.com. The consideration in the transaction was arrived at by negotiation between Snyder Communications and the special committee and Houlihan Lokey was not asked to and did not recommend the amount of consideration to be paid.

  In connection with the preparation of its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

  . reviewed Snyder Communications audited financial statements for the fiscal years ended December 31, 1996, 1997, 1998, and 1999, and the unaudited financial statements for the nine months ended September 30, 1999 and 2000, which Snyder Communications management identified as being the most current financial statements available;

  . reviewed Havas Advertising's audited financial statements for the fiscal years ended December 31, 1998, and 1999, which Havas Advertising management identified as being the most current financial statements available;

  .  reviewed the offer letter dated as of December 20, 2000;

  . reviewed the Agreement and Plan of Merger, dated February 5, 2001, by and between Havas Advertising, HAS Acquisition II Corporation and Snyder Communications;

  . spoke with members of the senior management of Circle.com to discuss the operations, financial condition, future prospects and projected operations and performance of Circle.com;

  . reviewed forecasts and projections prepared by Circle.com's management with respect to Circle.com for the years ending December 31, 2001, 2002 and 2003;

  . reviewed publicly available financial data for companies that it deemed comparable to Circle.com, and publicly available prices and premiums paid in other transactions that it considered similar to the transaction; and

  . conducted such other studies, analyses and inquiries as it deemed appropriate.

  In assessing the financial fairness of the transaction to holders of Circle.com securities, Houlihan Lokey:

  . analyzed the historical trading prices of the Circle.com securities and the Havas Advertising ADSs;

  . independently valued the Circle.com securities using widely accepted valuation methodologies;

  . analyzed the reasonableness of the consideration being offered in the transaction; and

  . reviewed the valuation implications to holders of Circle.com securities of various alternatives to the transaction.


  The following is a brief summary of the material financial analysis performed and factors considered by Houlihan Lokey in valuing Circle.com common stock.

  Assessment of the Public Securities Price of the Circle.com Common Stock. As part of its analysis, Houlihan Lokey analyzed the trading price and volume of Circle.com common stock. Houlihan Lokey noted that changes in the Circle.com common stock price over the last twelve months have followed a similar pattern to changes in common stock prices of a group of comparable public companies. The following table provides information regarding the stock price of the Circle.com common stock for the period ending February 5, 2001:


                                          As of February 5, 2001
                                          ----------------------

52 week high.............................         $13.72
52 week low..............................         $ 0.44
Closing price............................         $ 0.66
30 day average...........................         $ 0.61
Havas Advertising offer..................         $ 1.27

Houlihan Lokey compared this performance to the performance of the stock price of the following companies that it deemed comparable:

 .  Agency.com                      .  Digitas, Inc.
 .  IXL Enterprises, Inc.           .  Luminant Worldwide
 .  Modem Media                     .  Organic, Inc.
 .  Razorfish, Inc.                 .  Viant Corp.

The following table shows a comparison of the stock price performance of Circle.com common stock and the stock price performance of the comparable companies:

                                                            Average for
                                                             Comparable
                                                             Companies             Circle.com
                                                         ------------------   -------------------
Stock price as a percentage of 52 week high
   Average for 30 days ending Feb. 5, 2001                       6.6%                 4.4%
   Closing price on Feb. 5, 2001                                 7.0%                 4.8%
Stock price as a percentage of 52 week low
   Average for  30 days ending Feb. 5, 2001                    134.3%               139.3%
   Closing price on Feb. 5, 2001                               142.5%               150.5%


  Houlihan Lokey also calculated the ratio of the average daily volume (over the most recent 90 days) for the Circle.com common stock to its float and total shares outstanding. Houlihan Lokey then compared Circle.com's ratios to similar ratios of the publicly traded companies identified above. The table below provides information for Circle.com common stock, Havas Advertising ADSs and the securities of the comparable companies identified above.

                                  Public Float/           Average Daily Volume/        Average Daily Volume/
                                Share Outstanding             Public Float               Share Outstanding
--------------------------------------------------------------------------------------------------------------

Agency.com                            18.7%                       3.01%                      0.56%
Digitas Inc.                          84.4%                       0.50%                      0.42%
iXL Enterprises Inc.                  58.6%                       1.58%                      0.93%
Luminant Worldwide Corp.              73.3%                       1.17%                      0.85%
Modem Media Inc.                      36.5%                       1.59%                      0.58%
Organic Inc.                          22.6%                       0.57%                      0.13%
Razorfish Inc.                        56.9%                       4.06%                      2.31%
Viant Corp.                           63.5%                       3.74%                      2.37%
----------------------------------------------------------------------------------------------------------
High                                  84.4%                       4.06%                      2.31%
Low                                   18.7%                       0.50%                      0.13%
----------------------------------------------------------------------------------------------------------
Mean                                  50.1%                       1.78%                      0.83%
Median                                56.9%                       1.58%                      0.58%
----------------------------------------------------------------------------------------------------------
Havas Advertising                    100.0%                       0.25%                      0.25%
----------------------------------------------------------------------------------------------------------
Circle.com common stock               74.7%                       0.89%                      0.66%
----------------------------------------------------------------------------------------------------------

  Based on these analyses, Houlihan Lokey concluded that the Circle.com common stock trades with similar volume relative to the comparable public companies and has a similar float compared to the comparable public companies (as a percent of shares outstanding). Houlihan Lokey further noted that the Circle.com common stock does not receive any coverage from nationally recognized investment banking equity analysts.

  Valuations

  Houlihan Lokey completed an independent valuation of Circle.com common stock using the market multiple, the discounted cash flow and comparable transaction approaches.

  Market Multiple Approach. The first approach, the market multiple approach, involved the multiplication of revenue and cash flow measures by appropriate risk-adjusted multiples. Multiples were determined through an analysis of the eight publicly traded companies described above, which were selected on the basis of operational and economic similarity with the principal business operations of Circle.com. Revenue and cash flow multiples were calculated for the comparative companies based upon daily trading prices. A comparative risk analysis between Circle.com and the public companies formed the basis for the selection of appropriate risk adjusted multiples for Circle.com. The risk analysis incorporated both quantitative and qualitative risk factors, which relate to, among other things, the nature of the industry in which Circle.com and the other comparative companies were engaged. The following table reflects the resulting revenue multiples for the comparable companies and for Circle.com:


                             Last Twelve Months      Projected Current Fiscal Year    Projected Next Fiscal Year
                              Revenue Multiples            Revenue Multiples              Revenue Multiples
                           -----------------------  -------------------------------  ----------------------------
Comparable Companies
 High                              1.68x                        1.54x                           1.12x
 Low                                .18x                         .18x                            .17x
 Mean                               .55x                         .60x                            .51x
 Median                             .48x                         .47x                            .45x
Circle.com                          .23x                         .22x                            .21x

  The market multiple approach yielded an enterprise value in the range of $19.7 million to $23.7 million. Assuming the "Investment and Advances from SNC" is classified as equity and the amount of payables due to SNC is classified as debt (approximately $56.1 million), the market multiple approach yielded an equity value that approaches zero.

  Discounted Cash Flow Approach. In the second approach, the discounted cash flow analysis, Houlihan Lokey used financial projections prepared by management. The present value of the cash flows and the terminal value was determined using a risk-adjusted rate of return or "discount rate." The discount rate, in turn, was developed through an analysis of rates of return on alternative investment opportunities on investments in companies with similar risk characteristics to the entity being valued. The discount rate is intended to reflect all risks of ownership and the associated risks of realizing the
stream of projected future cash flows.   Houlihan Lokey utilized discount rates
ranging from 21.5% to 23.5% and terminal multiples ranging from 7.5x to 8.5x. A terminal multiple is a number which is multiplied by the EBITDA of the business or company in the last year of the projections supplied by the company's management, in this case 2003. The discounted cash flow approach yielded an enterprise value in the range of $64.7 million to $77.7 million. Assuming the "Investment and Advances from SNC" is classified as equity and the amount of payables due to SNC is classified as debt (approximately $56.1 million), the discounted cash flow approach yielded an equity value in the range of $0.29 to $0.72 per share.

  Comparable Transaction Approach. The comparable transaction approach involved multiples of revenue and cash flow, similar to the market multiple approach. Multiples analyzed in this approach involved controlling interest transactions for companies with operations similar in some manner to Circle.com's operations. For purposes of this analysis Houlihan Lokey analyzed four completed transactions between January 1, 1999 and January 30, 2001.

The selected transactions included:

  .  The acquisition of USWeb/CKS Corp. by Whittman-Hartman Inc.;

  .  The acquisition of Tessera Enterprise Systems, Inc. by iXL Enterprises,
     Inc.;

  .  The acquisition of I-Cube by Razorfish, Inc.; and

  .  The acquisition of Cohesive Technology Solutions by Exodus Communications.


In addition to the above transactions, Houlihan Lokey also considered the following pending transaction:

  .  The pending acquisition of Compete, Inc. by Perficient, Inc.

  The following table reflects the resulting latest twelve months revenue multiples for the comparable transactions and adjusted multiples reflecting current stock price valuations where stock was paid as consideration:

                                                                      Adjusted                   Adjusted
             Last Twelve Months        Last Twelve Months        Last Twelve Months         Last Twelve Months
              Revenue Multiples         EBITDA Multiples          Revenue Multiples          EBITDA Multiples
          -------------------------  -----------------------  -------------------------   ---------------------
High               11.48x                     94.2x                    2.21x                      26.9x
Low                 2.33x                     59.3x                     .32x                       2.2x
Mean                6.72x                     72.1x                     .98x                      14.6x
Median              5.34x                     62.7x                     .42x                      14.6x

  The comparable transaction approach yielded an enterprise value in the range
of $61.7 million to $78.7 million.    Assuming the "Investment and Advances from
SNC" is classified as equity and the amount of payables due to SNC is classified as debt (approximately $56.1 million), the comparable transaction approach yielded an equity value in the range of $0.19 to $0.76 per share.

  Conclusion. Houlihan Lokey informed the special committee and the board of directors of Snyder Communications that based on the three approaches, Houlihan Lokey concluded that the value of the Circle.com securities is reasonably stated in the range of $0.25 per share to $0.76 per share, assuming the "Investment and Advances from SNC" is classified as equity and the amount of payables due to SNC is classified as debt.

  Acquisition Premium Analysis

  Houlihan Lokey analyzed the acquisition premiums (the difference between the acquisition price and unaffected trading price) paid in four acquisitions of controlling interests of companies in the internet marketing strategies consulting business that occurred between January 1, 1999 and January 30, 2001. Houlihan Lokey noted that the acquisition premiums for the comparable transactions (based on comparing the target companies' stock price four weeks prior to the announcement of each respective acquisition), and the acquisition premium of the proposed Circle.com transaction (based on the stock price on January 30, 2001 and the average stock price for the four weeks prior to announcement) were as follows:

------------------------------------------------------------------------------------------
Comparable Companies                                                            Premium
------------------------------------------------------------------------------------------
   Low                                                                                 8.5%
------------------------------------------------------------------------------------------
   High                                                                               59.7%
------------------------------------------------------------------------------------------
   Mean                                                                               34.1%
------------------------------------------------------------------------------------------
   Median                                                                             34.1%
------------------------------------------------------------------------------------------
Circle.com
------------------------------------------------------------------------------------------
   Premium to four week average                                                      120.9%
------------------------------------------------------------------------------------------
   Premium to closing price preceding transaction                                    103.2%
------------------------------------------------------------------------------------------

Based on this analysis, Houlihan Lokey concluded that the consideration to be received pursuant to the proposed transaction represents a reasonable acquisition premium.

  Fairness Analysis

  To determine the fairness of the transaction to the holders of Circle.com common stock from a financial point of view, Houlihan Lokey compared the value of the consideration to be received by the holders of Circle.com common stock to the estimated value of the Circle.com common stock.

  Houlihan Lokey concluded that the value of the consideration to be received in connection with the transaction was approximately $28.7 million, or $1.27 per share, which Houlihan Lokey noted was greater than the Houlihan Lokey concluded value of the Circle.com common stock which ranged from $0.25 per share to $0.76 per share.

                                 *   *   *   *

  Houlihan Lokey has relied upon and assumed, without independent verification, that the financial forecasts and projections provided to them have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of Circle.com, and that there has been no material change in the assets, financial condition, business or prospects of Circle.com since the date of the most recent financial statements made available to them.

  Houlihan Lokey did not independently verify the accuracy and completeness of the information supplied to them with respect to Circle.com and did not assume any responsibility with respect to it. Houlihan Lokey has not made any physical inspection or independent appraisal of any of the properties or assets of Circle.com. Houlihan Lokey's opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by it at the date of its letter.

  Houlihan Lokey is a nationally recognized investment banking firm with special expertise in, among other things, valuing businesses and securities and rendering fairness opinions. Houlihan Lokey is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate reorganizations, employee stock ownership plans, corporate and other purposes. Snyder Communications selected Houlihan Lokey because of its experience and expertise in performing valuation and fairness analysis.
Houlihan Lokey does not beneficially own nor has it ever beneficially owned any interest in Snyder Communications or Circle.com.

  Pursuant to an agreement dated January 2, 2001, Houlihan Lokey was retained by Snyder Communications on behalf of the special committee to analyze the fairness of the consideration to be received by holders of the Circle.com common stock in connection with the transaction, from a financial point of view. Snyder Communications has agreed to pay Houlihan Lokey a fee of $350,000 plus its reasonable out-of-pocket expenses incurred in connection with the rendering of a fairness opinion. Snyder Communications has further agreed to indemnify Houlihan Lokey against certain liabilities and expenses in connection with the rendering of its services.

Havas Advertising's Reasons for the Merger

  Havas Advertising has identified the following potential benefits of the merger:

  . increasing synergies among Circle.com and the interactive businesses of Havas Advertising;

  . providing Havas Advertising with the opportunity to offer and sell a more seamless and efficient interactive services product to clients of Havas Advertising, Snyder Communications and Circle.com;

  . increasing Havas Advertising's earnings margin as a percentage of total revenues and increasing its gross income;

  .  increasing Internet revenues as a percentage of total revenues; and

  . reducing costs by eliminating the complex tracking stock structure and reducing cost of public company reporting for Snyder Communications.

  Additionally, Havas Advertising considered various other matters, including industry trends, recent consolidation among industry participants, Circle.com's financial condition and the specific terms of the merger agreement. In light of the wide variety of factors considered in evaluating the merger, Havas Advertising did not find it practical to and did not quantify or otherwise assign relative weights to the specific factors it considered. There can be no assurance that the foregoing benefits will be realized.

Interests of Snyder Communications Management and Board of Directors in the
Merger

     In considering the recommendation of the Snyder Communications board of directors that stockholders of Snyder Communications vote to adopt the merger agreement and approve the merger, you should be aware that each of the directors and executive officers of Snyder Communications is a director and/or officer of Havas Advertising and therefore may have conflicts of interest with the holders of Circle.com common stock. In particular, each member of the special committee of Snyder Communications' board of directors formed to negotiate the merger on behalf of the holders of Circle.com common stock and make a recommendation as to whether to approve the merger, are directors of Havas Advertising. While Snyder Communications' board of directors directed the members of the special committee to act solely in the interests of the holders of Circle.com common stock and the Havas Advertising board of directors released the members of the special committee from any obligation to Havas Advertising or its shareholders in connection with their activities on the special committee, you should be aware that such individuals have potential conflicting interests in the merger that may be different from or in addition to yours as a holder of Circle.com common stock.


  Michele D. Snyder, a former executive officer and director of Snyder Communications, beneficially owns approximately 2.0% of the outstanding Circle.com common stock. Michele D. Snyder resigned from her position with Snyder Communications immediately upon the completion of the September 2000 merger.

No Dissenters' Rights

  Under Delaware law, holders of Circle.com common stock do not have dissenters' appraisal rights which would give them the right to obtain payment of cash as a result of the merger.

  Under Delaware law, dissenters' appraisal rights are not available to holders of shares:

  .  listed on a national securities exchange;

  . designated as a national market system security on an interdealer quotation system operated by the National Association of Securities Dealers, Inc.; or

  .  held of record by more than 2,000 stockholders


unless holders of stock are required to accept in the merger anything other than any combination of:

  . shares of stock or depositary receipts of the surviving corporation in the merger;

  . shares of stock or depositary receipts of another corporation that, at the effective date of the merger, will be either

     .  listed on a national securities exchange;

     . designated as a national market system security on an interdealer quotation system operated by the National Association of Securities Dealers, Inc.; or

     .  held of record by more than 2,000 holders; or

  . cash in lieu of fractional shares of the stock or depositary receipts received.

  Dissenters' appraisal rights are not available to holders of Circle.com common stock because each holder of Circle.com common stock will receive only shares of Havas Advertising ADSs, which trade on the Nasdaq National Market System, a national securities exchange, and cash in lieu of fractional shares.

Material U.S. Federal Income Tax Consequences of the Merger

  Overview.   The following is a discussion of the material U.S. federal income tax consequences of the merger to the holders of Circle.com common stock, and to Snyder Communications, Havas Advertising and HAS Acquisition II Corp. The summary is based upon current provisions of the U.S. Internal Revenue Code, existing regulations promulgated under the U.S. Internal Revenue Code and current administrative rulings and court decisions, all of which are subject to change. No attempt has been made to comment upon all U.S. federal income tax consequences of the merger that may be relevant to particular holders in light of their particular investment circumstances or to holders that are subject to special tax treatment under the U.S. Internal Revenue Code, for example, dealers in securities, foreign persons, mutual funds, insurance companies, tax-exempt entities, persons who hold their shares as part of a ``straddle,'' ``hedge'' or ``conversion transaction'' and holders who received their shares from the exercise of stock options or otherwise as compensation. Holders of Circle.com common stock are advised to consult their own tax advisors regarding the U.S. federal income tax consequences of the merger in light of their personal circumstances and the consequences under applicable state, local and foreign tax laws.

  In general, for U.S. federal income tax purposes, beneficial owners of ADSs are treated as the owners of the underlying stock represented by the ADSs. Accordingly, except as otherwise noted, references in this proxy statement/prospectus to ownership of Havas Advertising shares include ownership of the Havas Advertising shares underlying the corresponding Havas Advertising ADSs. This summary assumes that each obligation provided for in, or otherwise contemplated by, the applicable deposit agreement and any related agreement regarding the Havas Advertising ADSs will be and has been performed in accordance with its terms.

  Snyder Communications and Havas Advertising have received from Havas Advertising's U.S. counsel, Hogan & Hartson L.L.P., an opinion to the effect that the merger will constitute a reorganization for U.S. federal income tax purposes within the meaning of Section 368(a) of the U.S. Internal Revenue Code. In rendering its opinion, Hogan & Hartson L.L.P. has relied upon representations made by Snyder Communications and Havas Advertising.

  In the opinion of Hogan & Hartson L.L.P. the merger, whether viewed separate from or together with the September 26, 2000 merger between HAS Acquisition Corp. and Snyder Communications, will constitute a reorganization for U.S. federal income tax purposes within the meaning of Section 368(a) of the U.S. Internal Revenue Code. Accordingly:

  . a holder of Circle.com common stock will not recognize gain or loss on the exchange of Circle.com common stock for Havas Advertising ADSs as a result of the merger, except as described below for cash received by holders of Circle.com common stock in lieu of a fraction of a Havas Advertising ADS;

  . the aggregate tax basis of the Havas Advertising ADSs received by a holder of Circle.com common stock, including any fraction of a Havas Advertising ADS deemed received, will be the same as the aggregate tax basis of the Circle.com common stock surrendered therefor; and

  . the holding period of the Havas Advertising ADSs, including any fraction of a Havas Advertising ADS deemed received, will include the holding period of the Circle.com common stock surrendered therefor, provided that the shares of Circle.com common stock are held as capital assets at the time of the merger.

  Special rules apply to holders of Circle.com common stock who, taking into account applicable attribution rules, will own 5% or more of the total voting power and total value of Havas Advertising ADSs following the merger. Such holders should consult their own tax advisors.

  No gain or loss will be recognized for U.S. federal income tax purposes by Snyder Communications, Havas Advertising or HAS Acquisition II Corporation as a result of the merger.

  Cash In Lieu of Fractional ADSs. Cash received by a holder of Circle.com common stock in lieu of a fractional Havas Advertising ADS will be treated as received in exchange for the fractional share interest, and gain or loss will be recognized for U.S. federal income tax purposes, measured by the difference between the amount of cash received and the portion of the basis of the Circle.com common stock allocable to the fractional share interest. The gain or loss will be capital gain or loss provided that the shares of Circle.com common stock were held as capital assets and will be long term capital gain or loss if the Circle.com common stock had been held for more than one year at the time of the merger.

  Backup Withholding. Under the U.S. Internal Revenue Code, a holder of Circle.com common stock may be subject, under some circumstances, to backup withholding at a rate of 31% with respect to the amount of cash, if any, received in lieu of a fraction of a Havas Advertising ADS unless the holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

Quotation on the Nasdaq National Market System

  Havas Advertising ADSs are quoted on Nasdaq under the symbol ``HADV''.   The
principal trading market for Havas Advertising shares is Euronext Paris S.A., which is the French national stock exchange.

  Following the merger, the Circle.com common stock will no longer be quoted on Nasdaq.

Governmental and Regulatory Approvals

  The merger is not subject to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976. However, there can be no assurance that the merger will not be challenged on antitrust or competition grounds or, if a challenge is made, what the outcome would be.

Restrictions on Resales by Affiliates

  Recipients of Havas Advertising ADSs issued in the merger can freely transfer their Havas Advertising ADSs under the Securities Act of 1933, except that persons who are deemed to be ``affiliates,'' as that term is defined under the Securities Act, of Snyder Communications prior to the merger may only sell their Havas Advertising ADSs:

  . in transactions permitted by the resale provisions of Rule 145 under the Securities Act, or Rule 144 promulgated under the Securities Act in the case of persons who become affiliates of Havas Advertising;

  . through a transaction not required to be registered under the Securities Act; or

  .  under an effective registration statement under the Securities Act.

Individuals or entities that control, are controlled by, or are under common control with, Snyder Communications, including directors and officers of Snyder Communications, are typically considered to be affiliates.

Anticipated Accounting Treatment and Effects

  Under French GAAP, the merger will be accounted for under the purchase method. Under U.S. GAAP, the merger also will be accounted for under the purchase method in accordance with APB Opinion No. 16 ``Business Combinations.'' Accordingly, from and after the merger, Snyder Communications' consolidated results of operations will be included in Havas Advertising's consolidated results of operations. Snyder Communications' financial statements will be kept under U.S. GAAP. For purposes of preparing Havas Advertising's consolidated financial statements under French GAAP, Havas Advertising will convert Snyder Communications' financial statements from U.S. GAAP to French GAAP. The purchase accounting adjustments made in connection with the development of the pro forma consolidated financial data appearing elsewhere in this proxy statement/prospectus are preliminary and have been made solely for purposes of developing the pro forma consolidated financial data to comply with the disclosure requirements of the SEC. Although the final allocation will differ, the pro forma consolidated financial data reflects Havas Advertising's best estimate based upon currently available information.

Other Effects of the Merger

  Required SEC Disclosure. The content and timing of reports and notices that Havas Advertising files with the SEC differ in several respects from the reports and notices that Snyder Communications currently files. Havas Advertising is a foreign private issuer for purposes of the reporting rules under the Exchange Act. After the merger, Snyder Communications will no longer be required to file reports with the SEC.

  As a U.S. reporting company, Snyder Communications currently must file with the SEC, among other reports and notices:

  . an annual report on Form 10-K within 90 days after the end of each fiscal year;

  . quarterly reports on Form 10-Q within 45 days after the end of each of the first three quarters of the fiscal year; and

  .  reports on Form 8-K upon the occurrence of specified corporate events.


  As a foreign private issuer, in accordance with the rules and regulations promulgated under the Exchange Act, Havas Advertising is required to:

  . file with the SEC an annual report on Form 20-F within six months after the end of each fiscal year; and

  . furnish reports on Form 6-K relating to information material to Havas Advertising which is required to be publicly disclosed in France or filed with Euronext Paris S.A., or relating to information distributed or required to be distributed by Havas Advertising to its shareholders.

  Havas Advertising is not required under the Exchange Act to file quarterly reports on Form 10-Q after the end of each financial quarter.

  In addition, the content and timing of reports and notices that holders of Havas Advertising ADSs receive differ from the reports and notices that are currently received by Snyder Communications stockholders. As a U.S. reporting company, Snyder Communications must mail to its stockholders in advance of each annual meeting of stockholders:

  .  an annual report containing audited financial statements; and

  .  a proxy statement that complies with the requirements of the Exchange Act.

  As a foreign private issuer, Havas Advertising is exempt from the rules under the Exchange Act prescribing the furnishing and content of annual reports and proxy statements to its shareholders. However, Havas Advertising will cause registered holders of Havas Advertising ADSs to be furnished with an annual report which contains audited financial statements prepared in conformity with French GAAP. Havas Advertising will also furnish registered holders of Havas Advertising ADSs with notices of meetings of shareholders and related documents in accordance with the requirements of French law. As promptly as practicable after each of those reports is ready for distribution to shareholders, Havas Advertising will furnish the depositary, Morgan Guaranty Trust Company of New York, with sufficient copies of these reports as well as other communications and notices that Havas Advertising generally makes available to its shareholders. Then, at the request of Havas Advertising, the depositary will arrange for the mailing of the documents to registered holders of Havas Advertising ADSs as promptly as possible thereafter. Holders of Havas Advertising ADSs will also be able to obtain from the depositary a copy of Havas Advertising's most recent annual report on Form 20-F. The depositary has also agreed to make these documents available for inspection at the depositary's office. See ``Description of American Depositary Shares and American Depositary Receipts.''

  Havas Advertising also plans to allow copies of Havas Advertising's annual reports and other information to be ordered by mail from its Internet web site at www.havas-advertising.com.

  Delisting of Circle.com Common Stock. Upon the completion of the merger, the Circle.com common stock will be delisted from Nasdaq and will be deregistered under the Exchange Act.

                         TERMS OF THE MERGER AGREEMENT

  The following section describes the material terms of the merger agreement. The complete text of the merger agreement is attached as Annex A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. You are encouraged to read the entire merger agreement because it is the legal document that governs the merger.

The Merger

  When the merger occurs, HAS Acquisition II Corporation, a wholly-owned subsidiary of Havas Advertising, will merge with and into Snyder Communications, with Snyder Communications surviving as a wholly-owned subsidiary of Havas Advertising.

Closing and Effective Time

  The closing of the merger will take place on the first business day after the satisfaction or waiver of the latest to occur of all of the closing conditions, other than those conditions that by their nature are to be satisfied at the closing.

  At the closing of the merger, Snyder Communications and HAS Acquisition II Corporation will file a certificate of merger with the Secretary of State of the State of Delaware. The merger will become effective when the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is agreed by Havas Advertising and Snyder Communications and specified in the certificate of merger.

Merger Consideration

  The consideration will consist of Havas Advertising ADSs that are expected to have an aggregate value of approximately $25.2 million, based on the number of Havas Advertising ADSs that would have been issued if the merger had occurred on April 2, 2001, the average closing sale price of Havas Advertising ADSs on Nasdaq for the four trading days prior to April 2, 2001, and the number of shares of Circle.com common stock outstanding on April 2, 2001. At the effective time of the merger, each outstanding share of Circle.com common stock will be automatically converted into the right to receive a number of fully paid and non-assessable Havas Advertising ADSs, each representing one Havas Advertising share, calculated as described below. Havas Advertising ADSs, evidenced by Havas Advertising ADRs issued by Morgan Guaranty Trust Company of New York, have been registered with the SEC and are quoted on the Nasdaq National Market System. The Havas Advertising shares underlying the Havas Advertising ADSs will be listed on Euronext Paris S.A., which is the French national stock exchange.

  Each share of SNC common stock issued and outstanding immediately prior to the effective time of the merger will remain outstanding in the merger as one share of SNC common stock of Snyder Communications, the surviving corporation in the merger.

  For purposes of the merger agreement, the "exchange ratio" for each share of Circle.com common stock converted in the merger shall be calculated as follows:

  . if the average of the closing sale price of Havas Advertising ADSs reported on Nasdaq for the 20 trading days ending three trading days prior to the closing date of the merger is at least equal to $13.56 but not greater than $16.58, the exchange ratio for each share of Circle.com common stock converted in the merger will equal the quotient (rounded to the nearest ten thousandth) of $1.27 divided by the average closing sale price of Havas Advertising ADSs reported on Nasdaq for such 20-day period;

  . if the average of the closing sale price of Havas Advertising ADSs reported on Nasdaq for the 20 trading days ending three trading days prior to the closing date of the merger is greater than $16.58, then the exchange ratio for each share of Circle.com common stock converted in the merger shall equal the quotient (rounded to the nearest ten thousandth) of $1.27 divided by $16.58, or 0.0766; and

  . if the average of the closing sale price of Havas Advertising ADSs reported on Nasdaq for the 20 trading days ending three trading days prior to the closing date of the merger is less than $13.56, then the exchange ratio for each share of Circle.com common stock converted in the merger shall equal the quotient (rounded to the nearest ten thousandth) of $1.27 divided by $13.56, or 0.0937;

  . provided, however, that if any portion of the 20 trading day period ending three trading days prior to the closing date of the merger occurs on or before the record date set by the depositary to determine the holders of Havas Advertising ADSs eligible to receive the Havas Advertising fiscal year 2000 dividend, then the average closing sale price of a Havas Advertising ADS for each such day shall be reduced by the U.S. dollar equivalent of the dividend calculated based on the noon buying rate on such day.

  Set forth below is a tabular presentation of the merger consideration that holders of Circle.com common stock would receive in the merger based on varying closing sale prices for Havas Advertising ADSs. The table shows three groups of 20-day average closing sale prices for Havas Advertising ADSs:

  . the actual at April 2, 2001 ($13.81), followed by the bottom ($13.56), the midpoint ($15.07) and the top ($16.58) of the range over which the exchange ratio varies with the closing price, with the top and bottom of the range being 10% greater or lesser than the midpoint

  .  prices that are 5%, 10% and 15% greater than the top of the range and

  .  prices that are 5%, 10% and 15% below the bottom of the range.

The total number of Havas Advertising shares/ADSs to be issued is based on the 22,739,309 shares of Circle.com stock outstanding as of April 15, 2001 and assumes that the closing date of the merger occurs on or before the record date set by the depositary to determine the holders of Havas Advertising ADSs eligible to receive the Havas Advertising fiscal year 2000 dividend.

       Merger Consideration Based on Varying Havas Advertising ADS Prices

If the 20-day
average closing
price of Havas
Advertising ADSs
ending three                                                          Representing a value        Total number of Havas
trading days prior        Then each share of Circle.com               per share of                Advertising
to the closing date       common stock will be converted              Circle.com common           shares/ADSs to be
of the merger is:         into:                                       stock of: (1)               issued:
--------------------     -------------------------------------     ------------------------     -------------------------
Between $13.56 and
$16.58

     $ 13.56               0.0937 Havas Advertising ADSs                  $1.27                       2,130,673
      (-10%)
     $ 13.81               0.0920 Havas Advertising ADSs                  $1.27                       2,092,016
(Actual at April 2,
       2001)
     $ 15.07               0.0843 Havas Advertising ADSs                  $1.27                       1,916,924
     (midpoint)
     $ 16.58               0.0766 Havas Advertising ADSs                  $1.27                       1,741,831
      (+10%)

Greater than $16.58

     $ 17.41               0.0766 Havas Advertising ADSs                  $1.33                       1,741,831
       (+5%)
     $ 18.24               0.0766 Havas Advertising ADSs                  $1.40                       1,741,831
      (+10%)


If the 20-day
average closing
price of Havas
Advertising ADSs
ending three                                                          Representing a value        Total number of Havas
trading days prior        Then each share of Circle.com               per share of                Advertising
to the closing date       common stock will be converted              Circle.com common           shares/ADSs to be
of the merger is:         into:                                       stock of: (1)               issued:
--------------------     -------------------------------------     ------------------------     -------------------------

     $ 19.07               0.0766 Havas Advertising ADSs                  $1.46                      1,741,831
      (+15%)

Less than $13.56

     $ 12.88               0.0937 Havas Advertising ADSs                  $1.21                      2,130,673
       (-5%)
     $ 12.20               0.0937 Havas Advertising ADSs                  $1.14                      2,130,673
      (-10%)
     $ 11.53               0.0937 Havas Advertising ADSs                  $1.08                      2,130,673
      (-15%)

____________

(1) Calculated based on the assumed 20-day average closing sale price of Havas Advertising ADSs ending three trading days prior to the closing date of the merger.

   The number of Havas Advertising ADSs you actually receive will depend on the 20-day average closing sale price of Havas Advertising shares on Nasdaq ending three trading days prior to the closing date of the merger.

Dividends

  Holders of Circle.com common stock will be eligible to receive the Havas Advertising dividend for fiscal year 2000 if the effective time of the merger occurs before the record date set by the depository to determine the holders of Havas Advertising ADSs eligible to receive the dividend. Havas Advertising anticipates that the dividend for fiscal year 2000 will be paid on July 17, 2001 and that the record date set by the depositary for holders of Havas Advertising ADSs eligible to receive the dividend will be July 16, 2001.

Procedures for Exchange of Certificates

  Upon completion of the merger, Havas Advertising will make available to Morgan Guaranty Trust Company of New York, the exchange agent, certificates for the Havas Advertising ADRs representing Havas Advertising ADSs issuable in exchange for outstanding shares of Circle.com common stock, cash in lieu of any fractional shares and any dividends or distributions to which holders of shares of Circle.com common stock may be entitled.

  Promptly after the merger, the exchange agent will mail to each holder of record of Circle.com common stock prior to the merger a letter of transmittal and instructions for effecting the exchange of their shares of Circle.com common stock for the consideration to be received by them in the merger.

  Upon surrender of a certificate for cancellation to the exchange agent or to any other agent appointed by Havas Advertising, together with a letter of transmittal duly completed and validly executed in accordance with the instructions provided with the letter of transmittal, the holder of the certificate representing Circle.com common stock will be entitled to receive a Havas Advertising ADR representing the Havas Advertising ADSs issued in the merger, cash in lieu of any fractional shares and payment of any dividends or distributions to which such holder is entitled. The surrendered certificate will then be cancelled. Until surrendered, each outstanding certificate representing Circle.com common stock will be deemed from and after the merger, subject to the payment of dividends or distributions declared after the merger but prior to surrender of certificates, to evidence only the ownership of the number of full Havas Advertising ADSs into which the shares of Circle.com common stock evidenced by the certificate has been converted and cash in lieu of fractional shares.

  Certificates representing shares of SNC common stock shall remain outstanding and shall not be exchanged, but shall represent the equivalent number of shares of SNC common stock of Snyder Communications as the surviving corporation in the merger.

  Holders of Circle.com common stock that do not have their Circle.com common stock certificates may make an affidavit of that fact. In addition, Havas Advertising may require that they post a bond in a reasonable amount determined by Havas Advertising as indemnity against any claim that may be made against Havas Advertising with respect to the missing Circle.com common stock certificate. Upon receipt of the affidavit and any required bond, the exchange agent will issue a Havas Advertising ADR representing the requisite number of Havas Advertising ADSs.

Fractional Shares

  Havas Advertising will not issue any fractional shares in the merger. Each person who would otherwise be entitled to receive a fraction of a Havas Advertising ADS will receive from Havas Advertising an amount of cash equal to the product of:

  . the fraction of a Havas Advertising ADS that person would otherwise be entitled to receive and

  . the average of the closing sale prices of Havas Advertising ADSs reported on Nasdaq for the 20 trading days ending three trading days prior to the closing date of the merger.


Representations and Warranties

  In the merger agreement, each of Snyder Communications and Havas Advertising makes representations and warranties about itself and its business in favor of the other party, which include representations and warranties about such matters as:

  . the organization of the parties and their subsidiaries and similar corporate matters;

  .  the parties' capital structures;

  . authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

  . absence of breach or conflict and compliance with applicable laws, regulations, organizational documents, agreements and other existing obligations; and

  .  regulatory approvals, licenses and permits.

   In addition, Havas Advertising makes additional representations with respect to reports and financial statements filed with the SEC and Commission des Operations de Bourse, or COB, and the accuracy of the information contained therein.

Covenants

  Under the merger agreement, Snyder Communications has agreed prior to the merger to operate its business in the ordinary course consistent with past practice and use reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its officers and employees.

No Solicitation

  Until the termination of the merger agreement, Snyder Communications will not, and will cause its subsidiaries and the officers, directors, employees, investment bankers, consultants and other agents of Snyder Communications and its subsidiaries not to, take any action to solicit, initiate, encourage or facilitate the making of any "Acquisition Proposal."

  The term "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, the acquisition of all or a substantial portion of the business or assets of Circle.com only, and no other material assets of Snyder Communications, whether through a direct or indirect purchase of assets or stock or through a merger or other business combination involving any subsidiary of Snyder Communications, or through any tender offer, exchange offer or other purchase of stock that, if consummated, would result in any person beneficially owning 20% or more of the Circle.com common stock, other than the transactions contemplated by the merger agreement. However, the merger agreement permits Snyder Communications to furnish information to, or enter into negotiations with, any party that has made an unsolicited bona fide offer relating to an Acquisition Proposal if the Snyder Communications board has determined in good faith that the Acquisition Proposal could lead to a "Superior Proposal."

  The term "Superior Proposal" means any bona fide Acquisition Proposal

  . on terms that the special committee of the Snyder Communications' board of directors determines in its good faith judgment are more favorable to the holders of Circle.com common stock than the merger agreement and the merger taken as a whole;

  . for which financing, to the extent required, is then fully committed or reasonably determined to be available by the special committee of the Snyder Communications' board of directors; and

  . in which no less than 100% of the Circle.com common stock is proposed to be acquired or would be subject to redemption under the provisions of Snyder Communications' certificate of incorporation.

  Snyder Communications has agreed to inform Havas Advertising of any Acquisition Proposal or any discussion or negotiations regarding an Acquisition Proposal. Snyder Communications has also agreed to use all reasonable efforts to keep Havas Advertising informed of the status and terms of any developments with respect to discussions and negotiations regarding any Acquisition Proposal.

Effect on Stock Options

  Upon completion of the merger, each option outstanding immediately prior to the merger, whether vested or unvested, to purchase shares of Circle.com common stock under the option plans of Snyder Communications will be converted into an option to purchase the number of Havas Advertising ADSs, rounded up to the nearest whole share, equal to:

  . the number of shares of Circle.com common stock subject to the option multiplied by

  .  the exchange ratio.

The exercise price for a Havas Advertising ADS, rounded down to the nearest whole cent, will be equal to the aggregate exercise price for the shares of Circle.com common stock subject to such stock option divided by the number of Havas Advertising ADSs purchasable under the corresponding adjusted option.

  In addition, for any Circle.com common stock option to which Section 421 of the U.S. Internal Revenue Code applies by reason of its qualification under
Section 422 of the U.S. Internal Revenue Code (a so-called Incentive Stock Option), the conversion formula shall be adjusted, if necessary, to comply with
Section 424(a) of the U.S. Internal Revenue Code. Except as set forth above, the converted options will be subject to the same terms and conditions as were applicable to the converted option immediately prior to the effective time of the merger.

  Snyder Communications has agreed to notify all holders of Circle.com stock options that no Circle.com stock options may be exercised during a period specified in such notice, commencing not less than three business days before the closing date of the merger and ending on the first business day after the effective time of the merger, in order that Havas Advertising's board may correctly determine the number of Havas Advertising ADSs to be authorized in Havas Advertising's capital increase.

Conditions to Completion of the Merger

  Conditions to Each Party's Obligations to Effect the Merger. The obligations of Havas Advertising and Snyder Communications to complete the merger are subject to the satisfaction (or waiver by the party for whose benefit the applicable condition exists, provided that in the case of Snyder Communications, such waiver must be upon the recommendation of the special committee to the Snyder Communications' board of directors) of the following conditions:

  . the adoption of the merger agreement by the holders of a majority of the voting rights represented by the outstanding shares of SNC common stock and Circle.com common stock, voting together as a single class, and the authorization of the capital increase and related issuance of Havas Advertising shares in the merger by the holders of at least 66 2/3% of the outstanding Havas Advertising shares present in person or represented by proxy at a meeting called to approve the capital increase;

  . the waiver of all preferential subscription rights in connection with the transactions contemplated by the merger agreement by the holders of each class of convertible debt of Havas Advertising;

  . the determination of the number of Havas Advertising shares to be issued in connection with the capital increase by Havas Advertising's board of directors or any person duly designated by Havas Advertising's board of directors to determine such number;

  . the expiration of the applicable waiting period under any foreign merger regulations and the receipt of all authorizations and the submission of any filings required under any other applicable antitrust laws, all of which have been received or submitted as of the date of this proxy statement/prospectus;

  . the absence of any applicable law, regulation, judgment, injunction, order or decree prohibiting or enjoining the completion of the merger;

  . the effectiveness of the registration statement registering the Havas Advertising ADSs to be issued in the merger and the absence of a stop order suspending the effectiveness of the registration statement or any proceedings for that purpose pending before or threatened by the SEC, and Havas Advertising having received all appropriate approvals from the Conseil des Marches Financiers, or CMF, and the COB;

  . the approval for quotation of the Havas Advertising ADSs to be issued in the merger by Nasdaq, subject to official notice of issuance; and

  . receipt by Havas Advertising and Snyder Communications of an opinion rendered by counsel for Havas Advertising substantially to the effect that the merger will constitute a reorganization for U.S. federal income tax purposes within the meaning of Section 368(a) of the U.S. Internal Revenue Code.

  Conditions to the Obligations of Havas Advertising. The obligations of Havas Advertising and HAS Acquisition II Corporation to complete the merger are subject to the compliance by Snyder Communications with its obligations under the merger agreement and the representations and warranties of Snyder Communications contained in the merger agreement being true and correct both as of the date of the merger agreement and as of the closing date, except for the representations relating to non-contravention and the capitalization of Snyder Communications.

  Conditions to the Obligations of Snyder Communications. The obligations of Snyder Communications to complete the merger are subject to the compliance by Havas Advertising with its obligations under the merger agreement and the representations and warranties of Havas Advertising contained in the merger agreement being true and correct both as of the date of the merger agreement and as of the closing date.

Termination

  The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after the stockholders of Snyder Communications have approved the merger agreement:

 .  by mutual written consent of Snyder Communications and Havas Advertising;

 .  by either Snyder Communications or Havas Advertising if:

  .  the merger has not been completed by September 30, 2001;

  . the stockholders of Snyder Communications fail to adopt the merger agreement and approve the merger at a duly held meeting of stockholders of Snyder Communications;

  . the shareholders of Havas Advertising fail to authorize the capital increase necessary for completion of the merger at a duly held meeting of shareholders of Havas Advertising; or

  . the completion of the merger is prohibited by any law or regulation or if any injunction, judgment, order or decree enjoining Snyder Communications or Havas Advertising from completing the merger is entered and the injunction, judgment, order or decree has become final and nonappealable;

 . by Snyder Communications, upon recommendation of the special committee of the Snyder Communications' board of directors:

  . if the Snyder Communications' board of directors has received an Acquisition Proposal which it, acting through the special committee of the board of directors, has determined in good faith is a Superior Proposal and

     . ten business days have expired after the date upon which Snyder Communications provides written notice to Havas Advertising of the terms and conditions, including the identity of the third party, of the Superior Proposal and stating that the special committee is prepared to recommend approval of the Superior Proposal and the grounds for such determination;

     . if Havas Advertising makes a counter proposal to the Superior Proposal, Snyder Communications has negotiated in good faith with Havas Advertising for at least five business days;

     . after such negotiation period with Havas Advertising the special committee of the Snyder Communications board has determined in good faith that the Havas Advertising counter proposal is not at least as favorable to Snyder Communications' stockholders as the Superior Proposal and is prepared in good faith to approve or recommend the Superior Proposal to the Snyder Communications board; and

     . Snyder Communications makes provisions for the payment of the required termination fee to Havas Advertising;

  . upon a breach of any representation, warranty, covenant or agreement of Havas Advertising under the merger agreement if the breach is not cured within 30 days after notice of the breach; or

  . if Havas Advertising's board shall have withdrawn or modified, or publicly proposed to do so, in a manner adverse to Snyder Communications, its approval or recommendation of the capital increase; or

 .  by Havas Advertising:

   . if the Snyder Communications board or the special committee of the board shall have withdrawn or modified, or publicly proposed to do so, in a manner adverse to Havas Advertising, its approval or recommendation of the merger or the merger agreement, or shall have approved or recommended, or publicly proposed to approve or recommend, an Acquisition Proposal; or

   . upon a breach of any representation, warranty, covenant or agreement of Snyder Communications under the merger agreement, other than the representations relating to non-contravention or the capitalization of Snyder Communications, if the breach is not cured within 30 days after notice of the breach.

Effects of Termination

  If the merger agreement is terminated, there will be no liability on the part of Havas Advertising, Snyder Communications or HAS Acquisition II Corporation, except as otherwise provided in the merger agreement and as

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

set forth below under "--Termination Payments." Nothing, however, will relieve any party of any liability or damages resulting from any willful material breach of the merger agreement by that party.

Termination Payments

  Snyder Communications will be required to allocate on the books and records of Circle.com a charge in the amount of $800,000, all of which amount must be allocated to Circle.com and paid directly to Havas Advertising in lieu of expense reimbursement, if Snyder Communications terminates the merger agreement because it received an Acquisition Proposal which Snyder Communications' board of directors, acting through its special committee, determined in good faith to be a Superior Proposal and Snyder Communications within 12 months thereafter consummates an Acquisition Proposal other than one in which Havas Advertising or one or more of its subsidiaries retains ownership of all or substantially all of the business or assets of Circle.com.

Other Expenses

  Except as otherwise provided for in the merger agreement or agreed in writing by the parties, all costs and expenses incurred as a result of the merger agreement and the transactions contemplated by the merger agreement shall be paid by the party incurring the cost or expense.

Indemnification

  The merger agreement provides that Havas Advertising will, or will cause Snyder Communications as the surviving corporation to, indemnify each person who was an employee, agent, director or officer of Snyder Communications or its subsidiaries on or prior to February 5, 2001, to the fullest extent such person can be indemnified by Snyder Communications under applicable law, with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense, including reasonable fees and expenses of counsel, against the person in his or her capacity as an employee, agent, officer or director of Snyder Communications or its subsidiaries, whenever asserted or claimed, based in whole or in part, or arising in whole or in part out of, any facts or circumstances occurring at or prior to the effective time of the merger.

  Havas Advertising also will cause Snyder Communications to maintain Snyder Communications' existing directors' and officers' liability insurance policy, or a policy with substantially similar coverage, for not less than six years after the effective time of the merger but only to the extent related to facts or circumstances occurring at or prior to the effective time of the merger, provided that the aggregate annual premium for maintaining the insurance during the six year period does not exceed 300% of the per annum aggregate premium paid by Snyder Communications on February 5, 2001, in which case Havas Advertising will cause Snyder Communications to provide the most advantageous coverage then available at an annual premium of 300% of such rate.

Amendments and Waivers

  Any provision of the merger agreement may be amended or waived prior to the effective time of the merger if, and only if, the amendment or waiver is in writing and signed, in the case of an amendment, by Snyder Communications and Havas Advertising or, in the case of a waiver, by the party against whom the waiver is to be effective. After the adoption of the merger agreement by the stockholders of Snyder Communications, there will be no amendment that by law requires further approval by stockholders without the approval of Snyder Communications stockholders. In addition, each of Snyder Communications and Havas Advertising intend to resolicit the vote of Snyder Communications' stockholders if a material amendment is entered into among the parties to the merger agreement or a material condition is waived either before or after the stockholders of Snyder Communications approve the merger.

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

                        DESCRIPTION OF HAVAS ADVERTISING

Overview

  Havas Advertising is a global advertising and communications company. According to Advertising Age, Havas Advertising is the fifth largest advertising and communications company in the world based on pro forma 2000 revenues, including Snyder Communications' 2000 revenues. With its headquarters located in Paris, two of its four operating divisions headquartered in the United States and one in Spain, Havas Advertising believes that it brings a multinational approach to its business which distinguishes it from other major advertising companies. Through its worldwide network of over 330 agencies located in more than 65 countries, Havas Advertising offers a complete line of communications services, including general advertising, direct marketing, media planning and buying, corporate communications, sales promotion, design, human resources, multimedia interactive communications and public relations.

  Havas Advertising is a holding company that conducts its business through the following four principal operating divisions:

  Euro RSCG Worldwide. From its divisional headquarters in New York, Euro RSCG Worldwide manages Havas Advertising's principal international brand--Euro RSCG-- and owns and operates a network of more than 190 agencies in Europe, the United States, Latin America and the Asia-Pacific region. Through this network, Euro RSCG Worldwide offers a complete range of advertising and communications services and is extending its activities into the strategically important fields of interactivity, marketing services and healthcare.

  Arnold Worldwide Partners. Arnold Worldwide Partners is a network of 11 advertising agencies that emphasize their creative work product and seek to establish strong local identity in the markets they serve. Arnold Worldwide Partners primarily focuses on general advertising services and currently operates in Europe, the United States, Canada, Brazil and Australia.

  Media Planning Group. From its headquarters in Barcelona, Media Planning Group provides media planning and buying services to its clients and operates primarily in Europe, Latin America and the United States. Havas Advertising currently owns 45% of this division, which was created in 1999 through the merger of Havas Advertising's media planning activities with those of Media Planning, S.A., a Spanish company. On January 20, 2001, Havas Advertising and the other shareholders of Media Planning Group entered into an agreement by which Havas Advertising agreed to acquire the remaining 55% of Media Planning Group. When this transaction is completed, Havas Advertising will own 100% of Media Planning Group.

  Diversified Agencies Group. The Diversified Agencies Group operating division is comprised of more than 50 "independent" agencies. These agencies are wholly or partially owned by Havas Advertising but are referred to as "independent" because they generally are managed and operated autonomously, have operations that are local or regional in scope, and are not part of either the Euro RSCG Worldwide or Arnold Worldwide Partners networks. In addition to general advertising, these agencies focus on specific disciplines such as marketing services, design, research and public relations.

  Although Havas Advertising is organized into four divisions, the general legal ownership structure of the agencies comprising these four divisions is as set forth below:

                                    [Chart]



                           Havas Advertising (France)

                              [ARROWS POINTING TO]

-----------------------------------------------------------------------------------------------------------------------------------
                                          Snyder Communications, Inc. (94.2%
Havas Advertising International SA        economic interests, 96.4% voting
 (France) (100%)                          interests)                             Media Planning Group (45%)   France
-----------------------------------------------------------------------------------------------------------------------------------
                                                   [ARROWS POINTING TO]
-----------------------------------------------------------------------------------------------------------------------------------
 . Germany  [ARROW POINTING TO] Havas      Arnold Worldwide Partners Agencies,                                  Arnold Worldwide
  Advertising Holding Gmbh (100%)         Euro RSCG Agencies,                                                  Partners Agencies,
  [ARROWS POINTING TO] Arnold             Diversified Agencies                                                 Diversified Agencies
  Worldwide Partners Agencies, Euro
  RSCG Agencies
-----------------------------------------------------------------------------------------------------------------------------------
 . Other Countries [ARROW POINTING TO]
  Arnold Worldwide Partners Agencies,
  Euro RSCG Agencies, Diversified
  Agencies
-----------------------------------------------------------------------------------------------------------------------------------

 . U.K. [ARROW POINTING TO] Evelink Plc
  (100%) [ARROWS POINTING TO] Arnold
  Worldwide Partners Agencies, Euro
  RSCG Agencies, Diversified Agencies
-----------------------------------------------------------------------------------------------------------------------------------
 . U.S. [ARROW POINTING TO] EWDB North
  America, Inc. (100%) [ARROWS
  POINTING TO] Euro RSCG Agencies,
  Diversified Agencies
-----------------------------------------------------------------------------------------------------------------------------------

  The table below shows Havas Advertising's total revenues by geographic region in fiscal years 1998, 1999 and 2000.

Geographic Region                                      2000           1999          1998
----------------------------------------            -------        -------       -------
                                                        (in Euro thousands)

  France................................       Euro 322,778   Euro 290,975  Euro 265,463
  Rest of Europe........................            522,765        353,896       260,977
  North America.........................            647,420        375,132       269,095
  Asia-Pacific..........................             87,497         60,764        42,949
  Latin America.........................             63,180         43,613        34,283

History and Development of Havas Advertising


   Havas Advertising strives to maintain an operating structure that is capable of continuously evolving to take advantage of opportunities in the advertising and communications services industry. Havas Advertising's current operating structure is less than ten years old. This relatively new structure is designed to allow Havas Advertising to adapt quickly to meet the needs of clients, especially those in dynamic and competitive industries such as telecommunications, technology and health care.

   Havas Advertising was incorporated in 1968 under the name "Havas Conseil." At that time, its sole shareholder was Havas S.A., a French media group. Since then, Havas S.A.'s shareholding in Havas Advertising has steadily declined, from 100% in 1968, to 45% in 1972, to 31% in 1998 and to its current level of approximately 11.2% of the outstanding Havas Advertising shares. Havas S.A. was acquired by Vivendi Universal, a media, communications and environmental services company, in 1998 and is now known as Vivendi Universal Publishing.

   At the time of Havas Advertising's incorporation, Havas Advertising's activity was concentrated in France and was focused on traditional advertising and media buying services. Since the mid-1970s, Havas Advertising has expanded its activity significantly, both geographically and in the breadth of services that it is able to offer. This expansion has been carried out through internal growth and the selective acquisition of complementary agencies. Over the last nine years, the portion of Havas Advertising's revenues (including 100% of the revenue from Media Planning Group) derived outside of France increased to 85% in 2000 compared to 48% in 1991.

  In the 1990s, Havas Advertising made a number of significant changes to its organization which Havas Advertising believes have substantially expanded its geographic reach, the scope of its services, and its positioning in an increasingly global market. These changes included the following:

  . In 1992, Havas Advertising acquired RSCG Group, then a major French advertising group, and merged its "RSCG" network into Havas Advertising's own "Eurocom" network to create Euro RSCG Worldwide. Havas Advertising chose to merge these two networks in order to create a single organization with an expanded global reach and an enhanced offering of services. The combination created what Havas Advertising considers to be a world class network capable of accommodating its clients in their local, regional and international businesses.

  . In 1997, Havas Advertising moved the divisional headquarters of Euro RSCG Worldwide from Paris to New York. This has allowed Havas Advertising to move closer to the U.S. advertising market, which Zenith Media estimates accounted for more than 40% of 2000 worldwide advertising expenditures, and to U.S. advertisers. In addition, Havas Advertising believes its introduction of worldwide branding and a global network linking all members of Euro RSCG Worldwide has raised the level of cooperation among the agencies comprising the Euro RSCG Worldwide network.

  . In 1999, Havas Advertising entered into an agreement with Media Planning, S.A., a Spanish company, to create a new media planning group combining the media planning and buying activities of Media Planning, S.A. and Havas Advertising. Havas Advertising currently owns 45% of this new group and has entered into an agreement to acquire the remaining 55%. Havas Advertising believes that operating its media planning and buying activities as separate entities rather than solely as departments within its agencies is the most effective structure to capitalize on growth opportunities in the media business. By combining its media planning and buying activities with those of Media Planning, S.A., Havas Advertising believes that it has created a powerful network of media expertise which has the management skills and resources necessary to compete in the media market.

  . In 2000, Havas Advertising acquired Snyder Communications, an international provider of direct marketing, advertising and communications services and Internet professional services. As a result, Snyder Communications' Bounty SCA Worldwide agency was added to the Euro RSCG Worldwide network to strengthen its marketing services, Brann Worldwide, the direct marketing specialist agency of Snyder Communications, was added to the Diversified Agencies Group, and Snyder Communications' Arnold Communications advertising agency was combined with Havas Advertising's prior "Campus" network to create the Arnold Worldwide Partners network.

  Since late 1998, Havas Advertising has pursued an aggressive strategy of growth through acquisition, acquiring over 20 companies in 1998, over 40 companies in 1999 and over 35 companies in 2000. See "Operating and Financial Review and Prospects of Havas Advertising--Strategic Acquisition Plan" and Note 3 to the 2000 consolidated financial statements of Havas Advertising included elsewhere in this proxy statement/prospectus for additional information about some of these acquisitions.

  In 1982, Havas Advertising shares were first listed on Euronext Paris S.A. (previously the Paris Bourse), which is the French national stock exchange. They have traded on the Premier Marche of Euronext Paris S.A., which is the principal trading market for securities in France, since May of 1985. Havas Advertising ADSs began trading on the Nasdaq National Market System on September 27, 2000.

Industry Trends

   Management of Havas Advertising believes that several industry trends have had and will continue to have a fundamental impact on its business and prospects. These trends include:

  . Continued growth in the worldwide advertising and communications services businesses;

  . Globalization of many industries and the resulting globalization of the advertising industry and polarization into a relatively small number of global networks and a large number of smaller local and regional agencies;

  . Growth of marketing services, as the rapid development of new communication technologies has enabled advertisers to reach their target audiences in means that are more effective than mass marketing;

  . Growth of the Internet as a new market for advertising and marketing services; and

  . Evolution of media planning and buying from an ancillary service within traditional advertising agencies into a specialized autonomous service.

Business Strategy

   Havas Advertising's strategy is to continue its development into one of the leading global advertising and marketing services companies with levels of growth and profitability that are comparable to the "top three" global advertising and communications companies - WPP Group, Omnicom Group, and The Interpublic Group of Companies - as ranked by Advertising Age based on pro forma 2000 revenues. To accomplish this growth, Havas Advertising has identified the following key goals:


  . Focus on attracting and serving major international clients through an emphasis on coordinating the worldwide efforts of its constituent advertising, media planning and buying, and marketing services companies;

  . Further the integration of its advertising and marketing services companies in targeted markets:

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

  . Expand and consolidate its positions in various global markets, with emphasis on the United States, Latin America, and Asia for the advertising business and Europe, the United States, Latin America, and the Asia-Pacific region for marketing services;

  .  Maintain a strong emphasis on creative work product; and

  . Improve financial performance by seeking to achieve key financial performance goals, including a business mix objective by 2003 of two-thirds marketing services and one-third traditional advertising, increased geographic balance with strong increases in the Asia-Pacific region and Latin America and resultant decreases in France, and cash earnings per share growth of 15-20% annually under French GAAP. See "Operating and Financial Review and Prospects of Havas Advertising - Financial Objectives."

Advertising and Communications Services

  Havas Advertising offers the following products and services:

  . General advertising. General advertising services consist of defining the nature, the content and the targets of an appropriate advertising message for the promotion of brands, products or services; creating work product; advising clients in the choice of media to disseminate creative work product; and monitoring the effectiveness of the advertising message and work product through studies and research.

  . Direct marketing. Direct marketing services consist of providing communications (for example, direct mail) and related database support which are designed to develop and maintain a measurable contact between the message sender and the receiver.

  . Media planning and buying. Media planning and buying services consist of optimizing the efficiency of advertisements by determining the media best suited for reaching the largest and most targeted sample of readers, listeners or viewers and planning and buying media for advertisers.

  . Corporate communications. Corporate communications services consist of providing communications relating to a company (for example, annual reports to stockholders) intended to make the company better known or improve its image to stockholders, suppliers or the financial markets.

  . Sales promotion. Sales promotion services consist of designing communications which aim to induce consumer purchasing, promote consumer loyalty, increase consumer interest in a product or react to a competitor's attack.

  . Design. Design services are intended to boost the sales of products or services through the design of products themselves, their packaging, the visual identity of companies or the architecture of business establishments.

  . Television sponsorship. Television sponsorship services are a relatively recent communications specialty and consist of associating a brand or a product to a television program.

  . Human resources. Human resources services are a specialty provided to companies for their hiring, training, promotion and related internal communications.

  . Multimedia interactive communication. Multimedia interactive communication services consist of providing communications using on-line, off-line and interactive multimedia.

  . Public relations. Public relations services consist of inducing the public to have an understanding of and goodwill for a client.

Organization into Four Divisions

  Havas Advertising believes that its organization into four divisions provides Havas Advertising with distinct advantages over other international advertising and communications services groups that are not organized in this structure.

  Because Havas Advertising operates through several divisions utilizing independent brands, including Euro RSCG Worldwide and Arnold Worldwide Partners, Havas Advertising is often able to represent clients with competing products and services, allowing Havas Advertising to continue to expand internationally.

  The separation of Havas Advertising's operations into four divisions also facilitates the diversification of its investment in different types of advertising and communications services. For example, Havas Advertising accomplishes much of its investment in local and regional agencies that specialize in one or more communications services through Diversified Agencies Group. Havas Advertising believes ownership of these agencies offers strong economic benefits, such as allowing Havas Advertising to provide the local and specialized services and know-how of these agencies to clients of the other divisions and to offer the services of the other divisions to clients of Diversified Agencies Group. Havas Advertising also recognizes that many of these agencies cannot be successfully integrated into a multinational agency such as Euro RSCG Worldwide or Arnold Worldwide Partners. As a result, Havas Advertising's organization into divisions allows Havas Advertising to realize the economic benefits of ownership of integrated multinational advertising and communications firms such as Euro RSCG Worldwide and of specialized local and regional firms such as those comprising Diversified Agencies Group.

  Set forth below is a summary of each of Havas Advertising's four divisions.

Euro RSCG Worldwide

  Overview. Euro RSCG Worldwide was founded in 1991 and is Havas Advertising's principal international brand. In less than a decade, the division has progressively expanded to an international network of agencies. This has been accomplished primarily through acquisitions of independent local agencies around the world. Today, the network is comprised of over 190 agencies in over 65 countries. Euro RSCG Worldwide was ranked by Advertising Age as the fifth largest advertising agency network worldwide in April 2001, based on 2000 revenues. In addition, Euro RSCG Worldwide was ranked by Advertising Age International in June 2000 as the number one agency network in Europe and the fifth agency network globally, based on 1999 gross income.

  Euro RSCG Worldwide offers a full range of communications services necessary to support major international clients. Traditional advertising has historically been the network's main activity, but now accounts for less than half of Euro RSCG Worldwide's business as its agencies have become increasingly active in marketing, healthcare, public relations and interactive communications.

  The network's decentralized management style reflects Euro RSCG Worldwide's historical development from a loose federation of local agencies into a global multicultural network. Agencies typically retain their local management and branding, and in many cases, local management retains a minority equity stake in the agencies. To insure coordination between agencies, Euro RSCG Worldwide has in place a small group of officers, each responsible for a geographic region or activity sector. There are also global brand directors who are solely dedicated to the relationship with a particular client and for channeling the network's resources to service the global needs of that client. To improve exchanges and enable more rapid communication between the agencies, in 1997 the network developed and launched StarLink, a sophisticated intranet tool that links all members of Euro RSCG Worldwide and their clients with the goal of globally coordinating Euro RSCG Worldwide's delivery of client services.

  Euro RSCG Worldwide formed its interactive business, Euro RSCG Interaction, in 1998. Euro RSCG Interaction was organized to take advantage of the growing Internet advertising market by offering interactive expertise across multiple disciplines. Euro RSCG Interaction specializes in digital production, entertainment and third party content, e-commerce, dot.com brand building, database analysis and management and interactive television. It also focuses on utilizing integrated digital media to provide creative integrated business solutions and overall brand communications strategies for its clients. Euro RSCG Interaction presently has 48 offices in 27 countries.

  In May 1999, Euro RSCG Worldwide launched Euro RSCG Marketing Services, a network designed to better coordinate the marketing services furnished by its agencies and strengthen their ability to provide global creative solutions. Following the acquisition of Snyder Communications in September 2000, Snyder Communications' Bounty SCA Worldwide agency, which provides marketing services and sales promotion, was added to the Euro RSCG Worldwide network. Euro RSCG

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

Worldwide currently has a network of over 80 agencies throughout the world which provide direct marketing and related services.

  Strategic Expansion. Euro RSCG Worldwide is in the process of a strategic expansion, both geographically and through the development of particular communications services, that is intended to further enhance its position among the world's top five largest advertising agency networks, based on 2000 revenues as ranked by Advertising Age.

  With respect to geographic expansion, Euro RSCG Worldwide intends to continue to expand its operations in the United States and Europe through selective acquisitions of agencies whose specialties and client bases will complement its existing offerings and client bases in those markets. Euro RSCG Worldwide also intends to continue expansion in the Asia-Pacific region. Although this region has recently experienced an economic downturn, Havas Advertising believes that the Euro RSCG Worldwide agencies in this region were relatively unharmed in comparison to many of their competitors and Havas Advertising believes that further expansion would be appropriate at this time or in the near future. Euro RSCG Worldwide also intends to continue expansion throughout Latin America while also developing its marketing services in the region. Euro RSCG Worldwide's expansion in the Asia-Pacific region and in Latin America is expected primarily to occur through selective acquisitions of compatible agencies in those regions.

  With respect to the development of particular advertising and communications services, Euro RSCG Worldwide intends to further expand its operations in the healthcare advertising, marketing services and interactive media areas. Euro RSCG Worldwide expects to continue to strengthen its existing network of 44 agencies that provide advertising and communications services to the healthcare industry through a combination of internal growth and acquisitions. With respect to marketing services, Euro RSCG Worldwide intends to increase its presence in this market through the acquisition of integrated direct marketing activities that are capable of establishing and managing direct contact with consumers. In the interactive media area, Euro RSCG Worldwide intends to strengthen its interactive media services offerings through a combination of the internal growth of its existing network of Euro RSCG Worldwide agencies that provide interactive media and related services and also through selective acquisitions.

Arnold Worldwide Partners

  Overview. Following the acquisition of Snyder Communications in September 2000, Havas Advertising combined Snyder Communications' Arnold Communications advertising agency with its former "Campus" network and moved the headquarters of the division from Paris to Boston to create "Arnold Worldwide Partners." Arnold Worldwide Partners is now a network of 11 advertising agencies that emphasize their creative work product and seek to establish a strong local identity in the markets they serve. Arnold Worldwide Partners primarily focuses on general advertising services and currently operates in Europe, the United States, Canada, Brazil and Australia. The Arnold Worldwide Partners approach to managing its projects involves using a team of advertising experts in the country of origin of the project to develop a multinational advertising campaign that is carefully coordinated with the other Arnold Worldwide Partners agencies. As a result of this collaboration with other Arnold Worldwide Partners agencies, Havas Advertising believes that Arnold Worldwide Partners provides high quality creative work and precise and rapid international coordination. Although, as discussed below under "-- Strategic Expansion," Arnold Worldwide Partners intends to expand in the near future, the geographic coverage of Arnold Worldwide Partners will remain intentionally limited to the countries with the most advertising activity in order to best tailor the services to the needs of its target clients, major global advertisers.

  Strategic Expansion. Arnold Worldwide Partners intends to expand its operations through the selective acquisition of several agencies in each of the United States, Latin America and the Asia-Pacific region. Arnold Worldwide Partners intends to target agencies that Havas Advertising believes are generally recognized for the high quality of their work product and that will foster the Arnold Worldwide Partners approach to careful coordination of multinational advertising campaigns.

Media Planning Group

  Overview. In recent years the media services industry has been affected by the increasing segmentation of the media and audiences, the increasing importance of high technology and the increasingly global needs of clients. In response to these changes, Havas Advertising decided to reorganize its media operations to become part of an autonomous operating company, with the size, geographic reach, expertise and dedicated management that Havas

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

Advertising believes are required to succeed in the industry's new environment. Accordingly, through a business combination transaction agreed to in March 1999, Havas Advertising combined its existing media services agencies with Media Planning, S.A., a private Spanish-based media specialist, in October 1999 and received in exchange a 45% equity interest in Media Planning, S.A., which then changed its name to Media Planning Group. On January 20, 2001, Havas Advertising and the other shareholders of Media Planning Group entered into an agreement by which Havas Advertising agreed to acquire the remaining 55% of Media Planning Group. When this transaction is completed, Havas Advertising will own 100% of Media Planning Group. For a detailed description of the creation of Media Planning Group, see "Operating and Financial Review and Prospects of Havas Advertising--Creation of Media Planning Group."

  Media Planning Group, which is headquartered in Barcelona, has a team of more than 1,900 employees and operates in 15 countries. Havas Advertising estimates that approximately 69% of the division's revenues in 2000 came from the division's own clients, with the rest coming from clients of Havas Advertising's other agencies. Havas Advertising believes that these figures show that Media Planning Group can generate more business as a stand-alone operation. Since its creation, Media Planning Group has become one of the largest media service groups worldwide. Media Planning Group is ranked by Advertising Age as the eleventh largest media specialist company in the world and the eleventh largest in the U.S., based on 2000 billings.

  Strategic Expansion. In the media services industry, Havas Advertising believes larger media services firms can often benefit from their size by obtaining more favorable terms for media purchases for their clients and are also better able to analyze for their clients the effects of their planning and purchasing of media due to their greater resources. As a result of these considerations, Media Planning Group intends to continue its pattern of growth by consolidating its positions in Europe, the United States and Latin America through acquisitions and internal growth. At the same time, Media Planning Group intends to expand into the Asia-Pacific region primarily through acquisitions.

Diversified Agencies Group

  Overview. Diversified Agencies Group was formed in 1996. Following the acquisition of Snyder Communications in September 2000, Snyder Communications' Brann Worldwide network of agencies, which provide full scale direct marketing and sales solutions, was added to the Diversified Agencies Group. The Diversified Agencies Group is now comprised of more than 50 agencies in 19 countries. Unlike Euro RSCG Worldwide, Arnold Worldwide Partners or Media Planning Group, the agencies that comprise Diversified Agencies Group have maintained their independence and identity. Though able to call upon the resources of Havas Advertising's other operating divisions, these agencies generally operate as independent business units. In addition, most of the agencies are intent on maintaining their autonomy, individual values and business culture. Havas Advertising believes that they present strong economic potential for Havas Advertising, such as allowing Havas Advertising to provide local and specialized services and know-how of the agencies of Diversified Agencies Group to clients of the other divisions and to offer the services of other divisions to clients of Diversified Agencies Group, despite the fact that they are not intended to be integrated with each other or with any of Havas Advertising's other operating divisions.

  The principal services provided by the agencies that make up the Diversified Agencies Group include:

  .  marketing services;

  .  public relations;

  .  corporate communications;

  .  human resources;

  .  multimedia interactive communications;

  .  design; and

  .  general advertising.

  Strategic Expansion. Diversified Agencies Group intends to continue selectively acquiring agencies that wish to have the support of a larger firm such as Havas Advertising while maintaining their autonomy. With respect to expansion into particular lines of business, Diversified Agencies Group intends to acquire agencies that are generally recognized within the industry in their markets for the quality of their services and that specialize in marketing services, multimedia interactive communications, design, public relations, human resources or recruiting advertising. Another intended area of expansion for Diversified Agencies Group is sports media services. Havas Advertising believes that sports will likely be one of the most powerful media of the future. This market is currently experiencing very strong expansion worldwide in areas such as sponsoring, consulting activities and the creation and organization of sporting events. In addition, advertisers are showing a desire to add value to their brands through association with the world of sports. As a result, Diversified Agencies Group intends to devote itself to further developing its sports media services. In June 1999, Diversified Agencies Group created Havas Advertising Sports to offer sports media services to sports institutions, federations, clubs, broadcasters and advertisers. With respect to geographic expansion, Diversified Agencies Group intends to focus on expanding in the United States and continental Europe, primarily through selective acquisitions.

Competition

  The advertising and communications services industry is highly competitive, and Havas Advertising expects it to remain so. At the holding company level, Havas Advertising's principal competitors are other large multinational marketing and communications companies, including WPP Group, Omnicom Group, The Interpublic Group of Companies, Publicis, BMD, Dentsu, True North Communications, Grey Global Group and Hakuhodo. As reported by Advertising Age, Havas Advertising was the fifth largest advertising and communications company in the communications services industry based on pro forma 2000 revenues, including Snyder Communications' 2000 revenues. The actual competition for clients, however, generally takes place at the agency level. Havas Advertising's principal networks in the advertising industry are Euro RSCG Worldwide and Arnold Worldwide Partners. These networks compete with other similar multinational agencies and networks of agencies, including BBDO, DDB Needham, McCann Erickson, Leo Burnett, Young & Rubicam, Dentsu, J. Walter Thompson, Lowe Lintas, Grey Advertising, as well as numerous smaller agencies that operate only in regional or local markets.

  Havas Advertising must compete with these other companies and agencies to maintain existing client relationships and to obtain new clients and assignments. In addition, some clients require agencies to compete for business at mandatory periodic intervals. Havas Advertising believes that it competes principally on the basis of the following factors:

 .  creative reputation;

 .  knowledge of media;

 .  quality and breadth of services;

 .  experience and expertise in interactive services;

 .  geographic coverage and diversity;

 .  relationships with clients; and

 .  size and financial resources.

  Recently, traditional advertising agencies also have been competing with major consulting firms which have developed practices in marketing and communications. New competitors also include smaller companies such as systems integrators, database marketing and modeling companies and telemarketers, which offer technological solutions to marketing and communications issues faced by clients. In addition, the trend towards consolidation of global accounts requires companies seeking to compete effectively in the international communications services industry to make significant investments. These investments include additional offices and personnel around the world and new and improved technology for linking these offices and people.

Intellectual Property

  The name "Havas" is a registered trademark owned by Vivendi Universal Publishing Since 1996, Havas Advertising has licensed the use of the name "Havas Advertising" from Vivendi Universal Publishing under annual license agreements, which have been renewed every fiscal year. Havas Advertising paid Vivendi Universal Publishing an annual royalty of approximately Euro 305,000 under the license agreement for 2000. Havas Advertising does not anticipate any difficulty in continuing to use the name Havas Advertising in the future.

  The name "Havas" is registered, or in the process of being registered, in the following countries:

African Intellectual     Colombia          Liechtenstein              Saint Marin
 Property Organization   Croatia           Lithuania                  Sierra Leone
Albania                  Cuba              Mexico                     Singapore
Algeria                  Egypt             Monaco                     South Africa
Allemagne                Estonia           Mongolia                   Spain
Argentina                European Union    Morocco                    Sudan
Armenia                  France            Mozambique                 Switzerland
Australia                Georgia           New Zealand                Tadjikistan
Austria                  Greece            Ouzbekistan                Taiwan
Azerbaidjian             Hong Kong         Poland                     Thailand
Belarus                  Hungary           Portugal                   Tunisia
Benelux                  Italy             Republic of                Turkey
Bosnia-Herzegovina       Japan             Czechoslovakia             Ukraine
Brazil                   Kazakhstan        Republic of Macedonia      United States
Bulgaria                 Kenya             Republic of Moldova        Uruguay
Canada                   Kirghizistan      Republic of North Korea    Venezuela
Chile                    Lesotho           Republic of South Korea    Vietnam
China                    Lettonia          Romania                    Yugoslavia
                         Liberia           Russia

Government Regulation

  Havas Advertising's business is subject to government regulation, both within and outside the United States. In the United States and abroad, federal, state and local governments and their agencies and various consumer groups have directly or indirectly affected or attempted to affect the scope, content and manner of presentation of advertising. The continued activity by government and by consumer groups regarding advertising may cause further change in advertising practices in coming years. While Havas Advertising is unable to estimate the effect of these developments on its business, Havas Advertising believes the total volume of advertising in traditional media will not be materially reduced due to future legislation or regulation, even though the form, content and manner of presentation of advertising may be modified through regulation.

  As the owner of advertising agencies operating in the United States which create and place print and Internet advertisements, Havas Advertising is subject to Section 5 and 12 of the U.S. Federal Trade Commission Act. These sections regulate advertising in all media, including the Internet, and require advertisers and advertising agencies to have substantiation for advertising claims before disseminating advertisements. In the event that any advertising that Havas Advertising has created is found to be false, deceptive, unfair, or misleading, the Federal Trade Commission Act could potentially subject Havas Advertising to liability.

  In France, media buying activities are subject to specific regulations following the adoption in 1993 of Law No. 93-122, known as the "Loi Sapin." The Loi Sapin, the objective of which is to encourage greater transparency in media buying dealings, has profoundly redefined long-standing practices in the media industry and in particular the traditional role of advertising agencies. Prior to the adoption of the Loi Sapin, agencies acted as intermediaries between advertisers and media providers. Since the introduction of the Loi Sapin, agencies must act as agents for advertisers. As a result, agencies are no longer able to purchase advertising space from media providers and then resell the space on different terms to advertisers. In addition, media providers must bill advertisers directly for advertising space and agencies cannot receive any commissions or discounts directly from media providers. The Loi Sapin only applies in France and in situations where both the media provider and the advertiser or the agency are French or located in France. The Loi Sapin has had in the past, and continues to have, a significant negative financial impact on Havas Advertising's media buying activities in France. Havas Advertising is not aware of any existing, or contemplated, similar legislation in the other countries in which it operates.

  Various federal, state and foreign governments and agencies have recently proposed limitations on the collection and use of personal information regarding Internet users. In October 1998, the European Union Data Protection Directive became effective; this Directive limits the collection and use of personal information from Europeans both on and off the Internet. This Directive will also be implemented through national legislation by the EU Member States. In addition to government activity, a number of industry and privacy advocacy groups are considering various new, additional or different self-regulatory standards. Due to Havas Advertising's significant marketing services, which rely on the collection and use of client data, this scrutiny, and any legislation, regulations or standards promulgated, may have a material adverse impact on Havas Advertising.

Employees and Labor Relations

  Havas Advertising is highly dependent upon the skills of its creative, research, media and account personnel and their relationships with Havas Advertising's clients. In France, Havas Advertising's employees generally have employment contracts, many of which contain covenants not to compete. Havas Advertising's top management employees also are generally bound by covenants not to compete. However, Havas Advertising's remaining employees generally are not subject to covenants not to compete and are, therefore, typically able to move within the industry with relative ease. Competition among Havas Advertising and its competitors for qualified personnel is substantial, and Havas Advertising, like its principal competitors, is vulnerable to the potentially adverse consequences which would arise from the inability to attract or retain qualified personnel. Havas Advertising believes the compensation arrangements for its key employees are highly competitive with those of other advertising and communications services companies.

  During the year ended December 31, 2000, Havas Advertising employed approximately 21,500 employees (including employees of Media Planning Group) worldwide, including approximately 11,600 in Europe, approximately 7,100 in the United States, approximately 1,900 in Asia-Pacific and approximately 900 in Latin America.

  None of Havas Advertising's U.S. employees are covered by any collective bargaining agreements or similar arrangements. In Europe, membership of Havas Advertising's employees in labor unions varies from country to country, and a number of countries prohibit Havas Advertising from keeping records of union membership. Havas Advertising is subject to various collective bargaining agreements in Europe. In most continental European countries, collective bargaining agreements are imposed by law on the entire industry.

Havas Advertising's principal collective bargaining agreements are as follows:

Country                      Number of Employees        Expiration Date
-------------------------  ------------------------  ------------------------------
Argentina................          111                  No expiration
Austria..................           35                  December 31, 2001
Belgium..................          248                  No expiration
France...................        3,247                  No expiration
Italy....................          155                  December 31, 2002
Portugal.................          133                  No expiration
Portugal.................          124                  December 31, 2001
Spain....................          895                  December 31, 2000(1)

  (1) A new collective bargaining agreement is currently being negotiated. The existing agreement has been extended pending the negotiations.

Havas Advertising believes that relations with its employees are good.

Properties

  Havas Advertising operates in more than 65 countries. In each location, Havas Advertising generally leases office properties, although in a few locations Havas Advertising owns its office properties.

  Havas Advertising's headquarters are located in Levallois-Perret, France, where it occupies approximately 294,000 square feet, for a base annual rent of Euro 7,389,702. The lessee under the lease is Havas Advertising. The lease expires on December 31, 2002.

  Euro RSCG Worldwide's headquarters are located in New York, New York, where it occupies approximately 129,369 square feet for a fixed annual rent of $3,732,191. The lessee under the lease is a wholly owned subsidiary of Havas Advertising. The lease is guaranteed by Havas Advertising. The lease expires on December 31, 2007.

  In addition to these leases, Havas Advertising's principal office leases are located in the United States, the United Kingdom and France. In the United States, Havas Advertising leases properties in New York City and Mineola, New York, Baltimore, Seattle, Washington, D.C., Atlanta, Boston, Dallas, Chicago and Deerfield, Illinois, San Francisco, Salt Lake City, Pittsburgh, Wilton and Danbury, Connecticut and Richmond for an aggregate current annual base rent of Euro 49.7 million, excluding Euro RSCG Worldwide's headquarters. The U.S. leases expire at various dates ranging from April 30, 2002 to November 31, 2014. In the United Kingdom, Havas Advertising leases properties in London, Birmingham, Glasgow, Kent, Manchester, Nottingham, Bristol, Newcastle, Edinburgh, Cirencester, Diss, Borehamwood and Cardiff, for an aggregate current annual base rent of Euro 12.7 million. The U.K. leases expire at various dates ranging from September 29, 2001 to March 25, 2015. In France, Havas Advertising leases property in Paris and its suburbs, Bordeaux, Lyon, Rennes, Lille, Reims, Tours, Toulouse, Annecy, Strasbourg, Marseille, Montpelier, Nice, Metz and Roubaix, for an aggregate current annual base rent of Euro 3.7 million, excluding Havas Advertising's headquarters. The French leases expire at various dates ranging from December 31, 2001 to December 31, 2008. In all other countries where Havas Advertising leases office properties, the aggregate annual base rent to be paid during 2001 was approximately Euro 17.4 million.

  Havas Advertising believes that all of its facilities are suitable for their use, and that it generally has sufficient space for existing needs and expected near term growth.

Legal Proceedings

  The French tax authorities have alleged that Havas Advertising acquired investments from employees at overstated prices. Havas Advertising and its tax counsel believe that the position of the tax authorities is unfounded and are defending Havas Advertising's position vigorously. Havas Advertising brought the matter before the Paris Tribunal Administratif, or tax court, and the proceedings are pending. Based upon the current assessment established by the tax authorities, the possible maximum liability is approximately Euro 5 million. Based upon presently available information, Havas Advertising is not in a position to give an estimate of a range of possible loss.


  Havas Advertising is also from time to time involved in legal actions in the ordinary course of its business. Havas Advertising is not aware of any pending or threatened litigation, arbitration or administrative proceedings relating to claims or amounts which (individually or in the aggregate) Havas Advertising believes are likely to have a material adverse effect on its business, financial condition or future results of operations. Any litigation, however, involves risk and potentially significant litigation costs, and therefore Havas Advertising cannot give any assurance that any litigation which may arise in the future will not have a material adverse effect on its business, financial condition or future results of operations.

           SELECTED CONSOLIDATED FINANCIAL DATA OF HAVAS ADVERTISING

                               HAVAS ADVERTISING
                            SELECTED FINANCIAL DATA
       (in Euro thousands except per share data and as otherwise noted)

  The following table summarizes selected financial data of Havas Advertising and is qualified in its entirety by reference to, and should be read in conjunction with, Havas Advertising's audited consolidated financial statements and the notes to the financial statements included in this proxy statement/prospectus. The historical financial data for the years ended December 31, 2000, 1999 and 1998 have been derived from the audited consolidated financial statements of Havas Advertising prepared using U.S. GAAP. The historical financial data for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 have been derived from the consolidated financial statements of Havas Advertising prepared using French GAAP. Havas Advertising will present its financial statements under U.S. GAAP in its SEC filings of its annual reports on Form 20-F. See "Operating and Financial Review and Prospects of Havas Advertising."

  The 1998, 1997 and 1996 historical financial data were previously presented in French francs and are now presented in euro. Solely for the convenience of the reader, these historical financial data denominated in French francs have been translated into euro using the fixed exchange rate applicable as of January 1, 1999 (Euro 1.00 = FF6.55957) for all periods presented. The historical financial data for December 31, 2000 have been translated into U.S. dollars at the noon buying rate of Euro 1.00 = $0.9388 on December 29, 2000. See Note 2 to Havas Advertising's audited consolidated financial statements for further information.


                                                                     For the Years Ended December 31,
                                                        -------------------------------------------------------------
                                                           2000             2000           1999              1998
                                                        ----------       ---------      ---------         ---------
                                                                                U.S. GAAP
                                                        -------------------------------------------------------------
                                                          (in $
                                                         thousands)
Income Statement Data:

Net revenues.........................................   $1,543,049   Euro 1,643,640  Euro 1,124,380   Euro   872,767

Net income (loss) excluding goodwill amortization....       73,947           78,768          45,783            4,858
Net income (loss)....................................       27,608           29,408          25,225          (11,245)
Net income (loss) per share (1):
Basic................................................         0.15             0.16            0.18            (0.09)
Diluted..............................................         0.14             0.15            0.16            (0.09)
Dividend per share (1)(2)............................         0.24             0.26            0.23             0.19
Balance Sheet Data:

Current Assets.......................................    $2,069,418  Euro 2,204,323  Euro 1,270,094   Euro 1,252,146

Total assets.........................................     5,439,100       5,793,673       2,286,846        1,912,506

Financial debt (includes long and short term)........     1,052,493       1,121,105         459,010          209,909
Shareholders' equity.................................     2,503,141       2,666,321         537,710          434,412

                                                                              For the Years Ended December 31,
                                                     -------------------------------------------------------------------------------
                                                           2000            1999           1998            1997           1996
                                                     --------------  --------------  --------------   -------------  ---------------
                                                                                      French GAAP
                                                     -------------------------------------------------------------------------------
                                                      (unaudited)     (unaudited)     (unaudited)     (unaudited)     (unaudited)
Income Statement Data:

Net revenues ......................................  Euro 1,795,551  Euro 1,208,085  Euro   874,407   Euro  779,191  Euro   665,379

Net income (loss) excluding goodwill amortization .         123,897          78,841          61,434          39,942          29,093
Net inocme (loss)..................................          89,224          56,106          45,486          24,812          15,975
Net income (loss) per share (1):
Basic..............................................            0.49            0.40            0.36            0.22            0.15
Diluted ...........................................            0.43            0.34            0.34            0.24            0.18
Dividend per share (1)(2)..........................            0.26            0.23            0.19            0.17            0.15
Balance Sheet Data:

Current assets.....................................  Euro 3,372,839  Euro 2,170,483  Euro 1,406,293  Euro 1,296,513  Euro 1,117,384

Total assets.......................................       5,241,344       3,231,289       2,099,372       1,968,357       1,739,465

Financial debt (includes long and short term)......       1,128,860         680,691         316,922         441,341         404,448
Shareholders' equity...............................       1,040,228         643,097         524,873         340,806         279,642

----------
(1) Unaudited. Per share data have been adjusted for the 20 for 1 stock split that occurred on May 26, 2000.

(2) These amounts reflect the dividend accrued for the year indicated, including the French avoir fiscal (before deduction of any French withholding tax). Actual payment of the annual dividend for each fiscal year occurs following Havas Advertising's annual ordinary general shareholders meeting in the subsequent year. For an explanation of the French avoir fiscal, see "Taxation--French Taxation--Withholding Tax and Avoir Fiscal" and "Taxation- -Taxation of U.S. Investors--Taxation of Dividends--Withholding Tax and Avoir Fiscal."

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA OF
                               HAVAS ADVERTISING

                               HAVAS ADVERTISING
                              PRO FORMA COMBINED
                                FINANCIAL DATA
                     (in Euro thousands except per share data)

  The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2000 has been prepared as if the contemplated acquisition of the Circle.com business for consideration to be paid in Havas Advertising ADSs had occurred as of December 31, 2000.

  The following unaudited pro forma condensed consolidated income statement for the year ended December 31, 2000 has been prepared as if each of the following transactions had occurred on January 1, 2000:

  . the September 26, 2000 acquisition of Snyder Communications for consideration paid in Havas Advertising ADSs; and

  . the contemplated acquisition of the Circle.com business for consideration to be paid in Havas Advertising ADSs.

  The historical Havas Advertising balance sheet includes the assets and liabilities of Snyder Communications and the historical Havas Advertising income statements for the year 2000 includes operations of Snyder Communications for the three month period ended December 31, 2000. Therefore, pro forma adjustments to reflect a full year of operations of Snyder Communications consist in adding nine months of Snyder Communications historical income statements and the related amortization of goodwill and acquired intangible assets for such period. See Note 3 to the audited consolidated financial statements of Havas Advertising for a complete description of the preliminary allocation of the excess of purchase price over net assets acquired for Snyder Communications.

  The unaudited pro forma financial information reflecting the contemplated acquisition of the remaining 83.5% interest of the Circle.com business has been prepared using the purchase method of accounting whereby the assets and liabilities of Snyder Communications are adjusted to estimated fair market value and the excess of the purchase price over the net fair values of tangible and identifiable intangible assets and liabilities is recorded as goodwill.

  The allocation is based upon preliminary estimates, which are subject to change as additional information is obtained. Therefore, the allocations reflected in the following pro forma financial information may differ from the amounts ultimately determined. In calculating the Havas Advertising pro forma information, the exchange ratio for the merger has been assumed to be 0.0920, which reflects the exchange ratio that would have applied if the merger had occurred on April 2, 2001.

  The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of what Havas Advertising's financial position or results of operations would have been if the acquisition of Snyder Communications and the contemplated acquisition of the Circle.com business had been completed on the dates indicated, nor does it purport to be indicative of future financial positions or results of operations. In the opinion of management, all material adjustments necessary to reflect the effects of these transactions have been made.

                               HAVAS ADVERTISING
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                                                       December 31, 2000
                                 -------------------------------------------------------------------
                                       Havas
                                    Advertising        Additional Circle
                                    Historical              Purchase              Havas Advertising
                                   Balance Sheet         Adjustments(1)      Pro Forma Balance Sheet
                                 ------------------    ------------------    -----------------------
ASSETS
Cash and cash
 equivalents................      Euro     594,215       Euro      (2,149)(3)  Euro      592,066
Receivables, net                         1,228,832                                     1,228,832
Other current assets........               381,276                                       381,276
                                         ---------                                    ----------
 Total Current Assets.......             2,204,323                 (2,149)             2,202,174
                                         ---------              ---------             ----------

Property and
 equipment, net.............               265,956                                       265,956
Goodwill and other
 intangibles, net...........             3,082,937                 61,162 (2)          3,144,099
Other assets................               240,457                    645 (4)            241,102
                                         ---------              ---------             ----------
 Total Assets...............             5,793,673                 59,658              5,853,331
                                         =========              =========             ==========

LIABILITIES AND  EQUITY

Accounts payable and
 other short-term
 items......................             1,535,221                                     1,535,221

Other current
 liabilities................               402,611                                       402,611
                                         ---------                                    ----------

 Total Current
  Liabilities...............             1,937,832                                     1,937,832
                                         ---------                                    ----------

Long-term debt..............               907,646                                       907,646
Other liabilities...........               275,132                                       275,132
                                         ---------                                    ----------
 Total Non-Current                       1,182,778                                     1,182,778
  Liabilities...............             ---------                                    ----------

Minority interest...........                 6,742                 30,893  (5)            37,635


Common stock                               106,599                    837  (6)           107,436
Additional paid-in
 capital....................             2,702,591                 27,928  (7)         2,730,519
Treasury stock..............               (16,507)                                      (16,507)
Retained earnings
 (deficit)..................               (17,741)                                      (17,741)
Deferred compensation.......               (26,602)                                      (26,602)
Other equity................               (82,019)                                      (82,019)
                                         ---------                                    ----------
 Total Equity...............             2,666,321                 28,765             (2,695,086)
                                         ---------              ---------             ----------

 Total Liabilities
  and Equity................             5,793,673                 59,658              5,853,331
                                         =========              =========             ==========


----------
(1) Translation of amounts from U.S. dollars into euro have been computed based upon the closing rate of Euro 1.00 = $0.93050 as of December 31, 2000, as published by the Banque de France.

(2) The estimated total purchase price of the 83.5% in Circle.com is Euro 30,914 as follows:

Issuance of 2,092,017 Havas Advertising ADSs using the exchange ratio of 0.0920         Euro  28,765
 computed based on the average closing sale price of Havas Advertising ADSs on
 Nasdaq for the 20 trading day period ending three days prior to April 2, 2001
 ($13.81) (Euro 15.16 at the average noon buying rate

of the 20-day period of Euro 1.00 = $0.9111) and the number of shares of Circle.com common stock outstanding as of April 2, 2001 (22,739,310) and valuing these shares by averaging the closing sale price of Havas Advertising shares on Euronext Paris S.A. over the last four trading days prior to April 2, 2001 (Euro
13.75).

Transaction costs and other                                                                        2,149
                                                                                                  ------
Total                                                                                       Euro  30,914
                                                                                                  ======



   This amount was allocated as follows:

83.5% of Circle.com business' net assets less historical goodwill                                (30,893)
Deferred tax asset related to deductible transaction costs                                           645
Goodwill                                                                                          61,162
                                                                                                 -------
Total
                                                                                           Euro   30,914
                                                                                                 =======


The value of issued equity, purchase price and pro forma earnings per share that will be recorded will vary with the market price of Havas Advertising ADSs. The following table demonstrates this variation, and is based on the number of Havas Advertising ADSs that would have been issued if the merger had occurred on April 2, 2001, assuming the 20-day average closing sale price of Havas Advertising shares on Nasdaq ending three trading days prior to that date are as indicated below. In each case, the four-day average closing sale price of Havas Advertising shares on Euronext Paris S.A. immediately prior to the merger that is used for calculating the value of issued equity is assumed to equal the 20-day average closing sale price on Nasdaq converted into Euro at the average noon buying rate of the 20-day period of Euro 1.00=$0.9111, except for the "Real at April 2, 2001," where the actual four-day average closing sale price of Euro 13.75 has been used.



20 day average closing sales price
 of Havas Advertising ADSs ending                                                                      Earnings Per
 three trading days prior to the                   Value of         Purchase        Earnings Per         Circle.com
 closing date                                   Issued Equity        Price           ADS/ Share     Share Equivalent
----------------------------------------        --------------    --------------   ---------------  -----------------
                                                                                     Basic and         Basic and
                                                                                      Diluted           Diluted
                                                                                   ---------------  -----------------
Bottom of collar minus 10% ($12.20) (Euro 13.39)  Euro 28,520      Euro 30,669     Euro (0.261)      Euro (0.022)
Real at April 2, 2001      ($13.81) (Euro 15.16)       28,765           30,914          (0.262)           (0.022)
Bottom of collar           ($13.56) (Euro 14.88)       31,689           33,838          (0.263)           (0.022)
Middle of collar           ($15.07) (Euro 16.54)       31,684           33,834          (0.263)           (0.020)
Top of collar              ($16.58) (Euro 18.20)       31,675           33,824          (0.263)           (0.018)
Top of collar plus 10%     ($18.24) (Euro 20.02)       34,843           36,992          (0.265)           (0.019)

(3) The cash adjustment is comprised of the cash transaction costs, consisting primarily of investment banking fees, legal, accounting and other fees.

(4) This amount represents the establishment of the estimated net federal deferred tax at a rate of 30% related to deductible cash included in the purchase price.

(5) This amount represents the minority interest related to the Circle.com common stock which will be acquired in the merger.

(6) This amount represents the nominal value (Euro 0.40) of 2,092,017 Havas Advertising ADSs to be issued in the transaction.

(7) This amount represents the additional paid-in capital related to Havas Advertising ADSs to be issued in the transaction:

Total purchase price                                 Euro 30,914
Cash components of purchase price                         (2,149)
Par value of Havas Advertising ADSs                         (837)
                                                          ------
Total                                                Euro 27,928
                                                          ------

                               HAVAS ADVERTISING
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                   (in Euro thousands except per share data)

                                                           Year ended December 31, 2000
                           --------------------------------------------------------------------------------------------
                               Havas              Snyder                                                    Havas
                            Advertising      Communications, Inc.                                        Advertising
                            Historical       From January 1, 2000        SNC           Circle.com         Pro Forma
                              Income         To September 30,2000     Pro Forma         Pro Forma           Income
                             Statement       Income Statement (1)   Adjustments(1)   Adjustments(1)        Statement
                           ---------------   --------------------  ---------------   --------------   ------------------
Net Revenues..............  Euro 1,643,640   Euro   575,158        Euro    --       Euro     --       Euro  2,218,798
Compensation and other
 operating expense........      (1,463,312)        (573,091)           (11,480)(2)           --            (2,047,883)
Amortization of goodwill
 and otheruntangibles.....         (49,360)         (16,012)           (48,996)(3)        (2,256)(9)         (116,624)
Other expense.............         (16,363)         (84,237)            74,689 (4)           --               (25,911)
                           ---------------   --------------------  --------------   --------------    -----------------
    Total operating
     expenses.............      (1,529,035)        (673,340)            14,213            (2,256)          (2,190,418)

Income (loss) from
 operations...............         114,605          (98,182)            14,213            (2,256)             (28,380)

Interest income
 (expense), net...........         (22,196)         (10,097)               --                --               (32,293)
Income tax provision......         (62,244)          10,063             (4,210)(5)           --               (56,391)
Equity in earnings
 from affiliates..........           9,197              --                                                      9,197
Minority interests........          (9,954)             --              15,183 (6)       (21,188)(10)         (15,959)
                           ---------------   --------------------  --------------                     -----------------
Income (loss)
 from continuing
 operations................         29,408          (98,216)            25,186          (23,444)              (67,066)

Basic average number
 of shares outstanding.....    180,318,635              --          74,049,267 (7)     2,076,116 (11)     256,444,018

Diluted average
 number of shares
 outstanding...............    207,126,095              --          77,580,407 (8)     2,076,116 (12)     286,782,618

Basic income
 (loss) per share
 from continuing
 operations...............            0.16                                                                      (0.26)

Diluted income (loss)
 per share from
 continuing
 operations................           0.15                                                                      (0.26)


(1) Translations of amounts from U.S. dollars into euro have been computed based upon the average rate of Euro 1.00 = $ 0.92455 for the year ended December 31, 2000, as published by the Banque de France.

(2) This amount represents amortization of unearned compensation related to unvested options to purchase shares of SNC common stock converted into options exercisable for Havas Advertising ADSs. The amortization period for each option is based on the remaining vesting schedule.

(3) This amount represents incremental goodwill amortization as follows:

Elimination of historical SNC goodwill amortization for the nine months ended            Euro   8,241
 September 30, 2000
Elimination of 16.5% of historical Circle.com goodwill amortization for the nine                1,290
 months ended September 30, 2000
Goodwill amortization for excess purchase price allocated to SNC for the nine                 (32,627)
 months ended September 30, 2000
Goodwill amortization for excess purchase price allocated to 16.5% retained                    (1,733)
 interest in Circle.com for the nine months ended September 30, 2000
Estimated intangible assets amortization from January 1, 2000 to September 30, 2000           (24,167)
                                                                                              -------
Total                                                                                    Euro (48,996)
                                                                                              =======
Estimated intangible assets is to be amortized over 10 years. Residual goodwill allocated to the SNC business unit is to be amortized using the straight-line method over 40 years. Residual goodwill allocated to the Circle.com business unit is to be amortized using the straight-line method over seven years.  The allocation of the purchase price is preliminary. Therefore, the amount and life of goodwill are subject to change as additional information is obtained and the purchase price allocation is finalized.

(4) This amount represents charges incurred by Snyder Communications that relate directly to the merger with Havas Advertising in September 2000. These charges consist primarily of stock option cash-outs, transaction bonuses and investment banker fees.

(5) This amount represents the income tax effect of the elimination of certain deductible goodwill amortization at a combined federal and state income tax rate of 40% and the tax effect of the adjustment in note (4) above.

(6) This amount represents 83.5% of the Circle.com business unit's net loss attributable to the holders of Circle.com common stock for the period from January 1, 2000 to September 30, 2000. The Circle.com business unit's net loss was Euro 18,205 for the period.

(7) This amount represents the additional number of Havas Advertising shares to obtain the pro forma basic average number of Havas Advertising shares for the year ended December 31, 2000 in connection with the acquisition of the SNC common stock.

(8) This amount represents the additional number of Havas Advertising shares to obtain the pro forma diluted average number of shares of Havas Advertising shares for the year ended December 31, 2000 in connection with the acquisition of the SNC common stock.

(9)  This amount represents a decrease in goodwill amortization as follows:

Elimination of 83.5% historical Circle.com goodwill amortization for the nine            Euro  6,481
 months ended September 30, 2000
Goodwill amortization for excess purchase price                                               (8,737)
                                                                                        --------------
Total                                                                                    Euro (2,256)

(10) This amount represents the elimination of 83.5% of the Circle.com business unit's net loss for the year ended December 31, 2000 that was attributed to the holders of Circle.com common stock.

(11) This amount represents the number of Havas Advertising ADSs to be issued by Havas Advertising in the merger, computed using the exchange ratio calculated as if the merger had occurred on April 2, 2000 (0.0920) multiplied by 22,566,478, the basic average number of shares of Circle.com common stock.

(12) This amount represents the number of Havas Advertising ADSs to be issued by Havas Advertising in the merger, using the exchange ratio of 0.0920 as described in note (11), multiplied by 22,566,478, the diluted average number of shares of Circle.com common stock.

       OPERATING AND FINANCIAL REVIEW AND PROSPECTS OF HAVAS ADVERTISING

     On January 1, 1999, the euro was introduced as the common legal currency of the 11 member states of the European Economic and Monetary Union, including France. Havas Advertising adopted the euro as its reporting currency and restated its consolidated financial statements in euro for prior years based on the fixed exchange rate between French francs and the euro applicable as of January 1, 1999 (Euro 1.00 = FF6.55957). Although Havas Advertising's consolidated financial statements depict the same trends as would have been shown had they been presented in French francs, they may not be directly comparable to the consolidated financial statements of other companies that have also been restated in euro. Prior to the adoption of the euro, the currencies of other countries fluctuated against the French franc, but because the euro did not exist prior to January 1, 1999, historical exchange rates for the euro are not available. Consequently, comparison of Havas Advertising's consolidated financial statements and those of another company that had historically used a reporting currency other than the French franc that takes into account actual fluctuations in exchange rates could give a much different impression than a comparison of Havas Advertising's consolidated financial statements and those of another company translated into euro. For further information, see "Exchange Rate Information" and Note 2 to Havas Advertising's 2000 consolidated financial statements.

     The following discussion of Havas Advertising's results of operations and financial condition should be read together with its consolidated financial statements and the accompanying notes included elsewhere in this proxy statement/prospectus. Havas Advertising prepares its financial statements in accordance with French GAAP, and its financial statements included in this proxy statement/prospectus were originally prepared using French GAAP principles. In order to facilitate comparison with other groups in the advertising industry and to aid the readers' evaluation of the merger, the financial statements of Havas Advertising included in this document have been restated using U.S. GAAP. Havas Advertising intends each year to restate its annual financial statements under U.S. GAAP. Interim financial statements will continue to be prepared in accordance with French GAAP only.

     Readers should also consider the financial statements of Media Planning, S.A., the Spanish group with which Havas Advertising combined its media planning and buying businesses in 1999. The consolidated financial statements of Media Planning, S.A. for the nine months ended September 30, 1999 are included elsewhere in this proxy statement/prospectus.

Overview

     Havas Advertising operates in one business segment, communications services. Havas Advertising offers a complete line of communications services, including general advertising, direct marketing, media planning and buying, corporate communications, sales promotion, design, human resources, multimedia interactive communications and public relations. Havas Advertising's results of operations are not significantly dependent on any single client or industry group.

     Havas Advertising's results of operations for 1998, 1999 and 2000 were impacted by the following principal factors:

  .  the acquisition of Snyder Communications in 2000;

  . the rapid pursuit by Havas Advertising of its strategic acquisition plan beginning in late 1998, which resulted in a large number of acquisitions in North America, Europe, South America and the Asia-Pacific region, with a particular emphasis on acquisitions in the marketing services and media services sectors;

  . organic growth driven by the development of Havas Advertising's main international brands, and the expansion of its activity with clients in the high-growth telecommunications, technology and healthcare sectors; and

  . the combination of Havas Advertising's media planning and buying businesses with those of the Spanish company Media Planning, S.A., to create the new "Media Planning Group" in 1999.

     On January 20, 2001, Havas Advertising, which owns 45% of the shares of Media Planning Group, entered into an agreement to acquire the remaining 55% of the shares of Media Planning Group from the other shareholders of Media Planning Group in exchange for 28.8 million new Havas Advertising shares and a cash payment of Euro 51.2 million. The transaction is subject to the approval of the shareholders of Havas Advertising and customary closing conditions. In addition, on February 5, 2001, Havas Advertising entered into the Circle.com merger agreement. This Operating and Financial

Review discusses only the historical results of Havas Advertising for the periods presented, and does not discuss the potential impact of the Media Planning Group transaction or the merger presented in this proxy statement/prospectus on subsequent periods. For a pro forma presentation of Havas Advertising's results of operations and financial position, presented as though the acquisition of Snyder Communications and the merger had been completed on January 1, 2000, see "Unaudited Pro Forma Condensed Consolidated Financial Data of Havas Advertising."

2000 Financial Highlights (French GAAP)

     The following information is based on Havas Advertising's French GAAP accounts or its management accounts. It is not comparable to Havas Advertising's U.S. GAAP financial information presented elsewhere throughout this proxy statement/prospectus. As a French company, Havas Advertising measures performance under French GAAP and will continue to report and communicate to the financial markets on the basis of French GAAP. Havas Advertising's management accounts are internal accounts prepared by each Havas Advertising agency to track its financial performance and are not necessarily maintained in accordance with French GAAP.

     Based on Havas Advertising's French GAAP accounts, Havas Advertising reported to the financial markets in France and to the COB that its gross income under French GAAP - including 100% of the gross income from Media Planning Group
- for 2000 compared to 1999 increased by the following percentages:

                                                                 Gross Income Growth in
                                                                   Twelve Months Ended
                                                                    December 31, 2000
                                                              -----------------------------
Total                                                                   +48.6%
Excluding the effects of acquisitions                                   +22.3%
Excluding the effects of acquisitions and currency                      +13.8%
 fluctuations

   The following table is based on management accounts and shows by geographic region the estimated growth in Havas Advertising's gross income under French GAAP - including 100% of the gross income from Media Planning Group - for 2000 compared to 1999:

Estimated Growth of 2000 Gross Income by Geographic Region:

                                                                                      Excluding the Effects
                                                                                       of Acquisitions and
                                                                      Total           Currency Fluctuations
                                                              ----------------------  ----------------------
Europe (1)                                                            +35.0%                  +17.4%
North America                                                         +75.7%                  + 6.3%
Asia Pacific                                                          +40.9%                  +14.1%
Latin America                                                         +51.8%                  +22.2%

(1) Calculation includes 100% of the 1999 gross income of Media Planning Group as from January 1, 1999.


     Based on management accounts, including 100% of the gross income of Snyder Communications as from January 1, 2000, Havas Advertising estimates that in 2000 61% of its pro forma gross income was derived from traditional advertising activities and 39% was derived from non-traditional advertising activities, such as marketing services and public relations.

     Havas Advertising estimates that net new billings (including 100% of Media Planning Group's net new billings) on an annualized basis totaled approximately Euro 3.7 billion for 2000. Net new billings are a common industry measure of new business wins and are calculated based on management estimates of the total advertising budgets over 12 months of all new business won during the period, less the estimated amount of the total advertising budgets over 12 months of all business lost during the period. The calculation of the "total advertising budget" for a project includes both the estimated fees and commissions of Havas Advertising and the estimated amount of all advertising and other products and services to be purchased by or on behalf of the client. For example, if management estimates that the fees and commissions over 12 months for a new advertising campaign won from a client will be Euro 1.5 million, and that the media space and other advertising products and services to be purchased by or on behalf of the client in connection with that advertising campaign will be Euro 8.5 million, then the total advertising budget over 12 months for the new business would be equal to Euro 10.0 million.

Strategic Acquisition Plan

     One of the key elements of Havas Advertising's business strategy is the expansion into new and specialized markets with high growth potential, such as marketing services and media services. Since late 1998, this strategy has been actively pursued through selective acquisitions of agencies that meet Havas Advertising's financial criteria and creative assessments. Havas Advertising generally establishes minimum financial criteria for its acquisitions, including:

  .  expected internal rate of return in excess of 15% over 10 years;

  . expected pay back period, calculated as the number of years necessary to recover the investment amount from free cash flow of the acquired business, of seven years or less;

  . expected return on capital employed, calculated by dividing expected earnings before interest, taxes and amortization (EBITA) less hypothetical tax on that amount by the investment amount, in excess of 11%; and

  . expected immediate positive earnings impact on Havas Advertising's consolidated financial statements after goodwill amortization and interest costs on the investment amount.

     Havas Advertising also generally requires that the creative work product of its acquisitions be carefully reviewed by management to determine whether it meets Havas Advertising's quality, innovation and creativity standards. This assessment is typically based on available objective factors, like advertising awards won, and a subjective review and analysis of the technical and artistic quality, creativity and innovation of the work product.

     Acquisitions have also been made to extend the geographic reach of Havas Advertising's networks. In late 1998, in 1999 and in 2000, the pursuit of this strategy resulted in a large number of acquisitions around the world. Havas Advertising acquired more than 20 companies in 1998, more than 40 companies in 1999 and more than 35 companies in 2000.

     Financial Impact of Acquisitions. In 1998, 1999 and 2000, the total consideration paid by Havas Advertising for the companies Havas Advertising acquired was approximately Euro 40.9 million, Euro 255.4 million and Euro 2,360.2 million, respectively, and the total amount of goodwill acquired was approximately Euro 38.6 million, Euro 263.7 million and Euro 2,246.0 million, respectively. The total contribution of acquired businesses to Havas Advertising's revenues was Euro 48.8 million in 1998, Euro 137.0 million in 1999 and Euro 346.6 million in 2000.

     Principal Acquisitions. Most of the financial impact of Havas Advertising's acquisitions in 2000 was attributable to the acquisition of Snyder Communications on September 26, 2000. Havas Advertising acquired Snyder Communications through the merger of a subsidiary of Havas Advertising into Snyder Communications. Each share of Snyder Communications SNC common stock was exchanged for 1.3710 Havas Advertising ADSs in the transaction. Havas Advertising issued a total of 100,751,047 ADSs in the transaction, valued at Euro 20.43 based on the average Havas Advertising closing share price over the last four trading days prior to the closing of the transaction. The total purchase, including acquisition costs, amounted to Euro 2,149.8 million. Havas Advertising has allocated the purchase price to the assets and liabilities acquired using its best judgment as to their respective fair values as of the date of the acquisition. Havas Advertising is in the process of obtaining a fair market valuation to determine the appropriate values of other intangibles such as trade names, workforce and customer lists from an independent valuation firm. Havas Advertising has estimated that approximately Euro 338.9 million of the purchase price will be attributed to such other intangibles to be amortized over a period of 10 years, generating a deferred tax liability of Euro 135.6 million. The residual goodwill has been allocated between the SNC and Circle.com business units, in an amount of Euro 1,862.3 million and Euro 17.0 million, respectively, based on the relative market capitalizations of the SNC common stock and the Circle.com common stock at September 22, 2000, and is amortized over 40 years for SNC and 7 years for Circle.com. The acquisition of Snyder Communications contributed Euro 210.6 million to Havas Advertising's 2000 revenues.

     In addition, Havas Advertising completed over 35 other small and medium-sized acquisitions in 2000 in the United States, Canada, Europe and Asia. Total cash consideration for these other acquisitions was Euro 210.4 million, resulting in Euro 163.4 million of goodwill that will be amortized over 40 years. These acquisitions contributed Euro 136.0 million to Havas Advertising's 2000 revenues.

     Most of the financial impact of Havas Advertising's acquisitions in 1999 was attributable to the following principal acquisitions:

  . In the United States, Havas Advertising acquired all of the assets of Jordan McGrath Case & Partners Inc., a U.S. company specialized in advertising and healthcare communications, on January 1, 1999. Jordan McGrath has been fully consolidated by Havas Advertising since January 1, 1999. The total consideration to be paid by Havas Advertising for the Jordan McGrath acquisition will be based on the cumulative profits before taxes of Jordan McGrath from 1999 through 2001. The consideration was structured as an initial cash payment of Euro 44.1 million on January 1, 1999, with possible earn out payments in 2000, based on profits before taxes in 1999, and in 2002, based on profits before taxes in 2000 and 2001. Havas Advertising made a cash earn out payment of approximately Euro 15.5 million in April 2000 based on the 1999 financial performance of Jordan McGrath. Havas Advertising also acquired all of the assets of Devon Direct Marketing and Advertising, Inc., a U.S. company specialized in marketing services, on September 27, 1999. Devon Direct has been fully consolidated by Havas Advertising since July 1, 1999. The total consideration paid by Havas Advertising for the Devon Direct acquisition will be based on the profit before taxes of Devon Direct for the years 1999 through 2002. The consideration was structured as an initial cash payment of Euro 44.4 million on September 27, 1999, with possible earn out payments in 2001, 2002 and 2003 based on profit before taxes for the preceding fiscal years. Goodwill from the Jordan McGrath acquisition was Euro 45.1 million, and from the Devon Direct acquisition was Euro 41.8 million, each of which will be amortized over 40 years. These acquisitions contributed Euro 53.1 million to Havas Advertising's 1999 revenues.

  . In Europe, Havas Advertising acquired all of the outstanding shares of Lopex Plc, a U.K.-based marketing services and public relations firm, following a public tender offer in cash of 120 pence per share, valuing Lopex at approximately Euro 100 million. Havas Advertising's cash tender offer price represented a 20% premium above a competing tender offer, and a 27% premium over the closing share price of Lopex on the day before the offer. This tender offer price was established based on Havas Advertising's estimate of the minimum price necessary to win the bidding contest for Lopex and its determination that Lopex would meet Havas Advertising's minimum financial criteria for acquisitions at that price. This acquisition was accounted for as a purchase as of July 1, 1999. The total purchase price paid by Havas Advertising, including acquisition costs, was approximately Euro 110.8 million. Goodwill from this acquisition was Euro
     120.5 million, which will be amortized over 40 years. Lopex contributed Euro 35.1 million to Havas Advertising's 1999 revenues.

     In addition, Havas Advertising completed approximately 40 other small and medium-sized acquisitions in 1999 in the United States, Europe, Asia and Latin America, most of them in marketing services. Total cash consideration for these acquisitions was Euro 56.1 million, resulting in Euro 56.4 million of goodwill that will be amortized over 40 years. These acquisitions contributed
Euro 47.5 million to Havas Advertising's 1999 revenues.

     Most of the financial impact of Havas Advertising's acquisitions in 1998 was attributable to over 20 small and medium-sized acquisitions in the United States, Canada, Europe, Pacific and Latin America, primarily in the general advertising and marketing services sectors. Total cash consideration for these acquisitions was Euro 40.9 million, resulting in Euro 38.6 million of goodwill that will be amortized over 40 years. These acquisitions contributed Euro 48.8 million to Havas Advertising's 1998 revenues.

     Increase of Compensation Expenses under U.S. GAAP. Havas Advertising believes that intangible assets constitute an essential part of the value of most acquired businesses in the advertising industry and that these assets are by definition difficult to evaluate. Consequently, Havas Advertising believes that it is important to link the acquisition price that it pays to the actual post-acquisition performance of the business. To address this issue, the agreements entered into by Havas Advertising for the acquisition of agencies have typically included "earn out" and "buy out" clauses. Under these clauses a portion of the acquisition price is paid out over time to the sellers, in amounts that vary based on the financial performance of the acquired business.

     Earn out clauses have generally been used in situations in which Havas Advertising has acquired all or a fixed portion of a company, with an initial payment to the sellers being made at the time of acquisition and a subsequent "earn out" payment being made at the end of an agreed upon term of three to five years. The amount of the earn out payment generally varies on the basis of a multiple of some measure of the financial performance of the acquired business during the period following the acquisition. Buy out clauses have generally been used in situations in which Havas Advertising has acquired less than all of the shares of a company. In these cases, the buy out clause allows or obliges Havas Advertising to purchase additional shares at a price based on a multiple of some measure of the financial performance of the acquired business. The multiple generally increases over time, until the end of an agreed upon period, typically of five years. Until recently, Havas Advertising has generally conditioned earn out and buy out payment obligations on the continued employment of the seller.

     Under U.S. GAAP, the portion of an earn out or buy out payment that is deemed to be conditioned upon the continued employment of the seller is generally accrued as a compensation expense over the term of the earn out or buy out clause, as applicable. Under French GAAP as applied by Havas Advertising, earn out and buy out payments were accounted for by Havas Advertising as additional goodwill resulting from the purchase price of the acquired business. Consequently, when Havas Advertising restated its financial statements in U.S. GAAP, the cost of most of these earn out payments was recharacterized as a compensation expense during the period of payment. These expenses under U.S. GAAP totaled Euro 6.7 million, Euro 17.4 million and Euro 16.4 million in 1998, 1999 and 2000, respectively, representing a reduction in Havas Advertising's earnings under U.S. GAAP compared to French GAAP of approximately 14.7% for 1998, 31.0% for 1999 and 18.3% for 2000. At December 31, 2000, total accruals for earn out and buy out payments were Euro 38.1 million. On the basis of financial performance in 2000, Havas Advertising estimates that the payments it will be required to make under the earn out and buy out clauses that it had entered into on or prior to December 31, 2000 would total Euro 55.7 million. Actual expense could be higher or lower, depending upon the actual financial performance of these acquired businesses.

     Havas Advertising traditionally negotiated its earn out and buy out clauses in accordance with standard European and international market practices, without regard to the U.S. GAAP treatment of earn out and buy out clauses. Now that Havas Advertising publishes accounts in U.S. GAAP, Havas Advertising's management expects that U.S. GAAP consequences will be taken into consideration in the negotiation of the terms of future acquisitions, with the objective of clearly differentiating purchase price from compensation while achieving its objective of linking the price paid for an acquired business to the actual post-acquisition performance of that business, without conditioning such price on the continued employment of the seller.

Creation of Media Planning Group

     Media planning and buying services have traditionally been offered by most advertising agencies as a complement to other advertising services. In the complexity of today's market, Havas Advertising believes that media planning and buying are of tremendous importance to advertisers and should be offered as separate services. Havas Advertising believes that media planning and buying offer high growth potential for those groups capable of providing specialized media services to their clients.

     Accordingly, in March 1999 Havas Advertising and the shareholders of Media Planning, S.A., a Spanish media group, entered into an agreement to combine their respective media planning and buying activities to create "Media Planning Group." The business combination transaction was completed on October 5, 1999, as an exchange of similar assets, when Havas Advertising contributed its media planning and buying businesses in France, the United Kingdom, Spain, Italy, the Netherlands and the United States to Media Planning Group, a Spanish joint venture company. At the same time, the shareholders of Media Planning, S.A. contributed to the joint venture the media planning and buying businesses of Media Planning, S.A. in Spain, Portugal and Latin America. The aggregate fair value of the businesses and other assets contributed to Media Planning Group by Havas Advertising and Media Planning, S.A. were Euro 140.3 million and Euro
171.5 million, respectively. The valuations of the businesses contributed by Havas Advertising and Media Planning, S.A. were generally based on the product of earnings before interest, taxes, depreciation and amortization for the applicable business and a valuation multiple which applied to both Havas Advertising's and Media Planning, S.A.'s contributions to Media Planning Group. Under the terms of the agreement, Havas Advertising is required to make additional contributions based on client losses at its contributed businesses following the transaction. The liability for these additional contributions by Havas Advertising is expected to be approximately Euro 8.0 million. Other than these additional contributions to be made by Havas Advertising, there are no material adjustments to the purchase price for Havas Advertising's and Media Planning, S.A.'s contributions to Media Planning Group, either based on economic performance of the contributed businesses or otherwise.

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

     In exchange for their respective contributions, the shareholders of Media Planning, S.A. received an aggregate of 55% of the shares of Media Planning Group, and Havas Advertising received the remaining 45%. Havas Advertising is the largest single shareholder of Media Planning Group.

     To facilitate its future growth, Media Planning Group has a right to acquire any of the remaining media planning and buying assets of Havas Advertising and any media planning and buying assets acquired in the future. In the event that this right is exercised, the price to be paid by Media Planning Group is to be agreed upon by the parties or referred to an independent expert. This right will terminate on completion of Havas Advertising's acquisition of the remaining 55% of the Media Planning Group shares.

     Havas Advertising and the other shareholders of Media Planning Group entered into a shareholders agreement to govern the management of Media Planning Group. Under the shareholders agreement, any transfer of shares of Media Planning Group by a shareholder is subject to a preemptive right of the other shareholders at the price offered by the third party. If the proposed transferee is a competitor of Havas Advertising, and the proposed transfer would result in the competitor holding more than 50% of the shares or voting rights of Media Planning Group, Havas Advertising may exercise an additional preemptive right allowing Havas Advertising to purchase an amount of Media Planning Group shares necessary to give it 51% of all Media Planning Group shares and voting rights. The shareholders agreement also provides for the unwinding of Media Planning Group, in which the business, assets and liabilities of Media Planning Group will be allocated among the shareholders of Media Planning Group, if:

  . one or more shareholders of Media Planning Group, representing more than 25% of the share capital of Media Planning Group, request the unwinding in the event of a material disagreement among the shareholders which could reasonably result in substantial damage to the interests of one or more shareholders;

  . Havas Advertising requests the unwinding under circumstances where, for any reason not attributable to Havas Advertising, it is unable to continue consolidating Media Planning Group's accounts with its own accounts under French GAAP;

  . Havas Advertising requests the unwinding under circumstances where Media Planning Group does not elect to acquire the media planning and buying assets from a company acquired by Havas Advertising that has gross income from media activities not higher than 25% of its total gross income; or

  . all of the shareholders other than Havas Advertising, by unanimous decision, request the unwinding under circumstances involving a change of control of Havas Advertising.

     The shareholders agreement expires by its terms on October 5, 2007, and will terminate on completion of Havas Advertising's acquisition of the remaining 55% of the Media Planning Group shares.

     Havas Advertising and the other shareholders of Media Planning Group also entered into a put option agreement. Under the put option agreement, the other shareholders of Media Planning Group have the right to put their shares of Media Planning Group to Havas Advertising, for a purchase price equal to the market price of the shares plus an additional 20%. In the event of exercise of the put option under circumstances involving a change of control of Havas Advertising or the sale of Euro RSCG Worldwide, Havas Advertising will be obligated to pay a purchase price equal to the market price of the shares plus 30%. The put option is generally exercisable during the period of July 1 to September 30 inclusive of the year 2001 and during the period of April 1 to June 30 inclusive of the years 2002 through 2007. See Note 7 to the 2000 consolidated financial statements of Havas Advertising included elsewhere in this proxy statement/prospectus for additional information about these events and the pricing of the put. The put option will terminate on completion of Havas Advertising's acquisition of the remaining 55% of the Media Planning Group shares.

     Under U.S. GAAP, the businesses contributed to Media Planning Group by Havas Advertising have been fully consolidated by Havas Advertising for the first nine months of 1999, and the 45% interest in Media Planning Group has been accounted for using the equity method from September 30, 1999. However, under French GAAP, Havas Advertising has fully consolidated Media Planning Group from January 1, 1999. This difference in accounting treatment has resulted in a reduction of Euro 35.9 million and Euro 167.0 million in consolidated revenues between Havas Advertising's U.S. GAAP and French GAAP financial statements for 1999 and 2000, respectively. Due primarily to this difference in accounting treatment, Havas

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

Advertising's consolidated revenues for 1999 and 2000 under U.S. GAAP were Euro 1,124.4 million and Euro 1,643.6 million, respectively, and under French GAAP were Euro 1,208.1 million and Euro 1,795.6 million, respectively, representing a 6.9% reduction in revenues for 1999 and a 8.5% reduction in revenues for 2000 under U.S. GAAP. Following completion of the proposed acquisition by Havas Advertising of the remaining 55% of the Media Planning Group shares, Media Planning Group will be fully consolidated under both French GAAP and U.S. GAAP.

     In the first nine months of 1999, the media planning and buying businesses that were contributed by Havas Advertising to Media Planning Group had consolidated revenues of Euro 48.2 million. In the last three months of 1999, Media Planning Group had a net income under U.S. GAAP of Euro 10.0 million, of which 45% or Euro 5.0 million (after amortization of negative goodwill in the amount of Euro (0.5) million) was included by Havas Advertising in its consolidated statement of income using the equity method. On a pro forma basis assuming that Media Planning Group had been created on January 1, 1999, its total revenues would have been Euro 139.9 million, and its net income would have been Euro 15.3 million, of which 45% or Euro 8.7 million (after amortization of negative goodwill of Euro (1.8) million) would have been included in Havas Advertising's net income. The fourth quarter net income of Media Planning Group is more than five times the average of the first three quarters, which reflects the ordinary seasonality of purchases of media space as a result of commercial preparations for fourth quarter holidays and other year-end festivities.

     In 2000, Media Planning Group had consolidated revenues of Euro 153.9 million and net income of Euro 18.3 million, of which 45% or Euro 8.2 million (after amortization of negative goodwill of Euro (2.3) million) was included in Havas Advertising's net income.

Seasonality

     Havas Advertising has generally experienced seasonality in its business, with the fourth quarter of each year experiencing a greater level of business, both from a revenue and earnings perspective, compared with each of the first three quarters. As a result, cash, accounts receivable, accounts payable and accrued expenses are typically higher on Havas Advertising's year-end balance sheet than at the end of any of the preceding three quarters.

Explanation of Key Line Items

     Net Revenues. Havas Advertising's revenues consist of fees and commissions received from its clients. Revenues are presented net of amounts that Havas Advertising's clients pay to it to cover costs that are incurred on their behalf with third parties, such as for the purchase of television, radio or print advertising space.

     Compensation Cost. Havas Advertising's compensation cost consists principally of salaries, bonuses and benefits to employees. Compensation cost does not include payments made under earn out or buy out clauses to employees who were stockholders of businesses acquired by Havas Advertising. These costs are accounted for as "Compensation to former stockholders of subsidiaries." Compensation cost does include all other compensation paid or payable to such individuals.

     Compensation to Former Stockholders of Subsidiaries. This item consists of earn out and buy out payments made or accrued to employees who were stockholders of businesses acquired by Havas Advertising and conditioned on the continued employment of those employees.

     Amortization of Goodwill and Other Intangibles. This item consists primarily of the amortization over a fixed period, generally 40 years, of the excess of acquisition costs over the fair value of the assets acquired and liabilities assumed and the amortization of the value of intangibles acquired in acquisitions over their estimated useful life. Havas Advertising presents this item separately on its income statement to facilitate the analysis of its earnings before amortization.

Results of Operations

Year Ended December 31, 2000 Compared with Year Ended December 31, 1999

     Net Revenues. Havas Advertising's net revenues were Euro 1,643.6 million for the year ended December 31, 2000, an increase of 46.2% compared with Euro 1,124.4 million for the year ended December 31, 1999. Approximately Euro 383.0 million of this increase was due to acquisitions during 2000 and Euro 99.9 million of this increase was due to internal growth of Havas Advertising's existing businesses, excluding the effects of currency fluctuations and excluding revenues from businesses sold or otherwise disposed of in 2000. Havas Advertising's revenues in 2000 were also positively impacted by the increase in the value of the U.S. dollar during the period, which had the effect of increasing the value in euro of Havas Advertising's U.S. dollar-denominated revenues by Euro 55.1 million.

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

     Havas Advertising's internal growth reflected a number of positive developments in Havas Advertising's business and in Havas Advertising's markets:

  . As a general matter, all of Havas Advertising's activities in 2000 and in 1999 benefited from increases in advertising budgets worldwide, reflecting the favorable economic conditions prevailing in most of Havas Advertising's major geographic markets.

  . In 2000, Havas Advertising gained a number of major new client accounts, including CNN, ING, Skyteam and Alberto Culver (VO5) by EURO RSCG Worldwide, BMW Minicar and Monster.com by Arnold Worldwide Partners, and Fleet Bank USA, Chandon and Orange by Diversified Agencies Group. Havas Advertising did not lose any clients in 2000 that had accounted for a significant portion of Havas Advertising's revenues in the prior year. However, Philips, a significant client of Euro RSCG Worldwide, informed Havas Advertising in 2000 that it was moving its account, effective as of the third quarter of 2001.

  . In 2000, Havas Advertising continued its strategy of pursuing new business from clients in growth industries, such as telecommunications, technology, financial services, media and healthcare. In 2000, Havas Advertising estimates on the basis of its unaudited management accounts that customers in these industries accounted for approximately 50.0% of its total revenues.

  . Havas Advertising continued to see growth in demand for interactive services in 2000. Havas Advertising places great strategic importance on these activities as part of its integrated communications services offered to clients. In 2000 and 1999, Havas Advertising focused on developing its ability to provide interactive services, primarily through strategic acquisitions.

     For a discussion of Havas Advertising's external growth activities in 2000 and 1999 see "--Strategic Acquisition Plan" above.

     Geographic Breakdown of Revenues. The following table sets forth a geographic breakdown of Havas Advertising's revenues expressed as a percentage of total revenues for 1999 and 2000 on an actual basis, on a pro forma basis for 1999 giving effect to the creation of Media Planning Group as of January 1, 1999 and assuming that Media Planning Group had been fully consolidated for the entire year, and on a pro forma basis for 2000 assuming that the merger with Snyder Communications had been completed on January 1, 2000 and that Media Planning Group had been fully consolidated for the entire year. In preparing this table, Havas Advertising has allocated revenues to the country or region of the subsidiary realizing the revenues:


Region                                         1999   1999 Pro Forma   2000   2000 Pro Forma
------                                         ----   --------------   ----   --------------
France.......................................  25.9%      25.1%        19.6%       15.0%
Rest of Europe...............................  31.5%      34.4%        31.9%       33.7%
North America................................  33.4%      30.8%        39.4%       43.6%
Asia Pacific.................................   5.4%       4.9%         5.3%        3.8%
Latin America................................   3.8%       4.8%         3.8%        3.9%

     In 2000 as in 1999, the United States, France and the rest of Europe remained Havas Advertising's most important regions in terms of revenues. The substantial increase in revenues derived from the U.S. and the rest of Europe as compared to France was primarily attributable to an increase in U.S. revenues of Euro 266.9 million, and an increase in U.K. revenues of Euro 131.2 million. The increase in U.S. revenues was primarily attributable to Havas Advertising's acquisitions, including the acquisition of Snyder Communications, and to the strength of the U.S. dollar relative to the euro. The increase in U.K. revenues was primarily attributable to acquisitions, including the acquisition of Snyder Communications, and to strong organic growth.

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

     Compensation Cost and Stock Based Compensation. Compensation cost and stock based compensation was Euro 946.4 million in 2000 compared with Euro 664.0 million in 1999, an increase of 42.6%. Euro 183.3 million of this increase was a result of new businesses acquired during this time period and Euro 99.1 million of this increase reflected an increase in work volume in existing businesses. As a percentage of revenues, compensation cost and stock based compensation decreased from 59.1% in 1999 to 57.6% in 2000. This decrease was primarily attributable to the above-average operating efficiency of a number of new businesses acquired in 2000, which in the aggregate had compensation cost and stock based compensation representing 47.9% of revenue for 2000.

     General and Administrative Non-Payroll Costs. General and administrative non-payroll costs were Euro 516.9 million in 2000 compared with Euro 349.4 million in 1999, an increase of 47.9%. Euro 148.7 million of this increase reflected the cost of integrating newly-acquired businesses and Euro 18.8 million of this increase reflected the overall increase in Havas Advertising's billings in its existing businesses in 2000. Expressed as a percentage of total revenues, general and administrative non-payroll costs were generally stable at 31.5% compared with 31.0% in 1999.

     Compensation to Former Stockholders of Subsidiaries. Compensation to former shareholders of acquired businesses was Euro 16.4 million for the year ended December 31, 2000 compared with Euro 17.4 million for the same time period in 1999, a decrease of 6.2%. This decrease was primarily due to a reduction in the number of acquisitions with earn out or buy out clauses categorized as compensation expense under U.S. GAAP as a result of Havas Advertising's greater attention to the effect of such clauses under U.S. GAAP. Under French GAAP, this compensation was allocated directly to goodwill with an impact on Havas Advertising's operating income spread over the goodwill amortization period.

     Amortization of Goodwill and Other Intangibles. Amortization of goodwill and other intangibles was Euro 49.4 million for the year ended December 31, 2000 compared with Euro 20.6 million for the year ended December 31, 1999, an increase of 140.1%. This increase was primarily the result of the acquisition of Snyder Communications and the large number of other acquisitions during 2000, as well as acquisitions during 1999 for which 1999 amortization did not reflect a full year of ownership of the acquired businesses.

     Interest Expense. Interest expense for 2000 was Euro 52.6 million compared with Euro 28.2 million for 1999, a 86.6% increase. This increase resulted primarily from:

  . an increase of Euro 9.6 million due to borrowings under a $400 million multicurrency 364 day term loan facility entered into by Havas Advertising in May 2000;

  . an increase of Euro 6.6 million related to debt acquired in the Snyder Communications acquisition;

  . an increase of Euro 4.3 million due to the issuance by Evelink plc, an indirect, wholly owned subsidiary of Havas Advertising, of a (Pounds)40 million convertible bond in January 2000; and

  . an increase of Euro 1.0 million due to a Euro 38 million term loan entered into by Havas Advertising in January 2000.

     Interest Income. Interest income for 2000 was Euro 29.5 million compared with Euro 26.2 million for 1999, an increase of 12.7%. This improvement in interest income resulted primarily from increased interest income in subsidiaries with positive cash positions in 2000.

     Provision for Income Taxes. Provision for income taxes for 2000 was Euro
62.2 million compared with Euro 39.4 million for 1999, a 58.1% increase. Euro
12.3 million of this increase was a result of acquisitions, and Euro 10.5 million of this increase resulted from the general increase in Havas Advertising's earnings worldwide. Havas Advertising's effective tax rate during 2000 was 66.4%.

     Minority Interests. Minority interests for the year ended December 31, 2000 were Euro 9.9 million compared with Euro 15.5 million for the year ended December 31, 1999, a 35.8% decrease. This decrease is primarily due to the losses of Circle.com attributable to the holders of Circle.com common stock. In more than two-thirds of the acquisitions made by Havas Advertising during 2000, and more than half of the acquisitions during 1999, the prior owners of the acquired businesses retained an equity interest in these businesses.

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

     Net income. As a result of the foregoing, Havas Advertising's net income improved to Euro 29.4 million for the year ended December 31, 2000 compared with Euro 25.2 million for the year ended December 31, 1999.

Year Ended December 31, 1999 Compared with Year Ended December 31, 1998

     Net Revenues. Havas Advertising's net revenues for 1999 were Euro 1,124.4 million, an increase of 28.8% compared with net revenues of Euro 872.8 million in 1998. Management estimates that Euro 137.0 million of this increase was driven by acquisitions during 1999, and that Euro 117.4 million of this increase was driven by internal growth in revenues of Havas Advertising's existing businesses, excluding the effects of currency fluctuations and excluding revenues from businesses sold or otherwise disposed of in 1999. Havas Advertising's revenues in 1999 were also positively impacted by the increase in the value of the U.S. dollar during the course of 1999, which had the effect of increasing the value in euro of Havas Advertising's U.S. dollar-denominated revenues by Euro 11.4 million.

     Havas Advertising's internal growth reflected a number of positive developments in Havas Advertising's business and in Havas Advertising's markets:

  . As a general matter, all of Havas Advertising's activities in 1998 and in 1999 benefited from increases in advertising budgets worldwide, reflecting the favorable economic conditions prevailing in most of Havas Advertising's major geographic markets.

  . In 1999, Havas Advertising gained a number of major new client accounts, including Air France, Telefonica, Novartis and Microsoft Europe by Euro RSCG Worldwide, Alcatel and Dreamcast by Campus, and Liberty Surf, Virgin Net, Virgin Atlantic and Sky TV by Diversified Agencies Group. Havas Advertising did not lose any clients in 1999 that had accounted for a significant portion of Havas Advertising's revenues in the prior year.

  . In 1999, Havas Advertising derived an increasingly larger portion of its revenues from clients in high growth businesses such as telecommunications, technology, financial services, media and healthcare. Havas Advertising estimates on the basis of its unaudited management accounts that customers in these industries accounted for approximately 53.0% of its total revenues in 1999 compared with approximately 49.0% in 1998.

  . 1999 and 1998 saw tremendous growth in demand for interactive services. For example, Universal McCann estimates that U.S. expenditures on interactive services increased by 75% in 1999. Havas Advertising places great strategic importance on these activities and, in 1998 and 1999, focused on developing its ability to provide interactive services, primarily through strategic acquisitions. In February 2000, Adweek named Euro RSCG Worldwide among the top ten agencies in the world for such services, based on projected 1999 revenues.

     For a discussion of Havas Advertising's external growth activities in 1998 and 1999, see "--Strategic Acquisition Plan" above.

     Geographic Breakdown of Revenues. The following table sets forth a geographic breakdown of Havas Advertising's revenues expressed as a percentage of total revenues for 1998 and 1999 on an actual basis, and on a pro forma basis for 1999 giving effect to the creation of Media Planning Group as of January 1, 1999 and assuming that Media Planning Group had been fully consolidated for the entire year. In preparing this table, Havas Advertising has allocated revenues to the country or region of the subsidiary realizing the revenues:

Region                                             1998                1999                  1999 Pro Forma
------                                             ----                ----                  --------------
France.......................................     30.4%               25.9%                       25.1%


Region                                             1998                1999                  1999 Pro Forma
------                                             ----                ----                  --------------
Rest of Europe...............................     30.0%               31.5%                       34.4%
North America................................     30.8%               33.4%                       30.8%
Asia Pacific.................................      4.9%                5.4%                        4.9%
Latin America................................      3.9%                3.8%                        4.8%

     In 1999 as in 1998, the United States, France and the rest of Europe remained Havas Advertising's most important regions in terms of revenues. The substantial increase in revenues derived from the U.S. and the rest of Europe as compared to France was primarily attributable to an increase in U.S. revenues of Euro 100.8 million, and an increase in U.K. revenues of Euro 61.5 million.

     Compensation Cost and Stock Based Compensation. Compensation cost and stock based compensation in 1999 was Euro 664.0 million, an increase of 23.0% compared with compensation cost and stock based compensation of Euro 539.7 million in 1998. Euro 74.1 million of this increase reflected new businesses acquired and Euro 50.2 million of this increase reflected an increase in work volume in Havas Advertising's existing businesses. As a percentage of revenues, compensation cost and stock based compensation decreased from 61.7% in 1998 to 59.0% in 1999. Havas Advertising believes this decrease was primarily attributable to the above-average operating efficiency of a number of the new businesses acquired in 1999, which in the aggregate had compensation cost and stock based compensation representing 54% of revenues for 1999, and to increased productivity in Havas Advertising's existing businesses, which in the aggregate had compensation cost and stock based compensation representing 59.7% of revenues.

     General and Administrative Non-Payroll Costs. General and administrative non-payroll costs in 1999 were Euro 349.4 million, an increase of 29.2% compared with general and administrative non-payroll costs of Euro 270.4 million in 1998. Euro 41.2 million of this increase reflected the cost of integrating newly-acquired businesses and 37.8 million of this increase reflected the overall increase in Havas Advertising's billings in its existing businesses in 1999. Expressed as a percentage of total revenues, general and administrative non-payroll costs were stable at 31.0% in both 1999 and 1998.

     Compensation to Former Stockholders of Subsidiaries. Compensation to former stockholders of subsidiaries in 1999 was Euro 17.4 million, compared with Euro
6.7 million in 1998, an increase of 159.7%. This increase was principally attributable to the substantial acceleration in 1999 of acquisitions made under Havas Advertising's strategic acquisition plan. Euro 5.6 million of this increase resulted from new acquisitions in 1999. Under French GAAP, this compensation was allocated directly to goodwill with an impact on Havas Advertising's operating income spread over the goodwill amortization period.

     Amortization of Goodwill. Amortization of goodwill in 1999 was Euro 20.6 million, compared with amortization of goodwill of Euro 16.1 million in 1998, an increase of 28%. This increase was attributable to the large number of acquisitions made in 1999 under Havas Advertising's strategic acquisition plan. Amortization of goodwill from businesses acquired in 1999 will increase in 2000, as 1999 amortization did not reflect a full year of ownership of these businesses by Havas Advertising.

     Interest Expense. Interest expense in 1999 was Euro 28.2 million, a decrease of 7% compared with interest expense of Euro 30.4 million in 1998. This decrease resulted primarily from a decrease of Euro 3.4 million due to the conversion in July 1998 of Euro 149.4 million of convertible bonds issued in 1992 and 1994 into Havas Advertising shares, a decrease of Euro 3.0 million due to a reduction in other financial debt, and an increase of Euro 4.2 million due to the issuance in 1999 of Euro 230.0 million of convertible bonds at a lower rate of interest.

     Interest Income. Interest income in 1999 was Euro 26.2 million, an increase of 26.0% compared with Euro 20.8 million in 1998. The improvement in interest income in 1999 resulted from an increase of Euro 3.2 million due to increased interest income in subsidiaries with positive cash positions in 1999 and an increase of Euro 2.2 million due to a Euro 230.0 million increase in cash following the issuance in 1999 of convertible bonds and before this additional cash was used to pay for acquisitions.

     Provision for Income Taxes. Provision for income taxes in 1999 was Euro
39.4 million, an increase of 16.5% compared with Euro 33.8 million in 1998. Euro
4.1 million of this increase was due to an increase in taxes paid outside of France as a result of acquisitions, and Euro 1.5 million of this increase resulted from the general increase in Havas Advertising's earnings worldwide. Havas Advertising's effective tax rate in 1999 was 52.2%. Havas Advertising records a valuation allowance with respect to deferred tax assets whenever it determines, based on the available evidence, that it is more likely than not that some or all of the tax benefits reflected in the deferred tax assets are not recoverable. In 1999, Havas Advertising recorded a Euro 4.449 million reduction of the valuation allowance on deferred tax assets. This reduction was due primarily to the use of tax loss carryforwards to offset tax charges resulting from better than expected results of subsidiaries in tax jurisdictions where Havas Advertising had previously recorded a valuation allowance. Havas Advertising had recorded this valuation allowance at December 31, 1998, following its determination, based on projections of future results and the history of losses of the relevant subsidiaries, that it was more likely than not that these subsidiaries would not be able to recover the tax benefits of their deferred tax assets.

     Minority Interests. Minority interests in 1999 were Euro 15.5 million, an increase of 66.7% compared with minority interests of Euro 9.3 million in 1998. In more than half of the acquisitions made by Havas Advertising in 1998 and 1999, the prior owners of the acquired businesses retained an equity interest in these businesses. Euro 2.6 million of the increase in minority interests in 1999 was attributable to acquisitions in 1999, and Euro 3.6 million was attributable to growth in revenues of previously acquired businesses.

     Net Income. As a result of the foregoing, Havas Advertising's net income improved to Euro 25.2 million in 1999 compared with a net loss of Euro 11.2 million in 1998.

Impact of Changes in Foreign Currency Exchange Rates and Interest Rates

     Foreign Currency Exchange Rates. Havas Advertising has operations in over 65 countries. The geographic diversity of Havas Advertising's operations is reflected in the diversity of the currencies that make up its results of operations. In 2000, 68.3% of Havas Advertising's revenues were realized in currencies other than the euro, including 38.0% realized in U.S. dollars and 18.6% realized in British pounds. On a pro forma basis assuming that the merger with Snyder Communications had been completed on January 1, 2000, 76.3% of Havas Advertising's 2000 revenues would have been realized in currencies other than the euro, including 45.5% in U.S. dollars and 21.0% in British pounds. In 1999, 58.7% of Havas Advertising's revenues were realized in currencies other than the euro, including 30.4% realized in U.S. dollars and 15.6% realized in British pounds.

     The majority of Havas Advertising's subsidiaries carry out businesses which are essentially local, with almost all of their revenues received in local currency and almost all of their costs incurred in local currency. For those subsidiaries that are involved in more international businesses, non-local currency expenses are generally billed to the clients for whom those expenses are incurred on a basis which protects the subsidiary from currency exchange rate fluctuations between the time that it incurs the expenses and the time that it receives payment from the client. In addition, most of the acquisitions by Havas Advertising in the United States and the United Kingdom have been funded through local borrowings, resulting in financial expenses and repayment obligations in the same local currency. For these reasons, Havas Advertising's exposure to losses resulting from mismatches between the currencies in which it receives revenues and the currencies in which it incurs costs tends to be limited. However, no assurance can be given that Havas Advertising will be able to avoid mismatches between the currencies in which it receives revenues and the currencies in which it incurs costs in the future or that any mismatches will not materially affect its results of operations.

     Because these foreign currency mismatches tend to be limited, Havas Advertising does not systematically hedge its exposure to foreign currencies and at December 31, 2000 had no significant foreign currency hedges, with the exception of the following:

  . a currency and interest rate swap arrangement entered into with respect to a $30.0 million collateral deposit made by Havas Advertising used to secure a borrowing in the same amount made by a U.S. subsidiary;

  . a forward sale contract entered into in connection with a Canadian $10.7 million intercompany loan by a U.K. subsidiary of Havas Advertising to a newly-acquired Canadian subsidiary; and

  . a forward purchase contract entered into in connection with a (Pounds) 1.1 million intercompany debt of a French subsidiary of Havas Advertising owed to two U.K. subsidiaries.

For a discussion of the terms of the $30.0 million currency and interest rate swap arrangement and for a discussion of the valuation of this arrangement and Havas Advertising's other financial instruments as of December 31, 2000, see Notes 2.14,

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

8 and 17 to the 2000 consolidated financial statements of Havas Advertising included elsewhere in this proxy statement/prospectus.

     Because of the geographic diversity of Havas Advertising's operations, its subsidiaries record their revenues, expenses, assets and liabilities in a number of different currencies. When Havas Advertising prepares its consolidated financial statements, the value of these different revenues, expenses, assets and liabilities is translated into euro. Fluctuations in the value of the euro will have an impact on the value of the amounts at which these revenues, expenses, assets and liabilities are recorded in Havas Advertising's financial statements. For this reason, changes in foreign currency exchange rates can have a significant impact on Havas Advertising's results of operations and financial position when expressed in euro. This is particularly true with respect to changes in U.S. dollar/euro exchange rate and the British pound/euro exchange rate.

     Interest Rates. In the course of its operations, Havas Advertising is exposed to interest rate changes, primarily as a result of its credit facilities used to finance its investment activity and to maintain financial liquidity. Havas Advertising borrows at both fixed and variable rates.

     At December 31, 2000, Havas Advertising had Euro 123.3 million of outstanding long-term borrowings, including current maturities, comprised principally of:

  . Euro 96.0 million in U.S. dollar denominated bank loans, including Euro 1.3 million at fixed rates of 8.0% due 2005 and Euro 94.7 million at variable rates ranging from 6.9% to 9.5%, due 2001 to 2006;

  . Euro 22.7 million in a British pound denominated convertible bond at a fixed rate of 7.605%, due 2007; and

  . Euro 4.6 million in other borrowings (including Euro 1.2 million at fixed rates and Euro 3.4 at variable rates).

     Havas Advertising generally does not hedge its interest rate exposure, with the exception of the following:

  .  the currency and interest rate swap arrangement described above; and

  . an interest rate swap arrangement entered into by Media Planning Group in connection with Euro 30.1 million of a Euro 42.1 million credit facility with a Spanish bank.

For a discussion of the valuation of this Euro 30.0 million interest rate swap arrangement as of December 31, 2000, see Notes 2.14, 8 and 17 to the 2000 consolidated financial statements of Havas Advertising included elsewhere in this proxy statement/prospectus.

     Based on approximately Euro 98.1 million of outstanding long-term borrowings at variable rates as of December 31, 2000, the impact on pre-tax earnings resulting from a one-percentage point increase or decrease in interest rates would be approximately Euro 0.98 million, holding other variables constant.

Liquidity and Capital Resources

     Havas Advertising's primary sources of funds in 1998, 1999 and 2000 were:

  .  cash generated from operations;

  .  the issuance of Euro 230.0 million of convertible bonds in February 1999;

  .  the issuance of Euro 708.9 million of convertible bonds in December 2000;
     and

  . a $400 million multicurrency 364 day term loan facility entered into in May 2000 with Morgan Guaranty Trust Company of New York, as Agent, and J. P. Morgan Securities Ltd. and Societe Generale, as arrangers.

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

     The primary uses of cash have been Havas Advertising's strategic acquisition program and, in 2000, the refinancing of Snyder Communications debt, other cash payments required in connection with the acquisition of Snyder Communications, and the repayment and termination of the $400 million term loan facility.

     Liquidity. In February 1999, Havas Advertising received net proceeds of Euro 225.4 million from the issuance of Euro 230.0 million of its bonds which are convertible and/or exchangeable into new and/or existing shares. The bonds are due January 1, 2004 and have a coupon rate of 1% per year, with a gross yield to maturity of 1.759% and an implicit interest rate, including issue costs, of 2.18%. Each bond may be converted by the holder into 20 Havas Advertising shares, which may, at Havas Advertising's option, be newly-issued shares, treasury shares, or a combination thereof. Net proceeds were used for general corporate purposes, including to reduce borrowings on existing loan facilities as well as to finance acquisitions. For a description of the material terms of the convertible bonds, see "Description of Havas Advertising Share Capital--Convertible/Exchangeable Bonds, Warrants and Stock Options."

     In June 1999, EWDB North America Inc. borrowed $30.0 million from Banque Nationale de Paris, New York Branch. In connection with this loan, Havas Advertising agreed to deposit with Banque Nationale de Paris, New York Branch, $30.0 million to allow the subsidiary to borrow the funds. The loan bears interest at a rate of LIBOR plus a margin. The deposit earns interest at a rate of LIBOR less a margin. The deposit and loan mature simultaneously in six equal annual installments from June 4, 2001 to June 5, 2006.

     On January 19, 2000, Evelink plc, an indirect, wholly owned subsidiary of Havas Advertising, issued a (Pounds)40 million convertible bond due July 19, 2007 to Banque Nationale de Paris S.A. This convertible bond bears interest at the rate of 7% per annum. The bond is convertible, at the option of the holder, at any time from January 19, 2000 until January 19, 2007 into ordinary shares of Evelink plc. The number of shares into which the bond is convertible will be determined by dividing (Pounds)40 million by the share price of Evelink plc on the date of conversion. Net proceeds were used primarily to refinance debt associated with the July 2000 acquisition of Lopex Plc, and for other acquisitions and general corporate purposes. In conjunction with this bond issuance, Havas Advertising agreed to pay the holder of the bond any amounts under the bond which become due and are not paid by Evelink plc.

     Also on January 19, 2000, Evelink plc issued a warrant to Banque Nationale de Paris S.A. authorizing the holder of the warrant, upon payment of (Pounds)40 million, to purchase from Evelink plc 117,131 shares of Evelink plc on January 19, 2007. The right to purchase shares under the warrant will lapse in the event that the conversion rights of the (Pounds)40 million convertible bond issued on January 19, 2000 are exercised. In addition, Havas Advertising International S.A. and Banque Nationale de Paris S.A. (as the initial holder of the bond) entered into a Forward Sale Agreement under which Havas Advertising International S.A. paid (Pounds)25.2 million to Banque Nationale de Paris S.A. for the future purchase of the Evelink plc shares issuable on conversion of the (Pounds)40 million convertible bond, and Banque Nationale de Paris S.A. agreed to convert, or arrange for a third party to convert, the (Pounds)40 million convertible bond into shares of Evelink plc on January 19, 2007 (or prior to January 19, 2007 under some circumstances) and to sell, or arrange for a third party to sell, those shares to Havas Advertising International S.A. The number of shares subject to the Forward Sale Agreement will be determined by dividing (Pounds)40 million by the share price of Evelink plc on the date Banque Nationale de Paris S.A. sells, or arranges for a third party to sell, the shares to Havas Advertising International S.A.

     On January 25, 2000, Havas Advertising entered into a term loan agreement with Credit Commercial de France and Banque Nationale de Paris in the principal amount of Euro 38 million. The loan bears interest at a rate of EURIBOR plus
0.275%.  The loan is payable in full on January 25, 2005.    In December 2000,
Havas Advertising used Euro 38.0 million of the proceeds from its December 2000 issuance of convertible bonds to pay off and terminate this loan.

     In May 2000, Havas Advertising, Havas Advertising International SA, HAS Acquisition Corp. and EWDB North America Inc., as borrowers, entered into a $400 million multicurrency 364 day term loan facility with Morgan Guaranty Trust Company of New York, as Agent, and J.P. Morgan Securities Ltd. and Societe Generale, as arrangers. The rate of interest in respect of each advance under the facility is a variable rate per annum, based on the rate shown on Telerate page 3750 applicable to dollars, LIBOR, for advances made in dollars, or the rate shown on Telerate page 248 applicable to euro, EURIBOR, for advances made in euro, in each case plus a margin ranging from 0.50% to 0.65%. In July 2000, Havas Advertising drew $50 million under this facility to finance acquisitions and for general corporate purposes. In September 2000, Havas Advertising drew $240 million under this facility to:

  .  refinance approximately $183.5 million of borrowings of Snyder
     Communications;

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

  . finance the $43.4 million consideration required to cash-out stock options held by members of the board of directors of Snyder Communications as part of the Snyder Communications acquisition; and

  . finance expenses of Snyder Communications related to its acquisition by Havas Advertising and future general corporate expenses of Snyder Communications.


     In November 2000, Havas Advertising drew Euro 50.0 million under this facility to finance acquisitions and general corporate expenses. In December 2000, Havas Advertising used Euro 369.0 million of the proceeds from its December 2000 issuance of convertible bonds to pay off the outstanding borrowings under the $400 million term loan facility and terminated the facility.

     In December 2000, Havas Advertising received net proceeds of Euro 695.0 million from the issuance of Euro 708.9 million of its bonds which are convertible and/or exchangeable into new and/or existing shares. In addition to paying off the outstanding borrowings under the Euro 38 million term loan agreement and the $400 million term loan facility, Havas Advertising intends to use the proceeds from the placement to further reduce borrowings and to fund future acquisitions of its operating divisions. The bonds are due January 1, 2006 and have a coupon rate of 1% per year, with a gross yield at maturity of 4.25% and an implicit interest rate, including issue costs, of 4.67%. Each bond may be converted by the holder into one Havas Advertising share, which may, at Havas Advertising's option, be a newly-issued share, a treasury share, or a combination thereof. For a description of the material terms of the bonds, see "Description of Havas Advertising Share Capital--Convertible/Exchangeable Bonds, Warrants and Stock Options."

     Havas Advertising borrows at both fixed and variable rates. Havas Advertising generally does not hedge its interest rate exposure, with the exception of the currency and interest rate swap arrangement described above. For a discussion of Havas Advertising's debt and lines of credit as of December 31, 2000, see Note 8 to the 2000 consolidated financial statements of Havas Advertising included elsewhere in this proxy statement/prospectus.

     As of December 31, 2000, Havas Advertising's subsidiaries also had outstanding Euro 96.0 million under long-term notes with U.S. banks. These loans bear interest at rates ranging from LIBOR plus 0.175% to LIBOR plus 0.55% and mature at dates ranging from January 7, 2002 to March 6, 2006. The borrowing subsidiaries are subject to customary financial covenants under these notes. Examples of the financial covenants under these notes include:

  . a ratio of total debt to earnings before interest, taxes, depreciation and amortization of less than 3.8 to one;

  . a ratio of earnings before interest and taxes to interest expense of greater than three to one;

  .  a ratio of total debt to equity of less than 2.5 to one;

  .  a minimum net worth of greater than $3 million;

  .  a minimum current assets ratio greater than 0.95; and

  .  a free cash flow to debt service ratio greater than 1.3.

     Under one of these loans, for a principal amount of Euro 32.2 million, Havas Advertising is also subject to the following financial covenants:

  .  a net financial debt to operating cash flow ratio less than three; and

  .  shareholders' equity greater than FF2.5 billion.

     As of December 31, 2000, Havas Advertising's subsidiaries were also subject to Euro 56.9 million in short-term borrowing arrangements. The weighted average interest rate on short-term borrowings that were outstanding as of December 31, 2000 was 7.0%. Havas Advertising's subsidiaries were also subject to various lines of credit in an amount equal to Euro 127.6 million as of December 31, 2000. These lines of credit bear interest at the prevailing market rates in the countries of the subsidiaries.

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

     Havas Advertising and its subsidiaries are subject to restrictive covenants under the above borrowings related to total borrowing levels at either the subsidiary level or country level on some of their borrowings. Covenants on Havas Advertising's debt include total borrowing levels in some countries and minimum shareholders' consolidated equity, among others. At December 31, 2000, EWDB North America, Inc., an indirect, wholly owned subsidiary of Havas Advertising, did not meet the financial covenants under one credit facility due to the level of debt incurred by it in connection with the acquisition of Snyder Communications. However, the issuing bank agreed to a provisory non-appliance of the applicable covenants and has further agreed to issue a waiver of default. As of December 31, 2000, Havas Advertising was in compliance with all other debt covenants related to the above borrowings. In addition, Havas Advertising frequently guarantees significant loans of its subsidiaries.

     Cash Flows.

     Year Ended December 31, 2000 compared to Year Ended December 31, 1999. Havas Advertising's net cash provided by operating activities in 2000 was Euro
107.9 compared with Euro 118.2 million in 1999. This decrease was primarily a result of a significant increase in working capital requirements in 2000 due mainly to an increase in receivables, which was partially offset by an increase in advances from clients.

     Net cash used in investing activities was Euro (248.5) million in 2000, compared with Euro (362.7) million in 1999. This decrease does not reflect a decrease in Havas Advertising's investing activities as part of its strategic acquisition program. Instead, the decrease was primarily the result of cash acquired in the Snyder Communications acquisition that was not offset by cash paid since the purchase price of that acquisition was financed primarily with Havas Advertising shares and is therefore not included in the purchase of subsidiaries reported on the cash flow statement.

     Net cash provided by financing activities was Euro 468.1 million in 2000, compared with Euro 302.2 million in 1999. In both 2000 and 1999, cash from financing activities was primarily generated by the sale of debt securities. Havas Advertising issued Euro 708.9 million of convertible bonds in December 2000 and Euro 230.0 million of convertible bonds in February 1999.

     Year Ended December 31, 1999 Compared to Year Ended December 31, 1998. Havas Advertising's net cash provided by operating activities in 1999 increased to Euro 118.2 million from Euro 86.9 million in 1998. This substantial increase was primarily due to an increase in Havas Advertising's operating profit and improvements in working capital management practices in subsidiaries.

     Net cash used in investing activities in 1999 increased to Euro (362.7) million from Euro (72.3) million in 1998. This substantial increase was primarily due to the cost of Havas Advertising's strategic acquisition program.

   Net cash provided by financing activities was Euro 302.2 million in 1999 compared with Euro 10.2 million in 1998. This substantial increase was primarily due to the issuance of Euro 230.0 million of convertible bonds in 1999.

Financial Objectives

     As part of its growth strategy, Havas Advertising has developed a three-year plan defining objectives for 2001-2003, including objectives relating to Havas Advertising's financial performance under French GAAP. These objectives include:

  . average annual organic revenue growth of between 10-15% over the three-year period;

  . strong overall revenue growth through a continued aggressive acquisition program;

  .  continued improvement in EBITA margin with a target of over 16% in 2003;
     and

  .  cash earnings per share growth of between 15-20%.

The objectives relate to French GAAP performance and are not comparable to the U.S. GAAP financial information presented elsewhere in this proxy statement/prospectus or that will be presented by Havas Advertising in the future in its annual reports on Form 20-F. The objectives constitute forward-looking statements, and are subject to numerous risks and uncertainties that could cause the actual financial performance of Havas Advertising to differ materially from these targets. These include risks and uncertainties related to general economic conditions, the ability to retain existing clients and attract new ones, and the ability to retain key personnel. See "Risk Factors" and "Forward-Looking Statements."

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

              DIRECTORS AND SENIOR MANAGEMENT OF HAVAS ADVERTISING
                         AND THE SURVIVING CORPORATION

Board of Directors of Havas Advertising

  In accordance with French law, Havas Advertising's affairs are managed by its board of directors and by its Chairman and Chief Executive Officer, who has full authority to manage Havas Advertising's affairs and has broad powers to act on behalf of Havas Advertising within its corporate purpose and to represent Havas Advertising in dealings with third parties, subject only to the powers expressly reserved to the board of directors or Havas Advertising's shareholders by law, by Havas Advertising's statuts or by decision of Havas Advertising's board of directors or shareholders.

  Under Havas Advertising's statuts, the board of directors must consist of between three and 24 directors. At present, Havas Advertising's board of directors consists of 17 directors. Havas Advertising's statuts provide that each director is elected for a term of six years, and is eligible for reelection when the term expires. The board of directors has the power to appoint and remove the Chairman and Chief Executive Officer at any time. There are no family relationships among Havas Advertising's officers or directors.

  The table below shows the names and ages of the members of Havas Advertising's board of directors, their principal occupation or employment, the dates of their initial appointment as directors and the expiration of their current positions. Three of Havas Advertising's directors are independent, which means generally that they are not officers, employees or family members of officers of Havas Advertising or its affiliates.


                                                                                              Director
Name                               Position      Age          Principal Occupation              Since       Term Expires
--------------------------------  -----------  -------  ---------------------------------  ---------------  ------------
Alain de Pouzilhac..............   Chairman         55  Chairman of the Board of             April 1989          2006
                                                        Directors and Chief Executive
                                                        Officer, Havas Advertising
Michel Boutinard Rouelle(1)  .     Director         54  Consultant                           March 1997          2004
Jean-Michel Carlo...............   Director         55  Vice Chairman, Havas                October 1997         2003
                                                        Advertising (in charge of
                                                        Diversified Agencies Group)
Alain Cayzac....................   Director         59  Vice Chairman, Havas                October 1997         2003
                                                        Advertising
Richard Colker(1)...............   Director         54  Managing Partner, Acadia              June 1995          2003
                                                        Investment Corporation
Nicolas Duhamel.................   Director         47  Executive Vice-President, Havas       June 1994          2004
                                                        S.A.
Ed Eskandarian..................   Director         64  Chairman and CEO Arnold            September 2000        2001
                                                        Worldwide Partners
Pierre Lescure..................   Director         55  Chairman, Canal                       June 1994          2002
Jacques Mayoux..................   Director         76  Vice-Chairman, Goldman Sachs         August 1988         2006
                                                        Europe
Thierry Meyer...................   Director         62  Advisor to the General                June 1995          2005
                                                        Management, Alcatel
Jean-Laurent Nabet..............   Director         37  Director of Development,            October 1998         2006
                                                        Vivendi Universal Publishing
Bob Schmetterer.................   Director         57  Chairman and Chief Executive          May 1998           2004
                                                        Officer, Euro RSCG Worldwide
Jacques Seguela.................   Director         67  Vice Chairman and Chief               June 1992          2004
                                                        Creative Officer, Havas



                                                                                              Director
Name                               Position      Age          Principal Occupation              Since       Term Expires
--------------------------------  -----------  -------  ---------------------------------  ---------------  ------------

                                                        Advertising
Patrick Soulard.................   Director         49  Director of the                     December 1999        2004
                                                        Investment Banking Division,
                                                        Societe Generale
Fernando Rodes Vila.............   Director         40  Chief Executive Officer, Media      January 2001         2002
                                                        Planning, S.A.
Vivendi Universal Publishing,                           Managing Director, Vivendi;
represented by Eric Licoys......   Director         62  Universal; Chairman and Chief         May 1998           2004
                                                        Executive Officer, Vivendi
                                                        Universal Publishing
SOCIF, represented by Clement                           Chairman and Chief Executive
Vaturi(1).......................   Director         60  Officer, Immobiliere                 August 1988         2004
                                                        Hoteliere S.A.

_______________________________
(1)    Member of the Audit Committee

The Executive Committee of Havas Advertising

  The table below presents information regarding the current members of Havas Advertising's executive committee, which is its group of executive officers:

                                                                                                     Executive
Name                                                   Position                          Age       Officer Since
----                                                  ---------                          ---       ------------------
Alain de Pouzilhac..............  Chairman and Chief Executive Officer                       55          April 1989
Jean-Michel Carlo...............  Vice Chairman (in charge of Diversified                    55          April 1997
                                  Agencies Group)
Alain Cayzac....................  Vice Chairman                                              59           June 1992
Ed Eskandarian..................  Chairman and Chief Executive Officer, Arnold               64      September 2000
                                  Worldwide Partners
Jacques Herail..................  Managing Director and Chief Financial Officer              48          April 1992
Fernando Rodes Vila.............  Chief Executive Officer, Media Planning, S.A.              40        October 1999
Bob Schmetterer.................  Chairman and Chief Executive Officer, Euro RSCG            57           June 1998
                                  Worldwide
Jacques Seguela.................  Vice Chairman and Chief Creative Officer                   67           June 1992
Simon Gillham...................  Vice President of Communications                           45          April 2001

  The following are summary biographies of the members of the executive committee:

  Alain de Pouzilhac. Alain de Pouzilhac is currently the Chairman and Chief Executive Officer of Havas Advertising and a member of its executive committee. He began his career at Publicis Conseil, a French advertising company, in 1969 as an Assistant Account Executive. In 1970, he joined the French advertising company DDB as account executive. In 1982, he was appointed Chairman and Chief Executive Officer of Havas Conseil, a subsidiary of Havas Advertising. Between 1984 and 1989, he served as Chairman of HCM, an advertising joint venture comprised of Havas Conseil and Marsteller (an agency affiliated with the U.S. advertising company Young & Rubicam), and HCM's successor, HDM, an advertising joint venture comprised of Havas Conseil, Dentsu and Marsteller. Alain was appointed Chairman and Chief Executive Officer of Havas Advertising in 1989. Alain was appointed as Havas Advertising's Chairman and Chief Executive Officer at the request of Vivendi Universal Publishing and has no formal employment agreement with Havas Advertising.

  Jean Michel Carlo. Jean-Michel Carlo is currently a Vice Chairman of Havas Advertising in charge of the Diversified Agencies Group and a member of Havas Advertising's executive committee. Jean-Michel, a Ph.D. in Economics and a graduate of the Institut d'Etudes Politiques de Paris, began his career at Havas Conseil in 1972. In 1977, he left Havas Conseil to join FCA, a French advertising company. Jean-Michel then went on to found the Avril

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

advertising agency of Havas Advertising in 1978. In 1982, he was appointed Chairman and Chief Executive Officer of Young & Rubicam in France and Europe. From 1991 to 1996, he served as Chairman of BDDP France, a French advertising company. In April 1997, Mr. Carlo was appointed a Vice Chairman of Havas Advertising.

  Alain Cayzac. Alain Cayzac is currently a Vice Chairman of Havas Advertising and a member of the executive committee. Alain, a graduate of Hautes Etudes Commerciales (HEC) and of Berlin University, began his career in advertising in 1972 as an Associate Director of RSCG. He was appointed Chairman of RSCG in 1984. In 1996, he was appointed Chairman and Chief Executive Officer of Euro RSCG Worldwide. He was appointed a Vice Chairman of Havas Advertising in 1997. He currently is responsible for the development of sports marketing within Havas Advertising and is also working on Havas Advertising's human resources policies. Alain is also Vice Chairman of the PSG soccer team and Chairman of the AACC, the French association of advertising agencies.

  Ed Eskandarian. Ed Eskandarian is currently the Chairman and Chief Executive Officer of Arnold Worldwide Partners. Ed, a graduate of Villanova University and Harvard Business School, began his career as a scientist working for NASA. In 1971, Ed became senior vice president of Humphrey Browning MacDougall, and in 1981 he became President and Chief Executive Officer of that agency. When London-based WCRS acquired Humphrey Browning MacDougall in the mid-1980's, Ed continued as Chairman and Chief Executive Officer of the newly-formed WCRS Diversified Communications, a $400 million agency with five offices. In 1990, Ed purchased Arnold Advertising, and has served as its Chairman and Chief Executive Officer since that time.

  Jacques Herail. Jacques Herail is currently Managing Director and Chief Financial Officer of Havas Advertising and a member of its executive committee. Jacques, a graduate of Sciences Economiques at the Institut d'Etudes Politiques and the Ecole Superieure des Sciences Economiques et Commerciales (ESSEC), began his career at the accounting firm Arthur Andersen in 1976. In 1984, he was appointed Chief Financial Officer of HCM and later served as Chief Financial Officer of HDM. Between 1989 and 1996, he served as Executive Vice President of Euro RSCG Worldwide. Since 1996, Jacques has served as Managing Director and Chief Financial Officer of Havas Advertising.

  Fernando Rodes Vila. Fernando Rodes Vila is currently the Chief Executive Officer of the Media Planning Group and a member of Havas Advertising's executive committee. Fernando, a graduate of UCB University and of Gresham College in London in Economics and Finance Management, began his career in banking. In 1985, he joined Manufacturers Hanover Trust, a financial institution, as the Director of Capital Markets. In 1989, he became Director of company banking services at Banco Espanol de Credito. Fernando was appointed Chief Executive Officer of Media Planning, S.A. in 1994. In 1999, concurrently with the combination of Havas Advertising's media services with those of Media Planning, S.A., Fernando was appointed as the Chief Executive Officer of Media Planning Group.

  Bob Schmetterer. Bob Schmetterer is currently the Chairman and Chief Executive Officer Euro RSCG Worldwide and a member of Havas Advertising's executive committee. Bob began his career in advertising at Scali McCabe Sloves in 1971. In 1987, he became one of the founding partners of the New York advertising agency Messner Vetere Berger McNamee Schmetterer Euro RSCG. In 1984 he was appointed Chief Executive Officer of HCM and later served as Chief Executive Officer of HDM. Bob has served as Chairman and Chief Executive Officer of Euro RSCG Worldwide since 1997.

  Jacques Seguela. Jacques Seguela is currently a Vice Chairman and the Chief Creative Officer of Havas Advertising and a member of its executive committee. Jacques, who has a Ph.D. in Pharmacy, began his career as a reporter for Paris-Match and then for France-Soir. In 1969, he created RSCG, which merged with Eurocom in 1991 to create Euro RSCG Worldwide. Jacques is the author of fifteen books on advertising and related matters and has been involved in numerous political campaigns in France and elsewhere.

  Simon Gillham. Simon Gillham is currently Vice President of Communications and a member of the executive committee. Simon, a graduate of Sussex University and Bristol University, began his career with Thomson, a global electronics company, and in 1991 was appointed vice president of communications of Thomson Consumer Electronics, which is today known as Thomson Multimedia. In 1994, he joined the CarnaudMetalbox Group, a metal and plastics manufacturer, to help the group's international expansion. Following the creation of a sports marketing company in 1996, Simon ran the commercial interests of a professional rugby club based in London. Early in 1999, Simon was appointed vice president of communications for the Valeo Group, an international automotive components and systems supplier. In April 2001, Simon was appointed a Vice President of Havas Advertising.

The Audit Committee of Havas Advertising

  Havas Advertising's board of directors has a standing audit committee. The purpose of the audit committee is to:

  . make recommendations concerning the engagement of independent public accountants;

  . review with Havas Advertising's management and independent public accountants the plans for, and scope of, the audit procedures to be utilized and results of audits;

  . approve the professional services provided by the independent public accountants; and

  . review the adequacy and effectiveness of Havas Advertising's internal accounting controls.

The current members of the audit committee are Messrs. Boutinard Rouelle, Colker and Vaturi. The following are summary biographies of Messrs. Boutinard Rouelle, Colker and Vaturi.

  Michel Boutinard Rouelle. Michel Boutinard Rouelle is a director of Havas Advertising, a position he has held since March 1997. Michel, a graduate of the Institut d'Etudes Politiques de Paris and the Ecole Nationale d'Administration
(ENA), began his career in government and public affairs, holding a variety of national, regional and local offices in France from 1971 to 1988, including Chief of Staff of the Mayor of Paris from 1977 to 1979 and Counsellor to the Prime Minister from 1986 to 1988. From 1989 to 1999, Michel held a variety of positions with Vivendi Universal Publishing, a French media group, and its affiliates. These positions included Vice President of Vivendi Universal Publishing from 1997 to 1998 and Chairman and Chief Executive Officer of Vivendi Universal Publishing's affiliate Havas Media Communication from 1995 to 1999. Since 1999, Michel has acted as a free-lance management consultant.

  Richard Colker. Richard Colker is currently Managing Partner of Acadia Investment Corporation, a private investment company, and Colker, Gelardin & Co., a private investment banking partnership. Richard has held these positions since 1990. A graduate of Michigan State University, Richard began his career at Wells Fargo Bank N.A., a financial institution, as Manager, Corporate Finance Department. From 1976 to 1983, Richard served as Vice President of Banque de la Societe Financiere Europeenne, a French financial institution. From 1983 to 1990, Richard served as Managing Director, Investment Banking, and a Member of the London Management Committee of the investment bank Kidder, Peabody International Limited and its affiliate Kidder, Peabody & Co., and a Member of the Board of Directors of another affiliate, Kidder, Peabody Italia S.p.A. Richard has been a director of Havas Advertising since June 1995.

  Clement Vaturi. Clement Vaturi has served as Chairman and Chief Executive Officer of Immobiliere Hoteliere, a French hotel real estate development company, since 1983. Clement is also Chairman and Chief Executive Officer of several of Immobiliere Hoteliere's affiliates, including Immobiliere Hoteliere Montparnasse and SOCIF. Clement, who received his Bachelor of Science, Civil Engineering, from the Massachusetts Institute of Technology and his Master of Science, Industrial Management, from the Sloan School of Management at the Massachusetts Institute of Technology, also serves as Chairman of Credicom NV, a Belgian financial institution. Clement has been a director of Havas Advertising since August 1988.

Compensation of Directors and Officers of Havas Advertising

  The aggregate amount of compensation which Havas Advertising paid to its principal executive officers and directors as a group (23 persons in all in 2000) for services in all capacities in 2000 was approximately Euro 10.0 million. The aggregate amount which Havas Advertising set aside or accrued to provide pension, retirement or similar benefits for the same executive officers and directors as a group for the 2000 fiscal year was approximately Euro 218,400.

Ownership of Havas Advertising Shares by Directors and Officers of Havas Advertising

  As of April 15, 2001, no director or executive officer of Havas Advertising owned more than 1% of the outstanding shares of Havas Advertising, with the exception of Vivendi Universal Publishing, which held 29,939,200 shares, constituting 11.5% of the outstanding shares of Havas Advertising.

Options to Purchase Securities from Havas Advertising

  As of April 15, 2001, Havas Advertising shareholders had authorized Havas Advertising's board of directors to grant options for an aggregate of up to 35,827,739 Havas Advertising shares during various periods ending on or before May 22, 2005. As of April 15, 2001, Havas Advertising's board of directors had granted options for an aggregate of 33,475,200 Havas Advertising shares under these authorizations, of which options to purchase an aggregate of 21,282,875 Havas Advertising shares were outstanding with exercise prices ranging from Euro 3.34 to Euro 27.65 and expiring at various times from 2002 to 2008. As of April 15, 2001, there were outstanding options to purchase an aggregate of 6,973,660 Havas Advertising shares granted to directors and executive officers of Havas Advertising under these authorizations. All of the options granted by Havas Advertising are subject to adjustment on the occurrence of dilutive events.

  The Havas Advertising board of directors will fix the number of Havas Advertising shares and the exercise price under the authorized option plans in accordance with the laws in effect at the time the board of directors decides to grant the options. At that time, Havas Advertising also will establish the conditions for exercising the options and the periods during which the options may be exercised.

  Havas Advertising's option plans typically permit the board of directors to grant options to purchase up to an aggregate percentage of Havas Advertising's issued shares from time to time. For example, the June 1999 plan authorized Havas Advertising's board of directors to grant options to purchase up to an aggregate of 2.0% of the then issued Havas Advertising shares, including treasury shares, from time to time. Each authorization of option plans by Havas Advertising shareholders is effective for five years from the date of authorization or until all of the options under the plan have been granted. On May 23, 2000, Havas Advertising's shareholders approved a new option plan allowing the board of directors to grant options to purchase up to an aggregate of 2.5% of the then issued Havas Advertising shares, including treasury shares, from time to time, provided that the aggregate number of shares purchasable under options outstanding from time to time may not exceed 12% of the then issued Havas Advertising shares, including treasury shares. As of April 15, 2001, Havas Advertising had issued 267,890,459 Havas Advertising shares and had outstanding options to purchase an aggregate of 21,282,875 Havas Advertising shares. Therefore, the Havas Advertising board of directors could have granted options to purchase up to 2,352,539 Havas Advertising shares under the May 2000 plan as of that date. As of April 15, 2001, the only new options that may be granted by the Havas Advertising board are options to purchase shares under the May 2000 plan.

  Upon the completion of the acquisition of Snyder Communications in September 2000, all outstanding options to purchase shares of SNC common stock of Snyder Communications were converted into options to purchase an aggregate of 9,494,597 Havas Advertising ADSs, of which options to purchase an aggregate of 7,699,529 Havas Advertising ADSs were outstanding as of April 15, 2001 at exercise prices ranging from $0.96 to $18.55. These options are not considered to be part of any Havas Advertising option plan and do not affect the calculation of the limits on option grants described above.

  The table below shows information relating to Havas Advertising's various option plans and the converted SNC options, as of April 15, 2001.

                                       June       June             June
                                     1991 Plan  1994 Plan       1996 Plan
                                     ---------  ---------  --------------------
                                       March      Dec.       Dec.       March
                                       1995       1995       1996       1997
                                       Grant      Grant      Grant      Grant
                                     ---------  ---------  ---------  ---------
Date of shareholders'
meeting............................   06/18/91   06/30/94   06/27/96   06/27/96
Date of board of directors'
meeting............................   03/23/95   12/07/95   12/05/96   03/06/97
Options issuable...................         --         --         --         --
Options issued.....................    685,260  3,837,280  2,541,280     80,000
Options exercised..................    677,140  2,888,060  1,189,940     80,000
Of which: options issued to
members of the executive
committee..........................    229,800    903,400  1,001,320         --
Number of executive officers
concerned..........................          2          5          3         --

Exercisable from...................   03/23/95   12/07/95   12/05/96   01/01/98
Expiration date....................   03/22/02   12/31/02   12/31/03   12/31/03
Option exercise price per share
 (FF)..............................         22       21.9      27.75      31.60
 (Euro)............................      3.354     3.3385     4.2305     4.8175
Conditions applicable..............         --         --         --         --


                                                               June
                                                             1997 Plan
                                     --------------------------------------------------------------
                                     June       March      Feb.      June       Sep.       Dec.
                                     1997       1998      1999      1999       1999       1999
                                     Grant      Grant     Grant     Grant      Grant      Grant
                                     ---------  --------  --------   --------   --------   --------
Date of shareholders'
meeting............................   06/19/97  06/19/97  06/19/97   06/19/97   06/19/97   06/19/97
Date of board of directors'
meeting............................   06/19/97  03/05/98  02/25/99   06/17/99   09/30/99   12/02/99
Options issuable...................        --        --         --         --         --         --
Options issued.....................   6,000,000 1,590,000  710,220    300,000    200,000    865,000
Options exercised..................        --     356,645       --         --         --     24,000

Of which: options issued to
members of the executive
committee..........................   3,070,000   410,000  324,220         --         --    500,000
Number of executive officers
concerned..........................           5         3        2         --         --         2

Exercisable from...................   06/19/02   03/05/98  02/25/99  01/01/00   01/01/00   01/01/00
Expiration date....................   06/19/04   12/31/04  02/24/06  06/16/06   09/29/06   12/01/06
Option exercise price per share
 (FF)..............................      30.25      41.65   50.0165    59.692    71.1715    102.985
 (Euro)............................     4.6115     6.3495     7.625     9.100      10.85       15.7
Conditions applicable  .                    --         --        --        (1)        (2)        (3)


                                                   June                  May
                                                1999 Plan              2000 Plan
                                     --------------------------------  ----------    Former SNC Options
                                      March       May      October       March       Converted in Snyder
                                       2000       2000       2000         2001          Communications
                                      Grant      Grant      Grant        Grant            Acquisition
                                     ---------  ---------  ---------   ---------    ---------------------
Date of shareholders'
meeting............................  06/17/99   06/17/99   06/17/99    05/23/00            08/25/00

Date of board of directors'
meeting............................  03/02/00   05/23/00   10/23/00    03/01/01            08/25/00
Options issuable...................        --         --         --   2,352,539                  --
Options issued.....................   888,120    400,000  3,953,500   4,448,000           9,494,597
Options exercised..................        --         --         --          --           1,795,068

Of which: options issued to
members of the executive
committee..........................   288,120    400,000         --   1,500,000                  --
Number of executive officers
concerned..........................         2          1         --           7                  --

Exercisable from...................  01/01/01   05/23/00   10/23/00    01/01/02            08/26/00
Expiration date....................  03/01/07   05/22/07   10/22/07    02/29/08            09/13/10
Option exercise price per share
 (FF)..............................   181.372     163.99     116.50      101.67              N/A
 (Euro)............................     27.65      25.00      17.75       15.50               12.37(7)
Conditions applicable..............        (4)        --         (5)         (6)

_______________

(1) 100,000 of these options are exercisable in 2000, 100,000 in 2001 and the remainder in 2002.
(2) 66,660 of these options are exercisable in 2000, 66,680 in 2001 and the remainder in 2002.
(3) 173,000 of these options are exercisable in 2000, 346,000 in 2001 and the remainder in 2002.
(4) 296,040 of these options are exercisable in 2001, 296,040 in 2002 and the remainder in 2003.
(5) 756,164 of these options are exercisable from October 23, 2000, 1,065,779 in 2001, 1,065,778 in 2002 and the remainder in 2003.
(6) 1,482,667 of these options are exercisable in 2002, 1,482,666 in 2003, and the remainder in 2004.Transactions Involving Directors, Officers and Shareholders of Havas Advertising
(7) Represents the weighted average exercise price of $11.61 converted into Euro at the noon buying rate of Euro 1.00 = $0.9388 on December 29, 2000.

Transactions Involving Directors, Officers and Shareholders of Havas Advertising

  Trademark License Agreement with Vivendi Universal Publishing. Havas Advertising has entered into a trademark license arrangement with Vivendi Universal Publishing, a Havas Advertising shareholder holding approximately 11.5% of the outstanding Havas Advertising shares. As part of this arrangement, Havas Advertising has entered into a series of annual trademark license agreements with Vivendi Universal Publishing. In accordance with the trademark license agreement for 2000, Havas Advertising paid a license fee to Vivendi Universal Publishing in the amount of Euro 305,000 for the exclusive license to use the ``Havas Advertising'' trademark and a non-exclusive license to use the Vivendi Universal Publishing logo. Vivendi Universal Publishing reserved the right to use or have a third party use the name ``Havas,'' either alone or in combination with any other terms other than the combination of ``Havas Advertising.''

  Havas Advertising was permitted to use the ``Havas Advertising'' trademark or logo only to the extent that, and so long as, Vivendi Universal Publishing remained Havas Advertising's largest shareholder. The trademark license agreement also provided that the trademark could be used by Havas Advertising in all countries in which Vivendi Universal Publishing applied for and obtained trademark protection. Either Havas Advertising or Vivendi Universal Publishing was permitted to terminate the trademark license agreement:

  . in the event Vivendi Universal Publishing lost its status as Havas Advertising's largest shareholder, subject to a six month notice period; or

  . after a breach of the other party's obligations under the trademark license agreement and the failure to cure the breach for six months.

This agreement was entered into on October 2000, effective retroactively as of January 1, 2000, and expired on December 31, 2000. Havas Advertising anticipates that the license agreement will be established on substantially the same basis for 2001.

  Transactions with Vivendi Universal. Havas Advertising rendered advertising services to Vivendi Universal, the parent company of Vivendi Universal Publishing, and its affiliates in the amount of Euro 20.2 million, Euro 18.6 million and Euro 17.1 million for the years ended December 31, 2000, 1999 and 1998, respectively. Havas Advertising also purchased media space from affiliates of Vivendi Universal on behalf of its clients. The accounts receivable and payable (including payable to media companies affiliated with Vivendi Universal) from these services amounted to Euro 9.6 million and Euro 3.0 million as of December 31, 2000, Euro 8.2 million and Euro 3.1 million as of December 31, 1999, and Euro 14.1 million and Euro 18.4 million as of December 31, 1998.

Board of Directors of the Surviving Corporation

  The table below shows the names and ages of the persons who Havas Advertising expects will comprise the board of directors of Snyder Communications after the merger, together with each such person's principal occupation or employment.

Name                                Position           Age                          Principal Occupation
-------------------------------  ---------------  -------------      --------------------------------------------------

Alain de Pouzilhac                  Chairman                 55      Chairman of the Board of Directors and Chief
                                                                     Executive Officer, Havas Advertising
Jacques Herail                      Director                 48      Managing Director and Chief Financial Officer,
                                                                     Havas Advertising

  Summary biographies of Messrs. de Pouzilhac and Herail are set forth in ``-- The Executive Committee of Havas Advertising.''

Officers of the Surviving Corporation

  Executive Officers.

The table below presents information regarding the current executive officers of Snyder Communications who will continue in their respective positions as executive officers of the surviving corporation. The current executive officers of Snyder Communications who are members of Havas Advertising's executive committee are as follows:

                                                                                                    Executive
Name                                                  Position                         Age        Officer Since
---------------------------------  -----------------------------------------------  ----------  ------------------

Alain de Pouzilhac...............  Chairman, Chief Executive Officer and President          55      September 2000
Jacques Herail...................  Chief Financial Officer, Senior Vice President           48      September 2000
                                   and Treasurer

  Division Level Officers. Havas Advertising expects the management of the division comprising Snyder Communications' Circle.com business will remain substantially the same following the merger. In addition, Havas Advertising expects the management of Snyder Communications' three principal divisions comprising the SNC business, Brann Worldwide, Bounty SCA Worldwide and Arnold Worldwide Partners, to remain substantially the same following the merger.

Interests of Directors and Officers of the Surviving Corporation

  Each of the directors of Snyder Communications is an executive officer and/or director of Havas Advertising. These directors may have conflicts of interest with the holders of Circle.com common stock. For a description of these conflicts of interest, see ``Risk Factors--Risks Relating to the Merger-- Directors and Officers of Snyder Communications have interests in the merger that are in conflict with, are different from or are in addition to those of holders of Circle.com common stock."

                      DESCRIPTION OF SNYDER COMMUNICATIONS

  Snyder Communications' businesses are its direct marketing, advertising and communications business, which we refer to as SNC, and its interactive communications business, which we refer to as Circle.com. SNC is a full-service direct marketing, advertising and communications business, with operations in the United States, Canada, the United Kingdom and continental Europe. SNC provides direct marketing services to clients through Brann Worldwide and Bounty SCA Worldwide and advertising services through Arnold Worldwide Partners. SNC's clients are primarily global companies with large annual sales and marketing expenditures facing significant competitive pressures to retain or expand their respective market share. These clients operate in a broad range of industries, including automotive, consumer packaged goods, financial services, telecommunications and gas and electric utilities. Circle.com is an Internet professional services provider that designs, deploys and operates electronic customer relationship management initiatives for Global 2000 companies. Circle.com creates electronic, one-to-one marketing programs that enable its clients to identify, acquire and retain customers while creating and establishing new revenue channels. Circle.com serves clients with an end-to-end set of strategic e-marketing consulting, creative development, digital marketing services and technology integration services. Circle.com's "front end" services include strategic e-marketing/e-commerce consulting, consumer research, online media planning and creative design. Its "back-end" services include systems architecture, design, systems integration, implementation and ongoing performance analysis.

         SELECTED CONSOLIDATED FINANCIAL DATA OF SNYDER COMMUNICATIONS

                          SNYDER COMMUNICATIONS, INC.

                            SELECTED FINANCIAL DATA
                     (in thousands, except per share data)

  The following table summarizes historical financial data of Snyder Communications and is qualified in its entirety by reference to, and should be read in conjunction with, the Snyder Communications historical financial statements and related notes included in Snyder Communications' Annual Report on Form 10-K for the fiscal year ended December 31, 2000. The historical financial data for the years ended December 31, 2000, 1999, 1998 and 1997 have been derived from the audited consolidated financial statements of Snyder Communications. Historical financial information may not be indicative of Snyder Communications' future performance. For all the periods presented, income (loss) from discontinued operations includes the income (loss) from discontinued operations of the healthcare services business, which was spun off to stockholders of Snyder Communications on September 27, 1999. For the years ended December 31, 1997 and 1996, the income (loss) from discontinued operations also includes the loss from discontinued operations of Bob Woolf Associates, Inc., which was spun off on October 31, 1997 to stockholders of one of the companies Snyder Communications acquired in 1998. Prior to their respective acquisitions, some of the U.S.-based acquirees were not subject to federal or state income taxes. Consequently, pro forma net income from continuing operations represents income from continuing operations adjusted to reflect a provision for income taxes as if all companies acquired by Snyder Communications which were accounted for as poolings of interests had been taxed similarly to a C corporation for all periods prior to their acquisition by Snyder Communications. Net income (loss) per share information for years prior to 2000 is provided using the number of shares of SNC common stock and Circle.com common stock that would have been outstanding assuming that the recapitalization of Snyder Communications had occurred at the beginning of the earliest period presented.

                                                                    For the Years Ended December 31,
                                                    --------------------------------------------------------------
                                                              2000        1999        1998       1997         1996
                                                       -----------    --------    --------   --------     --------
                                                                                                        (unaudited)
Income Statement Data:
 Net revenues.......................................   $   719,043    $638,480    $493,803   $403,072     $349,223
                                                       ===========    ========    ========   ========     ========
 Income (loss) from continuing operations...........   $  (118,402)   $ 17,098    $ 21,360   $(16,636)    $ 15,481
                                                       ===========    ========    ========   ========     ========
 Income (loss) from discontinued operations.........   $       --     $(11,562)   $  1,446   $(10,225)    $ (1,415)
                                                       ===========    ========    ========   ========     ========
 Extraordinary item(1)..............................   $       --     $     --    $     --   $     --     $ (1,216)
                                                       ===========    ========    ========   ========     ========
 Net income (loss)..................................   $  (118,402)   $  5,536    $ 22,806   $(26,861)    $ 12,850
                                                       ===========    ========    ========   ========     ========
Unaudited:
 Pro forma net income (loss) from
continuing operations...............................       N/A        $ 18,131    $ 18,699   $(19,191)    $ 11,398
                                                       ===========    ========    ========   ========     ========
SNC:
Historical net income (loss) per share:
Diluted net income (loss) per share:
 Continuing operations............................     $     (1.05)   $   0.39    $   0.30   $  (0.26)    $   0.26
 Discontinued operations..........................     $       --     $  (0.16)   $   0.02   $  (0.16)    $  (0.02)
 Extraordinary item...............................     $       --     $     --    $     --   $     --     $  (0.02)
                                                       -----------    --------    --------   --------     --------

 Total diluted net income (loss) per share........     $     (1.05)   $   0.23    $   0.32   $  (0.42)    $   0.22
                                                       ===========    ========    ========   ========     ========
Unaudited:
 Pro forma diluted net income (loss) from
continuing operations per share...................         N/A        $   0.40    $   0.26   $  (0.29)    $   0.20
                                                       ===========    ========    ========   ========     ========
Shares used in computing diluted per share
amounts (2).......................................          72,345      74,037      72,343     63,752       60,109
                                                       ===========    ========    ========   ========     ========
Circle.com (4):
Historical net loss per share:
 Diluted net loss per share.......................     $     (1.89)   $  (0.59)   $     --   $  (0.01)    $  (0.01)
                                                       ===========    ========    ========   ========     ========
Unaudited:
 Pro forma diluted net income (loss) per share....         N/A           N/A      $   0.01   $  (0.04)    $  (0.03)
                                                      ============    ========    ========   ========     ========
Shares used in computing diluted per share
amounts (2).......................................          22,566      19,787      17,397     15,938       15,015
                                                       ===========    ========    ========   ========     ========

                          SNYDER COMMUNICATIONS, INC.

                     (in thousands, except per share data)

                                                                  As of December 31,
                                            -----------------------------------------------------------
                                                    2000       1999       1998        1997         1996
                                               ---------   --------   --------    --------     --------
                                                                                (unaudited)  (unaudited)
Balance Sheet Data:
 Total assets..............................     $762,676   $785,785   $615,614    $382,137     $273,728
                                                ========   ========   ========    ========     ========
 Long-term debt............................     $248,379   $190,964   $ 12,283    $ 12,856     $ 36,028
                                                ========   ========   ========    ========     ========
 Redeemable ESOP stock (3).................     $    --    $     --   $  2,960    $  5,278     $  2,452
                                                ========   ========   ========    ========     ========
 Total equity..............................     $203,699   $271,518   $357,378    $118,261     $ 67,123
                                                ========   ========   ========    ========     ========

_______________

(1) Net income for the year ended December 31, 1996 includes an extraordinary item of $1.2 million that was recorded in conjunction with the early redemption of subordinated debentures which were due to related parties. The extraordinary item is net of a $0.8 million tax benefit and consists of prepayment penalties and the write-off of unamortized discount and debt issuance costs.

(2) The number of shares used in computing the per share amounts assume that acquisitions accounted for as pooling of interest transactions had occurred at the beginning of each of the periods presented and reflect the issuance of additional shares of Snyder Communications in public offerings, the impact of stock options and share repurchases. The number of shares also assumes that the recapitalization transaction (in which each share of Snyder Communications common stock was converted into one share of SNC common stock and 0.25 of a share of Circle.com common stock) had occurred at the beginning of the earliest period presented.

(3) Represents the balance necessary to satisfy the repurchase obligation associated with Snyder Communications' shares held by the employee stock ownership plan of an acquired company which have been allocated to former employees of the acquired company whose employment had terminated prior to its merger with Snyder Communications.

(4)  There were no operations of Circle.com prior to 1996.

                                      SNC

                            SELECTED FINANCIAL DATA
                                 (in thousands)

  The following table summarizes historical financial data of SNC. The historical financial data for the year ended December 31, 2000 have been derived from the unaudited combined financial statements of SNC. The historical financial data for the years ended December 31, 2000, 1999, 1998 and 1997 have been derived from the audited combined financial statements of SNC. Historical financial information may not be indicative of SNC's future performance. For all the periods presented, income (loss) from discontinued operations includes the income (loss) from discontinued operations of the healthcare services business which was spun off to stockholders of record of Snyder Communications on September 27, 1999. For the years ended December 31, 1997 and 1996, the income
(loss) from discontinued operations also includes the loss from discontinued operations of Bob Woolf Associates, Inc., which was spun off on October 31, 1997 to stockholders of one of the companies Snyder Communications acquired in 1998. Prior to their respective acquisitions, certain of the U.S.-based acquirees were not subject to federal or state income taxes. Consequently, pro forma net income from continuing operations represents income from continuing operations adjusted to reflect a provision for income taxes as if all companies acquired by Snyder Communications which were accounted for as poolings of interests had been taxed similarly to a C corporation for all periods prior to their acquisition by Snyder Communications.

                                                   For the Years Ended December 31,
                                     ----------------------------------------------------------
                                           2000        1999        1998       1997         1996
                                       --------    --------    --------   --------     --------
                                     (unaudited)                                     (unaudited)
Income Statement Data:
 Net Revenues......................    $652,415    $603,550    $480,289   $397,505     $345,915
                                       ========    ========    ========   ========     ========
 Income (loss) from                    $(67,259)   $ 31,488    $ 21,362   $(16,506)    $ 15,721
continuing operations..............    ========    ========    ========   ========     ========

 Income (loss) from                    $      0    $(11,562)   $  1,446   $(10,225)    $ (1,415)
discontinued operations............    ========    ========    ========   ========     ========

 Extraordinary item (1)............    $      0    $     --    $     --   $     --     $ (1,216)
                                       ========    ========    ========   ========     ========
 Net income (loss).................    $(67,259)   $ 19,926    $ 22,808   $(26,731)    $ 13,090
                                       ========    ========    ========   ========     ========
Unaudited:
 Pro forma net income (loss)              N/A      $ 32,521    $ 18,576   $(18,450)    $ 11,915
   from continuing operations......    ========    ========    ========   ========     ========

Balance Sheet Data:
 Total assets......................    $731,365    $683,405    $601,957   $379,222     $271,706
                                       ========    ========    ========   ========     ========
 Long-term debt....................    $248,258    $167,214    $ 12,283   $ 12,856     $ 36,028
                                       ========    ========    ========   ========     ========
 Investments and advances
   from Snyder
   Communications..................    $189,505    $209,326    $351,232   $122,008     $ 68,805
                                       ========    ========    ========   ========     ========

_______________

(1) Net income for the year ended December 31, 1996 includes an extraordinary item of $1.2 million that was recorded in conjunction with the early redemption of subordinated debentures which were due to related parties. The extraordinary item is net of a $0.8 million tax benefit and consists of prepayment penalties and the write-off of unamortized discount and debt issuance costs.

                                   CIRCLE.COM

                            SELECTED FINANCIAL DATA
                                 (in thousands)

  The following table summarizes historical financial data of Circle.com and is qualified in its entirety by reference to, and should be read in conjunction with, the Circle.com historical financial statements and related notes included in Snyder Communications' Annual Report on Form 10-K for the fiscal year ended December 31, 2000. The historical financial data for the years ended December 31, 2000, 1999, 1998 and 1997 have been derived from the audited combined financial statements of Circle.com. There were no operations of Circle.com prior to 1996. Historical financial information may not be indicative of Circle.com's future performance. The operations of Circle.com were contained within the Brann Worldwide and Arnold worldwide Partners networks of Snyder Communications until May 1999 when they were coordinated under the name Circle.com and placed under the responsibility of a single management team. Prior to their respective acquisition, some of the U.S.-based acquirees were not subject to federal or state income taxes. Consequently, pro forma net income (loss) represents net income (loss) adjusted to reflect a provision for income taxes as if all companies acquired by Snyder Communications which were accounted for as poolings of interests had been taxed similarly to a C corporation for all periods prior to their acquisition by Snyder Communications.


                                                                         For the Years Ended December 31,
                                                  ---------------------------------------------------------------------------
                                                           2000           1999            1998          1997           1996
                                                       ----------       --------         -------        ------         ------
                                                                                                                 (unaudited)
Income Statement Data:
 Net revenues........................................  $ 67,287        $ 35,726         $13,514        $5,567         $3,308
                                                       ==========       ========         =======        ======         ======
 Net loss............................................  $(51,143)       $(14,390)        $    (2)       $ (130)        $ (240)
                                                       ==========       ========         =======        ======         ======
Unaudited:
 Pro forma net income (loss).........................     N/A              N/A          $   123        $ (741)        $ (545)
                                                       ==========       ========         =======        ======         ======
Balance Sheet Data:
 Total assets........................................  $  89,046       $112,975         $13,697        $2,932         $1,441
                                                       ==========       ========         =======        ======         ======
 Long-term debt......................................  $     121       $ 23,750         $    --        $   --         $   --
                                                       ==========       ========         =======        ======         ======
 Investments and advances from Snyder
   Communications....................................  $  14,194       $ 62,192         $ 9,106        $1,531         $  770
                                                       ==========       ========         =======        ======         ======

                    MAJOR SHAREHOLDERS OF HAVAS ADVERTISING

  The following table shows, to Havas Advertising's knowledge, as of April 15, 2001, the number of shares and the percentage of the Havas Advertising shares owned by

  . each person known to Havas Advertising to be the owner of more than 5% of its outstanding shares; and

  .  its directors and executive officers as a group.

Havas Advertising holds 7,151,350 shares as treasury stock. These Havas Advertising shares do not have voting rights. As a result, the percentage of the issued Havas Advertising shares owned by each of Havas Advertising's shareholders translates into a slightly greater percentage of total voting rights.

                                                                        Percentage   Percentage
                                                                            of           of
                                                           Number of      Issued       Voting
               Identity of Person or Group                   Shares       Shares       Rights
---------------------------------------------------------  ---------   ------------  -----------

      Putnam Investment Management, LLC and The
        Putnam Advisory Company, LLC(1)..................  36,029,500         13.4%        13.8%

      Vivendi Universal Publishing(2)....................  29,939,200         11.2%        11.5%

      All directors and executive officers of Havas
        Advertising as a group (18 persons, including
        Vivendi Universal Publishing)(3).................  31,235,120         11.7%        12.0%


(1) Based on information provided to Havas Advertising by Putnam Investment Management, LLC and The Putnam Advisory Company, LLC in its Notification of Holdings under the EC Directive 88/627 on the Disclosure of Interest of Shares, dated March 28, 2001.
(2) Vivendi Universal Publishing is a wholly owned subsidiary of Vivendi Universal, a media, communications and environmental services company. Eric Licoys, as Chairman and Chief Executive Officer of Vivendi Universal Publishing, may be deemed to share voting power with respect to the Havas Advertising shares owned by Vivendi Universal Publishing and, consequently, be a beneficial owner of those Havas Advertising shares. Mr. Licoys disclaims any beneficial ownership of Havas Advertising shares owned by Vivendi Universal Publishing
(3) Does not include Simon Gillham, who became an executive officer of Havas Advertising after April 15, 2001.

  As of April 15, 2001, Vivendi Universal Publishing owned approximately 11.5% of Havas Advertising's outstanding shares. In addition, Vivendi Universal Publishing, represented by Eric Licoys, serves on Havas Advertising's board of directors and two executive officers of Vivendi Universal Publishing, Nicholas Duhamel and Jean-Laurent Nabet, also are members of Havas Advertising's board of directors. In addition, Alain de Pouzilhac, the Chairman and Chief Executive Officer of Havas Advertising since 1989, is also an officer of Vivendi Universal Publishing. Mr. de Pouzilhac was appointed as Havas Advertising's Chairman and Chief Executive Officer at the request of Vivendi Universal Publishing and has no formal employment agreement with Havas Advertising. As a result, Mr. de Pouzilhac may terminate his position as Chairman and Chief Executive Officer of Havas Advertising at any time, whether at the request of Vivendi Universal Publishing or otherwise.

                  MAJOR SHAREHOLDERS OF SNYDER COMMUNICATIONS

  Set forth below is specified information, as of April 15, 2001, with respect to the beneficial ownership of common stock of Snyder Communications by each current director and executive officer of Snyder Communications, each person who served as a director and executive officer of Snyder Communications within the past fiscal year, each 5% stockholder of Circle.com common stock and each 5% stockholder of SNC common stock.

  The number of shares listed next to each person's name reflects any vested options to purchase shares of either SNC common stock or Circle.com common stock (including, where noted, any options that will vest upon a change of control of Snyder Communications).

                                                   Class of Shares              Number of       Percentage of
          Name of Beneficial Owner               Beneficially Owned              Shares            Class (1)
-------------------------------------------- --------------------------   --------------------  -------------
Alain de Pouzilhac..........................            --                              0               *
Jacques Herail..............................            --                              0               *
Bob Schmetterer.............................            --                              0               *
Michel Boutinard Rouelle....................            --                              0               *
Richard Colker..............................            --                              0               *
Clement Vaturi..............................            --                              0               *
Daniel M. Snyder............................            --                              0               *
Michele D. Snyder...........................  Circle.com common stock             450,203  (2)          2.0%
A. Clayton Perfall..........................            --                              0               *
All directors and executive officers of
Snyder Communications within the past
 fiscal year (as a group of 13 persons).....  Circle.com common stock           1,765,554  (3)          7.76%
Cross Asset Management Limited..............  Circle.com common stock           2,598,211  (4)         11.45%
Havas Advertising...........................  SNC common stock                 74,534,555             100.0%

-----------

*   Denotes less than 1%.

(1) Based upon 74,534,555 shares of SNC common stock and 22,739,309 shares of Circle.com common stock outstanding as of April 15, 2001.
(2) The number of shares of Circle.com common stock includes those shares beneficially owned by Daniel M. Snyder and Michele D. Snyder under the DMS Endowment, LLC Operating Agreement dated September 18, 1997, and amended September 30, 1997.
(3) Includes 1,057,071 shares of Circle.com common stock owned by Mortimer B. Zuckerman and 258,280 shares owned by Fred Drasner, each as of December 31, 2000, based on information provided by Snyder Communications.
(4) Reported on Schedule 13G filed with the SEC on April 6, 2001.

                 DESCRIPTION OF HAVAS ADVERTISING SHARE CAPITAL

General

  Havas Advertising is a societe anonyme, a corporation organized under the laws of France.

  In this section, Havas Advertising summarizes material information concerning its share capital, together with material provisions of applicable French law and its Articles of Association, or statuts. An unofficial English translation of Havas Advertising's statuts is included as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. Copies of Havas Advertising's statuts in French may be obtained from the Greffe of the Registry of Commerce and Companies of Nanterre, France.

  Havas Advertising's statuts specify that its corporate affairs are governed by the French Company Law No. 66-537 of July 24, 1966 now incorporated in the French Commercial Code and the statuts themselves. Havas Advertising's duration is currently set to end on July 12, 2050, unless it is dissolved at an earlier time or its duration is extended to a later date by its shareholders.

  On May 23, 2000, the shareholders of Havas Advertising approved a 20 for 1 share split. As a result, each Havas Advertising share, nominal value Euro 8 per share, was exchanged for 20 Havas Advertising shares, nominal value Euro 0.40 per share, on May 26, 2000. Unless otherwise indicated, share amounts set forth in this proxy statement/prospectus give effect to this 20 for 1 share split.

Share Capital

  Havas Advertising's share capital at December 31, 2000 (the date of the most recent balance sheet included herein) was Euro 106,598,626.80 represented by 266,496,567 shares of Euro 0.40 each (333,478,202 Havas Advertising shares on a fully diluted basis, assuming the exercise of all outstanding options, warrants and rights and conversion of all outstanding convertible bonds). Havas Advertising's share capital at March 31, 2001 was Euro 107,156,183.60 represented by 267,890,459 shares of Euro 0.40 each (337,796,436 Havas Advertising shares on a fully diluted basis, assuming the exercise of all outstanding options, warrants and rights and conversion of all outstanding convertible bonds). All of the Havas Advertising shares are fully paid.

Shareholders' Meetings and Voting Rights

  General.   In accordance with the French Commercial Code, there are two types of general shareholders' meetings, ordinary and extraordinary.

  Ordinary general shareholders' meetings are required for matters such as:

  .  electing, replacing and removing directors;

  .  appointing independent auditors;

  .  approving the annual accounts;

  . declaring dividends or authorizing dividends to be paid in Havas Advertising shares; and

  .  issuing specific types of debt securities.

  Extraordinary general shareholders' meetings are required for approval of matters such as amendments to Havas Advertising's statuts, including any amendment required for extraordinary corporate actions. Extraordinary corporate actions include:

  .  changing Havas Advertising's name or corporate purpose;

  .  increasing or decreasing Havas Advertising share capital;

  .  creating a new class of equity securities;

  . authorizing the issuance of investment certificates, convertible or exchangeable securities;

  .  establishing any other rights to equity securities;

  .  selling or transferring substantially all of Havas Advertising's assets;
     and

  .  the voluntary liquidation of Havas Advertising.

  Convening Ordinary and Extraordinary Meetings.   The French Commercial Code
requires Havas Advertising's board of directors to convene an annual ordinary general shareholders' meeting to approve the annual financial statements. This meeting must be held within six months of the end of each fiscal year. This period may be extended by an order of the President of the Tribunal de Commerce. The board of directors may also convene an ordinary or extraordinary shareholders' meeting upon proper notice at any time during the year. If the board of directors fails to convene a shareholders' meeting, Havas Advertising's independent auditors may call the meeting. In a bankruptcy, Havas Advertising's liquidator or court-appointed agent may also call a shareholders' meeting in some instances. At any time, any of the following may request the court to appoint an agent to call a shareholders' meeting:

    . one or several shareholders holding at least 10% of Havas Advertising's share capital;

    .  any interested party in cases of urgency; or

    . duly qualified associations of shareholders who have held their shares in registered form for at least two years and who together hold at least one percent of the voting rights of Havas Advertising.

    Notice of Shareholders' Meetings.   Havas Advertising must announce general
meetings at least 30 days in advance by means of a preliminary notice which is published in the Bulletin des Annonces Legales Obligatoires, or BALO. The preliminary notice must first be sent to the Commission des Operations de Bourse, or COB. The COB also recommends that the preliminary notice should be published in a financial newspaper of national circulation in France. It must contain, among other things, the time, date and place of the meeting, the agenda, a draft of the resolutions to be submitted to the shareholders, a description of the procedures which holders of bearer shares must follow to attend the meeting and the procedure for voting by mail.

    At least 15 days prior to the date set for the meeting on first call, and at least six days before any second call, Havas Advertising must send a final notice containing the final agenda and other information for the meeting. The final notice must be sent by mail to all registered shareholders who have held shares for more than one month prior to the date of the preliminary notice and published in a newspaper authorized to publish legal announcements in the local administrative department (departement) in which Havas Advertising is registered as well as in the BALO, with prior notice having been given to the COB.

    Actions To Be Taken At Shareholders' Meetings. In general, shareholders can only take action at shareholders' meetings on matters listed on the agenda for the meeting. As an exception to this rule, shareholders may take action with respect to the dismissal of directors and various other matters even though these actions have not been included on the agenda. Additional resolutions to be submitted for approval by the shareholders at the meeting may be proposed to the board of directors within ten days of the publication of the preliminary notice in the BALO by:

    .  one or several shareholders holding a specified percentage of shares; or

    . a duly qualified association of shareholders who have held their shares in registered form for at least two years and who together hold at least 1% of its voting rights.

The board of directors must submit these resolutions to a vote of the shareholders.

    During the two weeks preceding a meeting of shareholders, any shareholder may submit written questions to the board of directors relating to the agenda for the meeting. The board of directors must respond to these questions.

    Attendance and Voting at Shareholders' Meetings.   Each Havas Advertising
share confers on the shareholder the right to one vote, except the Havas Advertising shares held as treasury stock by Havas Advertising, in respect of which Havas Advertising is not entitled to vote. Shareholders may attend ordinary general meetings and extraordinary general meetings and exercise their voting rights subject to the conditions specified in the French Commercial Code and statuts. There is no requirement that a shareholder have a minimum number of shares in order to attend or to be represented at an ordinary or extraordinary general meeting.

    Under some circumstances, the French Commercial Code limits a shareholder's right to vote. In particular:

    . shares held by Havas Advertising or by an entity directly or indirectly under the control of Havas Advertising are not entitled to voting rights, as discussed above;

    . shares held by shareholders who paid in-kind for any shares are not entitled to voting rights with respect to resolutions relating to the contribution in-kind; and

    . shares held by interested parties are not entitled to voting rights with respect to resolutions relating to those shareholders.

    In order to participate in any general meeting, a holder of shares held in registered form must have its shares registered in its name in a shareholder account maintained by Havas Advertising or on the shareholder's behalf by an agent appointed by Havas Advertising at least five days prior to the date set for the meeting. A holder of bearer shares must obtain a certificate from the accredited intermediary with whom the holder has deposited its shares. This certificate must indicate the number of bearer shares the holder owns and must state that these shares are not transferable until the time fixed for the meeting. The holder must deposit this certificate at the place specified in the notice of the meeting at least five days before the meeting.

    Proxies and Votes By Mail.   In general, all shareholders who have properly
registered their shares or duly presented a certificate from their accredited financial intermediary may participate in general meetings either in person or by proxy. In addition, shareholders may vote by mail.

    Proxies will be sent to any shareholder on request. In order to be counted, proxies must be received at Havas Advertising's registered office, or at any other address indicated on the notice convening the meeting, prior to the date of the meeting. A shareholder may grant proxies to his or her spouse or to another shareholder. A shareholder that is a corporation may grant proxies to a legal representative. Alternatively, the shareholder may send Havas Advertising a blank proxy without nominating any representative. In this case, the chairman of the meeting will vote the blank proxies in favor of all resolutions proposed by the board of directors and against all others.

    With respect to votes by mail, Havas Advertising must send shareholders a voting form. The completed form must be returned to Havas Advertising at least three days prior to the date of the shareholders' meeting.

    Quorum. The French Commercial Code requires that shareholders having at least 25% of the shares entitled to voting rights must be present in person or by proxy or voting by mail to fulfill the quorum requirement for:

    .  an ordinary general meeting; or

    . an extraordinary general meeting where an increase in share capital is proposed through incorporation of reserves, profits or share premium.

    The quorum requirement is 33 1/3% of the shares entitled to voting rights, on the same basis, for any other extraordinary general meeting.

    If a quorum is not present at a meeting, the meeting is adjourned. When an adjourned meeting is resumed, there is no quorum requirement for an ordinary meeting or for an extraordinary general meeting where an increase in Havas Advertising's share capital is proposed through incorporation of reserves, profits or share premium. However, only questions which were on the agenda of the adjourned meeting may be discussed and voted upon. In the case of any other reconvened extraordinary general meeting, shareholders having at least 25% of outstanding voting rights must be present in person or by proxy or voting by mail for a quorum. If a quorum is not present, the reconvened meeting may be adjourned for a maximum of two months. No deliberation by the shareholders may take place without a quorum.

    Required Votes. A simple majority of shareholders present or represented at the general meeting may pass a resolution at either an ordinary general meeting or an extraordinary general meeting concerning a capital increase by incorporation of reserves, profits or share premium. At any other extraordinary general meeting, a two-thirds majority of the shareholders present or represented at the general meeting is required. A unanimous shareholder vote is required to increase liabilities of shareholders.

    Abstention from voting by those present or those represented by proxy or voting by mail is counted as a vote against the resolution submitted to a shareholder vote.

    Class Quorum and Voting.   Shareholder rights can be amended only after an
extraordinary general meeting of the class of shareholders affected has taken place. Two-thirds of the shares of the affected class voting either in person or by mail or proxy must approve any proposal to amend shareholder rights. The voting and quorum requirements applicable to this type of special meeting are the same as those applicable to an extraordinary general meeting, except that the quorum requirements for a special meeting are 50% of the voting shares, or 25% upon resumption of an adjourned meeting. As previously noted, Havas Advertising shares currently constitute Havas Advertising's only class of capital stock.

    Financial Statements and Other Communications with Shareholders.   For any
shareholders' meeting, Havas Advertising must provide a set of documents including its annual report and a summary of the results of the five previous fiscal years to any shareholder who so requests.

Dividends

    Distributable Profits.   Havas Advertising may only distribute dividends out
of its "distributable profits," plus any amounts held in its reserve which the shareholders decide to make available for distribution, other than those reserves which are specifically required by law or Havas Advertising's statuts. "Distributable profits" consist of unconsolidated net profit in each fiscal year, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts which are required by law or Havas Advertising's statuts.

    Legal Reserve. The French Commercial Code provides that French societes anonymes such as Havas Advertising must allocate 5% of their unconsolidated statutory net profit for each year to their legal reserve fund before dividends may be paid with respect to that year. Funds must be allocated until the amount in the legal reserve is equal to 10% of the aggregate nominal value of the issued and outstanding share capital. This restriction on the payment of dividends also applies to each of Havas Advertising's French subsidiaries on an unconsolidated basis. The legal reserve of Havas Advertising or its French subsidiaries may only be distributed to shareholders upon liquidation of the company.

    Approval of Dividends. According to the French Commercial Code, Havas Advertising's board of directors may propose a dividend for approval by its shareholders at the annual ordinary general meeting of shareholders. If Havas Advertising has earned distributable profits since the end of the preceding fiscal year, as reflected in an interim income statement certified by Havas Advertising's auditors, the board of directors may distribute interim dividends to the extent of the distributable profits for the period covered by the interim income statement. The board of directors exercises this authority subject to French law and regulations and may do so without obtaining shareholder approval.

    Distribution of Dividends. Dividends are distributed to Havas Advertising shareholders pro rata according to their respective holdings of shares. Outstanding dividends are generally payable to shareholders of shares existing on the date of the shareholders' meeting at which the distribution of dividends is approved. In the case of interim dividends, distributions are made to shareholders on the date of the board of directors' meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders in an ordinary general meeting, or by the board of directors in the absence of such a decision by the shareholders. Havas Advertising's statuts provide that the shareholders' meeting may grant each shareholder an option to receive all or a part of the dividend to be distributed in cash or in shares.

    Timing of Payment.   According to the French Commercial Code, Havas
Advertising must pay any dividends within nine months of the end of its fiscal year, unless otherwise authorized by court order. Dividends on shares that are not claimed within five years of the date of declared payment revert to the French state.

Changes in Share Capital

    Increases in Share Capital. As provided by the French Commercial Code, Havas Advertising's share capital may be increased only with the shareholders' approval at an extraordinary general meeting following the recommendation of the board of directors. Increases in Havas Advertising's share capital may be effected by:

    .  issuing additional shares;

    .  increasing the nominal value of existing shares; or

    .  creating a new class of equity securities.

    Increases in share capital by issuing additional securities may be effected through one or a combination of the following:

    .  for cash;

    .  for assets contributed in kind;

    .  by conversion of debt securities previously issued;

    .  by capitalization of profits, reserves or share premiums; or

    . subject to various conditions, in satisfaction of debt incurred by Havas Advertising.

    Decisions to increase the share capital through the capitalization of reserves, profits and/or share premiums require the approval of an extraordinary general meeting, acting under the quorum and voting requirements applicable to ordinary shareholders' meetings. Increases effected by an increase in the nominal value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premiums. All other capital increases require the approval of an extraordinary general meeting. See "--Shareholders' Meetings and Voting Rights."

    The shareholders may delegate the right to carry out any increase in share capital to the board of directors, provided that the increase has been previously authorized by the shareholders. The board of directors may further delegate this right to Havas Advertising's Chairman and Chief Executive Officer.

    Decreases in Share Capital.   According to the French Commercial Code, any
decrease in Havas Advertising's share capital requires approval by the shareholders entitled to vote at an extraordinary general meeting. In the case of a capital reduction, other than a reduction to absorb losses or a reduction as part of a program to purchase Havas Advertising's own shares, all shareholders must be offered the possibility to participate in such a reduction. The share capital may be reduced either by decreasing the nominal value of the outstanding share capital or by reducing the number of outstanding shares. The number of outstanding shares may be reduced either by an exchange of shares or by the repurchase and cancellation of shares.

Description of Recent Issuances of Havas Advertising Shares

  During fiscal year 2000, Havas Advertising increased its share capital by approximately Euro 45,842,803, represented by 114,607,007 shares of Euro 0.40 per share, adjusted for the May 2000 20 for 1 share split. Of this amount:

  . Euro 40,300,419 was attributable to the issuance of 1.3710 Havas Advertising ADSs for each share of SNC common stock outstanding, totaling 100,751,047 shares;

  . Euro 4,131,488 was attributable to the issuance of 10,328,720 shares upon the conversion of outstanding convertible and/or exchangeable bonds;

  . Euro 1,146,008 was attributable to the issuance of 2,865,020 shares upon the exercise of options by employees; and

  . Euro 264,888 was attributable to the issuance of 662,220 shares upon the exercise of outstanding warrants.

  During fiscal year 1999, Havas Advertising increased its share capital by approximately Euro 5,935,752, represented by 8,051,120 shares of Euro 0.40 per share, adjusted for the May 2000 20 for 1 share split. Of this amount:

  . Euro 1,943,632 was attributable to the issuance of 4,859,080 shares upon the conversion of outstanding convertible and/or exchangeable bonds;

  . Euro 879,072 was attributable to the issuance of 2,197,680 shares upon the exercise of options by employees;

  . Euro 397,744 was attributable to the issuance of 994,360 shares upon the exercise of outstanding warrants; and

  . Euro 2,715,304 was attributable to the conversion of Havas Advertising capital from French Franc to Euro, with no additional shares issued.

  During fiscal year 1998, Havas Advertising increased its share capital by approximately Euro 11,762,166, represented by 30,861,900 shares of Euro 0.40 per share, adjusted for the May 2000 20 for 1 share split. Of this amount:

  . Euro 10,909,168 was attributable to the issuance of 28,623,780 shares upon the conversion of outstanding convertible bonds;

  . Euro 343,008 was attributable to the issuance of 889,980 shares upon the exercise of options by employees;

  . Euro 1,906 was attributable to the issuance of 5,000 shares upon the exercise of outstanding warrants; and

  . Euro 508,090 was attributable to the issuance of 1,333,140 shares as dividends to shareholders of Havas Advertising who elected to receive additional shares in lieu of cash.

  At January 1, 1998, Havas Advertising share capital was  Euro 43,057,906.

Preferential Subscription Rights

    According to the French Commercial Code, if Havas Advertising issues specified kinds of additional securities, current shareholders have preferential subscription rights to these securities on a pro rata basis. These preferential rights require Havas Advertising to give priority treatment to those shareholders. The rights entitle the individual or entity that holds them to subscribe to the issuance of any securities that may increase the share capital of Havas Advertising by means of a cash payment or a set-off of cash debts. Preferential subscription rights are transferable during the subscription period relating to a particular offering. These rights may also be traded during the subscription period usually by transfer from one account to another.

    A two-thirds majority of the shares entitled to vote at an extraordinary general meeting may vote to waive preferential subscription rights with respect to any particular offering. French law requires that Havas Advertising's board of directors and independent auditors present reports that specifically address any proposal to waive preferential subscription rights. In the event of a waiver, the issue of securities must be completed within the period prescribed by law. The shareholders may also decide at an extraordinary general meeting to give the existing shareholders a non-transferable priority right to subscribe to the new securities, during a limited period of time. Shareholders also may notify Havas Advertising that they wish to waive their own preferential subscription rights with respect to any particular offering if they so choose.

    A two-thirds majority of the shares whose holders are present or represented by proxy and entitled to vote at an extraordinary general meeting may also grant to existing shareholders a non-transferable form of preferential rights to subscribe to any new securities that may affect Havas Advertising's share capital.

Repurchases of Havas Advertising Shares

    Under French law, Havas Advertising may not issue shares to itself. However, Havas Advertising may, either directly or through a financial intermediary acting on its behalf, purchase Havas Advertising shares for one of five purposes:

    .  to stabilize the market price of its shares;

    .  to provide shares for acquisition transactions;

    . to provide shares to Havas Advertising's employees under a profit-sharing plan or stock option plan;

    . to provide shares for issuance in connection with the exercise, conversion or exchange of securities exercisable, convertible or exchangeable for its shares; and

    . to reduce Havas Advertising's share capital by canceling the shares it purchases, with its shareholders' approval at an extraordinary general meeting.

    Havas Advertising may acquire up to 10% of its share capital, provided Havas Advertising shares are listed on a regulated market such as the Premier Marche, the Second Marche or the Nouveau Marche. To acquire Havas Advertising shares for this purpose, Havas Advertising first must file a note d'information that has received the approval, or visa, of the COB and obtain its shareholders' approval at an ordinary general meeting.

    Havas Advertising has obtained 14 consecutive approvals from its shareholders to buy-back Havas Advertising shares within the limits set by French law. In 1999, in accordance with shareholders' resolutions adopted on May 27, 1998 and June 17, 1999, respectively, Havas Advertising purchased 161,400 Havas Advertising shares at an average price of Euro 8.45, excluding transaction costs (Euro 8.06 including transaction costs) and Havas Advertising sold 1,497,100 Havas Advertising shares at an average price of Euro 8.08, excluding transaction costs (Euro 8.06 including transaction costs). On May 23, 2000, Havas Advertising's shareholders renewed their authorization for Havas Advertising to purchase its own shares, subject to the following conditions: (A) the number of Havas Advertising shares purchased must not exceed 10% of the total share capital of Havas Advertising and (B) the aggregate amount spent by Havas Advertising must not be more than Euro 250 million. Under this authorization, as of April 15, 2001 Havas Advertising has purchased 151,350 Havas Advertising shares on the Premier Marche of Euronext Paris S.A. at prices ranging from Euro 15.44 to Euro 23.50. In addition, on February 15, 2001 Havas Advertising purchased 1,000,000 Havas Advertising shares at a price of Euro
15.05 per share from Daniel M. Snyder, the chief executive officer and primary shareholder of Snyder Communications before Havas Advertising's acquisition of Snyder Communications in September 2000.


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Trading in Havas Advertising's Own Shares

    Under Reglement No. 90-04 of the COB, as amended by Reglement No. 2000-06, Havas Advertising may not trade in its own shares for the purpose of manipulating the market. There are three requirements for trades by Havas Advertising in its own shares to be considered valid. Specifically, in order to be valid:

    . trades must be executed on behalf of Havas Advertising by only two intermediaries in each trading session, except during the period of issuance of any securities if the trades are made to ensure the success of the issuance;

    . any block trades may not be made at a price above the current market price; and

    . each trade must be made at a price that falls between the lowest and the highest trading price of the trading session during which it is executed.

    If Havas Advertising shares are continuously quoted (cotation en continu), as they currently are, then a trade by Havas Advertising of its own shares must meet three further requirements to be considered valid:

    . the trade must not influence the determination of the quoted price before the opening of trading, at the first trade of the shares, at the reopening of trading following a suspension, or, as applicable, in the last half-hour of any trading session or at the fixing of the closing price;

    . the trade must not be carried out in order to influence the price of a derivative instrument relating to the Havas Advertising shares; and

    . the trade must not account for more than 25% of the average total daily trading volume on the Premier Marche of Euronext Paris S.A. in the shares during the three trading days immediately preceding the trade.

This last requirement applies only to trades in shares, like Havas Advertising shares, that may be traded pursuant to the deferred settlement service (service de reglement differe, or SRD).

    However, there are two periods during which Havas Advertising is not permitted to trade in its own securities:

    . the 15-day period before the date on which Havas Advertising makes its consolidated or annual accounts public; and

    . the period beginning on the date at which Havas Advertising becomes aware of information that, if disclosed, would have a significant impact on the market price of its securities and ending on the date this information is made public.

    After making an initial purchase of its own shares, Havas Advertising must file monthly reports with the COB and the Conseil des Marches Financiers, or "CMF", that contain specified information about subsequent transactions. The CMF makes this information publicly available.

Convertible/Exchangeable Bonds, Warrants and Stock Options

    The general shareholders' meeting of May 27, 1998 authorized Havas Advertising's board of directors to issue securities convertible into Havas Advertising shares, without preferential subscription rights, up to a maximum aggregate principal amount of Euro 457,347,051. On the basis of this authorization, in February 1999, Havas Advertising issued 1,223,405 bonds convertible and/or exchangeable into newly-issued or existing shares of Havas Advertising, each with a nominal value of Euro 188, for an aggregate principal amount of Euro 230,000,140. The interest rate is 1.0%, payable annually in arrears on the first day of January of each year and the gross yield to maturity is 1.75%, assuming no conversion or redemption takes place prior to maturity. The bonds have a maturity date of January 1, 2004. Each bond is convertible and/or exchangeable into 20 newly-issued or existing shares of Havas Advertising at any time at the conversion rate of 20 shares for one bond, subject to adjustment for transactions including mergers and acquisitions and distributions of reserves or financial instruments. The bonds have a redemption value on maturity of Euro 195.13 per bond (i.e. a premium of Euro 7.13). Havas Advertising has the option to

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redeem the bonds at any time from January 1, 2002 until December 31, 2003, at an early redemption price that guarantees the holder of the bond a yield to maturity equivalent to the rate the holder of the bond would have obtained in the event of redemption at maturity. Havas Advertising also has the option to redeem the bonds at par value plus accrued interest when less than 10% of the bonds issued remain outstanding. Havas Advertising has agreed not to give any other bonds any preference over the bonds, or reduce its share capital or alter the way it allocates profits. At April 15, 2001, 769,380 bonds had been converted into 15,387,600 shares of Havas Advertising. There is no guarantee or other security of Havas Advertising's obligations under the bonds.

    The general shareholders' meeting of May 23, 2000 authorized Havas Advertising's board of directors to issue securities convertible into Havas Advertising shares, without preferential subscription rights, up to a maximum aggregate principal amount of Euro 1,000.0 million. On the basis of the authorization, in December 2000, Havas Advertising issued 32,817,012 bonds convertible and/or exchangeable into newly issued or existing shares of Havas Advertising, each with a nominal value of Euro 21.60, for an aggregate principal amount of Euro 708,847,459. The interest rate is 1.0%, payable annually in arrears on the first of January of each year beginning January 1, 2002, and the gross yield to maturity is 4.25%, assuming no conversion or redemption takes place prior to maturity. The bonds have a maturity date of January 1, 2006. Each bond is convertible and/or exchangeable into one newly issued or existing share of Havas Advertising at any time at the conversion rate of one share for one bond, subject to adjustment for transactions including mergers and acquisitions and distributions of reserves or financial instruments. The bonds have a redemption value on maturity of Euro 25.44 per bond, or approximately 117.78% of their nominal value. Havas Advertising has the option to redeem all, but not less than all, of the outstanding bonds between January 1, 2004 and December 31, 2005, at an early redemption price that guarantees the holder of the bond a yield to maturity equivalent to the rate the holder of the bond would have obtained in the event of redemption at maturity. Havas Advertising also has the option to redeem the bonds at par value plus accrued interest when less than 10% of the bonds issued remain outstanding. Havas Advertising has agreed not to give any other bonds any preference over the bonds, or reduce its share capital or alter the way it allocates profits. At April 15, 2001, no bonds had been converted into shares of Havas Advertising. There is no guarantee or other security of Havas Advertising's obligations under the bonds.

  As of April 15, 2001, Havas Advertising had outstanding 5,026,061 warrants to purchase or subscribe for 5,026,061 Havas Advertising shares, subject to adjustment on the occurrence of dilutive events. The warrants were issued on May 13, 1998. For every 20 warrants, the holder thereof is entitled to purchase or subscribe for 20 Havas Advertising shares subject to adjustment on the occurrence of dilutive events, at an exercise price of Euro 9.15 per share. Warrants that have not been exercised on or before May 13, 2001 will expire.

    The shareholders of Havas Advertising have authorized the board of directors to grant, on one or more occasions over a period of five years, options to subscribe for new shares under the conditions stipulated in Articles L.225-177 to L.225-185 of the French Commercial Code (formerly Articles 208-1 to 208-8-1 of the Company Law of July 24, 1966) within the limit of 2.5% of the share capital, for the benefit of persons as it may designate among its executives and senior management and affiliated companies within the meaning of Article L. 225-180 of the French Commercial Code (formerly Article 208-4 of the Company Law of July 24, 1966). For information relating to the options granted by the boards of directors, see "Directors and Senior Management of Havas Advertising and the Surviving Corporation--Options to Purchase Securities from Havas Advertising."

Form, Holding and Transfer of Havas Advertising Shares

    Form of Havas Advertising Shares.   Havas Advertising's statuts provide that
Havas Advertising shares may be held in registered or bearer form.

    Holding of Havas Advertising Shares.   In accordance with French law
concerning dematerialization of securities, shareholders' ownership rights are represented by book entries instead of share certificates. Havas Advertising maintains a share account with Euroclear France S.A. for all shares in registered form, which is administered by Societe Generale. In addition, Havas Advertising maintains separate accounts in the name of each of its shareholders either directly, or, at a shareholder's request, through the shareholder's accredited intermediary. Each shareholder account shows the name of the holder and the number of shares held and, in the case of shares held through an accredited intermediary, shows that they are so held. Societe Generale, as a matter of course, issues confirmations to each registered shareholder as to shares registered in the shareholder's account, but these confirmations are not documents of title.

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    Shares held in bearer form are held on the shareholder's behalf in an account maintained by an accredited intermediary and are registered in an account which the accredited intermediary maintains with Euroclear France S.A. That account is separate from Havas Advertising's share account with Euroclear France S.A. Each accredited intermediary maintains a record of shares held through it and will issue certificates of registration for the shares that it holds. Shares held in bearer form may only be transferred through accredited intermediaries and Euroclear France S.A. Havas Advertising's statuts permit it to request that Euroclear France S.A. provide it at any time with the identity of the holders of its shares or other securities granting immediate or future voting rights, held in bearer form and with the number of shares or other securities so held.

    Transfer of Shares.   Havas Advertising's statuts do not contain any
restrictions relating to the transfer of shares.

    Registered shares must be converted into bearer form before being traded on the Premier Marche of Euronext Paris S.A. and, accordingly, must be registered in an account maintained by an accredited intermediary. A shareholder may initiate a transfer by giving instructions to the relevant accredited intermediary. For dealings on the Premier Marche of Euronext Paris S.A., a tax assessed on the price at which the securities were traded, or impot sur les operations de bourse, is payable at the rate of 0.3% on transactions of up to Euro 152,449 and at a rate of 0.15% on transactions exceeding this amount, capped at Euro 609.80 per transaction. This tax is subject to a rebate of Euro
22.87 per transaction. However, non-residents of France are not required to pay this tax. In addition, a fee or commission is payable to the broker involved in the transaction, regardless of whether the transaction occurs within or outside France. Normally, no registration duty is payable in respect of listed shares in France, unless a transfer instrument has been executed in France.

Requirements for Holdings Exceeding Specified Percentages

    The French Commercial Code provides that any individual or entity, acting alone or in concert with others, that becomes the owner, directly or indirectly, of more than 5%, 10%, 20%, 33.33%, 50% or 66.66% of the outstanding shares or voting rights of a publicly listed company in France, such as Havas Advertising, or that increases or decreases its shareholding or voting rights above or below any of those percentages, must notify the company within 15 calendar days of the date it crosses the threshold, of the number of shares and ADSs it holds and their voting rights. The individual or entity must also notify the CMF within five trading days of the date it crosses the threshold.

    French law and the COB regulations impose additional reporting requirements on persons who acquire more than 10% or 20% of the outstanding shares or voting rights of a publicly listed company. These persons must file a report with the company, the COB and the CMF within 15 days of the date they cross the threshold. In the report, the acquirer must specify its intentions for the following 12-month period, including whether or not it intends to continue its purchases, to acquire control of the company in question or to seek nomination to the board of directors. The CMF makes the notice public. The acquirer may amend its stated intentions, provided that it does so on the basis of significant changes in its own situation or shareholders. Upon any change of intention, it must file a new report.

    If any person fails to comply with the legal notification requirement, the shares or voting rights in excess of the relevant threshold will be deprived of voting rights for all shareholders' meetings until the end of a two-year period following the date on which the owner thereof complies with the notification requirements. In addition, any shareholder who fails to comply with these requirements may have all or part of its voting rights suspended for up to five years by the Tribunal de Commerce, which is a French commercial court, and may, at the request of the company's chairman, any shareholder or the COB, be subject to a FF 120,000 fine.

    Under CMF regulations, and subject to limited exemptions granted by the CMF, any person or persons acting in concert owning in excess of 33.33% of the share capital or voting rights of a publicly listed French company must initiate a public tender offer for the balance of the share capital of such company.

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    In addition, Havas Advertising's statuts require that any person who becomes, directly or indirectly, the owner of more than 2% of its share capital or voting rights must notify Havas Advertising within 15 days by registered mail, return receipt requested, of the number of shares it holds. The same notification requirement applies to each subsequent increase or decrease in ownership of 2% or whole multiples of 2%. If a person does not comply with this notification requirement, one or more shareholders holding 5% or more of its share capital or voting rights may call a shareholders' meeting to deprive the shares in excess of the relevant threshold of voting rights for all shareholders' meetings for two years following the date on which the owner complies with the notification requirements.

    In order to permit holders to give the required notice, Havas Advertising must publish in the BALO, no later than 15 calendar days after the annual ordinary general meeting of shareholders, information regarding the total number of voting rights outstanding as of the date of the meeting. In addition, if the number of outstanding voting rights changes by 5% or more between two annual ordinary general meetings, Havas Advertising must publish in the BALO, within 15 calendar days of such change, the number of voting rights outstanding and provide the CMF with a written notice. The CMF publishes the total number of voting rights so notified by all listed companies in a weekly notice (avis), mentioning the date each number was last updated. In order to facilitate compliance with the notification requirements, a holder of ADSs may deliver any such notification to the depositary and the depositary shall, as soon as practicable, forward such notification to Havas Advertising and to the CMF.

Exchange Controls

    French exchange control regulations currently do not limit the amount of payments that Havas Advertising may remit to non-residents of France. Laws and regulations concerning foreign exchange controls do require, however, that all payments or transfers of funds made by a French resident to a non-resident be handled by an accredited intermediary. In France, all registered banks and most credit establishments are accredited intermediaries.

Ownership of Havas Advertising Shares or Havas Advertising ADSs by Non-French Persons

    The French Commercial Code currently does not limit the right of non-residents of France or non-French persons to own and vote shares or ADSs. However, non-residents of France must file an administrative notice with French authorities for any acquisition of a controlling interest in Havas Advertising. Under existing administrative rulings, ownership of 20% or more of a company's share capital or voting rights is regarded as a controlling interest, but a lower percentage might be held to be a controlling interest in specified circumstances depending upon factors such as:

    .  the acquiring party's intentions;

    .  the acquiring party's ability to elect directors; or

    .  financial reliance by the company on the acquiring party.

Liquidation Rights

    If Havas Advertising is liquidated, any assets remaining after payment of its debts, liquidation expenses and all of its remaining obligations will be distributed first to repay in full the nominal value of its shares. Any surplus will be distributed pro rata among its shareholders in proportion to the nominal value of their shareholdings.

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                   DESCRIPTION OF AMERICAN DEPOSITARY SHARES
                       AND AMERICAN DEPOSITARY RECEIPTS

American Depositary Receipts

    Morgan Guaranty Trust Company of New York, as depositary, will issue the Havas Advertising ADSs which holders of Circle.com common stock will be entitled to receive in the merger. Each Havas Advertising ADS will represent an ownership interest in one Havas Advertising share which Havas Advertising will deposit with the custodian, as agent of the depositary, under the deposit agreement among Havas Advertising, the depositary and each holder of Havas Advertising ADRs. In the future, each Havas Advertising ADS will also represent any additional Havas Advertising shares and any other securities, cash or other property deposited with the depositary in respect of that Havas Advertising ADS but not distributed by it directly to holders of Havas Advertising ADSs. Havas Advertising ADSs will be evidenced by what are known as American Depositary Receipts, or Havas Advertising ADRs.

    The depositary's office is located at 60 Wall Street, New York, NY 10260.

    Havas Advertising ADSs may be held either directly or indirectly through a broker or other financial institution. If Havas Advertising ADSs are held directly by a holder having a Havas Advertising ADS registered in the holder's name on the books of the depositary, that holder will be a Havas Advertising ADR holder. This description assumes Havas Advertising ADSs are held directly. If Havas Advertising ADSs are held through a broker or financial institution nominee, the procedures of the broker or financial institution must be relied upon to assert the rights of a Havas Advertising ADR holder described in this section. Persons who hold Havas Advertising ADSs through a broker or financial institution nominee should consult with their broker or financial institution to find out what those procedures are.

    Because the depositary's nominee will actually be the registered owner of the Havas Advertising shares, holders of Havas Advertising ADSs must rely on the nominee to exercise the rights of a shareholder on their behalf. The obligations of the depositary and its agents are set out in the deposit agreement. The deposit agreement and the Havas Advertising ADSs are governed by New York law.

    The following is a summary of the material terms of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to holders of Havas Advertising ADSs. For more complete information, holders of Havas Advertising ADSs should read the entire deposit agreement and the attached form of Havas Advertising ADR, which contains the terms of their Havas Advertising ADSs. Holders of Havas Advertising ADSs can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. Holders of Havas Advertising ADSs may also obtain a copy of the deposit agreement at the SEC's Public Reference Room which is located at 450 Fifth Street, N.W., Washington, D.C. 20549. Holders of Havas Advertising ADSs may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330.

Share Dividends and Other Distributions

How will holders of Havas Advertising ADSs receive dividends and other distributions on the shares underlying their ADSs?

    Havas Advertising may make various types of distributions with respect to its securities. The depositary has agreed to pay to holders of Havas Advertising ADSs the cash dividends or other distributions it or the custodian receives on Havas Advertising shares or other deposited securities, after deducting its expenses. Holders of Havas Advertising ADSs will receive these distributions in proportion to the number of underlying Havas Advertising shares their Havas Advertising ADSs represent.

    Except as stated below, to the extent the depositary is legally permitted it will deliver distributions to Havas Advertising ADR holders in proportion to their interests in the following manner:

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    .  Cash. The depositary will convert cash distributions from foreign currency to U.S. dollars if this is permissible and can be done on a reasonable basis. The depositary will endeavor to distribute the cash in a practicable manner, and may deduct any taxes required to be withheld, any expenses of converting foreign currency and transferring funds to the United States, and other expenses and adjustments. In addition, before making a distribution the depositary will deduct any taxes withheld. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, holders of Havas Advertising ADSs may lose some or all of the value of the distribution.

    . Shares. In the case of a distribution in Havas Advertising shares, the depositary will issue additional Havas Advertising ADRs to evidence the number of Havas Advertising ADSs representing these shares. Only whole Havas Advertising ADSs will be issued. Any Havas Advertising shares which would result in fractional Havas Advertising ADSs will be sold and the net proceeds will be distributed to any Havas Advertising ADR holders entitled to receive such net proceeds.

    . Rights to receive additional shares. In the case of a distribution of rights to subscribe for additional Havas Advertising shares or other rights, the depositary may distribute those rights if Havas Advertising provides satisfactory evidence that the depositary may lawfully do so. Havas Advertising will not be obligated to furnish such evidence. However, if Havas Advertising does not furnish satisfactory evidence that the depositary may lawfully distribute these rights or if the depositary determines it is not practicable to distribute these rights, the depositary may:

       . sell the rights if practicable and distribute the net proceeds as cash; or

       . allow the rights to lapse, in which case Havas Advertising ADR holders will receive nothing.

       Havas Advertising has no obligation to file a registration statement under the Securities Act in order to make any rights available to Havas Advertising ADR holders.

    . Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may:

    . distribute such securities or property in any manner it deems equitable and practicable;

    . sell such securities or property and distribute any net proceeds in the same way it distributes cash; or

    . hold the distributed property in which case the Havas Advertising ADSs will also represent the distributed property.

    Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability for interest and added to future cash distributions.

    The depositary may choose any practical method of distribution for any Havas Advertising ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the Havas Advertising ADR holder as deposited securities.

    The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders.

    There can be no assurances that the depositary will be able to convert any currency at any particular exchange rate or sell any property, rights, shares or other securities at any particular price, nor that any of the transactions can be completed within any particular time period.

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Deposit, Withdrawal and Cancellation

How does the depositary issue Havas Advertising ADSs?

    The depositary will issue Havas Advertising ADSs if holders of Havas Advertising ADSs or their brokers deposit with the custodian shares or evidence of rights to receive Havas Advertising shares.

    Havas Advertising shares deposited in the future with the custodian must be accompanied by specified documents, including instruments showing that the Havas Advertising shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made.

    The custodian will hold all deposited Havas Advertising shares for the account of the depositary. Havas Advertising ADR holders thus have no direct ownership interest in the Havas Advertising shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional deposited shares and other securities, property and cash received on or in substitution for the deposited shares. The Havas Advertising deposited shares and any such additional items are referred to as "deposited securities."

    Upon each deposit of Havas Advertising shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue a Havas Advertising ADR or Havas Advertising ADRs in the name of the entitled person evidencing the number of Havas Advertising ADSs to which such person is entitled. Certificated Havas Advertising ADRs will be delivered at the depositary's principal New York office or any other location that it may designate as its transfer office.

How do ADR holders cancel an ADS and obtain deposited securities?

    When any holder of Havas Advertising ADSs turns in the holder's Havas Advertising ADSs at the depositary's office, the depositary will, upon payment of applicable fees (currently set at $5.00 for each 100 or fewer Havas Advertising ADSs to be converted to Havas Advertising shares), charges and taxes, and upon receipt of proper instructions, deliver the underlying shares to an account designated by such holder maintained by Havas Advertising, in the case of Havas Advertising shares in registered form, or transfer to an account of an accredited financial institution on such holder's behalf, in the case of Havas Advertising shares in bearer form. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

    The depositary may only restrict the withdrawal of deposited securities for:

    . temporary delays caused by closing the transfer books of Havas Advertising or those of the depositary, or the deposit of Havas Advertising shares for voting at a shareholders' meeting, or the payment of dividends;

    .  the payment of fees, taxes and similar charges; or

    . compliance with any U.S. or foreign laws or governmental regulations relating to Havas Advertising ADRs or to the withdrawal of deposited securities.

    This right of withdrawal may not be limited by any other provision of the deposit agreement.

Voting Rights

How do holders of Havas Advertising ADSs vote?

    If the depositary asks a holder of Havas Advertising ADSs to provide it with voting instructions, such holder may instruct the depositary how to exercise the voting rights for the Havas Advertising shares which underlie the holder's Havas Advertising ADSs. After receiving voting materials from Havas Advertising, the depositary will notify the Havas Advertising ADR holders of any shareholders' meeting or solicitation of consents or proxies. This notice will describe how holders of Havas Advertising ADSs may instruct the depositary to exercise the voting rights for the Havas Advertising shares which underlie their Havas Advertising ADSs, including complying with the

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requirements that their name be placed upon Havas Advertising's share register and that such holders deliver their Havas Advertising ADSs to the depositary for holding pending the conclusion of the meeting. For instructions to be valid, the depositary must receive them on or before the required date. The depositary will try, as far as is practicable, subject to the provisions of and governing the underlying Havas Advertising shares or other deposited securities, to vote or to have its agents vote the Havas Advertising shares or other deposited securities as holders of Havas Advertising ADSs instruct. The depositary will only vote or attempt to vote as holders of Havas Advertising ADSs instruct. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, except in the event of bad faith, for the manner in which any vote is cast or for the effect of any vote.

    There is no guarantee that holders of Havas Advertising ADSs will receive voting materials in time to instruct the depositary to vote and it is possible that holders of Havas Advertising ADSs, or persons who hold their Havas Advertising ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Record Dates

    The depositary will fix record dates for the determination of the Havas Advertising ADR holders who will be entitled:

    .  to receive a dividend, distribution or rights;

    . to give instructions for the exercise of voting rights at a meeting of holders of Havas Advertising shares or other deposited securities; or

    . to receive any notice or to act in respect of other matters, all subject to the provisions of the deposit agreement.

Reports and Other Communications

Will holders of Havas Advertising ADSs be able to view Havas Advertising's reports?

    The depositary will make available for inspection by Havas Advertising ADR holders any written communications from Havas Advertising which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities. These communications will be furnished by Havas Advertising in English when so required by any rules or regulations of the SEC.

Fees and Expenses

What fees and expenses will holders of Havas Advertising ADSs be responsible for paying?

    Havas Advertising ADR holders will be charged a fee for each issuance of Havas Advertising ADSs, including issuances resulting from distributions of shares, rights and other property, and for each surrender of Havas Advertising ADSs in exchange for deposited securities. The fee in each case is $5.00 for each 100 Havas Advertising ADSs, or any portion thereof, issued or surrendered. ADR holders or persons depositing shares may also be charged the following expenses:

    .  stock transfer or other taxes and other governmental charges;

    .  cable, telex and facsimile transmission and delivery charges;

    . transfer or registration fees for the registration of transfer of deposited securities on any applicable register for the deposit or withdrawal of deposited securities; and

    . expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars.

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    Havas Advertising will pay all other charges and expenses of the depositary and any agent of the depositary, except the custodian, under agreements between Havas Advertising and the depositary. The fees described above may be amended from time to time.

Payment of Taxes

    Havas Advertising ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any Havas Advertising ADS or Havas Advertising ADR, deposited security or distribution. If a Havas Advertising ADR holder owes any tax or other governmental charge, the depositary may:

    .  deduct the amount thereof from any cash distributions; or

    . sell deposited securities and deduct the amount owing from the net proceeds of the sale.

In either case the Havas Advertising ADR holder remains liable for any shortfall.

    Additionally, if any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities, except under limited circumstances mandated by securities regulations. If any tax or governmental charge is required to be withheld on any non-cash distribution, the depositary may sell the distributed property or securities to pay the taxes and distribute any remaining net proceeds to the Havas Advertising ADR holders entitled to them.

Reclassifications, Recapitalizations and Mergers

    If Havas Advertising takes specified actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of Havas Advertising's assets, then the depositary may choose to:

    .  amend the form of Havas Advertising ADR;

    .  distribute additional or amended Havas Advertising ADRs;

    . distribute cash, securities or other property it has received in connection with those specified actions;

    . sell any securities or property received and distribute the proceeds as cash; or

    .  take none of the above actions.

    If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each Havas Advertising ADS will then represent a proportionate interest in the property.

Amendment and Termination

How may the deposit agreement be amended?

    Havas Advertising may agree with the depositary to amend the deposit agreement and the Havas Advertising ADSs for any reason without the consent of the holders of Havas Advertising ADSs. Havas Advertising ADR holders must be given at least 30 days notice of any amendment that imposes or increases any fees or charges, other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other similar expenses, or prejudices any substantial existing right of Havas Advertising ADR holders. If a Havas Advertising ADR holder continues to hold Havas Advertising ADRs after being so notified, that holder will be considered to have agreed to the amendment. Notwithstanding the foregoing, an amendment can become effective before notice is given if this is necessary to ensure compliance with a new law, rule or regulation.

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

    No amendment will impair the right of any holder of Havas Advertising ADSs to surrender the holder's Havas Advertising ADSs and receive the underlying securities. If a governmental body adopts new laws or rules which require the deposit agreement or the Havas Advertising ADS to be amended, Havas Advertising and the depositary may make the necessary amendments, which could take effect before holders of Havas Advertising ADSs receive notice thereof.

How may the deposit agreement be terminated?

    The depositary may terminate the deposit agreement by giving the Havas Advertising ADR holders at least 30 days prior notice after 45 days have elapsed after the depositary has given notice to Havas Advertising of its resignation, provided no successor depositary shall have been appointed and accepted its appointment before the end of that 45 day period, and the depositary must terminate the deposit agreement at the request of Havas Advertising including upon the removal and/or resignation of the depositary. After termination, the depositary's only responsibility will be

    . to deliver deposited securities to Havas Advertising ADR holders who surrender their Havas Advertising ADRs; and

    .  to hold or sell distributions received on deposited securities.

As soon as practicable after the expiration of six months from the termination date, the depositary will sell the deposited securities which remain and hold the net proceeds of such sales, without liability for interest, in trust for the Havas Advertising ADR holders who have not yet surrendered their Havas Advertising ADRs. After making such sale, the depositary shall have no obligations except to account for such proceeds and other cash. The depositary will not have to invest such proceeds or pay interest on them.

Limitations on Obligations and Liability to ADR holders

    The deposit agreement expressly limits the obligations and liability of the depositary, Havas Advertising and their respective agents. Neither Havas Advertising nor the depositary nor any such agent will be liable if it:

    . is prevented or hindered in performing any obligation by circumstances beyond its control, including requirements of law or regulation, the terms of the deposited securities, and acts of God;

    .  exercises or fails to exercise discretion under the deposit agreement;

    .  performs its obligations without gross negligence or bad faith;

    . takes or refrains from taking any action based on advice or information from legal counsel, accountants, any person presenting shares for deposit, any holder, or any other qualified person; or

    . relies on any documents it believes in good faith to be genuine and to have been properly executed.

    Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. Havas Advertising and its agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs which in Havas Advertising's opinion may involve it in expense or liability if indemnity satisfactory to Havas Advertising against all expense, including fees and disbursements of counsel, and liability is furnished as often as Havas Advertising requires.

    The depositary and its agents will not be responsible for failing to carry out instructions to vote the Havas Advertising ADSs or for the manner in which the Havas Advertising shares underlying the Havas Advertising ADSs and other deposited securities are voted, except in the event of bad faith, or the effect of the vote.

    The depositary may own and deal in deposited securities and in Havas Advertising ADSs.

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

    No disclaimer of liability under the federal securities laws is intended by any provision of the deposit agreement.

Disclosure of Interest in Havas Advertising ADSs

    Havas Advertising may from time to time request holders and beneficial owners of Havas Advertising ADSs to provide information as to:

    . the capacity in which any such holder or beneficial owner owns or owned Havas Advertising ADSs;

    . the identity of any other persons then or previously interested in such Havas Advertising ADSs; and

    .  the nature of such interest and various other matters.

    Holders of Havas Advertising ADSs agree to provide any information requested by Havas Advertising or the depositary under the deposit agreement. The depositary has agreed to use reasonable efforts to comply with written instructions received from Havas Advertising requesting that it forward any such requests to holders of Havas Advertising ADSs and beneficial owners of Havas Advertising ADSs and to forward to Havas Advertising any responses to such requests to the extent permitted by applicable law.

Requirements for Depositary Actions

    Havas Advertising, the depositary or the custodian may refuse to

    . issue, register or transfer a Havas Advertising ADR or Havas Advertising ADRs;

    .  effect a split-up or combination of Havas Advertising ADRs;

    .  deliver distributions on any Havas Advertising ADRs; or

    . permit the withdrawal of deposited securities, unless the deposit agreement provides otherwise, until the following conditions have been met:

       . the holder has paid all taxes, governmental charges, and fees and expenses as required in the deposit agreement;

       . the holder has provided the depositary with any information the depositary may deem necessary or proper, including proof of identity and the genuineness of any signature; and

       . the holder has complied with regulations as the depositary may establish under the deposit agreement.

    The depositary may also suspend the issuance of Havas Advertising ADSs, the deposit of Havas Advertising shares, the registration, transfer, split-up or combination of Havas Advertising ADRs, or the withdrawal of deposited securities, unless the deposit agreement provides otherwise, if the register for Havas Advertising ADRs or any deposited securities is closed or if Havas Advertising or the depositary decides it is advisable to do so.

Books of Depositary

    The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of Havas Advertising ADRs. Holders of Havas Advertising ADSs may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the deposit agreement.

    The depositary will maintain facilities to record and process the issuance, cancellation, combination, split-up and transfer of Havas Advertising ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

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

Pre-release of Havas Advertising ADSs

    The depositary may issue Havas Advertising ADRs before the deposit with the custodian of Havas Advertising shares or rights to receive Havas Advertising shares. This is called a pre-release of the Havas Advertising ADRs. A pre-release is closed out as soon as the underlying Havas Advertising shares or other Havas Advertising ADRs are delivered to the depositary. The depositary may pre-release Havas Advertising ADRs only if:

    . the depositary has received collateral for the full market value of the pre-released Havas Advertising ADRs; and

    . each recipient of pre-released Havas Advertising ADRs agrees in writing that the recipient:

        .  owns the underlying Havas Advertising shares;

        .  assigns all rights in the Havas Advertising shares to the depositary;

        . holds the Havas Advertising shares for the account of the depositary; and

        . will deliver the Havas Advertising shares to the custodian as soon as practicable, and promptly if the depositary so demands.

    In general, the number of pre-released Havas Advertising ADRs will not evidence more than 30% of all Havas Advertising ADSs outstanding at any given time, excluding those evidenced by pre-released Havas Advertising ADRs. However, the depositary may change or disregard this limit from time to time as it deems appropriate.

The Depositary

    Morgan Guaranty Trust Company of New York, a New York banking corporation, is a commercial bank offering a wide range of banking and trust services to its customers in the New York metropolitan area, throughout the United States and around the world.

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

                           NATURE OF TRADING MARKET

Overview

    The principal trading market for Havas Advertising shares is the Premier Marche of Euronext Paris S.A. (which resulted from the merger of the Paris, Brussels and Amsterdam stock exchanges on October 27, 2000), a self regulatory organization responsible for supervision of trading in listed securities in France. Havas Advertising shares have been traded on the Premier Marche since October 23, 1982. Prior to this date, Havas Advertising shares were not publicly traded. Havas Advertising shares are currently included in the "SBF 80," "SBF 120," and "SBF 250" indices.

    Havas Advertising's shares are also quoted on the Nasdaq National Market System under the symbol "HADV". In addition, Havas Advertising sponsors ADSs in the United States with Morgan Guaranty Trust Company of New York as depositary. Each Havas Advertising ADS represents one Havas Advertising share.

    See "Summary--Comparative Stock Price Information" and "Summary--Comparative Dividend Information" for a table showing the high and low closing price per Havas Advertising share since 1998.

Euronext Paris S.A.

    Securities listed on Euronext Paris S.A. are officially traded through authorized financial institutions that are members of Euronext Paris S.A. Since April 23, 2001, securities have been traded continuously on each business day from 9:00 a.m. to 5:30 p.m. (Paris time), with a pre-opening session from 7:15 a.m. to 9:00 a.m. and a pre-closing from 5:30 p.m. to 5:35 p.m. during which trades are recorded but not executed, and a closing auction at 5:35 p.m. Any trade of a security that occurs after a stock exchange session closes is recorded on the next business day at the previous session's closing price for that security. Euronext Paris S.A. has introduced continuous electronic trading during trading hours for most listed securities. Euronext Paris S.A. publishes a daily official price list that includes price information on listed securities.

    Securities listed on Euronext Paris S.A. are traded on one of three markets. Most large public companies list their securities on the Premier Marche (formerly known as Cote Officielle) of Euronext Paris S.A. and most small and medium-sized companies list their securities on the Second Marche of Euronext Paris S.A. Securities also may be traded on the Nouveau Marche, a regulated electronic market that was established to allow small capitalization and start-up companies to access the stock market. Euronet Paris S.A. manages and operates the Premier Marche, the Second Marche and the Nouveau Marche.

    Euronext Paris S.A. places securities listed on the Premier Marche or the Second Marche in one of several categories, depending on their trading volume. Havas Advertising shares are classified in the category known as Continu A, which includes the most actively traded securities (i.e., a minimum daily trading volume of 250,000 shares or twenty trades).

    Euronext Paris S.A. may suspend trading in a security listed on the Premier Marche if the quoted price of the security exceeds specified price limits defined by its regulations. In particular, if the quoted price of a Continu A security varies by more than 10% from the previous day's closing price, Euronext Paris S.A. may suspend trading in that security for up to 15 minutes. It may suspend trading further for up to 15 minutes if the price again varies by more than 5%. Euronext Paris, S.A. also may suspend trading of a security listed on the Premier Marche in other limited circumstances, including, for example, where there is unusual trading activity in the security. In addition, in exceptional cases, the CMF may also suspend trading.

    Trading and clearance & settlement procedures are the same for all markets on the Euronext Paris S.A., with cash settlement the general rule. However, a deferred settlement service (service de reglement differe) is offered by intermediaries for a selection of securities meeting capitalization and liquidity criteria, regardless of the market on which they are listed. To be eligible for clearance and settlement through the deferred settlement service, securities must either be included in the "SBF 120" index, a benchmark index which comprises the stocks in the "CAC 40" index and an additional 80 of the most actively traded stocks listed on the Euronext Paris S.A., or show market capitalization of at least Euro 1 billion, and daily trading value averaging at least Euro 1 million on the Euronext Paris S.A. A fee is charged for this service.

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

    Havas Advertising shares are eligible for clearance through the deferred settlement service.

    With a deferred settlement instruction, the purchaser may elect not to pay and not to receive the securities until the end of the month. The transfer of ownership of equity securities traded on Euronext Paris S.A. pursuant to a deferred settlement instruction takes place the last business day of the month. The purchaser may decide, five days before the end of the calendar month (the determination date or date de liquidation), either (i) to settle the trade no later than on the last trading day of such month or (ii) upon payment of an additional fee, to extend settlement to the determination date of the following month with the option either to settle no later than the last trading day of that month or to further postpone settlement until the next determination date. The purchaser may maintain that option on each subsequent determination date upon payment of an additional fee.

    In accordance with French securities regulation, any sale of securities executed with a deferred settlement instruction during the month of, and prior to, a dividend payment date is deemed to occur before payment of the dividend, and the purchaser's account will be credited with an amount equal to the dividend paid to the seller and the seller's account will be debited in the same amount.

Dividends

    Havas Advertising may declare dividends upon the recommendation of its board of directors and the approval of its shareholders at their annual general meeting. Under the French Commercial Code, a company's right to pay dividends is limited in some circumstances. See "Description of Havas Advertising Share Capital--Dividends".

    Any dividends paid to shareholders who are not residents of France generally will be subject to French withholding tax at a rate of 25%. Shareholders who qualify for benefits under an applicable tax treaty and who comply with the procedures for claiming treaty benefits may be entitled to a reduced rate of withholding tax. In some circumstances, these shareholders also may be entitled to an additional payment, net of withholding tax, representing all or part of the French avoir fiscal, or tax credit. See "Taxation--French Taxation--Taxation of Dividends" and "Taxation--Taxation of U.S. Investors--Taxation of Dividends".

    Dividends paid to holders of Havas Advertising ADS will be converted from euro to U.S. dollars and subjected to a charge by the depositary for any expenses incurred in the conversion. See "Description of American Depositary Shares and American Depositary Receipts--Share Dividends and Other Distributions."

    See "Summary--Comparative Stock Price Information" and "Summary--Comparative Dividend Information" for a table showing the total dividends paid per share for each of the last five years, with and without the French avoir fiscal and before deduction of any French withholding tax.

      EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS

Ownership of Shares by Non-French Residents

    French exchange control regulations currently do not limit the amount of payments that Havas Advertising may remit to non-residents of France. However, French law imposes reporting requirements on any individual or entity, whether French or non-French, who acquires a number of shares representing more than specified fixed percentages of a company's share capital or voting rights. See "Description of Havas Advertising Share Capital--Requirements for Holdings Exceeding Specified Percentages."

Exchange Controls

    Under current French exchange control regulations, there are no limitations on the amount of payments that may be remitted by a French company to non-French residents. Laws and regulations concerning foreign exchange controls do require, however, that all payments or transfers of funds made by a French resident to a non-French resident be handled by an accredited intermediary. See "Description of Havas Advertising Share Capital--Form, Holding and Transfer of Havas Advertising Shares--Transfer of Shares." In France, all registered banks and substantially all credit establishments are accredited intermediaries.

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

                                   TAXATION

French Taxation

    The following is a description of the French tax consequences of owning and disposing of Havas Advertising shares. This description may only be relevant to holders of Havas Advertising shares who are not residents of France and do not hold their shares in connection with a permanent establishment or a fixed base in France through which the holders carry on a business or perform personal services.

    This description may not address all aspects of French tax laws that may be relevant in light of the particular circumstances of individual holders of Havas Advertising shares. It is based on the laws, conventions and treaties in force as of the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect, or different interpretations.

    Holders of Havas Advertising shares should consult their own tax advisors about the potential tax effects of owning or disposing of shares in any particular situation.

    Taxation on Sale or Disposal of Havas Advertising Shares

    Generally, a holder of Havas Advertising shares will not be subject to any French income tax or capital gains tax when the holder sells or disposes of Havas Advertising shares if both of the following apply:

    .  the holder is not a French resident for French tax purposes; and

    . the holder has held not more than 25% of Havas Advertising's dividend rights, known as droits aux benefices sociaux, at any time during the preceding five years, either directly or indirectly.

    If a double tax treaty between France and the country of residence of a holder of Havas Advertising shares contains more favorable provisions, a holder may not be subject to any French income tax or capital gains tax when the holder sells or disposes of any Havas Advertising shares, even if one or both of the above statements does not apply to the holder.

    Subject to various conditions, foreign states, international organizations and a number of foreign public bodies are not considered French residents for these purposes.

    If a holder of Havas Advertising shares transfers shares using a written agreement, that agreement must generally be registered. The holder will be required to pay a registration duty of 1% of either the purchase price or the market value of the shares transferred, whichever is higher. The maximum duty is FF 20,000 per transfer. However, if the agreement is executed outside France, the holder of Havas Advertising shares will not be required to pay this duty.

    Taxation of Dividends

    Withholding Tax and Avoir Fiscal.   In France, companies may only pay
dividends out of income remaining after tax has been paid. When shareholders resident in France receive dividends from French companies, they are entitled to a tax credit, known as the avoir fiscal. The amount of the avoir fiscal is generally equal to:

    . 50% of the dividend paid for shareholders who are individuals or corporate shareholders that benefit from the participation exemption regime defined in Articles 145 and 216 of the French Tax Code; or

    . 25% of the dividend paid for shareholders who are not individuals and who do not benefit from the participation exemption regime if the avoir fiscal is used in year 2001 (the amount will be reduced to 15% for avoir fiscal used as from January 1, 2002).

    Shareholders resident in France and entitled to the avoir fiscal at the rate of 25% (15% as from January 1, 2002) may generally be entitled to an additional tax credit equal to 50% (70% as from January 1, 2002) of any precompte actually paid in cash by a company upon distribution of dividends paid out of specified profits. See "--The Precompte."

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

    Under French domestic law, shareholders who are not residents of France are not eligible for the avoir fiscal unless the double tax treaty between France and the country of residence of the shareholder provides for a transfer of the avoir fiscal.

    French companies must generally deduct a 25% French withholding tax from dividends paid to non-residents. Under most tax treaties between France and other countries, the rate of this withholding tax may be reduced or eliminated in some circumstances. Generally, if dividends are subject to a French withholding tax, a holder who is a non-French resident is subsequently entitled to a tax credit in that holder's country of residence for the amount of tax actually withheld.

    The following countries, French overseas territories, known as Territoires d'Outre-Mer, and other territories have entered into income tax treaties with France that provide for the arrangements summarized below:


Australia           Germany              Mali                   Senegal                Ukraine
Austria             Ghana                Malta                  Singapore              Venezuela
Belgium             Iceland              Mauritius              South Korea            French Territoires
Bolivia             India                Mexico                 Spain                  d'Outre-Mer and Other
Brazil              Israel               Namibia                Sweden                 Mayotte
Burkina Faso        Italy                Netherlands            Switzerland            New Caledonia
Cameroon            Ivory Coast          New Zealand            Togo                   Saint-Pierre et Miquelon
Canada              Japan                Niger                  Turkey
Finland             Luxembourg           Norway                 United Kingdom
Gabon               Malaysia             Pakistan               United States


    Under these treaties, a shareholder who fulfills specified conditions may generally apply to the French tax authorities for the following:

    .  lower rate of withholding tax, generally 15%; and

    . refund of the avoir fiscal, after deduction of withholding tax payable on the avoir fiscal.

    Except for the United States, none of the countries or territories listed above has a treaty granting benefits to holders of Havas Advertising ADSs, as opposed to shares. Accordingly, this discussion of treaty benefits does not apply to Havas Advertising ADS holders. If these arrangements apply to a shareholder, Havas Advertising will withhold tax from the dividend at the lower rate, provided that the shareholder has established, before the date of payment of the dividend, that the shareholder is entitled to the lower rate and has complied with the filing formalities. Otherwise, Havas Advertising must withhold tax at the full rate of 25%, and the shareholder may subsequently claim the excess tax paid.

    Dividends distributed to German tax residents which give rise to the avoir fiscal are exempt from withholding tax provided that the beneficiary has complied with the filing formalities. Such dividends give rise to an avoir fiscal granted by the German Treasury.

    Some of the countries and territories listed above impose additional conditions for corporate entities wishing to receive the avoir fiscal. In other countries and territories, individual residents may receive the avoir fiscal but corporate entities may not.

    The Precompte. A French company must pay an equalization tax known as the precompte to the French tax authorities if it distributes dividends which give rise to avoir fiscal and whenever dividends are distributed out of

    . profits which have not been taxed at the ordinary corporate income tax rate; or

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

    . profits which have been earned during a tax year closed more than five years before the distribution.

    The amount of the precompte is 50% of the net dividends.

    A shareholder that is not a French resident for French tax purposes may generally obtain a refund of the amount of any precompte Havas Advertising actually pays in cash, net of applicable withholding tax, if the shareholder is entitled to the benefits of a tax treaty and the treaty does not provide for the transfer of the avoir fiscal.

    Estate and Gift Tax

    France imposes estate and gift tax where an individual or entity acquires real and personal property from a non-resident of France by way of inheritance or gift. France has entered into estate and gift tax treaties with a number of countries. Under these treaties, residents of those countries may be exempted from this tax or obtain a tax credit, assuming specified conditions are met. Holders of Havas Advertising shares should consult their own tax advisors about whether French estate and gift tax will apply and whether they may claim an exemption or tax credit.

    Wealth Tax

    French individual residents are taxable on their worldwide assets. Non-resident individuals are taxable only on their assets which are located in France. However, financial investments made by non-resident individuals, other than in real property companies, are exempt from wealth tax under certain conditions.

    If a double tax treaty between France and a holder's country of residence contains more favorable provisions, the holder may not be subject to French wealth tax.

Taxation of U.S. Investors

    On August 31, 1994, the United States and France signed a tax treaty, which generally became effective on December 30, 1995. The following is a general summary of the principal tax effects on holders of Havas Advertising shares or Havas Advertising ADSs for purposes of U.S. federal income tax and French tax, if all of the following five points apply:

    . the holder owns, directly or indirectly, less than 10% of Havas Advertising's share capital;

    .  the holder is any one of (a), (b) or (c) below:

       (a) a citizen or resident of the United States for U.S. federal income tax purposes, or

       (b)  a U.S. domestic corporation, or

       (c) otherwise subject to U.S. federal income taxation on a net income basis in respect of its Havas Advertising shares or Havas Advertising ADSs;

    . the holder is entitled to the benefits of the U.S.-France tax treaty under the "limitations on benefits" article of that treaty;

    . the holder holds Havas Advertising shares or Havas Advertising ADSs as capital assets; and

    .  the holder's functional currency is the U.S. dollar.

    For purposes of the U.S.-France tax treaty and U.S. federal income tax, holders of Havas Advertising ADSs will be treated as holders of the shares which their Havas Advertising ADSs represent.

    Special rules may apply to United States expatriates, insurance companies, pass-through entities and investors in such entities, tax-exempt organizations, financial institutions, persons subject to the alternative minimum tax, securities broker-dealers and persons holding their Havas Advertising shares or Havas Advertising ADSs as part of a conversion transaction, among others. Those special rules are not discussed in this registration statement.

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

Holders of Havas Advertising shares or Havas Advertising ADSs should consult their own tax advisers as to the particular tax consequences to them of owning Havas Advertising shares or Havas Advertising ADSs, including their eligibility for the benefits of the U.S.-France tax treaty, the applicability and effect of state, local, foreign and other tax laws and possible changes in tax law.

Taxation of Dividends

    Withholding Tax and Avoir Fiscal. Dividends paid to non-residents by French companies are subject to a 25% French withholding tax. Under the U.S.-France tax treaty, this withholding tax is reduced to 15% if a holder's ownership of Havas Advertising shares or Havas Advertising ADSs is not effectively connected with a permanent establishment or a fixed base that the holder has in France.

    Specific provisions apply if the holder is considered an "eligible" U.S. holder of Havas Advertising shares or Havas Advertising ADSs. A holder is "eligible" if its ownership of Havas Advertising shares or Havas Advertising ADSs is not effectively connected with a permanent establishment or a fixed base that the holder has in France and any one of the following four points applies:

    . the holder is an individual or other non-corporate holder that is a resident of the United States for purposes of the U.S.-France tax treaty;

    . the holder is a U.S. corporation, other than a regulated investment company;

    . the holder is a U.S. corporation which is a regulated investment company, provided that less than 20% of the holder's shares are beneficially owned by persons who are neither citizens nor residents of the United States; or

    . the holder is a partnership or trust that is a resident of the United States for purposes of the U.S.-France tax treaty, but only to the extent that the holder's partners, beneficiaries or grantors would qualify as "eligible" under one of the first two points in this list.

    If a holder is an "eligible" U.S. holder, dividends distributed by Havas Advertising will be subject to a withholding tax at the reduced rate of 15%, provided that the holder has previously established that it is a resident of the United States under the U.S.-France tax treaty in accordance with the following procedures:

    . The holder must complete French Treasury Form RF1 A EU-No. 5052 and send it to the paying establishment before the date of payment of the dividend. If the holder is not an individual, the holder must also send the paying establishment an affidavit attesting that the holder is the beneficial owner of all the rights attached to the full ownership of Havas Advertising shares or Havas Advertising ADSs, including, among other things, the dividend rights.

    . If the holder cannot complete Form RF1 A EU-No. 5052 before the date of payment of the dividend, the holder may complete a simplified certificate and send it to the French tax authorities or the institution which holds the shares on his behalf. This certificate must state all of the following five points:

       (a) the holder is a resident of the United States for purposes of the U.S.-France tax treaty;

       (b) the holder's ownership of Havas Advertising shares or Havas Advertising ADSs is not effectively connected with a permanent establishment or a fixed base in France;

       (c) the holder owns all the rights attached to the full ownership of Havas Advertising shares or Havas Advertising ADSs, including, among other things, the dividend rights;

       (d) the holder fulfills all the requirements under the U.S.-France tax treaty to be entitled to the reduced rate of withholding tax and to be entitled to the transfer of the avoir fiscal; and

       (e) the holder claims the reduced rate of withholding tax and payment of the avoir fiscal.

    If a holder is not an "eligible" U.S. holder, or if the holder has not completed Form RF1 A EU-No. 5052 or the five-point certificate before the dividend payment date, Havas Advertising will deduct French withholding tax at the rate of 25%. In that case, a holder may claim a refund of the excess withholding tax.

    If a holder is an "eligible" U.S. holder, the holder may also claim the avoir fiscal, by completing Form RF1 A EU-No. 5052 and sending it to the paying establishment before December 31 of the year following the year during which the dividend is paid. The holder will be entitled to a payment equal to the avoir fiscal, less a 15% withholding tax on the avoir fiscal. As noted below, the holder will not receive this payment until after the close of the calendar year in which the dividend was paid. To receive the payment, the holder must submit a claim to the French tax authorities and attest that they are subject to U.S. federal income taxes on the payment of the avoir fiscal and the related dividend. For partnerships or trusts, the partners, beneficiaries or grantors must make the attestation.

    Specified rules apply to the following:

    . tax-exempt U.S. pension funds, which include the exempt pension funds established and managed in order to pay retirement benefits subject to the provisions of Section 401(a) of the Internal Revenue Code (qualified retirement plans), Section 403(b) of the U.S. Internal Revenue Code (tax deferred annuity contracts) or Section 457 of the U.S. Internal Revenue Code (deferred compensation plans); and

    . various other tax-exempt entities, including specified state-owned institutions, not-for-profit organizations and individuals for dividends which they beneficially own and which are derived from an investment retirement account.

    Entities in these two categories are eligible for the reduced withholding tax rate of 15% on dividends, subject to the same withholding tax filing requirements as "eligible" U.S. holders, except that they may have to supply additional documentation evidencing their entitlement to these benefits. These entities are not entitled to the full avoir fiscal. These entities may claim a partial avoir fiscal equal to 30/85 of the gross avoir fiscal, provided that they own, directly or indirectly, less than 10% of the company's capital and they satisfy the filing formalities contained in U.S. Internal Revenue Service regulations.

    The avoir fiscal or partial avoir fiscal and any French withholding tax refund are generally expected to be paid within 12 months after the holder of Havas Advertising shares or Havas Advertising ADSs files Form RF1 A EU-No. 5052. However, they will not be paid before January 15 following the end of the calendar year in which the dividend is paid.

    For U.S. federal income tax purposes, the gross amount of a dividend and any avoir fiscal, including any French withholding tax, will be included in each holder's gross income as dividend income when payment is received by them (or the custodian, if the holder owns Havas Advertising ADSs), to the extent they are paid or deemed paid out of Havas Advertising's current or accumulated earnings and profits as calculated for U.S. federal income tax purposes. Dividends paid by Havas Advertising will not give rise to any dividends received deduction. They will generally constitute foreign source "passive" income for foreign tax credit purposes. For some recipients, they will constitute foreign source "financial services" income for foreign tax credit purposes.

    Also for U.S. federal income tax purposes, the amount of any dividend paid in euro or French francs, including any French withholding taxes, will be equal to the U.S. dollar value of the euro or French francs on the date the dividend is included in income, regardless of whether the payment is in fact converted into U.S. dollars. A holder will generally be required to recognize U.S. source ordinary income or loss when the holder sells or disposes of the euros or French francs. A holder may also be required to recognize foreign currency gain or loss if that holder receives a refund under the U.S.-France tax treaty of tax withheld in excess of the treaty rate. This foreign currency gain or loss will generally be U.S. source ordinary income or loss.

    To the extent that any dividends paid exceed Havas Advertising's current and accumulated earnings and profits as calculated for U.S. federal income tax purposes, the distribution will be treated as follows:

    . First, as a tax-free return of capital, which will cause a reduction in the adjusted basis of a holder's Havas Advertising shares or Havas Advertising ADSs. This adjustment will increase the amount of gain, or decrease the amount of loss, which a holder will recognize if such holder later disposes of those Havas Advertising shares or Havas Advertising ADSs.

    . Second, the balance of the dividend in excess of the adjusted basis will be taxed as capital gain recognized on a sale or exchange.

    French withholding tax imposed on the dividends a holder receives and on any avoir fiscal at 15% under the U.S.-France tax treaty is treated as payment of a foreign income tax. A holder may take this amount as a credit against the holder's U.S. federal income tax liability, subject to various conditions and limitations, including minimum holding period requirements.

    The Precompte.   A French company must pay an equalization tax known as the precompte to the French tax authorities if it distributes dividends which give rise to avoir fiscal and whenever dividends are distributed out of:

    . profits which have not been taxed at the ordinary corporate income tax rate; or

    . profits which have been earned during a tax year closed more than five years before the distribution.

    The amount of the precompte is 50% of the net dividends.

    If a holder is not entitled to the full avoir fiscal, the holder may generally obtain a refund from the French tax authorities of any precompte paid by Havas Advertising with respect to dividends distributed to them. Under the U.S.-France tax treaty, the amount of the precompte refunded to U.S. residents is reduced by the 15% withholding tax applicable to dividends and by the partial avoir fiscal, if any. A holder is entitled to a refund of any precompte which Havas Advertising actually pays in cash, but not to any precompte which Havas Advertising pays by off-setting French and/or foreign tax credits. To apply for a refund of the precompte, a holder should file French Treasury Form RF1 B EU-No. 5053 before December 31 of the year following the year in which the dividend was paid. The form and its instructions are available from the Internal Revenue Service in the United States or from the French Centre des Impots des Non-Residents whose address is 9, rue d'Uzes, 75094 Paris Cedex 2, France.

    For U.S. federal income tax purposes, the amount of the precompte will be included in a holder's gross income as dividend income in the year the holder receives it. It will generally constitute foreign source "passive" income for foreign tax credit purposes. For some recipients, it will constitute foreign source "financial services" income for foreign tax credit purposes. The amount of any precompte paid in euro or French francs, including any French withholding taxes, will be equal to the U.S. dollar value of the euro or French francs on the date the precompte is included in income, regardless of whether the payment is in fact converted into U.S. dollars. A holder will generally be required to recognize a U.S. source ordinary income or loss when the holder sells or disposes of the euro or French francs.

Taxation of Capital Gains

    If a holder is a resident of the United States for purposes of the U.S.- France tax treaty, the holder will not be subject to French tax on any capital gain if the holder sells or exchanges its Havas Advertising shares or Havas Advertising ADSs, unless the holder has a permanent establishment or fixed base in France and the Havas Advertising shares or Havas Advertising ADSs the holder sold or exchanged were part of the business property of that permanent establishment or fixed base. Special rules apply to individuals who are residents of more than one country.

    In general, for U.S. federal income tax purposes, a holder will recognize capital gain or loss if the holder sells or exchanges its shares or Havas Advertising ADSs in the same manner as the holder would if it were to sell or exchange any other shares held as capital assets. Any gain or loss will generally be U.S. source gain or loss. If a holder is an individual, any capital gain will generally be subject to U.S. federal income tax at preferential rates if the holder meets the minimum holding periods.

    Havas Advertising believes that it will not be treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for the current taxable year or for future taxable years. However, an actual determination of PFIC status is fundamentally factual in nature and cannot be made until the close of the applicable taxable year. Havas Advertising will be a PFIC for any taxable year in which either:

    .  75% or more of its gross income is passive income; or

    . its assets which produce passive income or which are held for the production of passive income amount to at least 50% of the value of its total assets on average.

    If Havas Advertising were to become a PFIC, the tax applicable to distributions on its shares and any gains a holder realizes when the holder disposes of its shares may be less favorable to the holder. Each holder should consult its own tax advisors regarding the PFIC rules and their effect on the holder if they purchase shares.

French Estate and Gift Taxes

    Under "The Convention Between the United States of America and the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritance and Gifts of November 24, 1978", if a holder transfers their Havas Advertising shares or Havas Advertising ADSs by gift, or if they are transferred by reason of the holder's death, that transfer will only be subject to French gift or inheritance tax if one of the following applies:

    . the holder is domiciled in France at the time of making the gift, or at the time of the holder's death; or

    . the holder used the Havas Advertising shares or Havas Advertising ADSs in conducting a business through a permanent establishment or fixed base in France, or the holder held the Havas Advertising shares or Havas Advertising ADSs for that use.

French Wealth Tax

    The French wealth tax does not generally apply to Havas Advertising shares or Havas Advertising ADSs if the holder is a "resident" of the United States for purposes of the U.S.-France tax treaty.

United States Information Reporting and Backup Withholding

    A holder may be required to report dividend payments and proceeds from the sale or disposal of such holder's Havas Advertising shares or Havas Advertising ADSs to the Internal Revenue Service. U.S. federal backup withholding generally is a withholding tax imposed at the rate of 31% on some payments to persons that fail to furnish required information. Backup withholding will not apply to a holder who furnishes a correct taxpayer identification number or certificate of foreign status and makes any other required certification, or who is otherwise exempt from backup withholding. Any U.S. persons required to establish their exempt status generally must file Internal Revenue Service Form W-9, entitled Request for Taxpayer Identification Number and Certification. Finalized Treasury regulations, which are applicable to payments made after December 31, 2000, have generally expanded the circumstances under which information reporting and backup withholding may apply.

    Amounts withheld as backup withholding may be credited against a holder's U.S. federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Internal Revenue Service and furnishing any required information.

                    COMPARATIVE RIGHTS OF HAVAS ADVERTISING
                   SHAREHOLDERS AND CIRCLE.COM STOCKHOLDERS

    As a result of the merger, holders of Circle.com common stock will receive Havas Advertising ADSs, each representing one ordinary share of Havas Advertising, a company formed under the laws of France. The following is a summary comparison of the material differences between the rights of a holder of Circle.com common stock and a holder of Havas Advertising ADSs arising from the differences between the corporate laws of France and of Delaware, the governing instruments of Havas Advertising and Snyder Communications, respectively, and the securities laws and regulations governing Havas Advertising and Snyder Communications. For information as to where the Havas Advertising statuts, the Snyder Communications certificate of incorporation or the Snyder Communications bylaws may be obtained, see ``Where You Can Find More Information.'' Holders of shares of Circle.com common stock are encouraged to obtain and read these documents.

    Holders of shares of Circle.com common stock should refer to ``Description of American Depositary Shares and American Depositary Receipts'' for a description of the Havas Advertising ADSs and a discussion of the ways in which the rights of holders of Havas Advertising ADSs may differ from those of holders of Havas Advertising shares.



---------------------------------------------------------------------------------------------------------------------
                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
---------------------------------------------------------------------------------------------------------------------
                                            Authorized Capital Stock
---------------------------------------------------------------------------------------------------------------------
 Snyder Communications' certificate of incorporation        Havas Advertising's statuts provide that the share
 authorizes 320,000,000 shares of SNC common stock,         capital of Havas Advertising as of December 31, 2000 is
 80,000,000 shares of Circle.com common stock, and          Euro 106,598,626.80 divided into 266,496,567 shares,
 5,000,000 shares of preferred stock, all having a par      with a nominal value of Euro 0.40 per share.
 value of $0.001 per share.
---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
-----------------------------------------------------------------------------------------------------------------
                                     Existence and Nature of Tracking Stock
-----------------------------------------------------------------------------------------------------------------
 Circle.com common stock is an example of what is         Havas Advertising's authorized share capital consists
 commonly referred to as a "tracking stock" because       only of ordinary shares. Accordingly, Havas Advertising
 it is intended to reflect or "track" the separate        does not have any tracking stock or similar security.
 performance of specific assets of Snyder
 Communications. The Circle.com common stock was
 authorized with the intention of reflecting or
 tracking the value and separate performance of
 Circle.com, Snyder Communications' interactive
 communications business. Circle.com common stock
 represents approximately 83.5% of the equity value
 attributable to the Circle.com business and SNC
 common stock represents the remaining businesses of
 Snyder Communications and approximately 16.5% of the
 equity value attributable to the Circle.com business.
 The percentage of Circle.com business' equity value
 represented by SNC common stock is subject to change
 if the total number of outstanding shares of
 Circle.com common stock changes or if transfers of
 cash or other property between the Circle.com
 business and Snyder Communications' remaining
 businesses occur that are accounted for as either
 capital contributions to the Circle.com business or
 as a return of capital by the Circle.com business. In
 addition, Snyder Communications may convert SNC
 common stock into Circle.com common stock or convert
 Circle.com common stock into SNC common stock at any
 time, based on their relative market values.

 Following consummation of the merger, Havas
 Advertising will own 100% of the SNC common stock and
 the Circle.com common stock.
-----------------------------------------------------------------------------------------------------------------
                                       Size of Board; Term of Office
-----------------------------------------------------------------------------------------------------------------
 Snyder Communications' bylaws provide that the board     Havas Advertising's statuts provide that its board of
 of directors shall consist of not less than one nor      directors must be composed of no less than three but no
 more than nine members. Within these limits, the         more than 24 directors. Havas Advertising's board of
 actual number of directors which constitute the board    directors currently consists of 17 members.
 of directors is fixed from time to time by the board
 of directors. The Snyder Communications board of         Directors on Havas Advertising's board serve for
 directors currently consists of six members, though      six-year terms. The French Commercial Code provides
 the board of directors is likely to decrease to two      that directors may be re-elected for an unlimited
 members after the merger.  See "Directors and Senior     number of additional terms.
 Management of Havas Advertising and the Surviving
 Corporation - Board of Directors of the Surviving
 Corporation."

 Directors on Snyder Communications' board serve for
 one-year terms or until their successors are elected
 and qualified or until their earlier resignation or
 removal.
-----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
--------------------------------------------------------------------------------------------------------------------
                                      Nomination and Election of Directors
--------------------------------------------------------------------------------------------------------------------
 Nominations of candidates for election to the board of     Havas Advertising's board of directors nominates
 directors of Snyder Communications may be made at a        candidates for election or re-election to the board of
 meeting of stockholders by or at the direction of the      directors. The election or re-election of directors
 board of directors or by any stockholder who is a          must appear in the agenda for the shareholders' meeting
 stockholder of record at the time of giving notice of      at which directors will be elected or re-elected;
 nomination, who is entitled to vote for the election       provided that, since under French law directors may be
 of directors and who complies with the procedures set      removed with or without cause at any time by a majority
 forth in the bylaws. Any stockholder of record             vote of the shareholders, questions of dismissal or
 entitled to vote for the election of directors at a        removal of the directors do not need to appear in the
 meeting of stockholders may nominate persons for           agenda.  Information regarding the ages, backgrounds
 election as directors only if timely written notice        and professional activities during the past five years
 of the stockholder's intent to make a nomination is        of the candidates for election, and the number of Havas
 given, either by personal delivery or by U.S. mail,        Advertising shares they own, must be made available to
 postage prepaid, to the secretary of Snyder                Havas Advertising's shareholders from the date of the
 Communications. The delivery of nominations for            convening of the shareholders' meeting, and must be
 election to the board of directors is subject to the       addressed before the meeting to any registered
 same requirements as other stockholder proposals, as       shareholders upon such shareholders' requests made no
 described under "--Stockholders' Proposals."               later than five days before the shareholders' meeting.
                                                            In addition, if the election of directors is on the
                                                            agenda of the meeting, any shareholder may propose
                                                            alternate or additional candidates.

                                                            Havas Advertising's directors are elected by its
                                                            shareholders at an ordinary meeting. Directors are
                                                            elected by a majority of the votes cast. The chairman
                                                            of the board is designated by the board of directors.
-----------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
--------------------------------------------------------------------------------------------------------------------
                               Qualifications of Directors and Employee Directors
--------------------------------------------------------------------------------------------------------------------
 Delaware law provides that directors must be natural      Directors can be individuals or entities, including
 persons.                                                  corporations. If an entity is a director, it must
                                                           appoint an individual to act as its permanent
 Neither Delaware law nor Snyder Communications'           representative.
 certificate of incorporation or bylaws require board
 members to have any specific qualifications. In           The French Commercial Code requires that directors hold
 particular, directors are not required to be              a minimum number of shares. The minimum number of
 stockholders or employees of Snyder Communications.       shares the directors hold is to be indicated in the
                                                           company's statuts. Havas Advertising's statuts require
                                                           that each member of Havas Advertising's board of
                                                           directors own at least one Havas Advertising share. No
                                                           more than one-third of Havas Advertising's directors
                                                           may be over 70 years old. If the number of directors
                                                           over 70 years of age exceeds this limit, the oldest
                                                           director or directors are deemed to have resigned
                                                           automatically. Under the French Commercial Code, a
                                                           director of a company is prohibited from obtaining a
                                                           remunerated employment contract with the company during
                                                           his term of office. Nevertheless, an employee of a
                                                           company may be appointed as a director of the company
                                                           and, under some conditions, continue to perform his
                                                           pre-existing employment contract during his term of
                                                           office as a director; provided however, that the number
                                                           of directors having an employment contract with the
                                                           company does not exceed one-third of the number of
                                                           directors in office.
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
--------------------------------------------------------------------------------------------------------------------
                                 Duties and Powers of the Board and Board Voting
--------------------------------------------------------------------------------------------------------------------
 Delaware law provides that the board of directors has    Under the French Commercial Code, directors have a duty
 the ultimate responsibility for managing the business    to oversee and control the company's management. Havas
 and affairs of a corporation. In discharging this        Advertising's statuts grant its board of directors the
 function, directors of Delaware corporations owe         broadest powers available under the French Commercial
 fiduciary duties of care and loyalty to the              Code to act on behalf of Havas Advertising, provided
 corporations for which they serve as directors.          the action is within Havas Advertising's corporate
 Directors of Delaware corporations also owe fiduciary    purpose and does not prejudice the powers expressly
 duties of care and loyalty to stockholders. Delaware     granted to Havas Advertising's shareholders. Actions
 courts have held that the directors of a Delaware        taken by Havas Advertising's board which are outside
 corporation are required to exercise an informed         the scope of its corporate purpose are enforceable by
 business judgment in the performance of their duties.    third parties against Havas Advertising, unless Havas
 An informed business judgment means that the             Advertising can prove that the third party knew or
 directors have informed themselves of all material       should have known the act was beyond the scope of Havas
 information reasonably available to them.                Advertising's corporate purpose. The fact that Havas
                                                          Advertising's statuts are publicly available is not
 Under Delaware law, the board of directors has the       sufficient proof of that knowledge.
 power and authority to manage and direct the business
 and affairs of the corporation, subject to applicable    Each director has one vote on all matters before the
 law and the corporation's certificate of                 board. However, the chairman of the board has the
 incorporation and bylaws.                                deciding vote in the event of a tie.

 A special meeting of Snyder Communications' board of directors may be called by the president of Snyder
 Communications on one day's notice to each director.
 A special meeting of the Snyder Communications' board of directors must be called by the president or secretary of Snyder Communications on one day's notice to each director on the written request of a majority of the directors.

 A majority of the total number of directors
 constitutes a quorum for the transaction of business.
 The vote of the majority of the directors present at
 a meeting at which a quorum is present shall be the
 act of the board of directors. Any action required or
 permitted to be taken at any meeting of the board of
 directors or of any committee of the board of
 directors may be taken without a meeting if all
 members of the board or committee, as the case may
 be, consent in writing and the writing or writings
 are filed with the minutes of proceedings of the
 board, or committee.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
--------------------------------------------------------------------------------------------------------------------
                                  Removal of Directors and Filling of Vacancies
--------------------------------------------------------------------------------------------------------------------
 Any director of Snyder Communications may be removed,    Any director of Havas Advertising may be removed, with
 with or without cause, by the holders of a majority      or without cause, at any time prior to the expiration
 of the shares then entitled to vote at an election of    of their terms of office by a majority vote of Havas
 directors.                                               Advertising's shareholders.

 Snyder Communications' bylaws provide that, in the       As long as at least three directors remain on Havas
 case of vacancies created by removal or otherwise,       Advertising's board, the remaining directors may
 the vacancy be filled by the vote of a majority of       appoint new directors to fill vacancies on Havas
 the directors remaining in office, although less than    Advertising's board resulting from resignation or
 a quorum, or by a sole remaining director.               death. Havas Advertising's shareholders must confirm
                                                          the appointment of new directors at their next meeting.
                                                          The term of office of a director appointed to fill a
                                                          vacancy created by death or resignation expires at the
                                                          end of his or her predecessor's term. If less than
                                                          three directors remain on the board, a shareholders'
                                                          meeting must be called immediately to elect new
                                                          directors.

                                                          Under the French Commercial Code, any change in the
                                                          composition of the board of directors caused by the
                                                          removal, resignation or death of one or more directors
                                                          must be disclosed to the public within one month of the
                                                          change.
--------------------------------------------------------------------------------------------------------------------
                                    Classification of the Board of Directors
--------------------------------------------------------------------------------------------------------------------
 Delaware law permits the certificate of incorporation    The French Commercial Code does not allow a board of
 or a stockholder-adopted by-law to provide that          directors to be classified.
 directors be divided into one, two or three classes,
 with the term of office of one class of directors to
 expire each year.

 Snyder Communications' certificate of incorporation
 does not provide for a classified board.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
--------------------------------------------------------------------------------------------------------------------
                                             Liability of Directors
--------------------------------------------------------------------------------------------------------------------
 Under Delaware law, the duty of the board of directors   Article L. 225-251 of the French Commercial Code
 of a Delaware corporation may be enforced directly by    (formerly Article 244 of the Company Law of July 24,
 the corporation or by a stockholder on behalf of the     1966) provides that directors of a company can be
 corporation through a derivative action against the      civilly liable to the company or to third parties for
 board of directors.                                      violations of the French Commercial Code, violations of
                                                          Havas Advertising's statuts or for mismanaging the
 A corporation organized under Delaware law may limit a   company. Mismanagement is broadly defined as any act,
 director's personal liability, with certain              intentional or unintentional, contrary to the interest
 exemptions. Such a limitation must be set forth in       of the company. If mismanagement results in the
 the corporation's certificate of incorporation.          company's bankruptcy, the directors themselves, in
 Snyder Communications' certificate of incorporation      their individual capacities, may be subject to the
 currently eliminates a director's personal liability     bankruptcy proceedings.
 for monetary damages to the fullest extent permitted
 under Delaware law. As a result, a Snyder                Directors are generally jointly and severally liable
 Communications director presently has no monetary        for misconduct by the board, unless misconduct can only
 liability except for liability for:                      be attributed to certain directors. In particular, all
                                                          of a company's directors will be jointly and severally
 .  breach of the duty of loyalty;                         liable for actions taken by the company's board unless
                                                          individual directors can prove they were against the
 .  acts or omissions not in good faith or which           action, made their opposition known in the minutes and
   involve intentional misconduct or a knowing            took all steps available to them to prevent the action
   violation of the law;                                  from being taken. Third parties, including a company's
                                                          shareholders, bringing suit against one or more
 .  declaration of an improper dividend or an improper     directors must prove they have suffered a loss, either
   redemption of stock; or                                personally or through the company, and the directors'
                                                          action caused the loss.
 .  any transaction from which the director derived an
   improper personal benefit.

In addition, a director of a Delaware corporation, in    Directors can incur criminal liability for violating
the performance of his duties, is fully protected in     certain provisions of the French Commercial Code and
relying, in good faith, upon the records of the          other laws and regulations, including employment laws
corporation and upon the information, opinions,          and securities laws and regulations specific to a
reports or statements presented to the corporation by    company's business. In particular, the French
any of the corporation's officers or employees, or       Commercial Code provides that a company's directors can
committees of the board of directors, or by any other    be fined and/or sentenced to prison if they, in bad
person as to matters the director reasonably believes    faith and for their own direct or indirect benefit, use
are within the other person's professional or expert     the company's assets or credit for purposes which they
competence and who has been selected with reasonable     know are not to the company's benefit.
care by or on behalf of the corporation.
                                                         The French Commercial Code prohibits provisions of the
                                                         statuts limiting director liability.


--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
--------------------------------------------------------------------------------------------------------------------
                                    Indemnification of Directors and Officers
--------------------------------------------------------------------------------------------------------------------
 Snyder Communications' bylaws require indemnification    The French Commercial Code prohibits a company from
 of its past, present and future directors and            indemnifying its directors and officers against their
 officers to the fullest extent permitted under           liabilities as described above. However, if a director
 Delaware law.                                            or officer is sued by a third party and ultimately
                                                          prevails in the litigation on all counts, but is
 Under Delaware law, a corporation may indemnify any      nevertheless required to bear attorneys' fees and
 director or officer involved in a third party action     costs, the company can in some circumstances reimburse
 by reason of his agreeing to serve, serving or           those fees and costs under an indemnification
 formerly serving as an officer or director of the        arrangement with the director or officer. Any
 corporation, against expenses, judgments, fines and      indemnification arrangement between Havas Advertising
 settlement amounts paid in the third party action, if    and any of its directors or officers must be approved
 the director or officer acted in good faith and          by Havas Advertising's shareholders.
 reasonably believed that his actions were in, or not
 opposed to, the best interests of the corporation
 and, with respect to any criminal proceeding, had no
 reasonable cause to believe that his conduct was
 unlawful. In addition, a corporation may indemnify
 any director or officer involved in a derivative
 action brought by or on behalf of the corporation
 against expenses incurred in the derivative action,
 if the director or officer acted in good faith and
 reasonably believed that his actions were in, or not
 opposed to, the best interests of the corporation.
 However, no indemnification for expenses in
 derivative actions is permitted where the person has
 been adjudged liable to the corporation, unless a
 court finds him entitled to indemnification. If a
 person has been successful in defending a third party
 or derivative action, indemnification for expenses
 incurred is mandatory under Delaware law.

 The statutory provisions for indemnification are nonexclusive with respect to any other rights, such as contractual rights, to which a person seeking indemnification may be entitled. Snyder
 Communications has not entered into any contractual indemnity arrangements with any of its directors and officers.

 Snyder Communications' bylaws provide that any indemnification (unless ordered by a court) is required to be paid by Snyder Communications only after a determination has been made:

 . by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding;

 . if a quorum is not obtainable, or even if obtainable,

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
    a quorum of disinterested directors so
    directs, by independent legal counsel in a written
    opinion; or

 . by the stockholders, that indemnification of the director or officer is proper in the circumstances of the specific case because the director or officer has met the applicable standard of conduct set forth in Snyder Communications' bylaws.

 Furthermore, under Delaware law a corporation may
 advance expenses incurred by officers and directors
 in defending any action upon receipt of an
 undertaking by the person to repay the amount
 advanced if it is ultimately determined that such
 person is not entitled to indemnification.
--------------------------------------------------------------------------------------------------------------------
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
--------------------------------------------------------------------------------------------------------------------
                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
--------------------------------------------------------------------------------------------------------------------
                                             Stockholders' Meetings
--------------------------------------------------------------------------------------------------------------------
                                                    Meetings
--------------------------------------------------------------------------------------------------------------------
 Annual and Special Meetings. Delaware law and Snyder     Ordinary and Extraordinary Meetings. Two types of
 Communications' bylaws provide for two types of          shareholders' meetings exist under the French
 meetings, annual and special. Snyder Communications      Commercial Code, ordinary and extraordinary. Havas
 is required to hold an annual meeting on a date set      Advertising is required to hold an ordinary meeting of
 by the board in order to elect directors and conduct     shareholders within six months of the end of each
 any other business as may properly come before the       fiscal year to approve its annual accounts. Ordinary
 meeting. A special meeting may be held for any           meetings may also be held to elect directors, appoint
 purpose or purposes, such as the approval and            statutory auditors, determine dividends and ratify
 adoption of a merger, charter amendment, sale of         agreements entered into between Havas Advertising, on
 substantially all of the assets of Snyder                the one hand, and its directors or executive officers,
 Communications or any other matter requiring             or corporations or other legal entities that are
 stockholder approval; however, the business              affiliates of those persons, on the other hand.
 transacted at any special meeting of stockholders is     Extraordinary meetings of shareholders must be held to
 limited to the purposes stated in the notice of          amend the statuts; to approve mergers, spinoffs, asset
 special meeting.                                         contributions, or dispositions of all or substantially
                                                          all of Havas Advertising's assets; to create new
                                                          classes of capital stock; to increase or decrease share
                                                          capital; to waive shareholders' preferential
                                                          subscription rights; to authorize employee stock option
                                                          plans; to issue debt instruments or other securities
                                                          convertible, redeemable or exchangeable into Havas
                                                          Advertising shares; and to wind up the Havas
                                                          Advertising's business.
--------------------------------------------------------------------------------------------------------------------
                                             Right to Call Meetings
--------------------------------------------------------------------------------------------------------------------
A special meeting may be called at any time by Snyder     Meetings of Havas Advertising shareholders may be
Communications' president or by its board of              called by the Havas Advertising board of directors or,
directors and also must be called by its secretary at     if the Havas Advertising board of directors does not
the request in writing of the holders of, in the          call a meeting under certain circumstances, by Havas
aggregate, not less than 25% of the outstanding           Advertising's independent auditors. In addition,
voting power of Snyder Communications entitled to         meetings of Havas Advertising shareholders may be
vote at the special meeting.                              called under certain circumstances by an agent
                                                          appointed by the President of the relevant Commercial
                                                          Court in France. Under the French Commercial Code, any
                                                          interested party (in the case of an emergency), holders
                                                          of 10% or more of Havas Advertising's capital stock and
                                                          certain qualifying organized groups of shareholders
                                                          meeting certain specific conditions may request that
                                                          the President of the relevant Commercial Court appoint
                                                          an agent to call a shareholders' meeting.
--------------------------------------------------------------------------------------------------------------------
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
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                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
--------------------------------------------------------------------------------------------------------------------
                                                Notice of Meeting
--------------------------------------------------------------------------------------------------------------------
 All notices of meetings of Snyder Communications'        Shareholders' meetings must be announced by a
 stockholders must be sent or otherwise given in          preliminary notice (avis de reunion) at least 30 days
 accordance with Snyder Communications' bylaws not        prior to the meeting date. The preliminary notice must
 less than ten nor more than 60 days before the date      set forth certain information, including the agenda for
 of the meeting. The notice must specify the place,       the meeting, a draft of the resolutions to be submitted
 date and hour of the meeting and, in the case of a       to the shareholders, a description of the procedures
 special meeting, the purpose or purposes for which       which holders of bearer shares must follow to attend
 the meeting is called.                                   the meeting and the procedure for voting by mail. The
                                                          preliminary notice must also be published in the
                                                          Bulletin des Annonces Legales Obligatoires, or BALO, a
                                                          French business publication. Final notice of the
                                                          shareholders' meeting setting forth the time, date and
                                                          place of the meeting must be sent to registered
                                                          shareholders and published in a qualified newspaper and
                                                          in the BALO 15 days prior to the shareholders' meeting.
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
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                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
--------------------------------------------------------------------------------------------------------------------
                                              Attendance and Voting
--------------------------------------------------------------------------------------------------------------------
 Stockholders may vote in person or by written proxy      Holders of Havas Advertising shares in registered form
 signed by the stockholders. The holders of SNC common    must register their Havas Advertising shares at least
 stock and Circle.com common stock vote together as a     five days prior to a meeting of shareholders to be
 single class, except in some situations set forth in     entitled to attend and vote at the meeting. Holders of
 Snyder Communications' certificate of incorporation.     Havas Advertising shares in bearer form must deposit,
 On all matters as to which both SNC common stock and     at the places indicated in the preliminary notice and
 Circle.com common stock vote together as a single        at least five days prior to a meeting of shareholders,
 class, (A) each share of SNC common stock will have      a certificate from an accredited financial
 one vote and (B) each share of Circle.com common         intermediary, stating that their Havas Advertising
 stock has a number of votes equal to the average         shares will be held by the intermediary until the time
 market value of a share of Circle.com common stock,      fixed for the shareholders' meeting. Shareholders may
 determined quarterly, as of the first trading day of     participate in general meetings either in person or by
 each quarter (and remaining fixed for that quarter)      proxy. Shareholders may vote in person, by proxy or by
 over the preceding four calendar quarters, divided by    mail.
 the average market value of a share of SNC common
 stock over the same period. As of the date of this       Proxies must be sent to any shareholder upon request.
 proxy statement/prospectus through June 30, 2001,        In order to be counted, proxies must be received at
 each share of Circle.com common stock has 0.123 vote.    Havas Advertising's registered office, or at another
                                                          address indicated on the notice convening the meeting,
                                                          prior to the date of the meeting. A shareholder may
                                                          grant a proxy to his or her spouse or to another
                                                          shareholder. A shareholder that is a corporation may
                                                          grant a proxy to a legal representative. Alternatively,
                                                          the shareholder may send a blank proxy without
                                                          nominating any representative. In this case, the
                                                          chairman of the meeting must vote the blank proxy in
                                                          favor of all resolutions proposed by the board of
                                                          directors and against all others.

                                                          Havas Advertising must send shareholders a voting form
                                                          to be used by the shareholder to vote by mail. The
                                                          completed form must be returned to Havas Advertising at
                                                          least three days prior to the date of the shareholders'
                                                          meeting.

                                                          Each Havas Advertising share entitles its holder to one
                                                          vote at ordinary shareholders' meetings. Under the
                                                          French Commercial Code, shares held directly or
                                                          indirectly by Havas Advertising are not entitled to
                                                          voting rights.
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
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                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
--------------------------------------------------------------------------------------------------------------------
                                                     Quorum
--------------------------------------------------------------------------------------------------------------------
 Snyder Communications' bylaws provide that the           For an ordinary shareholders' meeting, 25% of the
 presence in person or by proxy of the holders of a       outstanding voting power of Havas Advertising shares
 majority of the shares entitled to vote at any           must be present for a quorum to exist. For an
 meeting shall constitute a quorum for the transaction    extraordinary shareholders meeting, 33.33% of the
 of business.                                             outstanding voting power of Havas Advertising shares
                                                          must be present for a quorum to exist. If a
                                                          shareholders' meeting is reconvened for lack of a
                                                          quorum, there is no quorum requirement for an ordinary
                                                          shareholders' meeting, and 25% of the outstanding
                                                          voting power must be present for a quorum to exist for
                                                          an extraordinary shareholders' meeting.
--------------------------------------------------------------------------------------------------------------------
                                                 Majority
--------------------------------------------------------------------------------------------------------------------
 Except as otherwise provided by applicable Delaware      A simple majority of the votes cast (for which purpose
 law, when a quorum is present at any stockholders'       abstentions count as votes against) is required to
 meeting, the affirmative vote of the holders of a        approve actions taken at ordinary shareholders'
 majority of the voting rights represented by the         meetings. Actions taken at extraordinary shareholders'
 outstanding shares of SNC common stock and Circle.com    meetings require 66.66% of the votes cast (for which
 common stock present in person or represented by         purpose abstentions count as votes against) for
 proxy at the stockholders' meeting and entitled to       approval. A unanimous vote is required, however, to
 vote on the subject matter is required to approve any    increase the liabilities of shareholders.
 action taken at an annual or special stockholders'
 meeting.

--------------------------------------------------------------------------------------------------------------------
                                        Stockholder Action by Written Consent
--------------------------------------------------------------------------------------------------------------------
 Under Delaware law, unless otherwise provided in the     Shareholder action by written consent, in lieu of a
 certificate of incorporation, stockholders may take      shareholders' meeting, is not allowed under the French
 any action required or permitted to be taken at a        Commercial Code.
 stockholders' meeting without a meeting if consented
 to in writing by the same number of votes that would
 be required if the action were to be taken at a
 stockholders' meeting. Snyder Communications'
 certificate of incorporation does not restrict
 stockholder action by written consent.
--------------------------------------------------------------------------------------------------------------------
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
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                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
--------------------------------------------------------------------------------------------------------------------
                                             Stockholders' Proposals
--------------------------------------------------------------------------------------------------------------------
 At an annual meeting of the stockholders, only           Generally, only actions set out in a shareholders
 business which has been properly brought before the      meeting agenda may be discussed at a shareholders
 meeting may be conducted. To be properly brought         meeting. However, under some circumstances,
 before an annual meeting, business must be (A)           shareholders may discuss actions that have not been
 specified in the notice of meeting given by or at the    included in the shareholders' meeting agenda, such as
 direction of the board of directors, and (B)             the dismissal of directors or specified other actions.
 otherwise properly brought before the meeting by a       Additional resolutions may be submitted for shareholder
 stockholder who is a holder of record at the time        approval at the shareholders' meeting by the board of
 notice is given, who is entitled to vote at the          directors if made within 10 days of the publication of
 annual meeting and who complies with the procedures      the preliminary notice in the BALO by:
 set forth in Snyder Communications' bylaws.
                                                          .  one or more shareholders holding an amount of share
 For business to be properly brought before an annual        capital which is equal to or exceeds:
 meeting by a stockholder, Snyder Communications'
 bylaws require that the stockholder give timely                .  4% for the first five million FF;
 notice of the business, in proper written form, to
 the secretary of Snyder Communications. To be timely,          .  2.5% for amounts between five million FF and fifty
 a stockholder's notice generally must be delivered to             million FF;
 or mailed and received at Snyder Communications'
 principal executive office not less than 45 days nor           .  1% for amounts between fifty million FF and a
 more than 75 days prior to the date on which Snyder               hundred million FF; or
 Communications first mailed its proxy materials for
 the immediately preceding annual meeting. To be in             .  0.5% for amounts in excess of a hundred million FF;
 proper written form, a stockholder's notice to the                or
 secretary must be set forth in writing as to each
 matter the stockholder proposes to bring before the      .  a duly qualified association of shareholders who
 annual meeting and otherwise meet the requirements          have held their shares in registered form for at least
 set forth in Snyder Communications' bylaws.                 two years and who together hold at least 1% of Havas
                                                             Advertising's voting rights.

                                                          During the two weeks preceding a meeting of
                                                          shareholders, any shareholder may submit by registered
                                                          mail questions to the board of directors relating to
                                                          the agenda for the shareholders' meeting. The board of
                                                          directors must respond to these questions.
--------------------------------------------------------------------------------------------------------------------
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
--------------------------------------------------------------------------------------------------------------------
                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
--------------------------------------------------------------------------------------------------------------------
                                       Amendment to Governing Instruments
--------------------------------------------------------------------------------------------------------------------
 Under Delaware law, unless the certificate of            Under the French Commercial Code, amendment to the
 incorporation requires a greater vote, an amendment      statuts requires:
 to the certificate of incorporation requires:
                                                          .  a proposal made by the board of directors to an
 .  the recommendation of the board of directors;            extraordinary shareholders' meeting; and

 .  the affirmative vote of a majority of the             .  the affirmative vote of a 66.66% majority of the
    outstanding stock entitled to vote thereon; and          votes cast by shareholders present or represented (with
                                                             a quorum of 33.33% on the first call and 25% on the
 .  the affirmative vote of a majority of the                second call, of the outstanding voting power of the
    outstanding stock of each class entitled to vote         company's shares).
    thereon as a class.

 Snyder Communications' certificate of incorporation      The change of a company's nationality or the increase
 does not provide for the vote of a larger portion of     of the liabilities of its shareholders both require
 the stock for amending the certificate of                unanimous consent of the shareholders under the French
 incorporation.                                           Commercial Code.

 Under Delaware law, stockholders have the power to
 adopt, amend or repeal bylaws. The certificate of
 incorporation of a corporation may also confer the
 power to adopt, amend or repeal bylaws upon the
 directors of the corporation, although this does not
 divest the stockholders of the power, nor does it
 limit the stockholders' power to adopt, amend or
 repeal bylaws.  Snyder Communications' certificate of
 incorporation gives such powers to its directors.
--------------------------------------------------------------------------------------------------------------------
                                                   Preferred Stock
--------------------------------------------------------------------------------------------------------------------
Snyder Communications' certificate of incorporation      Havas Advertising currently has only issued ordinary
authorizes its board of directors:                       shares.

 . to provide for the issuance of one or more series of preferred stock;

 .  to issue up to 5,000,000 shares of preferred stock;

 . to fix the designation and number of shares of preferred stock; and

 . to determine or alter for each series, its voting powers, rights in respect of dividends and the preferences of such dividends, conversion rights, redemption rights, liquidation rights and the terms of any sinking fund.

To date, Snyder Communications' board of directors has
not authorized the issuance of any series of preferred
stock and Snyder Communications has not issued any
shares of preferred stock.
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
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                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
--------------------------------------------------------------------------------------------------------------------
                                               Stock Class Rights
--------------------------------------------------------------------------------------------------------------------
 Under Delaware law, any change to the rights of            Under the French Commercial Code, any change to the
 holders of the Circle.com common stock or any series       rights attached to a class of stock must be approved by
 of preferred stock would require an amendment to           a special shareholders' meeting composed of the holders
 Snyder Communications' certificate of incorporation.       of the shares of the class. The change must be approved
                                                            by a 66.66% majority of the votes cast.
 Delaware law provides that the holders of shares of a
 class or series shall be entitled to vote as a class
 upon a proposed amendment if the amendment will:

 . increase or decrease the authorized shares of the class or series;

 . increase or decrease the par value of the shares of the class or series; or

 .  alter or change the powers, preferences or special
    rights of the shares of the class or series so as to
    affect them adversely.
--------------------------------------------------------------------------------------------------------------------
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
----------------------------------------------------------------------------------------------------------------------
                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
----------------------------------------------------------------------------------------------------------------------
                                   Stockholders' Votes on Certain Transactions
----------------------------------------------------------------------------------------------------------------------
 Generally, under Delaware law, unless the certificate         Under the French Commercial Code, the following
 of incorporation provides for the vote of a larger            transactions, among others, require the recommendation
 portion of the stock, completion of a merger,                 by the board of directors to the extraordinary
 consolidation, sale, lease or exchange of all or              shareholders' meeting and approval by the shareholders
 substantially all of a corporation's assets or                at such meeting:
 dissolution requires:
                                                               .  selling or transferring substantially all of Havas
 .  the approval of the board of directors; and                    Advertising's assets;

 .  approval by the vote of the holders of a majority           .  voluntary liquidation of Havas Advertising;
   of the outstanding stock or, if the certificate of
   incorporation provides for more or less than one vote       .  completion of a merger or consolidation; and
   per share, a majority of the votes of the outstanding
   stock of a corporation entitled to vote on the matter.      .  extending the term of Havas Advertising's existence.

 The Snyder Communications' certificate of incorporation does not provide for the vote of a larger portion of the stock for a merger or consolidation.

 Under the rules of the Nasdaq National Market System, acquisitions involving

 .  substantial security holders;  or

 . the issuance of additional shares of common stock of a listed company totaling 20% or more of the outstanding shares of common stock require the approval of the holders of a majority of
 the shares voting on the acquisition. Other
 transactions do not require stockholder approval
 under Nasdaq rules.
----------------------------------------------------------------------------------------------------------------------
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
------------------------------------------------------------------------------------------------------------------------
                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
------------------------------------------------------------------------------------------------------------------------
                                              Rights of Inspection
------------------------------------------------------------------------------------------------------------------------
 Delaware law allows any stockholder                          Under the French Commercial Code, shareholders are
                                                              entitled to inspect copies of the following documents
 .  to inspect:                                               pertaining to the three most recent fiscal periods:

    .  the corporation's stock ledger;                        .  the meeting minutes and the attendance sheets from
                                                                 shareholders' meetings;
    .  a list of its stockholders; and
                                                              .  the stock ledger;
    .  its other books and records; and
                                                              .  the inventories (no copy may be obtained) and the
 .  to make copies or extracts of those materials                annual financial statements;
    during normal business hours, provided that:
                                                              .  the list of directors;
    .  the stockholder makes a written request under oath
       stating the purpose of his inspection; and             .  the consolidated financial statements;

    .  the inspection is for a purpose reasonably related     .  the reports of the board of directors;
       to the person's interest as a stockholder.
                                                              .  the independent auditors' reports;

                                                              .  the text and the statement of the motives of the
                                                                 resolutions proposed;

                                                              .  information concerning candidates for the board of
                                                                 directors;

                                                              .  the total amount (certified by the statutory
                                                                 auditors) of the remuneration paid to the five or ten
                                                                 most well-paid employees (five if the total workforce
                                                                 is less than or equal to 200 people and ten if it
                                                                 exceeds 200);

                                                              .  the total sum of money on which Article 238bis AA of
                                                                 the French General Tax Code allows deductions to be
                                                                 taken and the list of sponsoring and patronage assured
                                                                 by the company; and

                                                              .  if applicable, the labor audit reports of the
                                                                 company.

                                                              In addition, shareholders also have inspection rights
                                                              relating specifically to information relating to
                                                              shareholders' meetings.
------------------------------------------------------------------------------------------------------------------------
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
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                   Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
 ---------------------------------------------------------------------------------------------------------------------
                                               Appraisal Rights
 ---------------------------------------------------------------------------------------------------------------------
 The rights of stockholders to demand payment in cash        The French Commercial Code does not provide for an
 of the fair value of their shares from a corporation        appraisal procedure allowing dissenting shareholders to
 under certain circumstances are called appraisal            have their shares appraised in the context of a merger
 rights under Delaware law. Delaware law does not            or consolidation. However, the French Commercial Code
 afford appraisal rights to holders of shares which          provides that, in certain circumstances, including
 are either listed on a national securities exchange,        mergers, spin-offs, asset contributions and
 quoted on Nasdaq or held of record by more than 2,000       transactions where minority shareholders are given cash
 stockholders when the plan of merger or consolidation       or stock in exchange for their interests in the
 converts the shares of stock of the corporation             company, an independent expert must be appointed to
 solely into shares of stock of the surviving                pass upon the fairness of the consideration being
 corporation or stock of another corporation (or cash        offered.
 in lieu of fractional shares) which is either listed
 on a national securities exchange, quoted on Nasdaq         Appraisal rights are not available to Havas Advertising
 or held of record by more than 2,000 stockholders. In       shareholders in the merger.
 addition, Delaware law denies appraisal rights to the
 stockholders of the surviving corporation in a merger
 that does not require for its approval the vote of
 the stockholders of the surviving corporation.

 Appraisal rights are not available to Snyder
 Communications stockholders in the merger.
 ---------------------------------------------------------------------------------------------------------------------
                                       Preferential Subscription Rights
 ---------------------------------------------------------------------------------------------------------------------
 No Snyder Communications stockholders have              Under the French Commercial Code, shareholders have
 preferential subscription rights.                       preferential rights to subscribe for additional shares
                                                         to be issued on a pro rata basis. Additional shares may
                                                         be subscribed for with cash or by set-off of cash
                                                         debts. Shareholders may also subscribe for any other
                                                         securities issued which may either directly result in,
                                                         or carry rights to subscribe for, additional Havas
                                                         Advertising shares. Shareholders may waive their
                                                         preferential subscription rights in respect of any
                                                         particular offering, either individually or
                                                         collectively, at an extraordinary meeting. In the event
                                                         of any waiver, the relevant issuance of securities must
                                                         be completed within the period prescribed by law, or in
                                                         the pertinent shareholder resolution, if shorter, and
                                                         the Havas Advertising board of directors may offer
                                                         existing holders of shares a non-transferable priority
                                                         right to subscribe to the new securities issued during
                                                         a limited period of time. Preferential subscription
                                                         rights, if not previously waived, are transferable
                                                         during the subscription period relating to a particular
                                                         offering and may be quoted on the Premier Marche of
                                                         Euronext Paris S.A.
----------------------------------------------------------------------------------------------------------------------
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
----------------------------------------------------------------------------------------------------------------------
                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
----------------------------------------------------------------------------------------------------------------------
                                                Stock Repurchases
----------------------------------------------------------------------------------------------------------------------
 Under Delaware law, any stock of any class or series     For a discussion of Havas Advertising's ability to
 issued by a corporation may be made subject to           purchase and hold Havas Advertising's shares, see
 redemption by the corporation at the option of the       "Description of Havas Advertising Share
 corporation or at the option of the holders of the       Capital--Repurchases of Havas Advertising Shares."
 stock or upon the happening of a specified event
 provided that immediately following any redemption,
 the corporation has one or more shares of one or more
 classes or series of stock, which share, or shares
 together, have full voting powers. A Delaware
 corporation may not purchase or redeem its own shares
 of capital stock for cash or other property when the
 capital of the corporation is impaired or when the
 purchase or redemption would cause any impairment of
 the capital of the corporation.

 Circle.com common stock may be redeemed in specific
 circumstances set forth in Snyder Communications'
 certificate of incorporation.
----------------------------------------------------------------------------------------------------------------------
                                           Anti-Takeover Measures
----------------------------------------------------------------------------------------------------------------------
 Under Delaware law, a corporation is subject to             The Conseil des Marches Financiers requires that any
 anti-takeover provisions unless the corporation             party that acquires 33.33% of the outstanding shares of
 elects in its certificate of incorporation or bylaws        a company is required by law to make a tender offer for
 not to be governed by the anti-takeover provisions.         all of that company's outstanding shares, unless an
 Neither Snyder Communications' certificate of               exemption may be granted. The terms of the tender offer
 incorporation nor its bylaws contain an election not        must be approved by the CMF and to a certain extent by
 to be governed by the anti-takeover provisions under        the COB. In addition, there are a number of provisions
 Delaware law. Therefore, Snyder Communications is           available under the French Commercial Code that have
 governed by the anti-takeover provisions under              other anti-takeover effects. These provisions include,
 Delaware law which preclude a corporation from              among other things:
 engaging in any "business combination" (i.e.,
 mergers, consolidations and sales of substantially          .  a company's ability to repurchase up to 10% of its
 all assets, etc.) with any person (other than the              share capital for the purpose of improving the
 corporation and any direct or indirect majority-owned          financial management of the capital;
 subsidiary of the corporation) that owns 15% or more
 of the outstanding voting stock of the corporation          .  a company's ability to grant double voting rights in
 (except for any person whose ownership of shares in            favor of shares held on a nominative basis by the same
 excess of the 15% limitation is the result of action           shareholder for at least two years;
 taken solely by the corporation) for a period of
 three years following the time that the stockholder         .  a company's ability to increase its share capital
 obtained ownership of more than 15% of the                     during a tender offer through prior authorizations to
 outstanding voting stock of the corporation. The               increase share capital which has been given by the
 three-year waiting period does not apply, however, if:         shareholders to the board of directors; provided,
                                                                however, that these authorizations expressly refer to
   prior to the time the person obtained ownership of           tender offer periods, the share issuance is not
 .  more than 15% of the outstanding voting stock of the         reserved and is in compliance with the company's
   corporation, the board of directors of the                   interest;
   corporation approved either the business combination
   or the transaction which resulted in the stockholder      .  limitations on a shareholder's voting power or
   owning in excess of 15% of the outstanding voting            ability to hold a number of shares exceeding a
   stock;                                                       threshold set by the company, if such provisions can be
                                                                foreseen in the company's statuts;
----------------------------------------------------------------------------------------------------------------------
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



----------------------------------------------------------------------------------------------------------------------
 .  upon completion of the transaction which resulted         .  shareholders' agreements providing for preemptive
    in the stockholder owning in excess of 15% of the            rights in case of a sale of shares by a shareholder; and
    outstanding voting stock of the corporation, the
    stockholder owned at least 85% of the voting stock of    .  additional disclosure thresholds in the company's
    the corporation outstanding at the time that the             statuts providing that any person who becomes a direct
    transaction commenced; or                                    or indirect holder of more than 2%, or any multiple of
                                                                 2%, of its share capital or voting rights shall notify
 .  at or subsequent to the time that the stockholder            the company.
    obtained more than 15% of the outstanding voting
    stock of the corporation, the business combination is
    approved by the board of directors and authorized at
    an annual or special meeting of stockholders, and not
    by written consent, by the affirmative vote of at
    least 66 2/3% of the outstanding voting stock that is
    not owned by the acquiring stockholder.

 Under Delaware law, directors generally have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interests of the stockholders. However, a Delaware court will generally apply a policy of judicial deference to board of director decisions to adopt anti-takeover measures in the face of a potential takeover where the directors are able to show that

 . they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal; and

 . the board action taken was reasonable in relation to the threat posed.

----------------------------------------------------------------------------------------------------------------------
                                           Conflict of Interest Transactions
----------------------------------------------------------------------------------------------------------------------
 Delaware law generally permits transactions between a       Agreements between a company and a member of its board
 corporation and a director of that corporation if:          of directors are subject to approval of the board of
                                                             directors unless the agreement is entered into at arm's
 .  the material facts as to the director's interest         length and in the ordinary course of business. The same
    are disclosed to the board of directors and a            applies to agreements in which a director has an
    majority of disinterested directors approve the          indirect personal interest. The agreement may be
    transaction;                                             declared void if it is not submitted to the board of
                                                             directors for approval and is proven to be detrimental
 .  the material facts as to the director's interest         to the company.
    are disclosed to the stockholders and the holders of
    a majority of shares entitled to vote thereon approve
    the transaction; or                                      Additionally, the company's independent auditors must
                                                             be made aware of the agreement within one month of its
 .  the transaction is fair to the corporation at the        execution and must submit a report to the company's
    time it is authorized by the board of directors or       shareholders, who then must approve the agreement at
    the stockholders.                                        their next meeting. If the agreement is not approved by
                                                             the shareholders, it will remain enforceable by third
                                                             parties against the company, but the company may hold
                                                             the interested member of the board of directors liable
                                                             for any damages it suffers as a result thereof.
 ----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
----------------------------------------------------------------------------------------------------------------------
                                               Loans to Directors
----------------------------------------------------------------------------------------------------------------------
 Under Delaware law, loans can generally be made to       The French Commercial Code does not allow a company to
 directors upon approval by the board of directors.       make any loan to any individual member of the board of
 The ability of the corporation to make the loan will     directors or their dependents. A company may make loans
 be subject to the satisfaction of the procedures and     to members of the board of directors that are entities,
 conditions described in "--Conflict of Interest          but not to the individual representing the entity,
 Transactions."                                           provided conflict of interest transaction procedures
                                                          and conditions are satisfied. See "--Conflict of
                                                          Interest Transactions" for further description of
                                                          these conditions.

----------------------------------------------------------------------------------------------------------------------
                                                  Dividends
----------------------------------------------------------------------------------------------------------------------
 Delaware law permits a corporation to pay dividends       Dividends, if any, are decided at ordinary meetings of
 out of (A) surplus, which is the excess of net assets     shareholders and are generally paid once a year.
 of the corporation over capital, or (B) net profits       Interim dividends may be paid if they are approved by
 for the current or immediately preceding fiscal year      the Havas Advertising board of directors and
 if the corporation does not have adequate surplus,        distributed in accordance with the French Commercial
 unless the net assets are less than the capital of        Code.
 any outstanding preferred stock. In determining the
 amount of surplus of a Delaware corporation, the          The Havas Advertising board of directors examines the
 assets of the corporation, including stock of             financial statements each fiscal year and recommends
 subsidiaries owned by the corporation, must be valued     how to dispose of all unappropriated profits.
 at their fair market value as determined by the board     Distributable profits of Havas Advertising are
 of directors, without regard to their historical book     distributed as dividends, unless the Havas Advertising
 value.                                                    shareholders decide otherwise at the ordinary meeting.
                                                           Distributable profits are equal to:
 Snyder Communications' certificate of incorporation
 provides that dividends on Circle.com common stock        .  net profits for the year, plus
 may be declared and paid when, as and if declared by
 the board of directors out of assets legally              .  profits carried forward, plus
 available for the payment of dividends, provided that
 the amount of dividends payable shall not exceed the      .  distributable reserves, minus
 amount that would then be legally available for the
 payment of dividends under Delaware law if the assets     .  losses carried forward, minus
 of Snyder Communications attributable to the
 Circle.com common stock were held by a separate           .  amounts to be allocated by law or in accordance with
 Delaware corporation.                                        the Havas Advertising statuts as reserves.

                                                           The Havas Advertising board of directors, at its
                                                           discretion, may propose a dividend that is payable in
                                                           cash or shares. If the shareholders meeting approves
                                                           the proposal, Havas Advertising shareholders may elect
                                                           to receive the dividends to which they are entitled
                                                           entirely in cash or entirely in shares, plus or minus
                                                           cash for fractional amounts. The value of the Havas
                                                           Advertising shares is determined by reference to the
                                                           price of the shares on the Premier Marche of Euronext
                                                           Paris S.A. and cannot be less than their nominal value.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                           Under the French Commercial Code, the ordinary
                                                           shareholders meeting at which annual dividends may be
                                                           declared must be held within six months of the end of
                                                           the company's prior fiscal year unless otherwise
                                                           authorized by court order. Annual dividends must be
                                                           paid within nine months of the end of the company's
                                                           prior fiscal year, unless otherwise authorized by court
                                                           order. Dividends are payable to persons holding shares
                                                           issued with a right to the dividends for that year on
                                                           the date of payment. Dividends not claimed within five
                                                           years of the date of payment become the property of the
                                                           French state.

                                                           If earnings are sufficient, the Havas Advertising board
                                                           of directors may, without the approval of shareholders,
                                                           declare and pay interim dividends on the basis of
                                                           audited accounts. The French Commercial Code requires
                                                           that interim dividends amount to at least five francs
                                                           per share. Interim dividends may also be paid in stock
                                                           in lieu of cash. Havas Advertising has never paid an
                                                           interim dividend.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
----------------------------------------------------------------------------------------------------------------------
                                                Stockholder Suits
----------------------------------------------------------------------------------------------------------------------
 Under Delaware law, a stockholder may bring a              Under the French Commercial Code, one or more
 derivative action on behalf of the corporation to          shareholders can sue the directors of the company, on
 enforce the rights of the corporation. A person may        behalf of the company, for damages suffered by the
 institute and maintain a derivative suit only if the       company. Any damages awarded are paid to the company.
 person was a stockholder at the time of the                One or more shareholders can also sue the directors of
 transaction which is the subject of the suit or their      the company, in his or her own name, for damages
 stock was transferred to them by operation of law.         personally suffered by him or her. In such a case, any
 Additionally, under Delaware case law, the plaintiff       damages awarded are paid to the dissenting shareholder
 generally must be a stockholder not only at the time       or shareholders. There are no class action lawsuits
 of the transaction which is the subject of the suit,       permitted under the French Commercial Code.
 but also through the duration of the derivative suit.
 Delaware law also requires that the derivative
 plaintiff make a demand on the directors of the
 corporation to assert the corporate claim before the
 suit may be prosecuted by the derivative plaintiff,
 unless the demand would be futile.
----------------------------------------------------------------------------------------------------------------------
              Limitation on Enforceability of Civil Liabilities Under U.S. Federal Securities Laws
----------------------------------------------------------------------------------------------------------------------
                           Ability to Bring Suits, Enforce Judgments and Enforce U.S. Law
----------------------------------------------------------------------------------------------------------------------
 Snyder Communications is a U.S. company incorporated       See "Enforceability of Civil Liabilities."
 under the laws of Delaware. All of its directors and
 officers are residents of the U.S., and Snyder
 Communications has substantial assets located in the
 U.S. As a result, U.S. investors generally can
 initiate lawsuits in the U.S. against Snyder
 Communications and its directors and officers and can
 enforce lawsuits based on U.S. federal securities
 laws in U.S. courts.
----------------------------------------------------------------------------------------------------------------------
                                             Short Swing Profits
----------------------------------------------------------------------------------------------------------------------
Directors and officers of Snyder Communications are         Under the French Commercial Code, the chairman of the
 governed by rules under the Exchange Act that may          board of directors, the members of the board of
 require directors and officers to forfeit to Snyder        directors, the officers and the permanent
 Communications any "short swing" profits realized          representatives of legal entities exercising the
 from purchases and sales, as determined under the          aforementioned functions, are required to register or
 Exchange Act and the rules thereunder, of Snyder           deposit with a bank or a broker their shares in the
 Communications equity securities.                          company, its subsidiaries, its parent company or other
                                                            subsidiaries thereof. This requirement extends as well
                                                            to their minor children and to spouses with whom they
                                                            are married under a community property regime. This
                                                            requirement is intended to permit the COB to identify
                                                            and verify the validity of any transactions on the
                                                            company's shares made by these persons.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
----------------------------------------------------------------------------------------------------------------------
                                          Proxy Statements and Reports
----------------------------------------------------------------------------------------------------------------------
                                       Notices and Reports to Stockholders
----------------------------------------------------------------------------------------------------------------------
 Under the Exchange Act proxy rules, Snyder                 Under the French Commercial Code, Havas Advertising
 Communications must comply with notice and disclosure      must comply with notice and disclosure requirements
 requirements relating to the solicitation of proxies       prior to any shareholders' meetings.
 for stockholder meetings.
----------------------------------------------------------------------------------------------------------------------
                                           Reporting Requirements
----------------------------------------------------------------------------------------------------------------------
 As a U.S. public company, Snyder Communications must       Under the French Commercial Code, within one month of
 file with the SEC, among other reports and notices:        its annual ordinary shareholders' meeting, a French
                                                            company is required to file the following with the
 .  an annual report on Form 10-K within 90 days after       appropriate Commercial Court:
   the end of each fiscal year;

 .  quarterly reports on Form 10-Q within 45 days after      .  The annual financial statements;
   the end of each fiscal quarter; and

 .  current reports on Form 8-K upon the occurrence of       .  The management report;
   important corporate events.
                                                            .  The independent auditors' report on the annual
                                                               financial statements; and

                                                            .  The proposal for the allocation of the result
                                                               submitted to the shareholders and the resolution passed.

                                                            As a company at the head of a group of companies, Havas Advertising must also file consolidated financial statements, a group management report, and the independent auditors' report.

                                                            As a company listed on a regulated market, Havas Advertising is also required to file the inventory of the securities listed in the corporate portfolio as of the close of the fiscal year.

                                                            In addition, as a publicly-held company, Havas
                                                            Advertising is required to:

                                                            .  Publish annually, in the BALO, within four months of
                                                               the close of the fiscal year and at least 15 days prior
                                                               to the annual ordinary shareholders' meeting, the
                                                               following documents and to clearly manifest on the face
                                                               thereof that they have been verified by the independent
                                                               auditor:

                                                               .  The annual financial statements;

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                            .  The proposal for the allocation of the result, in
                                                               table format proposed by the general accounting form;
                                                               and

                                                            .  The consolidated financial statements.

                                                         .  Publish, within 45 days following the approval of
                                                            the annual financial statements by the annual ordinary
                                                            general shareholders' meeting, a separate insertion in
                                                            the BALO of:

                                                             .  The approved annual financial statements;

                                                             .  The decision of the allocation of the result; and

                                                             .  The consolidated accounts reviewed by the
                                                                independent auditor.

                                                         .  Publish within four months of the end of the first
                                                            semester a table of activity and results and a report
                                                            on the semester's activity.

                                                         .  Publish, within 45 days of the end of each quarter,
                                                            broken-down by each branch of activity:

                                                            .  The amount of turnover for the quarter, and, if
                                                               applicable, the amount of turnover for the previous
                                                               quarters in that fiscal period and a comparison of
                                                               those figures with those from the preceding year; and

                                                            .  A consolidated statement of the net amount of
                                                               turnover.

                                                         As a foreign private issuer in the United States, Havas
                                                         Advertising will be required to file with the SEC:

                                                         .  an annual report on Form 20-F within six months
                                                            after the end of each fiscal year; and

                                                         .  reports on Form 6-K relating to information material
                                                            to Havas Advertising which is required to be publicly
                                                            disclosed in France or filed with Euronext Paris S.A.,
                                                            or relating to information distributed or required to
                                                            be distributed by Havas Advertising to its shareholders.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                    Current Rights                                         Rights of Holders of
           of Circle.com Common Stockholders                              Havas Advertising ADSs
----------------------------------------------------------------------------------------------------------------------
                                             Disclosure of Interests
----------------------------------------------------------------------------------------------------------------------
 Acquirors of Snyder Communications' equity securities      Under the French Commercial Code, when a shareholder
 are subject to disclosure requirements under Section       gains possession of more than 5%, 10%, 20%, 33.33%, 50%
 13(d)(1) of the Exchange Act and Rule 13d-1                or 66.66% of the capital or the voting rights of a
 thereunder, which provide that any person who becomes      company, that shareholder is required to inform the
 the beneficial owner of more than 5% of the                company of the total number of actions held by it
 outstanding Snyder Communications' common stock must,      within 15 days of such acquisition and inform the
 within 10 days after such acquisition:                     Conseil des Marches Financiers, or CMF, within five
                                                            trading days of such acquisition. The same disclosure
 .  file a Schedule 13D with the SEC disclosing             is required in the event that a shareholder's interest
    specified information; and                              drops below any one of the specified levels.

 .  send a copy of the Schedule 13D to Snyder
    Communications and to each securities exchange on       In addition, Havas Advertising's statuts require that
    which the security is traded.                           any person who becomes, directly or indirectly, the
                                                            owner of more than 2% of its share capital or voting
                                                            rights must notify the company by registered mail,
                                                            return receipt requested, within 15 days of the number
                                                            of shares it holds. The same notification requirement
                                                            applies to each subsequent increase or decrease in
                                                            ownership of 2% or whole multiples of 2%.

                                                            For more information, see "Description of Havas
                                                            Advertising Share Capital--Requirements for Holdings
                                                            Exceeding Specified Percentages."
----------------------------------------------------------------------------------------------------------------------

                      ENFORCEABILITY OF CIVIL LIABILITIES

    Havas Advertising is organized under the laws of France. A majority of Havas Advertising's directors and officers and its external auditors are non-U.S. residents. As a result, Havas Advertising has been advised by Clifford Chance Selafa, its French counsel, that you may not be able to effect service of process within the United States upon these persons or to enforce, in U.S. courts, judgments against these persons or against Havas Advertising predicated upon any civil liability provisions of the U.S. federal or state securities laws. In addition, Havas Advertising has been advised by Clifford Chance Selafa that you may not be able to enforce civil liabilities predicated upon U.S. federal or state securities laws in France against Havas Advertising or its directors or officers. If an original action is brought in France, predicated solely upon the U.S. federal securities laws, French courts may not have the requisite jurisdiction to grant the remedies sought. Actions for enforcement in France of judgments of U.S. courts rendered against these French persons would require them to waive their right under Article 15 of the French Civil Code to be sued only in France. Havas Advertising believes that none of these French persons have waived this right with respect to actions predicated solely upon the U.S. federal securities laws. In addition, actions in the United States under the U.S. federal securities laws could be affected under some circumstances by the French law of July 26, 1968, as modified by a law of July 16, 1980, which may preclude or restrict the obtaining of evidence in France or from French persons for actions under the U.S. federal securities laws.

                           EXCHANGE RATE INFORMATION

    Under the provisions of the Treaty on European Union negotiated at Maastricht in 1991 and signed by the then 12 member states of the European Union in early 1992, a European Monetary Union, known as EMU, was implemented on January 1, 1999 and a single European currency, known as the euro, was introduced. The following 11 member states participate in EMU and have adopted the euro as their national currency: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal and Spain. The legal rate of conversion between French francs and the euro was fixed on December 31, 1998 at Euro 1.00 = FF 6.55957.

    Havas Advertising shares are denominated in euro. Fluctuations in the exchange rate between the euro and the U.S. dollar will affect the U.S. dollar price of Havas Advertising ADSs quoted on Nasdaq. In addition, since any cash dividends that Havas Advertising pays to its shareholders will be denominated in euro, exchange rate fluctuations will affect the U.S. dollar amounts which owners of ADSs will receive on conversion of dividends.

    The following table shows the French franc/U.S. dollar exchange rate for 1994 through 1998 based on the noon buying rate expressed in French francs per $1.00, and the U.S. dollar/euro exchange rate for 1999 and 2000 based on the noon buying rate expressed in U.S. dollars per euro, as well as the hypothetical U.S. dollar/euro exchange rate for 1998. Although the euro was not introduced until 1999, Havas Advertising has restated its financial information in euro for prior years based on the legal rate of conversion between French francs and the euro established on December 31, 1998. The hypothetical 1998 U.S. dollar/euro exchange rate information has been calculated by converting the 1998 French franc/U.S. dollar exchange rate information into euro using the euro/French franc legal rate of conversion. The following rates are provided for your convenience and, unless otherwise indicated, have not been used in the preparation of Havas Advertising's consolidated financial statements included in this proxy statement/prospectus.


                                            Period      Average
Year                                         End        Rate (1)        High          Low
----                                       ---------   -----------      ----          ---

U.S. dollar/euro
2001 (through March 31, 2001)............    $0.9291      $0.9105       $0.9535      $0.8794
2000 ....................................     0.9388       0.9207        1.0335       0.8270
1999 ....................................     1.0070       1.0653        1.1812       1.0016
1998 ....................................     1.1741       1.1119        1.2176       1.0558

French franc/U.S. dollar
1998 ....................................  FF 5.5870    FF 5.8995     FF 6.2130    FF 5.3875
1997 ....................................     6.0190       5.8393        6.3491       5.1932
1996 ....................................     5.1928       5.1158        5.2850       4.9025
1995 ....................................     4.8975       4.9864        5.3870       4.7755
1994 ....................................     5.3445       5.5458        5.9785       5.1120

_______________

(1) The average of the noon buying rates for French francs or euro, as the case may be, on the last business day of each month during the relevant period.

    For a discussion of the impact of exchange rate fluctuations on Havas Advertising's results of operations, see "Operating and Financial Review and Prospects of Havas Advertising--Impact of Changes in Foreign Currency Exchange Rates and Interest Rates."

                          FORWARD-LOOKING STATEMENTS

    This proxy statement/prospectus includes forward-looking statements. Havas Advertising and Snyder Communications have based these forward-looking statements on their current expectations and projections about future events. These forward-looking statements are subject to risks and uncertainties that could cause their actual results and financial position to differ materially from the information presented in this document, including, among other things:

    .  the general economic conditions in their principal markets;

    .  their ability to retain existing clients and attract new ones;

    . the unanticipated loss of an important client or a portion of a client's business as well as changes in advertising and marketing budgets of clients;

    . their ability to retain key personnel while continuing to control labor costs;

    .  the impact of competition in their industry;

    . their ability to implement their growth strategies and to successfully integrate businesses they acquire; and

    .  their ability to adjust to the changing trends in their industry.

    Forward-looking statements can be identified by the use of forward-looking words, such as "may," "will," "project," "estimate," "anticipate," "believe," "expect," "continue," "potential," "opportunity" or the negative of those terms or other variations of those terms or comparable words or expressions.

    All forward-looking statements are inherently uncertain as they are based on Havas Advertising's and Snyder Communications' current expectations and assumptions concerning future events and are subject to numerous known and unknown risks and uncertainties. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this proxy statement/prospectus might not occur.

                                 LEGAL MATTERS

    The validity of the Havas Advertising shares underlying the Havas Advertising ADSs offered by this proxy statement/prospectus to be issued to holders of Circle.com common stock in the merger have been passed upon for Havas Advertising by Clifford Chance Selafa, Paris, France.

    United States federal income tax consequences relating to the merger have been passed upon for Havas Advertising and Snyder Communications by Hogan & Hartson L.L.P., Washington, D.C.

                                    EXPERTS

    The consolidated financial statements of Havas Advertising contained in this proxy statement/prospectus for the years ended December 31, 2000, 1999 and 1998, have been audited by Barbier Frinault & Associes, a member firm of Andersen Worldwide, independent public accountants, as indicated in their report, and are included in this proxy statement/prospectus in reliance upon the authority of said firm as experts in giving said reports.

    The consolidated financial statements of Media Planning, S.A. contained in this proxy statement/prospectus for the years ended December 31, 1998 and 1997 have been audited by Arthur Andersen & cia S.Com., a member firm of Andersen Worldwide, independent public accountants, as indicated in their report, and are included in this proxy statement/prospectus in reliance upon the authority of said firm as experts in giving said reports.

    The consolidated financial statements of Snyder Communications and the combined financial statements of Circle.com incorporated by reference in this proxy statement/prospectus and included in Snyder Communications' Form 10-K for the year ended December 31, 2000 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports, and are incorporated by reference in this proxy statement/prospectus in reliance upon the authority of said firm as experts in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS



Havas Advertising and Subsidiaries
Report of Independent Public Accountants..............................................................     F-2
Consolidated Statements of Income.....................................................................     F-3
Consolidated Balance Sheets...........................................................................     F-4
Consolidated Statements of Changes in Shareholders' Equity and Comprehensive Income...................     F-5
Consolidated Statements of Cash Flows.................................................................     F-6
Notes to Consolidated Financial Statements............................................................     F-7

Media Planning, S.A. and Dependent Companies

Auditors' Report on Consolidated Financial Statements.................................................    F-29
Consolidated Balance Sheets as of September 30, 1999..................................................    F-30
Consolidated Financial Statements of Income for the Nine Month Period Ended September 30, 1999........    F-32
Notes to Consolidated Financial Statements............................................................    F-33

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Havas Advertising

     We have audited the accompanying consolidated balance sheets of HAVAS ADVERTISING (a French corporation) and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in shareholders' equity and comprehensive income and cash flows for each of the three years in the period ended December 31, 2000, 1999 and 1998, expressed in euro. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HAVAS ADVERTISING and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

     Also, in our opinion, the translated amounts in the accompanying consolidated financial statements translated into U.S. dollars have been computed on the basis set forth in Note 2 to the accompanying consolidated financial statements.


                                  Barbier Frinault & Associes
                           Member firm of Andersen Worldwide

                                   /s/ CHRISTIAN CHIARASINI
                                  ----------------------------
                                       Christian Chiarasini

Neuilly-sur-Seine, France
April 25, 2001

                       HAVAS ADVERTISING AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME


                                                                                     Years ended December 31,
                                                                   ------------------------------------------------------------
                                                            Note        2000            2000             1999          1998
                                                           ------     ---------       ---------       ---------     ----------
                                                                      (In US         (In Euro         (In Euro 000's except
                                                                      Dollars      000's except        per share amounts)
                                                                   000's except     per share
                                                                     per share       amounts)
                                                                   amounts) (1)
Net revenues.............................................              1,543,049       1,643,640       1,124,380       872,767
                                                                      ----------      ----------      ----------      --------
Operating Expenses:
  Compensation and related costs.........................               (884,058)       (941,689)       (659,387)     (523,328)
  Stock based compensation...............................      10         (4,469)         (4,760)         (4,625)      (16,400)
  General and administrative non payroll costs...........               (485,231)       (516,863)       (349,354)     (270,405)
  Compensation to former shareholders of acquired
    businesses...........................................       9        (15,361)        (16,363)        (17,442)       (6,725)
  Amortization of goodwill and other intangibles.........       6        (46,339)        (49,360)        (20,558)      (16,103)
                                                                      ----------      ----------      ----------      --------
     Total operating expenses............................             (1,435,458)     (1,529,035)     (1,051,366)     (832,961)
                                                                      ----------      ----------      ----------      --------
Operating income.........................................                107,591         114,605          73,014        39,806
                                                                      ----------      ----------      ----------      --------
  Interest (expense).....................................                (49,401)        (52,622)        (28,200)      (30,403)
  Interest income........................................                 27,678          29,482          26,157        20,795
  Exchange rate gains/(losses)...........................                 (2,369)         (2,523)          1,189          (740)
  Net gain/(loss) on trading securities..................                  3,865           4,117           3,544         2,994
  Other..................................................                   (610)           (650)           (165)         (437)
                                                                      ----------      ----------      ----------      --------
Financial income (expense)--Net..........................                (20,837)        (22,196)          2,525        (7,791)
                                                                      ----------      ----------      ----------      --------
Income from operations before income tax.................                 86,754          92,409          75,539        32,015
  Provision for income tax...............................      12        (58,435)        (62,244)        (39,379)      (33,787)
  Minority interests.....................................                 (9,345)         (9,954)        (15,515)       (9,270)
  Equity in earnings (losses) of investees...............       7          8,634           9,197           4,580          (203)
                                                                      ----------      ----------      ----------      --------
Net income (loss)........................................                 27,608          29,408          25,225       (11,245)
                                                                      ----------      ----------      ----------      --------
Net income (loss) per share(2):                                14
  Basic..................................................                   0.15            0.16            0.18         (0.09)
                                                                      ----------      ----------      ----------      --------
  Diluted  ..............................................                   0.14            0.15            0.16         (0.09)
                                                                      ==========      ==========      ==========      ========

----------------
(1) Translation of amounts from Euro ("Euro") into US dollars ("$") has been made solely for the convenience of the reader at the noon buying rate of euro 1 = $0.9388 on December 29, 2000

(2) Reflects the effect of May 2000 stock split (see Note 14)

    The consolidated statements of income have been prepared in French francs and translated into euro using the fixed exchange rate as of January 1, 1999 of euro 1 = FF 6.55957.



  The accompanying notes are an integral part of these consolidated financial statements.

                       HAVAS ADVERTISING AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS


                                                                                                        December 31,
                                                                                         ------------------------------------------
                                                                                   Note           2000            2000        1999
                                                                                   ----      ---------       ---------   ---------
                                                                                         (In US Dollar      (In Euro 000's except
                                                                                           000's)(1)          per share amounts)
ASSETS
Current assets:
 Cash and cash equivalents....................................................                 557,849         594,215     270,943
 Marketable securities........................................................        4            615             655       2,044
 Accounts receivable, net of reserve for doubtful accounts
  of 36,602 and 15,573 as of 12/31/2000  and 1999, respectively...............               1,553,627       1,228,832     786,234
 Costs billable to clients....................................................                  39,873          42,472      37,438
 Prepaid expenses and advances to suppliers...................................                  67,907          72,334      37,906
 Other receivables............................................................                  93,639          99,743      49,270
 Deferred tax assets..........................................................       12         56,413          60,090      19,484
 Other current assets.........................................................                  99,495         105,982      66,775
                                                                                             ---------       ---------   ---------
  Total current assets........................................................               2,069,418       2,204,323   1,270,094
                                                                                             =========       =========   =========
Noncurrent assets:
 Property and equipment, net..................................................        5        249,680         265,956     132,807
 Goodwill and other intangible assets, net....................................        6      2,894,261       3,082,937     769,049
 Equity investments...........................................................        7         46,822          49,875      49,281
 Noncurrent deferred tax assets...............................................       12        102,586         109,273      15,215
 Other assets.................................................................                  76,333          81,309      50,400
                                                                                             ---------       ---------   ---------
  Total noncurrent assets.....................................................               3,369,682       3,589,350   1,016,752
                                                                                             ---------       ---------   ---------
  Total assets................................................................               5,439,100       5,793,673   2,286,846
                                                                                             =========       =========   =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
 Short-term borrowings........................................................        8        173,172         184,461     139,307
 Current maturities of long-term borrowings...................................        8         23,206          24,719      28,213
 Short-term obligations under capital leases..................................       15          4,017           4,279       2,944
 Accounts payable.............................................................                 821,427         874,976     557,496
 Other payables...............................................................                 419,443         446,786     327,187
 Advances from clients........................................................                 218,521         232,766     188,530
 Related parties payable......................................................                  85,341          90,904      61,425
 Accrued compensation.........................................................     9,10         16,155          17,208      19,335
 Deferred tax liabilities.....................................................       12         14,115          15,035       1,250
 Deferred income..............................................................                  43,841          46,698      35,467
 Other current liabilities....................................................                      --              --       9,010
                                                                                             ---------       ---------   ---------
  Total current liabilities...................................................               1,819,238       1,937,832   1,370,164
                                                                                             ---------       ---------   ---------
Noncurrent liabilities
 Long-term borrowings.........................................................        8         92,527          98,559      90,397
 Convertible bonds............................................................        8        748,606         797,407     185,650
 Long-term obligations under capital leases...................................       15         10,965          11,680      12,499
 Accrued compensation.........................................................     9,10         22,245          23,696       6,122
 Deferred tax liabilities.....................................................       12        114,026         121,459       2,434
 Accrued pensions and other benefits costs....................................       11         20,424          21,756      20,647
 Other liabilities............................................................                 101,599         108,221      19,347
                                                                                             ---------       ---------   ---------
  Total noncurrent liabilities................................................               1,110,392       1,182,778     347,096
                                                                                             ---------       ---------   ---------
Minority interests............................................................                   6,329           6,742      31,876
                                                                                             ---------       ---------   ---------
Shareholders' equity
 Common stock: Euro 0.40 par value, 260,345,217 and 145,889,560 shares
  issued and outstanding at December 31, 2000 and 1999, respectively(2).......                 100,075         106,599      60,756
 Additional paid-in capital...................................................               2,537,193       2,702,591     489,007
 Retained earnings............................................................                 (16,655)        (17,141)    (17,305)
 Deferred compensation........................................................                 (24,974)        (26,602)         --
 Accumulated other comprehensive income.......................................                 (76,999)        (82,019)     18,764
 Less-Treasury stock, at cost, 6,151,350 and 6,000,000 shares
  at December 31, 2000 and 1999 respectively(2)...............................                 (15,498)        (16,507)    (13,512)
  Total Shareholders' Equity..................................................               2,503,141       2,666,321     537,710
                                                                                             ---------       ---------   ---------
Total Liabilities and Shareholders' Equity....................................               5,439,100       5,793,673   2,286,846
                                                                                             =========       =========   =========

(1) Translation of amounts from Euro ("Euro") into US dollars ("$") has been made solely for the convenience of the reader at the noon buying rate of euro 1 = $0.9388 on December 29, 2000
(2) Reflects the effect of May 2000 stock split (See Note 14)

    The consolidated balance sheets have been prepared in French francs and translated into euro using the fixed exchange rate as of January 1, 1999 of euro 1 = FF 6.55957.

  The accompanying notes are an integral part of these consolidated financial statements.

                       HAVAS ADVERTISING AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                            AND COMPREHENSIVE INCOME

                (In thousands of Euro except number of shares)





                                                                                                       Unrealized
                                           Number                  Additional                            Gain on
                                          of shares     Common      paid-in     Retained   Treasury    Marketable
                                         (000's)(1)      Stock      Capital     Earnings    Stock      Securities
                                        ------------    -------    ----------   ---------  ---------   -----------
Balance at December 31, 1998.......       136,495       54,820        431,049     (23,777)   (24,154)          --
Change in par value(2).............            --        2,715         (2,715)         --         --           --
Comprehensive income:
 Net income........................            --           --             --      25,225         --           --
 Currency translation
  adjustment.......................            --           --             --          --         --           --
 Unrealized gains on
  Securities.......................            --           --             --          --         --          506
  Total comprehensive
   income..........................            --           --             --      25,225         --          506
Dividends (per share amount:
 (Euro)0.13).......................            --           --             --     (18,686)        --           --
Treasury stock transactions........         1,344           --            121          --     10,642           --
Exercise of stock options and
 warrants..........................         3,192        1,277         17,208          --         --           --
Common stock issuance--
 convertible bonds.................         4,859        1,944         43,344          --         --           --
Other..............................            --           --             --         (67)        --           --
                                          -------      -------      ---------     -------   --------   ----------
Balance at December 31, 1999.......       145,890       60,756        489,007     (17,305)   (13,512)         506
                                          =======      =======      =========     =======   ========   ==========
Comprehensive income:
 Net income........................            --           --             --      29,408         --           --
 Currency translation
  adjustment.......................            --           --             --          --         --           --
 Unrealized gains on
  Securities.......................            --           --             --          --         --         (506)
  Total comprehensive
   income..........................            --           --             --      29,408         --         (506)
Dividends (per share amount:
 (Euro)0.13).......................            --           --             --     (29,844)        --           --
Treasury stock transactions........          (151)          --             --          --     (2,995)          --
Stock option plans.................            --           --          3,944          --         --           --
Exercise of stock options and
 warrants..........................         3,527        1,411         18,245          --         --           --
Stock option tax benefit...........            --           --          7,511          --         --           --
Common stock issuance--
 convertible bonds.................        10,329        4,132         92,420          --         --           --
Common stock issuance--
Snyder acquisition (3..............       100,751       40,300      2,091,464          --         --           --
Unearned compensation on unvested
 options...........................            --           --             --          --         --           --
                                          -------      -------      ---------     -------   --------   ----------
Balance at December 31, 2000.......       260,346      106,599      2,702,591     (17,741)   (16,507)          --
                                          =======      =======      =========     =======   ========   ----------


                                                       Currency       Total
                                        Deferred     Translation   Shareholder
                                      Compensation    Adjustment      Equity
                                      -------------  ------------  ------------
Balance at December 31, 1998.......            --       (3,526)      434,412
Change in par value(2).............            --          --            --
Comprehensive income:
 Net income........................            --          --        25,225
 Currency translation
  adjustment.......................            --      21,784        21,784
 Unrealized gains on
  Securities.......................            --          --           506
  Total comprehensive
   income..........................            --      21,784        47,515
Dividends (per share amount:
 (Euro)0.13).......................            --          --       (18,686)
Treasury stock transactions........            --          --        10,763
Exercise of stock options and
 warrants..........................            --          --        18,485
Common stock issuance--
 convertible bonds.................            --          --        45,288
Other..............................            --          --           (67)
                                     ------------    --------     ---------
Balance at December 31, 1999.......            --      18,258       537,710
                                     ------------    ========     =========
Comprehensive income:
 Net income........................            --          --        29,408
 Currency translation
  adjustment.......................            --    (100,277)     (100,277)
 Unrealized gains on
  Securities.......................            --          --          (506)
  Total comprehensive
   income..........................            --    (100,277)      (71,375)
Dividends (per share amount:
 (Euro)0.13).......................            --          --       (29,844)
Treasury stock transactions........            --          --        (2,995)
Stock option plans.................            --          --         3,944
Exercise of stock options and
 warrants..........................            --          --        19,656
Stock option tax benefit...........            --          --         7,511
Common stock issuance--
 convertible bonds.................            --          --        96,552
Common stock issuance--
Snyder acquisition (3..............            --          --     2,131,764
Unearned compensation on unvested
 options...........................       (26,602)         --       (26,602)
                                     -------------   --------     ---------
Balance at December 31, 2000.......       (26,602)    (82,019)    2,666,321
                                     ============    ========     =========

----------------
(1) Reflects the effect of May 2000 stock split (see Note 14)

(2) In connection with the conversion of French francs common stock into euro, the par value of 50 francs per share has been converted and increased up to 8 Euro per share (the equivalent of 50 francs being 7.62). The effect of the increase was deducted from paid-in capital.

(3) Includes the fair value of SNC options at acquisition date

    The consolidated statements of changes in shareholders' equity and comprehensive income have been prepared in French francs and translated into euro using the fixed exchange rate as of January 1, 1999 of Euro 1 = FF 6.55957.


The accompanying notes are an integral part of these consolidated financial statements.

                       HAVAS ADVERTISING AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                                Years ended December 31,
                                                                                      -------------------------------------------
                                                                                        2000        2000        1999       1998
                                                                                      --------    --------    --------    -------
                                                                                    (In US Dollar          (In Euro 000's)
                                                                                       000's)*
Cash flows from operating activities
  Net income (loss): ..............................................................     27,608      29,408      25,225     (11,245)
  Adjustments made to reconcile net income (loss) to net cash provided by operating activities:
   Minority interests .............................................................      9,345       9,954      15,515       9,270
   Amortization and depreciation ..................................................    104,461     111,271      58,348      44,853
   Stock based compensation--Parent company plan ..................................      3,820       4,069       1,258      14,252
   Convertible debt expense accrued until conversion date .........................        616         656         673       3,948
   (Gain) Loss on disposal of fixed assets ........................................     (4,881)     (5,199)     (4,863)        (13)
   Earning of investees carried under equity method in excess of dividends
     received......................................................................     (1,923)     (2,048)     (4,580)        203
   Deferred tax ...................................................................      9,304       9,910        (697)      7,171
   Change in assets and liabilities:
   Cost billable to clients .......................................................     (5,960)     (6,348)     10,557       3,961
   Accounts receivable ............................................................    (45,507)    (48,473)     34,995     (73,758)
   Prepaid and advances to suppliers ..............................................        463         493      (7,864)     (6,187)
   Other receivables ..............................................................    (20,441)    (21,774)     29,002       3,204
   Other assets ...................................................................        496         528     (29,865)     (3,319)
   Advances from clients ..........................................................     12,512      13,328     (48,810)     58,224
   Accounts payable ...............................................................    (32,748)    (34,883)    (31,620)     19,739
   Other payables .................................................................     39,157      41,709      59,748       2,495
   Accrued compensation ...........................................................      5,094       5,426       9,177      10,080
   Other liabilities ..............................................................        (74)        (79)      2,023       4,007
                                                                                      --------    --------    --------    --------
     Net Cash Provided by Operating Activities ....................................    101,342     107,948     118,222      86,885
Cash flows from investing activities
   Purchase of tangible and intangible assets .....................................    (79,598)    (84,787)    (44,658)    (43,054)
   Purchase of subsidiaries net of cash acquired ..................................   (162,944)   (173,566)   (265,306)    (41,365)
   Proceeds from sale of tangible and intangible assets ...........................      6,116       6,515      13,347       4,682
   Proceeds from sale of subsidiaries .............................................      1,651       1,758     (64,570)      7,395
   Purchase of marketable securities ..............................................       (902)       (961)     (1,537)         --
   Proceeds of marketable securities ..............................................      2,360       2,514          --          --
                                                                                      --------    --------    --------    --------
     Net Cash Used in Investing Activities ........................................   (233,317)   (248,527)   (362,724)    (72,342)
Cash flows from financing activities
   Dividends paid in cash .........................................................    (42,547)    (45,320)    (28,628)     (8,961)
   Acquisition of treasury stock ..................................................     (2,812)     (2,995)         --     (10,579)
   Proceeds from issuance of stock and disposal of treasury stock .................     11,195      11,925      36,217      20,850
   Net borrowings under line-of-credit agreements .................................   (153,564)   (163,575)     39,399      11,572
   Principal payments under capital lease obligations .............................     (1,842)     (1,962)     (2,334)     (1,447)
   Proceeds from convertible bonds ................................................    652,334     694,859     225,335          --
   Proceeds from long-term borrowings .............................................     10,116      10,775      57,589      12,762
   Repayment of long-term borrowings ..............................................    (33,415)    (35,593)    (25,355)    (13,995)
                                                                                      --------    --------    --------    --------
     Net Cash Provided by Financing Activities ....................................    439,465     468,114     302,223      10,202
Effect of exchange rate changes on cash and cash equivalents ......................     (4,002)     (4,263)       (277)     (3,609)
Net increase (decrease) in cash and cash equivalents ..............................    303,488     323,272      57,444      21,136
Cash and cash equivalents at beginning of the year ................................    254,361     270,943     213,499     192,363
Cash and cash equivalents at end of the year ......................................    557,849     594,215     270,943     213,499

* Translation of amounts from Euro ("Euro") into US dollars ("$") has been made solely for the convenience of the reader at the noon buying rate of Euro 1= $0.9388 on December 29, 2000

     The consolidated statements of cash flows have been prepared in French francs and translated into euro using the fixed exchange rate as of January 1, 1999 of Euro 1 = FF 6.55957.



  The accompanying notes are an integral part of these consolidated financial statements.

                       HAVAS ADVERTISING AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (Thousands of Euro except per share amounts)


1.   NATURE OF OPERATIONS

     Havas Advertising, a French corporation listed on the Paris Stock Exchange and on the Nasdaq National Market system, and its subsidiaries (the "Company" or "Havas Advertising") operate as a global advertising and communications group with a worldwide network that offers a complete line of communications services including general advertising, direct marketing, media planning and buying, corporate communications, sales promotion, product design, human resources, multimedia interactive communication and public relations. The Company operates throughout the world through its network of over 330 agencies located in over 65 countries.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

     All figures are presented in thousands of euro, unless otherwise indicated. Consolidated financial statements have been prepared in French Francs and translated into euro using the official rate of 6.55957 Francs for one euro at January 1, 1999. Translation of amounts in Euro ("Euro") into US dollar ("$") has been made solely for the convenience of the reader at the noon buying rate of Euro 1 = $0.9388 as at December 29, 2000.

     Although the 1998 consolidated financial statements depict the same trends as would have been shown had they been presented in French francs, they may not be directly comparable to the financial statements of other companies that have also been restated in Euro. Prior to the adoption of the Euro, the currencies of other countries fluctuated against the French franc, but because the euro did not exist prior to January 1, 1999, historical exchange rates for euro are not available. A comparison of the Company's financial statements and those of another company that had historically used a reporting currency other than the French franc that takes into account actual fluctuations in exchange rates could give a much different impression than a comparison of the consolidated financial statements and those of another company as translated in euro.

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     A summary of the Company's significant accounting policies is described below:


2.1. Principles of Consolidation

     Companies over which the Company has direct or indirect control of more than 50% of the outstanding voting shares have been consolidated.

     Companies over which the Company is able to exercise a significant influence have been accounted for using the equity method.

     All significant intercompany balances and transactions have been eliminated.


2.2. Foreign Currency Translation

     The balance sheets of foreign subsidiaries are converted into French francs at year-end exchange rates and their income and cash-flows statements are converted at average rates for the year. Differences arising on translation are recorded as a separate component of shareholders' equity.

                       HAVAS ADVERTISING AND SUBSIDIARIES

                 (Thousands of Euro except per share amounts)




2.3. Revenue Recognition

     Net revenues include commissions for placement of advertising in various media and fees for advertising consulting services and production of advertisements. Commissions are recognized when advertising is placed. Fees for advertising consulting services and production are respectively recognized when the services are rendered and when products are delivered to the customer.


2.4. Cash and cash equivalents

     Cash and cash equivalents consist of cash and highly liquid investments with an original maturity of three months or less.


2.5. Costs billable to clients

  Costs billable to clients generally correspond to production costs of advertisement and generally include only the cost of external purchases.


2.6. Property and Equipment

     Property and equipment are carried at historical cost. Depreciation is calculated either on a straight-line basis or using the declining-balance method over the estimated useful life of the respective asset. Assets acquired under capital lease agreements are capitalized and amortized on a straight line basis.


2.7. Goodwill and Other Intangible Assets

     Goodwill corresponds to the excess of the acquisition cost of subsidiaries over the fair value of the related assets acquired and liabilities assumed. Goodwill is amortized, using the straight-line method, over 40 years.

     Other intangibles consist mainly of trademarks and customer lists, which are amortized over their estimated useful life using the straight-line method.

     Goodwill and other intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable; such carrying amounts are compared with the undiscounted agencies' projected future earnings before interest and after tax over the related assets economic lives.


2.8. Pension, Retirement and Post Employment Obligations

     In accordance with the laws and practices of each country, the Company participates in various employee benefit plans offering pensions, retirement, termination and death and disability benefits.

     Pension plans include flat benefit, final pay plans and multi-employer plans. For defined contribution plans and multi-employer plans, pension expenses correspond to the contributions payable. For defined benefit pension plans, pension costs are determined using the projected unit credit method.

     Individual employment contracts, collective bargaining agreements and statutes in certain countries where the Company operates generally provide for severance indemnities in the event of involuntary employee terminations.

                       HAVAS ADVERTISING AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (Thousands of Euro except per share amounts)


     Indemnities may range from generally several months to, for certain key employees, several years of the related employee's annual salary. Those severance indemnities that are provided for by collective bargaining agreement or statutes generally accumulate and when they are probable and can be reasonably estimated they are accrued ratably over the service period. Those severance indemnities that are allowed through individual contracts generally do not vest, nor accumulate and are therefore accrued when the decision to sever the individual is made. Key employees are also generally subject to non-compete agreements.


2.9.  Income Taxes

      In accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", deferred tax assets and liabilities are recorded based on differences between the financial reporting and the tax basis of assets and liabilities and measured by applying enacted tax rates expected to apply to taxable income in the periods in which the deferred tax liability or asset is expected to be settled or realized.


2.10. Foreign Currency Transactions

      Foreign currency transactions are converted at the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are converted at the respective exchange rates prevailing at balance sheet date. Exchange gains and losses are included under other financial income.


2.11. Stock Options

      The Company accounts for its stock-based compensation plans using the provision of Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees". Pro forma disclosure of net income (loss) and earnings per share is presented in Note 10 as if the fair value based accounting method in the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") had been used.


2.12. Warrants

      Warrants to acquire or subscribe Havas Advertising shares issued for no consideration to all existing shareholders are not recognized in the accompanying financial statements. Their effect on diluted earnings per share is described in Note 14.


2.13. Concentration of Credit Risk

      The Company provides advertising and communications services to a wide range of clients who operate in many different industry sectors around the world. The Company grants credit to all qualified clients, but does not believe it is exposed to any undue concentration of credit risk related to either a specific country or customer.


2.14. Recently Issued Accounting Pronouncement

      In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. In June 1999, the FASB issued Statement No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133. In June 2000, the FASB issued Statement 138, Accounting for Certain Derivative Instruments and Certain Hedging

                       HAVAS ADVERTISING AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (Thousands of Euro except per share amounts)




Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133. Statement 133, as amended, ("Statement 133") establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. Statement 133 requires that changes in the derivative instrument's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative instrument's gains and losses to offset related results on the hedged item in the income statement, to the extent effective, and requires that reporting companies must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

      Statement 133, as amended, is effective for fiscal years beginning after June 15, 2000. Reporting companies may also implement Statement 133 as of the beginning of any fiscal quarter after issuance (that is, fiscal quarters beginning June 16, 1998, and thereafter). However, Statement 133 cannot be applied retroactively. Statement 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid instruments. With respect to hybrid instruments, reporting companies may elect to apply Statement 133 to (1) all hybrid instruments, (2) only those hybrid instruments that were issued, acquired, or substantially modified after December 31, 1997, or (3) only those hybrid instruments that were issued, acquired, or substantially modified after December 31, 1998.

      Effective January 1, 2001, the Company adopted Statement 133 with respect to hybrid instruments that were issued, acquired, or substantially modified after December 31, 1998.

      While the impact of adopting Statement 133 is not expected to be material to the Company, it could prospectively increase volatility in earnings and other comprehensive income.

      Currently, the Company hedges intra-group loans denominated in foreign currency with forward contracts. Special accounting for qualifying hedges under Statement 133 is not applicable to such transactions and such forward contracts will be accounted for on a marked to market basis.

      As more fully described in Note 8, the Company entered into a combined interest and currency swap (the "CIRCUS"), which is accounted for as a hedge instrument of a deposit in US dollars. Under Statement 133, the CIRCUS will be accounted for on a marked to market basis.

      Media Planning Group (an equity investee of the Company) hedges variable debt with a compound interest rate swap that contains a written option component. Under current GAAP, the Company accounts for the swap like a hedge of the underlying debt and records interest expense using the revised interest rate. Under Statement 133, the compound swap will no longer qualify as a hedging instrument because of its written option component. If Statement 133 had been applied at December 31, 2000, changes in fair value of the compound swap would increase the Company's assets by 401 with an offsetting amount recorded in reported earnings.


3.    ACQUISITIONS

3.1.  Acquisitions in 2000

      On September 27, 2000, the Company acquired all of the outstanding shares of SNC common stock of Snyder Communications, Inc., a U.S. company. All outstanding shares of SNC common stock of Snyder Communications, which consisted of 73,487,270 shares, were exchanged for 100,751,047 Havas Advertising American Depositary Shares, or ADSs. The Company issued 100,751,047 shares, for a total amount of approximately 2,058,345, in connection with this acquisition. No shares of Circle.com common stock of Snyder Communications, representing the Internet services business unit of Snyder Communications, were exchanged for Havas Advertising ADSs in connection with this acquisition.

      The total purchase price, including acquisition costs, amounted to 2,149,788. The Company has allocated the purchase price to the assets and liabilities acquired using its best judgment as to their

                       HAVAS ADVERTISING AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (Thousands of Euro except per share amounts)


respective fair values as of the date of the acquisition. The Company is in the process of obtaining a fair market valuation to determine the appropriate values of other intangibles such as trade names, workforce and customer lists from an independent valuation firm. At that time, the Company has estimated that an amount of approximately 338,900 will be attributed to such other intangibles to be amortized over a period of 10 years, generating a deferred tax liability of 135,560. The residual goodwill has been allocated between the SNC and Circle.com, two separate business units of Snyder Communications, for an amount of 1,862,272 and 17,019, respectively, based on the relative market capitalization of SNC common stock and Circle.com common stock at September 22, 2000, and is amortized over 40 years for SNC and 7 years for Circle.com.

      The acquisition added 210,644 to Havas Advertising's 2000 net revenues.

      Besides the acquisition described above, during 2000, the Company completed acquisitions of more than 35 small and medium size business entities in the U.S., Europe and Asia, most of which specialized in marketing services.

      Total consideration for these additional acquisitions was 210,423 in cash, resulting in 163,380 goodwill amortized over 40 years. As a result of these additional acquisitions, 136,014 was added to the Company's 2000 net revenues.

3.2.  Acquisitions in 1999

      During 1999, the Company completed two principal acquisitions in the U.S. These acquisitions were accounted for under the purchase method of accounting.

      The Company acquired 100% of the outstanding shares of JORDAN Mc GRATH CASE & PARTNERS INC., a U.S. company that specializes in general advertising and healthcare communications. JORDAN Mc GRATH has been fully consolidated since January 1, 1999.

      The Company also acquired 100% of the outstanding shares of DEVON DIRECT MARKETING AND ADVERTISING, INC., a U.S. company specialized in marketing services. DEVON DIRECT has been fully consolidated since July 1, 1999.

      Total consideration paid in cash for these two acquisitions amounted to 88,551, resulting in additional goodwill of 86,817 which will be amortized over 40 years.

      These acquisitions completed in the United States during 1999 contributed 53,120 to the Company's 1999 net revenues.

      In June 1999, the Company acquired all of the outstanding shares of LOPEX Plc, a UK based marketing services and public relations firm, pursuant to a

                       HAVAS ADVERTISING AND SUBSIDIARIES

                 (Thousands of Euro except per share amounts)



public tender offer in cash valuing LOPEX Plc at approximately Euro 100 million ((Pounds)66 million). The acquisition was accounted for as a purchase as of July 1, 1999. The total purchase price, including acquisition costs, was approximately 110,785, resulting in 120,468 of goodwill that will be amortized over 40 years. This acquisition added 35,050 to Havas Advertising's 1999 net revenues.

      Besides the three acquisitions described above, during 1999, the Company completed acquisitions of 40 small and medium size business entities in the U.S., Europe, Asia and Latin America, most of which specialized in marketing services.

      Total consideration for these additional acquisitions was 56,096 in cash, resulting in 56,404 goodwill amortized over 40 years. These additional acquisitions have added 48,837 to the Company's 1999 net revenues.

      The following table presents unaudited pro forma financial information as if the 1999 and 2000 business combinations had been consummated at January 1st of each of the periods.

                                                      Years ended December 31,
                                                    ---------------------------
                                                      2000               1999
                                                    ---------         ---------
                                                     (In Euro 000's except per
                                                           share amounts)
                                                            (unaudited)
  Pro forma Revenues.........................       2,268,547         1,923,828
  Pro forma Net Income (Loss)................         (40,813)           50,946
  Pro forma basic earnings per share (1).....           (0.16)             0.21
  Pro forma diluted earnings per share (1)...           (0.16)             0.20

  (1) Reflects the effect of May 2000 stock split (see Note 14)

      Most of the acquisitions, with the exception of the acquisition of Snyder Communications, specify contingent payments. Most of them will be accounted for as compensation arrangements as described in Note 9. As a result, the contingent payments will be treated as additional purchase price when the conditions are met. Several provide for contingent payments that will be treated as additional purchase price when the contingency is resolved.

4.    MARKETABLE SECURITIES

      In accordance with the Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," available-for-sale securities are reported at fair value with unrealized gains and losses, net of tax, included as a separate component of shareholders' equity.

      As of December 31, 1999, available-for-sale securities stated at market value included gross unrealized gains of 844. The Company's marketable securities consist primarily of mutual fund investments and any gains and losses are determined using the specific identification method.

      As of December 31, 2000, available-for-sale securities stated at market value included gross unrealized losses of 306. The Company's marketable securities consist primarily of mutual fund investments and any gains and losses are determined using the specific identification method which was reflected in income statement under financial expense.


5.    PROPERTY & EQUIPMENT, NET

      Property and equipment are comprised of the following:

                       HAVAS ADVERTISING AND SUBSIDIARIES

                 (Thousands of Euro except per share amounts)


                                                                       As of December 31,
                                                                  --------------------------
                                                Useful lives         2000              1999
                                               --------------     --------          --------
  Land.......................................              --        7,573             7,579
  Buildings..................................        25 years      101,986            51,220
  Furniture, fixtures and equipment..........      5-10 years      435,906           254,830
                                                                  --------          --------
                                                                   545,465           313,629
     Less: Accumulated depreciation..........                     (279,509)         (180,822)
                                                                  --------          --------
                                                                   265,956           132,807
                                                                  ========          ========

      Depreciation expense amounted to 61,911, 37,790 and 28,750 for the years ended December 31, 2000, 1999 and 1998, respectively.

      Certain land and buildings (0 and 18,694 as of December 31, 2000, and 1999, respectively) may not be disposed of without the prior approval of a bank.


6.    GOODWILL AND OTHER INTANGIBLES ASSETS, NET

      Goodwill and other intangibles consist of the following:

                                                                  As of December 31,
                                                              -------------------------
                                                                 2000             1999
                                                              ---------        --------
  Goodwill............................................        2,945,406         904,809
  Patents and licenses................................           11,522           7,667
  Other intangibles...................................          320,185              --
  Trademarks..........................................           14,330          14,330
                                                              ---------        --------
                                                              3,291,444         926,806
     Less: Accumulated amortization...................         (208,507)       (157,757)
                                                              ---------        --------
                                                              3,082,937         769,049
                                                              =========        ========

      In 2000, 1999 and 1998, goodwill and other intangible assets amortization expense amounted to 49,360, 20,558 and 16,103, respectively.


7.    EQUITY INVESTMENTS

                                     2000          2000          2000            1999          1999
                                     ----        ------        ------          ------          -----
                                  Ownership     Investment  Equity in net    Investment     Equity in net
                                 ------------   ----------- -------------   -----------   ----------------
                                   interest       amount     income (loss)     amount       income (loss)
                                 ------------   ----------- --------------  -----------   ----------------

  Media Planning Group..........     45%         44,437         8,228          40,988            5,036
  Data Force....................    N/A              --            --           3,975             (711)
  Others........................                  5,438           969           4,318              255
                                                 ------        ------          ------            -----
  Equity investments............                 49,875         9,197          49,281            4,580

      In 1999, the shareholders (the "Previous Shareholders") of Media
Planning, S.A. (a Spanish corporation) and Havas Advertising signed an Agreement to combine their respective media planning and buying activities. Havas Advertising businesses included subsidiaries and operations located in France, United-Kingdom, the Netherlands, the United States of America, Italy and Spain while Media Planning, S.A.'s operations were mainly located in Spain, Portugal and Latin America. The business combination transaction was completed on October 5, 1999 when Havas Advertising contributed its media planning and buying businesses (the "Contributed Business") to Media Planning Group (a Spanish corporation) for a 45% interest in that company, the Previous Shareholders retaining a 55% interest in the company. A shareholders agreement governs the relationships between the Previous Shareholders and Havas Advertising and the governance of Media Planning Group. Havas Advertising also agreed to compensate Media Planning Group for the loss, if any, of certain clients provided that the loss takes place before December 31, 1999. The expected cost to the Company, based upon the formula provided in the agreement, is approximately (Euro)8 million and has been recorded as a liability as of December 31, 1999.

                       HAVAS ADVERTISING AND SUBSIDIARIES

                 (Thousands of Euro except per share amounts)


      For accounting purposes the transaction was treated as an exchange of similar assets and, at the date of the business combination transaction, the investment in Media Planning Group was accounted for at the carryover basis cost of the underlying assets and liabilities of the Contributed Business plus transaction direct costs and the contingent consideration described above (Euro-36 million); the excess of Havas Advertising 45% equity in Media Planning Group (Euro-37 million) over such historical cost is being amortized over a 16 year period based on the expected useful life of underlying assets in the equity investee. Media Planning Group accounted for the acquisition of the Contributed Business under the purchase method and preliminarily allocated the excess of purchase price over the net assets acquired (Euro-131 million) to customer base as an intangible asset amortized over 12.5 years in the amount of Euro-103 million, related deferred tax liability in the amount of Euro-36 million and residual goodwill amortized over 20 years in the amount of Euro-64 million. The accompanying financial statements include the accounts of the Contributed Business until the date of the business combination transaction and a 45% interest in Media Planning Group from that date until December 31, 1999.

      The transaction may be summarized as follows (all amounts in Euro millions):

      Media Planning Group, post acquisition:
      Media Planning Group's purchase cost of Havas Advertising net assets
        received as a contribution from Havas Advertising ....................................          138 (a)
      Less: Havas Advertising net assets (excluding goodwill in Havas Advertising
        books)................................................................................           (7)
                                                                                                        ---
      Step-up recognized in Media Planning Group financial statements ........................          131

      Capital increase subscribed by Havas Advertising .......................................            3 (b)
      Media Planning Group net assets (before combination) ...................................           21 (c)
                                                                                                        ---
      Media Planning Group equity post acquisition ...........................................   162 (a)+(b)+(c)
                                                                                                 ---

      Havas Advertising share in Media Planning Group (45%) ..................................           73 (d)

      Media Planning Group investment account in Havas Advertising books:
      Net assets at carryover cost (including net goodwill in Havas Advertising books
        for 17)...............................................................................           24
      Capital increase subscribed in Media Planning Group ....................................            3

      Transaction costs ......................................................................            1
      Contingent consideration ...............................................................            8
                                                                                                        ---
      Total ..................................................................................           36 (e)
      Negative goodwill ......................................................................           37 (d)-(e)
                                                                                                        ---

      For tax purposes the transaction is taxable but the payment of the related tax is deferred until the investment is disposed of and will be determined as described hereafter. If the sale takes place after a five-year period the gain will be computed on the basis of the tax bases at contribution date (historical cost) and should approximate to Euro-19 million using tax rate prevailing at merger date. However, the Company might reduce that amount if the long-term capital loss carryforward (the "Long-Term Carryforward") currently available has not expired or been used; assuming a maximum utilization of the Long-Term Carryforward, such tax would be reduced to Euro-13 million using tax rates at the date of the business combination transaction. If the sale takes place within five years the tax that would have been payable at the date of the business combination transaction would become immediately payable with late payment penalties computed as if the tax had been due at the date of the business combination transaction. Such amount could be reduced because of the existence of the Long-Term Carryforward if, meanwhile, they have not been used. Any loss on the sale would give rise to a tax deduction at the time of the sale.

      Havas Advertising has granted jointly to the Previous Shareholders a put option on their Media Planning Group shares. The strike price will be based upon the market price as defined in the agreement (the

                       HAVAS ADVERTISING AND SUBSIDIARIES

                 (Thousands of Euro except per share amounts)


"Market Price") plus a control premium of 20%, increased to 30% if a Competitor (as defined in the contract) acquires a larger interest in Havas Advertising than Havas SA (presently the largest Havas Advertising shareholder). The put option may be exercised during the July 1-September 30, 2001 period and April 1-June 30 period of the years 2002 to 2007 and upon certain events including change in control of Havas Advertising involving a Competitor, proposed unwinding of the Media Planning Group transaction by certain shareholders (which would involve the allocation of the business, assets and liabilities of the Media Planning Group to its shareholders) and acquisition, under certain circumstances, by Havas Advertising of shares resulting in Havas Advertising owning 51% of all Media Planning Group shares and disposition by Havas Advertising of Euro RSCG network agencies (the Company's main advertising network).

      In addition, Media Planning Group has a right to acquire any of the remaining media planning and buying assets of Havas Advertising. In the event this right is exercised, the price to be paid by Media Planning Group is to be agreed upon by the parties or referred to an independent expert.

      Media Planning Group is reporting in accordance with generally accepted accounting principles in Spain.

      The summarized financial information presented under Spanish GAAP relating to Media Planning Group as of December 31, 2000 and 1999, for the year ended December 31, 2000, and for the period from the date of the business combination transaction to December 31 1999 is presented below:

                                                                                 2000              1999
                                                                              ---------          ---------

   Earnings data
   Net sales..........................................................         1,666,066           426,982
   Income from operations.............................................            34,213            12,894
   Net income.........................................................            19,042             9,511

   Balance sheet data
   Current assets ....................................................           949,584           824,211
   Noncurrent assets .................................................           190,401           191,649
   Current liabilities ...............................................           909,036           790,763
   Noncurrent liabilities ............................................            13,082            11,450
   Equity ............................................................           217,867           213,647

      The undistributed earnings relating to equity investments and included in consolidated retained earnings amounts to 6,891 and 5,036 at December 31, 2000 and 1999, respectively.


8.    CONVERTIBLE BONDS AND LONG-TERM AND SHORT-TERM BORROWINGS

Convertible Bonds

      On December 22, 2000, the Company received net proceeds of Euro 695.0 million from the issuance of 708,848 of its bonds which are convertible and/or exchangeable into new and/or existing shares of the Company. The bonds are due January 1, 2006 and have a coupon rate of 1% per year, with a gross yield at maturity of 4.25% and an implicit interest rate, including issue costs, of 4.67%. Each bond may be converted by the holder into one Havas Advertising share, which may, at the Company's option, be a newly-issued share, a treasury share, or a combination thereof.

      On February 12, 1999, the Company issued 2.18% implicit interest rate convertible bonds due to mature on January 1, 2004 with an aggregate principal amount of 230,000. The bonds are convertible into shares of Havas Advertising at the option of the holder. Under the conversion terms of the bonds, the bonds may be tendered for conversion into Havas Advertising common share at a conversion price of 188 per share. At December 31, 2000 bonds totaling 759,390 have been converted into 15,187,800 shares.

                       HAVAS ADVERTISING AND SUBSIDIARIES

                 (Thousands of Euro except per share amounts)



Long-Term Borrowings

     Long-term borrowings consist of the following:

                                                                                               As of December 31,
                                                                                             --------------------
                                                                                               2000         1999
                                                                                             -------      -------
  US dollar denominated bank loans, at primarily variable rates ranging from 6.9%
    to 9.5%, due 2001 to 2006 ..........................................................      95,967      112,219
  British pound denominated bank loans, at primarily fixed rates                                  --
    From 8.3% to 11.0%, due 2000 to 2002................................................                      404
  Deutsche mark denominated bank loans, at primarily variable rates ranging from 4.4%
        to  9.7%, due 2001 to 2002 .....................................................         409        2,659
  Convertible bonds of a subsidiary (Evelink plc) with a fixed rate of 7.6% (a) ........      64,092           --
     Less: Sales forward agreement on Evelink shares (a) ...............................     (41,415)          --
                                                                                             -------
  Other--weighted average interest 6.4% ................................................       4,225        3,328
                                                                                             -------      -------
                                                                                             123,278      118,610
     Less: Current maturities of long-term borrowings  . ...............................     (24,719)     (28,213)
  Long-term borrowings .................................................................      98,559       90,397
                                                                                             =======      =======

  (a) Convertible bonds of Evelink Plc

      On January 19, 2000, Evelink plc, an indirect, wholly owned subsidiary of the Company, issued a Euro 64.1 million convertible bond (the "Evelink Bonds") due July 19, 2007 to Banque Nationale de Paris S.A. The Evelink Bonds bear interest at the rate of 7.6% per annum and is convertible at any time from January 19, 2000 until January 19, 2007 into ordinary shares of Evelink plc at the option of the holder. In addition, Evelink plc issued a warrant to Banque Nationale de Paris S.A. authorizing the holder of the warrant, upon payment of Euro 64.1 million, to purchase from Evelink plc 117,131 ordinary shares of Evelink plc on January 19, 2007. The right to purchase such ordinary shares under the warrant will lapse in the event that the conversion right of the Evelink Bonds are exercised.

      On the same date, Havas Advertising International S.A., a wholly owned subsidiary of the Company, and Banque Nationale de Paris S.A., as the initial holder of the bond, entered into a Forward Sale Agreement under which Havas Advertising International S.A. paid Euro 41.4 million to Banque Nationale de Paris S.A. for the future purchase of the same number of Evelink plc ordinary shares as issuable on conversion of the Evelink Bonds.

      In the absence of a right of setoff, the Evelink Bonds and the investment of Euro 41.4 million resulting from the Forward Sale Agreement is presented separately in the table above. The interest expense related to the Evelink Bonds is determined using the net proceeds (Euro 24.0 million) as a basis for applying the effective rate of 7.605%. Such net proceeds are presented under proceeds from borrowing in the consolidated statements of cash flow.

      In 1999, a U.S. subsidiary of the Company borrowed $30 million (Euro 31 million) from an international bank (the "Bank"). In connection with this loan, Havas Advertising agreed with the Bank to make a deposit in the same amount to allow the subsidiary to borrow the funds. The deposit has been classified as restricted deposits under "Other assets" (32,241 as converted at spot rate at the closing date for the loan) in the balance sheet as of December 31, 2000 (29,865 as of 1999). The terms of the agreement call for the deposit and debt to mature simultaneously in six equal annual installments from June 4, 2001 to June 5, 2006. The debt bears interest at LIBOR plus a margin and interest on the deposit is at LIBOR less a margin. Havas Advertising entered into a CIRCUS with the Bank with the effect of transforming this US dollar deposit into a French franc deposit of 187,800 (28,630) at Euribor less a margin. The CIRCUS maturities match exactly those of the deposit both in terms of dates, currency and amounts. As of December 31, 2000, an exchange loss on the CIRCUS was recorded under "Other liabilities" for 3,611 (1,235 as of 1999) which is equal to the unrealized exchange gains on the deposit.

      Future minimum payments as of December 31, 2000, on long-term borrowings, excluding capital leases, are as follows:

                       HAVAS ADVERTISING AND SUBSIDIARIES

                 (Thousands of Euro except per share amounts)



               Year                                         2000
              ------                                       ------

               2001 ...................................    24,719
               2002 ...................................    24,705
               2003 ...................................    20,206
               2004 ...................................    20,364
               2005 ...................................    15,021
               Thereafter..............................    18,263
                                                          -------
                                                          123,278
                                                          -------
               Less: Current maturities  .                (24,719)
                                                          -------
                                                           98,559
                                                          =======


Short-Term Borrowings

      Included in short-term borrowings in the amounts of 56,880 and 38,579 at December 31, 2000 and 1999, respectively, are primarily borrowings by subsidiaries under the terms of various short-term borrowing arrangements. The weighted-average interest rate on these short-term borrowings outstanding at December 31, 2000 and 1999, was 7.0% and 5.6%, respectively. Also included in short-term borrowings in the amounts of 127,581 and 100,728 at December 31, 2000 and 1999, respectively, are overdraft amounts resulting from various lines of credit of subsidiaries. These overdraft amounts bear interest at the prevailing market rates in the countries of the subsidiaries. In the aggregate, the Company had unused lines of credit available under short term and overdraft borrowing arrangements carrying interest at prevailing market rate of 70,011 and 63,659 at December 31, 2000 and 1999, respectively.


Covenants

      The Company's borrowings require certain subsidiaries to meet restrictive covenants related to total borrowing levels at either the subsidiary level or country level. However, the Company guarantees significant loans of subsidiaries. Covenants on Company debt include total borrowing levels in some countries and minimum shareholders' consolidated equity, among others. At December 31, 2000, the US subsidiary, EWDB North America Inc., did not meet the financial covenants for one credit facility due to the level of debt involved in the acquisition of Snyder Communications. However, the issuing bank agreed to a provisory non-appliance of the covenants and has committed to issue a waiver of default. As of December 31, 2000, the Company was in compliance with all other debt covenants related to the above borrowings.

      As of December 31, 1999, the Company was in compliance with all debt covenants related to the above borrowings.


9.    COMPENSATION TO SHAREHOLDERS OF ACQUIRED BUSINESSES

     In connection with business combinations the Company enters into agreements with some or all selling shareholders (the "Agreements") that generally provide for the payment of contingent consideration based upon a multiple of future earnings and conditioned by their continuing employment ("Earn-Out"). Their rights to such contingent consideration are generally partially or totally forfeited if they leave the Company at the Agreements dates or before certain future dates. EITF consensus on issue No. 95-8 requires that in such circumstances the amount paid in excess of what the selling shareholders would get if they left the Company at the Agreements dates be recorded as compensation expense. The amounts recorded in each of the periods presented have been determined on the basis of the earnings formula upon which the contingent consideration is based and allocated on a straight-line basis over the period the employees are required to stay with the Company to obtain the maximum amount of the Earn-Out. Estimates used in connection with such computations are based upon the latest available earnings data and the related formulas and are revised every year.

                       HAVAS ADVERTISING AND SUBSIDIARIES

                 (Thousands of Euro except per share amounts)



      In case of partial acquisitions the purchase contracts (the "Purchase Contracts") generally include put and call agreements to buy the remainder of the equity at some future date (the "Buy-Out"). The price for the Buy Out is generally based upon a multiple of future earnings (the "Formula") and conditioned by the continuing employment of the related shareholders (the "Minority Shareholders"). The Company accounts for these arrangements as restricted stock plans. The Formula is applied at the end of every period on the basis of latest available earnings data and any amount in excess of what the employee would get if he left the company at the Purchase Contract dates is treated as compensation expense, which is allocated to every period presented under a method similar to the one used for Earn-Out Provisions. The share in the earnings of the related subsidiaries attributable to the Minority Shareholders, included in such amounts, is presented as "Minority interests".

     Compensation expense related to the arrangements described above were:

                                                                          2000         1999         1998
                                                                         ------       ------       ------
  Earn out .........................................................      3,858       10,250        4,088
  Buy out ..........................................................     17,962       16,305        9,295
                                                                         ------       ------       ------
     Total .........................................................     21,820       26,555       13,383
                                                                         ======       ======       ======
  Recorded as Compensation to shareholders of acquired businesses  .     16,363       17,442        6,725
  Recorded as Minority interests  .                                       5,457        9,113        6,658

      As of December 31, 2000, the contingent payments expected to be made based upon the assumptions used for the determination of compensation expense amounted to approximately 55,687, of which 38,086 are accrued as of the same date.

      As of December 31, 1999, the contingent payments expected to be made based upon the assumptions used for the determination of compensation expense amounted to approximately 63,459, of which 29,835 are accrued as of the same date.

      For tax purposes the above expenses are generally included as part of the purchase price of the related subsidiary. The tax effect of this excess of the tax basis over the financial reporting basis is not recognized until the disposition of such subsidiaries.


10.   EMPLOYEE STOCK OPTION PLANS

      The status of the Havas Advertising stock option plan for the years ended December 31, 2000 (with the except of options issued in connection with Snyder acquisition which are separately disclosed below) and 1999 is as follows. All share and per share figures are presented after giving effect to the May 2000 stock split (see Note 21).

                                                                     Years ended December 31,
                                                    ----------------------------------------------------------
                                                               2000                         1999
                                                    -----------------------------  ---------------------------

                                                                      Weighted                      Weighted
                                                       Shares       Average Price    Shares      Average Price
                                                    -------------   -------------  ----------    -------------
Outstanding at the beginning of the year..........   14,227,380         5.51       14,370,080         4.37
  Options granted.................................    5,241,620        19.99        2,075,220        11.52
  Options exercised...............................   (2,350,920)        4.00       (2,197,680)        3.70
  Options forfeited...............................   __________            -          (20,240)        4.47
                                                                                   ----------
Outstanding at the end of the year................   17,118,080        10.15       14,227,380         5.51
                                                     ==========                    ==========
Exercisable at the end of the year................    4,721,120         7.18        5,532,420         4.52
                                                     ==========                    ==========
Weighted-average fair value of options granted....                      7.91                          5.89


                      HAVAS ADVERTISING AND SUBSIDIARIES

                 (Thousands of Euro except per share amounts)

         The following table summarizes information about fixed stock options outstanding at December 31, 2000:



                                                 Weighted-average
              Exercise    Number outstanding        Remaining         Exercise price     Number exercisable
               Prices       at 12/31/2000        Contractual life    Weighted-average      at 12/31/2000
               ------       -------------        -----------------   ----------------      --------------

               3.35               8,120             1.2 years             3.35                    8,120
               3.34           1,170,720               2 years             3.34                1,170,720
               4.23           1,351,340               3 years             4.23                1,351,340
               4.61           6,000,000             3.5 years             4.61                    --
               6.35           1,295,060               4 years             6.35                  765,060
               7.63             710,220             5.1 years             7.63                  710,220
               9.10             300,000             5.5 years             9.10                  100,000
              10.85             200,000             5.7 years            10.85                   66,660
              15.70             841,000             5.9 years            15.70                  149,000
              27.65             888,120             6.2 years            27.65                    --
              25.00             400,000             6.4 years            25.00                  400,000
              17.76           3,953,500             6.8 years            17.76                    --
                             ----------                                                        --------
                             17,118,080                                                       4,721,120
                             ==========                                                       =========


         As a result of the acquisition of all SNC common stock of Snyder Communications, all SNC options outstanding on September 26, 2000 were converted into options to purchase Havas Advertising shares. Each SNC options was converted to 1.371 Havas Advertising options, the same ratio used to exchange SNC common stock for the Company's ADSs.

         A summary of the Company's option activity within the Amended Stock Plan, for the period from September 26, 2000 through December 31, 2000, is set forth below:



                                                                     Options        Weighted Average         Weighted Average
                                                                   Outstanding       Exercise Price           Exercise Price
                                                                      2000                2000                     2000
                                                                   -----------      ----------------         ----------------
                                                                  (In Thousands)        (In USD)               (In Euro) (1)

    Outstanding at Beginning of year...........................        --                 --                        --

         Exchanged at September 26, 2000 SNC Merger date.......       9,495              11.23                     11.96
         Exercised.............................................       (514)               7.61                      8.11
         Forfeited or expired..................................       (249)              10.34                     11.01
                                                                     -----               -----                    ------
    Outstanding at End of year.................................      8,732               11.47                     12.22
                                                                     =====               =====                     =====
    Exercisable at end of year.................................      3,530               11.28                     12.02
                                                                     =====               =====                     =====
    Weighted-average fair value of options exchanged...........                           8.05                      8.58


(1)      Converted for convenience at (Euro)1 = $0.9388

         The Havas Advertising options outstanding at December 31, 2000 have exercise prices that range from $0.01 to $18.55. The weighted average remaining contractual life on the Havas Advertising options outstanding at December 31, 2000 is 7.56 years.

         The compensation expense related to Havas Advertising stock-based compensation is presented under "Stock Based Compensation" and amounted to 5,340, 1,258 and 14,252 in 2000, 1999 and 1998, respectively.

         In addition, certain subsidiaries have granted stock options to some of their employees on their own stocks. The strike is usually based on a multiple of current earnings at the award date (the "Multiple"). Such options are generally exercisable five to seven years after award date and require continuing employment. The parent companies of such subsidiaries have the option to buy back the shares if and when acquired by the employees and the employees have the option to put these shares to such parent companies. The buyback price is generally based upon the multiple applied to the earnings level when the option is exercised. The employees are required to put the shares when they leave the Company. Under US GAAP, such plans are performance

                      HAVAS ADVERTISING AND SUBSIDIARIES

                 (Thousands of Euro except per share amounts)


plans and variable plan accounting is required. Accordingly the Company makes an interim measurement of compensation on the basis of the formula price at the end of each period based upon the most recent available earnings data and allocates such costs to expense over the period from award date to exercise date. As of December 31, 2000, 1999 and 1998, accrued compensation related to such plans amount to 2,818, 5,622 and 7,099, respectively. The related compensation recorded for the years ended December 31, 2000, 1999 and 1998 amounted to (580), 3,367 and 2,148, respectively and is presented under "Stock Based Compensation".

         The effect of the measurement of compensation in accordance with FASB Statement No. 123 on the Company's net income and earnings per share is as follows:


                                                                     2000       1999       1998
                                                                   -------    -------     -------
          Net income, as reported................................   29,408     25,225    (11,245)
          Net income, pro forma..................................   12,268     14,250     (7,459)
          Basic EPS, as reported.................................    0.17       0.18      (0.09)
          Basic EPS, pro forma...................................    0.07       0.10      (0.06)
          Diluted EPS, as reported...............................    0.15       0.16      (0.09)
          Diluted EPS, pro forma.................................    0.06       0.10      (0.06)

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model using the following assumptions:

                                                                           2000            1999
                                                                       -----------      -----------
          Expected life (in years).............................                7                 7
          Risk-free interest rates.............................        5.48/5.22%        3.65/4.86%
          Expected dividend yield..............................             0.85%             1.18%
          Expected volatility..................................               30%               30%

11.      PENSIONS AND OTHER BENEFITS

         In accordance with the laws and practices of each country, Havas Advertising participates in employee benefits pension plans offering death and disability, retirement and special termination benefits. Those plans provide benefits of various types from flat currency amounts per year of service to final pay plans integrated with social security and multi-employer plans.

         For defined contribution plans, expenses correspond to the contributions paid. For defined benefit pension plans, accruals and prepaid expenses are determined using the projected unit credit method.

         Disclosures in accordance with SFAS 132 are as follows:



                                                          Pension Benefits    Other     Benefits
                                                       --------------------  -------------------
                                                          2000       1999      2000        1999
                                                       ---------  ---------  --------   --------
Change in benefit obligation
Benefit Obligation at beginning of the year..........   (50,869)   (12,011)    (8,627)    (9,045)
Service cost.........................................    (1,868)      (450)      (657)      (553)
Interest cost........................................    (3,407)    (1,460)      (343)      (272)
Plan participants contributions......................      (377)      (177)        --         --
Acquisition/disposal.................................   (28,027)   (37,991)      (245)     1,122
Actuarial gain (loss)................................      (119)       547      5,666         --
Benefits paid........................................       830        673         80        121
Others (foreign currency translation)................       232
                                                       --------   ---------   -------     ------
Benefit Obligation at end of the year................   (83,605)   (50,869)    (4,126)    (8,627)

Change in plan assets
Fair value of plan assets at beginning of the year...    40,329        --         --        --


                      HAVAS ADVERTISING AND SUBSIDIARIES

                 (Thousands of Euro except per share amounts)




Actual return on plan assets.........................     2,676        917        --        --
Company contributions................................       878        450        --        --
Plan participants contributions......................       377        177        --        --
Acquisition/disposal.................................    29,013       (466)       --        --
Business combination.................................       --      39,251        --
                                                                                            --
Benefits paid........................................      (582)       --         --
                                                                                            --
Octuarial loss (gain) ...............................      (186)       --         --
                                                                                            --
Others (foreign currency translation)................      (239)       --         --        --
                                                        -------    -------   ---------  -------


Fair value of plan assets at end of the year.........    72,266     40,329         --       --
                                                        =======    =======     ======    ======

Funded status of the plan............................   (11,339)   (10,540)    (4,126)   (8,627)
Unrecognized actuarial loss..........................        30       (788)    (5,666)      --
Unrecognized actuarial prior service cost............       --         --         --        --
Unrecognized actuarial transition obligation.........       --         --         --        --
                                                        -------    -------   ---------  -------

(Accrued) prepaid benefit cost.......................   (11,309)   (11,328)    (9,792)   (8,627)
                                                        =======    =======     ======    ======


Actuarial assumptions have been determined by actuaries and were as follows:



                                                          Pension Benefits     Other Benefits
                                                       --------------------  ------------------

                                                          2000       1999      2000      1999
                                                       ---------  ---------  --------   ------

Discount rate........................................     5.5%       4.0%      5.5%      4.0%
Rate of compensation increase........................     3.0%       3.0%        na        na
Expected return on plan assets.......................     6.5%       6.5%        na        na





                                                          Pension Benefits     Other Benefits
                                                       --------------------  ------------------
                                                          2000       1999      2000      1999
                                                       ---------  ---------  --------   ------


Annual cost

Service cost.........................................     1,868        450         657       553
Expected interest cost...............................     3,407      1,460         343       273
Expected return on plan assets.......................    (2,676)      (676)        --        --
Amortization of unrecognized prior service cost......       --         --          --        --
Amortization of actuarial net loss (gain)............       --         --          --        --
Amortization of net transition obligation............       --         --          --        --
Curtailments/Settlements.............................       --         --          --        --
                                                        -------    -------       -----       ---
Net periodic benefit cost............................     2,599      1,234       1,000       826
                                                        =======    =======       =====       ===


         Health care costs are assumed to increase (inflation excluded) by 4.2% in 2000, 3.9% in 2001 and 3.6% in 2002 and later.

Amounts recognized in the statement of financial position:



                                                  Pension Benefits   Other Benefits
                                                ------------------- -----------------
                                                   2000      1999     2000    1999
                                                --------- --------- -------- --------
Accrued benefit liability.....................    (11,964)  (12,020)  (9,792)  (8,627)
Prepaid benefit cost..........................        655       692      --       --
                                                  -------   -------   ------   ------

Net amount accrued for........................    (11,309)  (11,328)  (9,792)  (8,627)
                                                  -------   -------   ------   ------
Accumulated other comprehensive income........        --        --       --       --
                                                  -------   -------   ------   ------
Net amount recognized.........................    (11,309)  (11,328)  (9,792)  (8,627)
                                                  =======   =======   ======   ======


         Regarding the other benefits plans, a one-percentage-point change in assumed health care cost trend rates would have the following effects:




                                                             1-Percentage-    1-Percentage-
                                                            Point Increase    Point Decrease
                                                            ----------------- --------------
                                                              2000     1999    2000    1999
                                                            -------- -------- ------ ------
Effect on total of service and interest cost components...     (195)    (305)   150     152
Effect on the postretirement benefit obligation...........   (1,223)  (2,287)   961   1,829

                      HAVAS ADVERTISING AND SUBSIDIARIES

                 (Thousands of Euro except per share amounts)


12.      INCOME TAX

         At December 2000 and 1999, the deferred tax assets and liabilities in the balance sheet were as follows:


                                                                            For the Years ended
                                                                                 December 31,
                                                                          -----------------------
                                                                            2000            1999
                                                                          --------         ------

              Deferred tax asset--Current...........................        60,090         19,484
              Deferred tax asset--Noncurrent........................       109,273         15,215
              Deferred tax liability--Current.......................       (15,035)        (1,250)
              Deferred tax liability--Noncurrent....................      (121,459)        (2,434)
                                                                          --------         ------
                   Net deferred tax asset..........................         32,869         31,015
                                                                          ========         ======

         The Company's provision for income tax includes the following components:



                                                                          For the Years ended
                                                                              December 31,
                                                                    ------------------------------

                                                                     2000        1999        1998
                                                                    ------      ------      ------
     Current

          France.............................................        12,153      13,856      11,194
          State..............................................         1,707       3,173       1,241
          Foreign............................................        41,522      23,255      14,180
                                                                     ------      ------      ------
             Total...........................................        55,382      40,284      26,615
                                                                     ------      ------      ------
     Deferred

          France.............................................         6,226      (3,266)      3,435
          State..............................................          (967)       (529)       (435)
          Foreign............................................         1,603       2,890       4,172
                                                                     ------      ------      ------
             Total...........................................         6,862        (905)      7,172
                                                                     ------      ------      ------
     Provision for income tax................................        62,244      39,379      33,787
                                                                     ======      ======      ======

         The provision for income tax differs from the amount computed by applying the French income tax rate as a result of the following:



                                                                                    For the Years ended
                                                                                       December 31,
                                                                               ----------------------------
                                                                                  2000       1999     1998
                                                                               ---------  --------- -------

Net income/(loss) ...........................................................    29,408     25,225    (11,245)
Minority interests ..........................................................     9,954     15,515      9,270
Provision for income tax ....................................................    62,244     39,379     33,787
Equity in (earnings) losses of investees ....................................    (9,197)    (4,580)       203
                                                                                -------    -------    -------
Income before tax and equity in (earnings) losses of investees (1) ..........    92,409     75,539     32,015
                                                                                =======    =======    =======
Provision for income tax using rates of 38%, 40% and 41.67% in 2000, 1999 and
  1998, respectively ........................................................    35,115     30,215     13,340
Stock based compensation ....................................................     1,810      1,850      6,834
Earn out--buy out compensation expense ......................................     6,218      6,977      2,802
Non deductible goodwill amortization ........................................    12,894      7,379      8,235
Other permanent differences .................................................     5,224     (5,055)     1,043
Tax credits .................................................................      --          665         64
Difference between French and foreign rates .................................       872      1,797     (1,346)
Change in valuation allowance ...............................................       111     (4,449)     2,815
                                                                                -------    -------    -------
Provision for income tax ....................................................    62,244     39,379     33,787
                                                                                =======    =======    =======


(1) Of which 26,646, 3,277 and (2,016) originating from French companies for 2000, 1999 and 1998, respectively.

                      HAVAS ADVERTISING AND SUBSIDIARIES

                 (Thousands of Euro except per share amounts)


     Temporary differences that give rise to deferred tax assets and liabilities consist of the following:

                                                         For the Years ended
                                                              December 31,
                                                            ----------------
                                                             2000      1999
                                                            ------    ------

     Tax effect on tax loss carryforwards

          Long-term capital losses....................      18,688    18,042
          Ordinary tax loss carryforwards.............      73,891    43,266
                                                            ------    ------
     Temporary differences

          Accrued Vacation Pay........................       1,268     1,236
          Long-term incentive plan....................      12,789     9,979
          Accrued pension costs.......................       7,961     7,249
          Leases......................................          --        41
          Amortization................................      79,538        --
          Accrued expenses............................      17,224       695
          Other temporary differences.................      15,934     4,329
                                                            ------    ------
     Total temporary differences......................     134,714    23,529
     Deferred tax assets, gross.......................     227,293    84,837
                                                           =======    ======
     Tax effect of temporary differences related to:
          Deductible goodwill amortization............       7,493     2,434
          Unrealized gain on marketable securities....          --       337
          Intangibles.................................     124,873        --
          Other.......................................       4,128       912
                                                            ------    ------
     Deferred tax liabilities.........................     136,494     3,683
                                                            ------    ------
          Less: Valuation allowance...................     (57,930)  (50,139)
     Net deferred tax.................................      32,869    31,015
                                                           =======   =======

         Deferred tax assets are reduced by a valuation allowance when it is more likely than not that a portion thereof will not be realized, generally because of a history of operating losses.

         The Company's share of undistributed earnings of foreign subsidiaries that could be subject to additional income tax if remitted was approximately 342,254 and 286,227 as of December 31, 2000 and 1999. No provision has been recorded for the French and foreign taxes that could result from the remittance of such undistributed earnings since the earnings are permanently reinvested outside of France and it is not practicable to estimate the amount of such taxes.

         As of December 31, 2000 , expiration dates of operating loss carryforwards are as follows:

                                                                                     As of
                                                                                 December 31,
                                                                                      2000
                                                                                   -------
              December 31, 2001.............................................        13,336
              December 31, 2002.............................................         4,368
              December 31, 2003.............................................         2,549
              December 31, 2004.............................................        17,998
              Thereafter....................................................       346,705
                                                                                   -------
                                                                                   384,956
                                                                                   =======

                      HAVAS ADVERTISING AND SUBSIDIARIES

                 (Thousands of Euro except per share amounts)

13.      RELATED PARTY TRANSACTIONS

         The Company rendered advertising services to Vivendi, the ultimate parent company of Havas S.A. (Havas Advertising's largest single shareholder), and affiliates of the "Vivendi Group," in the amount of 20,236 and 18,606 for the years ended December 31, 2000 and 1999, respectively. The Company also purchased media space from certain affiliates of Vivendi Group on behalf of its clients. The accounts receivable and payable (including payable to media companies belonging to Vivendi Group) in connection with these services amounted to 9,604 and 2,959 as of December 31, 2000 (8,179 and 3,109 as of December 31,
1999).

         The Company was invoiced by Havas S.A. for the use of the Havas trademark for 305 and 610 in 2000 and 1999 respectively.

         In certain Media Planning Group subsidiaries, excess cash is lent to the Company at a money market rate. As of December 31, 2000, the Company debt to Media Planning Group included under "Related parties payables" amounted to 90,904. Interest charged from the date of the business combination transaction to December 31, 2000 (note 7) amounted to 2,864.

         The Company used certain Media Planning Group services in connection with media planning activities. Commissions charged by Media Planning Group from the date of the business combination transaction to December 31, 2000 amounted to 17,193 and were rebilled to clients for the same amount. As of December 31, 2000, the related accounts payable (including payable to media companies) amounted to 40,542 .

14.      EARNINGS PER SHARE

         Basic earnings per share is computed on the basis of the weighted-average number of Havas Advertising shares issued after deduction of the weighted average number of treasury stock.

         Diluted earnings per share take into account share equivalents having a dilutive effect. Potential common shares include: convertible bonds (Note 8), stock-options to employees (Note 10), stock-options issued by Snyder Communications for SNC shares (Note 10) and warrants to subscribe for Havas Advertising shares (6,695,621 warrants were issued on May 13, 1998 to all shareholders for no consideration and mature on May 13, 2001. 20 warrants give the right to subscribe for twenty Havas Advertising shares for 1,200 francs (182.94 euro), 5,034,041 and 5,696,261 warrants were outstanding as of December 31, 2000 and 1999, respectively). Net income is adjusted for after tax interest expense related to convertible bonds. The dilutive effect of stock options and warrants is calculated using the treasury stock method.

         The following tables present a reconciliation of the basic earnings per share and the diluted earnings per share for each period presented:

                                                                                               Per share
                                                           Net income     Number of shares       amount
                                                          ------------    -----------------    ----------
                                                          (In Millions
                                                             of Euro)

    2000
    Basic earnings per share.........................         29,408         180,318,635          0.16
          Stock options Havas Advertising............           --             9,698,548          0.00
          Stock options SNC..........................           --               665,018          0.00
          Warrants...................................           --             3,199,125          0.00
          Convertible bonds..........................          1,678          13,244,769         (0.01)
                                                              ------         -----------          ----
     Diluted earnings per share.......................        31,086         207,126,095          0.15
                                                              ======         ===========          ====

     1999
     Basic earnings per share (1).....................        25,225         138,809,700          0.18
          Stock options...............................           --            8,262,500         (0.01)
          Warrants....................................           --            1,060,780          0.00
          Convertible bonds...........................         2,570          21,333,300         (0.01)
                                                              ------         -----------          ----
     Diluted earnings per share.......................        27,795         169,466,280          0.16
                                                              ======         ===========          ====

     1998
     Basic earnings per share (1).....................       (11,245)        125,420,200         (0.09)
          Stock options...............................           --                   --            --
          Warrants....................................           --                   --            --
          Convertible bonds...........................           --                   --            --
                                                              ------         -----------          ----
     Diluted earnings per share.......................       (11,245)        125,420,200         (0.09)
                                                              ======         ===========          =====


(1) Adjusted for 20 for 1 stock split

                      HAVAS ADVERTISING AND SUBSIDIARIES

                 (Thousands of Euro except per share amounts)



         On May 23, 2000, the shareholders of Havas Advertising approved a 20 for 1 stock split. As a result, each Havas Advertising share, nominal value
(Euro)8 per share, was exchanged for 20 Havas Advertising shares, nominal value
(Euro)0.40 per share, on May 26, 2000. Unless otherwise indicated, share amounts set forth in these consolidated financial statements and notes to consolidated financial statements give effect to this 20 for 1 stock split.

         In 1998, certain securities having a potential dilutive effect were not included in the computation of diluted earnings per share because the Company incurred a net loss and a loss from continuing operations for that period:

         . options to purchase 899,980 of Havas Advertising shares at a range of
           (Euro)3.34 to (Euro)4.82 per share exercised during the year for the period before they were exercised;

         . options outstanding at the end of the year to purchase 8,370,080 of Havas Advertising shares at a range of (Euro)3.34 to (Euro)6.35 per share;

         . options to purchase 6,000,000 of existing Havas Advertising shares at
           (Euro)4.61 per share;

         . warrants to purchase 6,690,620 of Havas Advertising shares at
           (Euro)9.15 per share; and

         . convertible bonds issued in 1992 and 1994 remaining outstanding at the beginning of the year and totally converted in Havas Advertising shares during 1998.

15.      LEASES

         The Company leases certain premises and equipment under both capital and operating leases. The following is a schedule of future minimum lease payments for capital and operating leases in effect at December 31, 2000:


                                                                                     Capital       Operating
     Years Ending December 31,                                                        Leases         Leases
     -------------------------                                                        ------         ------
     2001.......................................................................       5,419         94,556
     2002.......................................................................       4,673         88,048
     2003.......................................................................       7,840         73,861
     2004.......................................................................         137         69,165
     2005.......................................................................          65         57,321
     Thereafter.................................................................         --         252,741
                                                                                      ------        -------
     Total minimum lease payments...............................................      18,134        635,692
                                                                                      ------        -------
     Less: Amount representing interest.........................................      (2,175)
                                                                                      ------
     Total obligation under capital leases......................................      15,959
                                                                                      ------
     Less: Current portion......................................................      (4,279)
                                                                                      ------
     Long-term portion..........................................................      11,680
                                                                                      ======

         As of December 31, 2000 and 1999, assets are presented under "Property and equipment" respectively for 29,183 and 25,065 held under capital leases.

                      HAVAS ADVERTISING AND SUBSIDIARIES

                 (Thousands of Euro except per share amounts)

         Net rental expense for all operating leases was 74,368, 39,560 and 40,093 in 2000, 1999 and 1998, respectively.

16.      SEGMENT DATA

         The Company's revenues and operating results are derived from three agency networks utilizing independent brands. This organization was mainly designed for the Company to be able to provide advertising and communications services to clients with competing product and services and to permit the expansion of certain specialty advertising and communication services. The decisions made by the Company's chief operating decision maker about resources to be allocated to the operating divisions are not based on the actual performance of such divisions but on their needs to enhance their service capabilities and geographic coverage. These three divisions have substantial similarities in the nature of services provided, the delivery process for rendering their services, the customers they serve and their economics. Therefore, the Company considers that it is operating in one segment: advertising and communications.

         Geographical information required by SFAS 131 is as follows:

                                                      United     United      Rest of
                                            France    States     Kingdom     Europe     Other     Total
                                            -------   -------    -------     -------   -------   --------
             2000
             Net revenues...............    322,778   625,347    315,659     207,107   172,749   1,643,640
             Long lived assets..........     42,656   169,899     20,782      16,179    16,440     265,956

             1999
             Net revenues...............    290,975   369,304    191,744     162,152   110,205   1,124,380
             Long lived assets..........     39,476    49,508     21,052      12,893     9,878     132,807

         Net revenues and long-lived assets are attributed to countries based on location of operating unit.

17.      FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and cash equivalents and short-term debt

         The carrying value of cash and cash equivalents and short term debt approximate fair value because of the relatively short maturity of these instruments.

Restricted deposit

         Restricted deposit carries a variable interest rate and its fair value is close to its carrying amount.

Long-term debt

         The fair value of long-term debt is substantially the same as its carrying amount in the financial statements because the majority of the Company's long-term debt is at variable rates and approximates fair value.

Convertible bonds

         The fair value of the bonds was determined by reference to quotations available in markets where these issues were traded estimated using quoted

                      HAVAS ADVERTISING AND SUBSIDIARIES

                 (Thousands of Euro except per share amounts)

market prices and amounts.

Combined interest and currency swap ("CIRCUS")

         The estimation of the CIRCUS fair value involves splitting the swap into its borrowing and lending elements and discounting the future expected currency cash flows relating to each element. The present value calculated have been converted at the year-end rate and netted to give an estimated fair value.

Forward Contracts

         In some cases, the Company hedges intercompany loans denominated in foreign currency with forward contracts. Due to the short maturities of these forward exchange contracts, the fair value of the contracts were determined to be the difference between the contract rate and the market forward rate multiplied by the foreign currency amount.

         The following table presents the carrying amounts and estimated fair values of the Company's financial instruments as of December 31, 2000 and 1999. Amounts in parenthesis represent liabilities.

                                                                  2000                  1999
                                                            -----------------   -------------------
                                                            Carrying     Fair    Carrying    Fair
                                                             amount     Value     amount    Value
                                                            --------   ------   ----------  -------
                                                                       (In Euro 000's)
Cash and cash equivalents..............................     594,215    594,215    270,943   270,943
Restricted deposit.....................................      32,241     32,241     29,865    29,865
Long-term borrowings including current maturities......    (123,278)  (125,246)  (118,610) (121,368)
Convertible bonds......................................    (797,407)  (864,427)  (185,650) (406,887)
CIRCUS.................................................      (3,611)    (3,417)    (1,235)   (1,362)
British pound denominated forward contracts............         (25)        12         --        --
Canadian dollar denominated forward contracts..........           5       (141)        --        --

18.      SUPPLEMENTAL CASH FLOWS INFORMATION

                                                                                       Years ended
                                                                                       December 31,
                                                                                 ------------------------
                                                                                 2000      1999      1998
                                                                                 ----      ----      ----
                                                                                      (In Euro 000's)
Cash paid for interest......................................................     30,006   14,519     23,128
Cash paid for income taxes..................................................     38,292   33,234     16,431
Non Cash items:
     Equipment purchased under capital lease................................      5,501    3,974        180
     Increase in shareholders' equity related to conversion of bonds
          Convertible debt carrying amount net of deferred issue expenses...     95,478   44,884    163,062
          Interest expenses.................................................        656      673      3,948
          Deferred tax transferred to equity................................       (251)    (269)    (5,760)
     Increase in shareholders' equity related to the SNYDER acquisition.....  2,058,343       --         --
     Dividends paid in common stocks........................................         --       --     10,275

19.      CONTINGENCIES

         The French tax authorities have asserted that the Company acquired certain investments from employees at overstated prices. The Company and its tax counsels believe that the position of the tax authorities is unfounded and are defending this matter vigorously. The Company brought the matter before the Paris Tribunal Administratif (tax court). The trial is pending. Based upon the current assessment established by the Tax Authorities the possible maximum liability would approximate Euro 5 million. Based upon presently available information the Company is not in a position to give an estimate of a range of possible loss.

                      HAVAS ADVERTISING AND SUBSIDIARIES

                 (Thousands of Euro except per share amounts)

         The Company is also involved in various routine legal proceedings that arise in the ordinary course of its business. The Company believes that the outcome of all pending legal proceedings and unasserted claims in the aggregate will not have a material adverse effect on its financial position, results of operations or liquidity.

20.      RESERVE FOR DOUBTFUL ACCOUNTS

         Change in the Company's reserve for doubtful accounts for the years ended December 31, 2000 and 1999 were as follows:

                                  Charge to
                        Opening   Costs and                        Other   Closing
                        Balance   Expenses  Reversal Deductions  Movements Balance
                        -------   --------  -------- ----------  --------- -------
     Year 2000.....     (15,573)   (9,586)     578      2,929    (14,950)  (36,602)
     Year 1999.....     (16,233)   (3,815)   2,026      3,389       (940)  (15,573)

21.      SUBSEQUENT EVENTS

Contemplated merger with Snyder Communications

         On February 5, 2001, the Company, HAS Acquisition II Corporation, a wholly owned subsidiary of Havas Advertising ("Merger Subsidiary"), and Snyder Communications, Inc., a majority-owned subsidiary of Havas Advertising, entered into a merger agreement pursuant to which Merger Subsidiary will be merged with and into Snyder Communications, with Snyder Communications surviving as a wholly owned subsidiary of Havas Advertising (the "Merger"). As a result of the Merger, Havas Advertising will acquire all of the tracking stock of Circle.com, the Internet professional services business unit of Snyder Communications, in exchange for Havas Advertising ADSs. The consummation of the Merger is subject to certain conditions, including approval by the stockholders of each of Snyder Communications and Havas Advertising and receipt of all required regulatory approvals.

Acquisition of the remaining 55% of Media  Planning Group

         On January 20, 2001, Havas Advertising, which owns 45% of the shares of Media Planning Group, entered into an agreement to acquire the remaining 55% of the shares of Media Planning Group from the other shareholders of Media Planning Group in exchange for 28.8 million new Havas Advertising shares and a cash payment of Euro 51.2 million. The transaction is subject to the approval of the shareholders of Havas Advertising and customary closing conditions.

                 MEDIA PLANNING, S.A. AND DEPENDENT COMPANIES

     1999 Consolidated Financial Statements together with Auditors' Report

             AUDITORS' REPORT ON CONSOLIDATED FINANCIAL STATEMENTS


To the Shareholders of
Media Planning, S.A.:

1. We have audited the consolidated financial statements of MEDIA PLANNING, S.A. AND DEPENDENT COMPANIES, comprising the consolidated balance sheet as of September 30, 1999, and the related consolidated statement of income and notes to consolidated financial statements for the nine month period then ended. The preparation of these consolidated financial statements is the responsibility of the Controlling Company's directors. Our responsibility is to express an opinion on the consolidated financial statements taken as a whole, based on our audit work performed in accordance with generally accepted auditing standards in Spain, which do not differ materially from U.S. generally accepted auditing standards, which require examination, by means of selective tests, of the documentation supporting the consolidated financial statements and evaluation of their presentation, of the accounting principles applied and of the estimates made.

2. On October 5, 1999, Media Planning, S.A. and the Havas Media Group agreed the merger between the companies composing the latter group and the companies forming the Media Planning, S.A. Group, in connection with the activities typical of advertising space buying centers. Accordingly, the shareholders of Media Planning, S.A. contributed, directly and indirectly, all the subsidiaries which form the consolidated group as of September 30, 1999 (See Note 18).

3. In our opinion, the consolidated financial statements referred to above present, in all material respects, a true and fair view of the net worth and financial position of Media Planning, S.A. and Dependent Companies as of September 30, 1999, and of the results of their operations for the nine month period then ended and contain the required information, sufficient for their proper interpretation and comprehension, in conformity with generally accepted accounting principles in Spain and standards applied on a basis consistent with that of the preceding year.

4. Accounting practices used by Media Planning, S.A. and dependent companies, in preparing the accompanying financial statements conform with generally accepted accounting principles in Spain ("Spanish GAAP"), but do not conform in certain respects with accounting principles generally accepted in the United States. A description of the differences between Spanish GAAP and U.S. GAAP and reconciliation of the consolidated income (loss) and shareholders' equity to U.S. GAAP are set forth in Note 17 to the consolidated financial statements.

                                                   ARTHUR ANDERSEN & CIA S.Com.




                                                   /s/ Luis Jimenez Guerrero

                                                   Luis Jimenez Guerrero

Madrid, Spain, June 9, 2000

                             MEDIA PLANNING, S.A.
                           AND DEPENDENT COMPANIES

             CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 1999
                   (Currency--Thousands of Spanish Pesetas)

                                                                                                09/30/99            09/30/99
                                                                                          --------------------- ------------------
                                                                                           (Thousands of USD)*
                                          ASSETS
Fixed and other noncurrent assets:
  Start-up expenses......................................................................                85             15,443
  Intangible assets (Note 5).............................................................             9,508          1,731,668
  Cost...................................................................................            12,396          2,257,757
  Accumulated amortization...............................................................            (2,888)          (526,089)
  Tangible fixed assets (Note 6).........................................................             8,446          1,538,444
  Cost...................................................................................            16,586          3,020,986
  Accumulated depreciation...............................................................            (8,140)        (1,482,542)
  Long-term financial investments (Note 7)...............................................             3,345            609,338
  Long-term investment securities........................................................             2,770            504,551
  Long-term deposits and guarantees......................................................               207             37,787
  Other loans............................................................................               368             67,000
  Total fixed and other noncurrent assets................................................            21,384          3,894,893
                                                                                          --------------------- ------------------
Deferred Charges (Note 5)................................................................               989            180,087
                                                                                          --------------------- ------------------

Current assets
  Accounts receivable....................................................................           236,405         43,058,776
  Customer receivables for sales and services............................................           226,433         41,242,479
  Sundry accounts receivable (Note 8)....................................................             1,253            228,353
  Tax receivables........................................................................             9,183          1,672,521
  Provisions.............................................................................              (464)           (84,577)
  Cash...................................................................................             2,338            425,902
                                                                                          --------------------- ------------------
  End-of-period adjustments..............................................................                35              6,390
                                                                                          --------------------- ------------------
  Total current assets...................................................................           238,778         43,491,068
                                                                                          --------------------- ------------------
  Total Assets...........................................................................           261,151         47,566,048
                                                                                          ===================== ==================

                           SHAREHOLDERS' EQUITY AND LIABILITIES

Shareholders' equity (Note 9):
  Capital stock..........................................................................               549            100,000
  Revaluation reserve....................................................................                38              7,009
  Revaluation reserve Royal Decree-Law 7/1996............................................               458             83,422
  Other reserves of the Controlling Company-.............................................            21,497          3,915,453
  Voluntary reserves.....................................................................            21,387          3,895,453
  Legal reserve..........................................................................               110             20,000
  Reserves at companies consolidated by the global.......................................             4,310            784,988
  Translation differences................................................................              (481)           (87,691)
  Income attributable to the Controlling Company.........................................             6,669          1,214,670
  Consolidated income....................................................................             7,274          1,324,855
                                                                                          --------------------- ------------------
  Income attributed to minority interests................................................              (605)          (110,185)
                                                                                          --------------------- ------------------
  Total shareholders' equity.............................................................            33,040          6,017,851
                                                                                          --------------------- ------------------
Minority interests (Note 10).............................................................             2,698            491,429
                                                                                          --------------------- ------------------
Long-term debt:

   Payable for acquisition of rights on leased assets (Note 5)...........................             6,161          1,122,127

Current liabilities:
  Payable to credit entities (Note 11)...................................................            45,743          8,331,602
  Trade accounts payable (Note 12).......................................................           155,743         28,367,041
  Other nontrade payables................................................................            17,400          3,169,304
  Accrued taxes payable..................................................................            11,804          2,149,960
  Other accounts payable.................................................................             1,732            315,521
  Compensation payable...................................................................             3,864            703,823
  Accrual accounts.......................................................................               366             66,694
                                                                                          --------------------- ------------------
  Total current liabilities..............................................................           219,252         39,934,641
                                                                                          --------------------- ------------------
Total Shareholders' Equity And Liabilities...............................................           261,151         47,566,048
                                                                                          ===================== ==================

-----------
* Translation of amounts from Spanish Pesetas into US dollars ("$") has been made merely for the convenience of the reader at the noon buying rate of $1 = 182.140 Spanish Pesetas on August 15, 2000

Prepared in accordance with generally accepted accounting principles in Spain (see Note 18).

                             MEDIA PLANNING, S.A.
                           AND DEPENDENT COMPANIES

                                                                                              Thousands       Thousands
                                                                                               of USD*        of pesetas
                                                                                             --------------  -------------
                                                                                                   Nine months ended
                                                                                                        9/30/99
                                    APPLICATION OF FUNDS

Minority Interests..........................................................................         402         73,270
Transfer to short-term of long term debt....................................................         543         98,837
Fixed asset additions
     Intangible assets......................................................................         741        135,062
     Tangible fixed assets..................................................................       1,361        247,900
     Long-term financial investments........................................................       1,444        263,057
Dividends...................................................................................       7,056      1,285,113
TOTAL FUNDS APPLIED.........................................................................      11,547      2,103,239
                                                                                             --------------  -------------
FUNDS OBTAINED IN EXCESS OF FUNDS APPLIED (INCREASE IN WORKING CAPITAL).....................          --             --
                                                                                             ==============  =============

                                                                                              Thousands       Thousands
                                                                                               of USD*        of pesetas
                                                                                             --------------  -------------
                                                                                                   Nine months ended
                                                                                                        9/30/99
                                       SOURCE OF FUNDS

Funds obtained from operations..............................................................       9,323      1,698,175
Fixed asset disposals
     Tangible fixed assets..................................................................          27          4,878
     Intangible assets......................................................................          61         11,099
Translation differences.....................................................................          70         12,742
TOTAL FUNDS OBTAINED........................................................................       9,481      1,726,894
                                                                                             --------------  -------------
FUNDS APPLIED IN EXCESS OF FUNDS OBTAINED (DECREASE IN WORKING CAPITAL).....................       2,066        376,345
                                                                                             ==============  =============

                                                                                                     Thousand of
                                                                                                   Spanish Pesetas
                                                                                             -----------------------------
                                                                                                  Nine months ended
                                                                                                       9/30/99
                                                                                               Increase        Decrease
                                                                                             --------------  -------------

                                VARIATION IN WORKING CAPITAL

Accounts receivable.........................................................................          --        345,286
Inventories.................................................................................          --         25,975
Accounts payable............................................................................     578,082             --
Cash........................................................................................          --        589,556
End-of-period-adjustments...................................................................       6,390             --
                                                                                             --------------  -------------
TOTAL.......................................................................................     584,472        960,817
                                                                                             --------------  -------------
VARIATION IN WORKING CAPITAL................................................................                    376,345
                                                                                                             =============

* Translation of amounts from Spanish Pesetas into U.S. dollars ("$") has been made merely for the convenience of the reader at the noon buying rate of $1=182.140 Spanish Pesetas on August 15, 2000.

                 MEDIA PLANNING, S.A. AND DEPENDENT COMPANIES

     CONSOLIDATED FINANCIAL STATEMENTS OF INCOME FOR THE NINE MONTH PERIOD
                           ENDED SEPTEMBER 30, 1999
                   (Currency--Thousands of Spanish Pesetas)

                                                                                            09/30/99          09/30/99
                                                                                         ---------------   --------------
                                                                                           (Thousands
                                                                                            of USD)*
                                          DEBIT

EXPENSES:
Operating expenses......................................................................     538,427        98,069,119
                                                                                         ---------------   --------------
                                                                                             538,427        98,069,119
                                                                                         ---------------   --------------

Operating income........................................................................      10,557         1,922,786
                                                                                         ---------------   --------------
Financial and similar expenses..........................................................       1,462           266,210
                                                                                         ---------------   --------------

                                                                                         ---------------   --------------
Financial income........................................................................       1,070           194,868
                                                                                         ---------------   --------------
Income from ordinary activities.........................................................      11,626         2,117,654
Extraordinary expenses and losses.......................................................         200            36,362
Extraordinary income....................................................................         480            87,410
                                                                                         ---------------   --------------
Consolidated income before taxes........................................................      12,106         2,205,064
                                                                                         ---------------   --------------
Corporate income tax (Note 14)..........................................................       4,832           880,209
                                                                                         ---------------   --------------
Consolidated income for the year........................................................       7,274         1,324,855
                                                                                         ---------------   --------------
Income attributed to minority interests (Note 10).......................................         605           110,185
                                                                                         ---------------   --------------
Income for the year attributed to the Controlling Company...............................       6,669         1,214,670
                                                                                         ===============   ==============

                                                                                            09/30/99         09/30/99
                                                                                         ---------------   --------------
                                                                                           (Thousands
                                                                                            of USD)*

                                         CREDIT

REVENUES:
Net sales...............................................................................     548,984        99,991,905
                                                                                             548,984        99,991,905
Other financial revenues................................................................       2,531           461,078
                                                                                               2,531           461,078
Extraordinary revenues and income.......................................................         680           123,772
                                                                                                 680           123,772
                                                                                         ---------------   --------------

* Translation of amounts from Spanish Pesetas into US dollars ("$") has been made merely for the convenience of the reader at the noon buying rate of $1 = 182.140 Spanish Pesetas on August 15, 2000

                  MEDIA PLANNING, S.A. AND DEPENDENT COMPANIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               For the Nine Month Period Ended September 30, 1999

1.   DESCRIPTION OF THE GROUP

     Media Planning, S.A. was incorporated on October 10, 1978. Its corporate purpose is to perform the activities which, under current advertising legislation, are specific to general advertising agencies, including all kinds of acts, contracts, transactions and, in general, the adoption of the necessary or advisable measures which would directly or indirectly ensure compliance with its corporate purpose.

     At present it engages mainly in the typical operations of buying centers devoted to the purchase of advertising space in mass media as well as media research and planning services.

     The Group was formed by the constitution or acquisition by Media Planning, S.A. of majority holdings in companies directly or indirectly linked to its corporate purpose and the development of its main activities.

2.   CONSOLIDATED COMPANIES

     The dependent companies included in the consolidation of Media Planning, S.A. and information thereon are as follow:

                                                                                                   Percentage of
                    Company                                       Address                            Ownership
                    -------                                       -------                            ---------

Media Planning Publicidade, S.A................    Miguel Bombarda, 36 Lisbon                             80%
Media Planning S.A. de C.V.....................    Ejercito Nacional, 418 Mexico D.F.                     70%
Media Advisors, S.A............................    General Peron, 38 Madrid                             99.9%
Media Contacts, S.A............................    General Peron, 38 Madrid                               80%
Media Planning Colombia, S.A...................    Carrera 7, 7.121 Santafe de Bogota                   94.9%
Media Planning, S.A. (Argentina)...............    Suipacha, 111 Buenos Aires                            100%
Metrics in Marketing, S.A......................    General Peron, 38 Madrid                            99.99%
Media Planning International Corp. (USA).......    2600 Douglas Road-Coral Gables, Florida               100%

     All these companies engage in the provision of general advertising services.

     The financial information on these companies that was used in consolidation is that reported in their financial statements as of September 30, 1999, adjusted in order to unify the various accounting methods with those of the Controlling Company and, eliminating the effect, if any, of inflation.

     Rablin, S.A. and Dependent companies, Acciones Especiales, S.A. and Dependent companies and Interactive Network, S.L. are not consolidated in spite of the Company has their control since these companies were not contributed by Media Planning S.A. as of October 5, 1999 (See notes 7 and 17).


3.    BASIS OF PRESENTATION OF THE CONSOLIDATED FINANCIAL STATEMENTS

     a)   True and fair view--

     The consolidated financial statements for the nine month period ended September 30, 1999, which were prepared from the accounting records of Media Planning, S.A. and of its dependent companies listed in Note 2, are presented in accordance with the Spanish National Chart of Accounts and, accordingly, give a true and fair view of the net worth, financial position and results of operations of the Group in these period.

                  MEDIA PLANNING, S.A. AND DEPENDENT COMPANIES

               For the Nine Month Period Ended September 30, 1999

     b)   Consolidation principles--

     As described in Note 2, all the consolidated companies were included by the global integration method, as appropriate, since the Controlling Company exercises effective control over them by virtue of ownership of a majority of the voting rights in their representation and decision-making bodies.

     The equity of minority interests in net worth and income of the consolidated subsidiaries is presented under the "Minority Interests" and "Income Attributed to Minority Interests" captions on the liability side of the accompanying consolidated balance sheets and consolidated statement of income, respectively.

     All material accounts and transactions between the companies consolidated by the global method were eliminated in consolidation.

     The consolidated financial statements do not include the tax effect of including the consolidated subsidiaries' reserves in the Parent Company's accounts, on the assumption that reserves not taxed at source will not be transferred and will be used as a self-financing source at each consolidated subsidiary.

4.    VALUATION STANDARDS

     The main valuation methods applied in preparing the consolidated financial statements for the nine month period ended September 30, 1999 were as follows:

     a)   Uniformity of items--

     In order to uniformly present the items included in the accompanying consolidated financial statements, all the valuation principles and standards used by the Controlling Company were applied to substantially all the consolidated companies.

     b)   Translation methods--

     The financial statements expressed in currencies other than the peseta were translated to pesetas at the exchange rates ruling at September 30, 1999, except for:

          1 Capital stock and reserves, which were translated at historical exchange rates.

          2 Statements of income, which were translated at the average exchange rate for the period.

     The exchange differences arising from application of these procedures are included under the "Shareholders' Equity--Translation Differences" caption in the accompanying consolidated balance sheets.

     c)   Start-up expenses--

     Start-up expenses, which comprise incorporation, preopening and capital increase expenses, are recorded at cost. These expenses relate basically to lawyers' fees and public deed and registration expenses, etc., and are amortized over a five-year period.

     d)   Intangible assets--

     The rights under financial lease contracts are recorded as intangible assets at the cost of the related assets, revalued, in the case of Media Planning, S.A., pursuant to the provisions of Royal Decree-Law 7/1996 (see Notes 5 and 9), and the total debt for lease payments plus the amount of the purchase option are recorded as a liability. The difference between the two amounts, which represents the interest expenses on the transaction, is recorded under the "Deferred Charges" caption in the consolidated balance sheet and is allocated to income

                  MEDIA PLANNING, S.A. AND DEPENDENT COMPANIES

               For the Nine Month Period Ended September 30, 1999



each year by the interest method. The cost of assets acquired under financial lease contracts is amortized over the same period as similar assets recorded under the "Tangible Fixed Assets" caption.

     The expenses incurred in the development and acquisition of computer software are recorded as intangible assets and are amortized on a straight-line basis over five years.

     e)   Tangible fixed assets--

     Tangible fixed assets are carried at cost, revalued, in the case of Media Planning, S.A., pursuant to the provisions of enabling legislation and, especially, Royal Decree-Law 7/1996 and, in the case of Media Planning Publicidade, S.A, pursuant to Decree Law 31/1998 (see Notes 6 and 9).

     Upkeep and maintenance expenses are expensed currently.

     The consolidated Group companies depreciate their tangible fixed assets by the straight-line method over the years of estimated useful life as follows:

                                                           Years of
                                                          Estimated
                                                         Useful Life
                                                         -----------

          Structures...........................           25 to 50
          Installations........................            8 to 13
          Furniture............................            3 to 10
          Computer hardware....................            4 to 10
          Transport equipment..................             4 to 6


     f)   Long-term financial investments--

     The Group records investment in other companies, other than the consolidated companies, at cost, net, if appropriate, of the required provisions for diminution in value if cost was higher than underlying book value at year-end.

     g)   Corporate income tax--

     The expense for corporate income tax of each year is calculated on the basis of book income before taxes, increased or decreased, as appropriate, by the permanent differences from taxable income, net of tax relief and tax credits.

     h)   Foreign currency transactions--

     The Group companies record transactions denominated in foreign currencies by applying the exchange rates ruling at the transaction date. Exchange differences arising upon realization of foreign currency balances are charged or credited, as appropriate, to income for the period.

     At period-end, the balances of foreign currency receivables and payables are carried at the exchange rate then prevailing.

     Negative exchange differences arising from applying the official exchange rate at period-end are charged to income.

     The positive net differences are recorded under the "Deferred Revenues" caption on the liability side of the consolidated balance sheet until they mature or are settled early at which time they are taken to income.

     i)   Recognition of revenues and expenses--

                  MEDIA PLANNING, S.A. AND DEPENDENT COMPANIES

               For the Nine Month Period Ended September 30, 1999



     Revenues and expenses are recognized on an accrual basis.

     However, in accordance with the accounting principle of prudence, the consolidated Group only records realized income at period-end, whereas foreseeable contingencies and losses, including possible losses, are recorded as soon as they become known.

     j)   Termination indemnities--

     Under current labor regulations in the various countries, the Group companies are required to make indemnity payments to employees terminated under certain conditions. Since the Group companies' directors do not consider that any future terminations will arise under normal circumstances, no provision was recorded in this connection in the consolidated balance sheet as of September 30, 1999.

5.    INTANGIBLE ASSETS

     The balances as of September 30, 1999 in the "Intangible Assets" accounts and the related accumulated amortization are as follows:

                                                                   Thousands
                                                                   of Pesetas
                                                                  ------------
           Cost--

           Rights on leased assets...........................      1,572,234
           Computer software.................................        685,523
           Advances for intangible assets....................             --
                                                                  ------------
                                                                   2,257,757
                                                                  ------------
           Accumulated amortization--

           Rights on leased assets...........................       (186,480)
           Computer software.................................       (339,609)
                                                                 -------------
                                                                    (526,089)
                                                                 -------------
                                                                   1,731,668
                                                                 =============

     The Controlling Company holds most of the financial lease contracts in force as of September 30, 1999. The main features of its contracts are summarized as follows:

                                                                                                     Thousands
                                                                                                     of Pesetas
                                                                                                   ------------

Unrevalued cash price of leased fixed assets excluding Purchase options, as stated in contract...    1,174,284
Amount of purchase options.......................................................................      320,716
Amount of payments made--
   In prior years................................................................................      711,390
   As of September, 30th.........................................................................       84,464
Balance of lease payments outstanding as of September 30th, 1999 ................................    1,315,291


     The cost recorded for the rights on leased assets includes, on the one hand, the addition of Ptas. 63,592,000 arising from the revaluation carried out by the Controlling Company in 1996 and, on the other, the amount of the public-deed and registration costs of Ptas. 13,642,000.

     The balance of the lease payments outstanding as of September 30th, 1999, includes Ptas. 148,066,000 of interest unaccrued at that date, the balancing entry of which is included under the

                  MEDIA PLANNING, S.A. AND DEPENDENT COMPANIES

               For the Nine Month Period Ended September 30, 1999


"Deferred Charges" caption in the accompanying consolidated balance sheet.

     The outstanding payments, as of September 30, 1999, including the amount of the purchase options, mature as follows:

                                                                                              Thousands
                                        Maturity of Payments                                 Of Pesetas
                                                                                            ------------

            At short-term...........................................................           193,164
                                                                                            ------------

            At long-term--
               2000.................................................................            42,843
               2001.................................................................           161,696
               2002.................................................................           161,696
               Subsequent years (until 2008)........................................           755,892
                                                                                            ------------
                                                                                             1,122,127
                                                                                            ============
            Total...................................................................         1,315,291

     The outstanding payments as of September 30, 1999, which mature at short-term are recorded in the "Payable to credit entities" caption in the accompanying consolidated balance sheet.

6.    TANGIBLE FIXED ASSETS

     The balances as of September 30, 1999 in the "Tangible Assets" accounts and the related accumulated depreciation are as follows:

                                                                                        Thousands
                                                                                        of Pesetas
                                                                                      ---------------

         Cost--

         Buildings..............................................................         388,694
         Installations..........................................................         885,943
         Furniture..............................................................         268,089
         Computer hardware......................................................       1,036,066
         Other tangible assets..................................................         442,194
                                                                                      ------------
                                                                                       3,020,986
                                                                                      ------------
         Accumulated depreciation--

         Buildings..............................................................         (88,255)
         Installations..........................................................        (310,439)
         Furniture..............................................................        (135,420)
         Computer hardware......................................................        (845,160)
         Other tangible assets..................................................        (103,268)
                                                                                      (1,482,542)
                                                                                       1,538,444

     In 1998 Media Planning Publicidade, S.A. revalued some of its tangible fixed assets pursuant to Royal Decree-Law 31/1998, giving rise to a surplus of Ptas. 7,009,000.

     Media Planning, S.A. revalued some of its assets pursuant to Royal Decree-Law 7/1996, by the amounts and in the conditions described in Note 4.

     The "Structures" caption includes an office belonging to Media Planning, S.A. that has been mortgaged to secure the refund of a Ptas. 41,900,000 loan, granted by Caixa de Manresa, which matures on May 26, 2009 (see Note 10). This mortgage as of September, 1999 amounted to Ptas. 39,443,000.

                  MEDIA PLANNING, S.A. AND DEPENDENT COMPANIES

               For the Nine Month Period Ended September 30, 1999



     The Group takes out insurance policies to cover the possible risks to which its tangible fixed assets are subject.

7.    LONG-TERM FINANCIAL INVESTMENTS

     The balances as of September 30, 1999 in the long-term financial accounts are as follows:

                                                                                Thousands
                                                                                of Pesetas
                                                                              ---------------

            Long-term investment securities..................................     504,551
            Long-term deposits and guarantees................................      37,787
            Other loans......................................................      67,000
                                                                              ---------------
                                                                                  609,338
                                                                              ---------------

         General and financial data on the investees as of September 30, 1999 are as follows:

                                                                      Financial Data
                                                                  In Thousands of Pesetas
                                     ----------------------------------------------------------------------------------
                                                              Interactive    Eventos        Information  Acciones
                                     Rablin,     In Store     Network,       Deportivos,    Resources    Especiales,
                                     S.A.        Media, S.A.  S.L.           S.A.           Espana, S.L. S.A.
                                     ----------- ------------ -------------- -------------  ------------ --------------

Location.........................    Madrid      Madrid       Madrid         Barcelona      Madrid       Barcelona
Corporate purpose................    Purchase    Advertising  General        Development    Market       Advertising
                                     and sale    services     advertising    and            research     services and
                                     of all of   and media    services       commercial     and          media
                                     movable     marketing                   exploitation   marketing    marketing
                                     property    advice                      of sporting                 advice
                                     and real                                events
                                     state and
                                     an
                                     extensive
                                     range of
                                     services
Percentage of Ownership..........                0,1 % (D)    0,2  % (D)
                                     100%        99,9% (I)    79,84% (I)     28.58%         31,02% (I)   99,9%
Cost of holding..................    230,909     50           500            2,858          260.244      9.990

     D:   Direct ownership

     I:   Indirect ownership

8.   SHAREHOLDERS' EQUITY

     The consolidated balances as of September 30, 1999 in the equity accounts are as follows:

                                                                                                  Thousands
                                                                                                 of Pesetas
                                                                                                --------------

            Capital stock....................................................................     100,000
            Revaluation reserve..............................................................       7,009
            Royal Decree-Law 7/1996..........................................................      83,422
            Other reserves of the controlling company--                                         3,915,453
            Unrestricted reserves............................................................   3,835,453
            Restricted reserves..............................................................      20,000
            Reserves at companies consolidated  by the global and proportional integration
            methods..........................................................................     784,988
            Translation differences..........................................................     (87,691)
            Income attributable to the Controlling Company...................................   1,214,670
                                                                                               ------------
                                                                                                6,017,851

                  MEDIA PLANNING, S.A. AND DEPENDENT COMPANIES

               For the Nine Month Period Ended September 30, 1999


Capital stock--

     As of September 30, 1999, the capital stock of Media Planning, S.A. consisted of 100,000 fully subscribed and paid registered shares of Ptas. 1,000 par value each, all with the same voting and dividend rights.

     The Controlling Company's shareholders as of September 30, 1999, were as follows:

                                                                                           Percentage of
                                                                                            Ownership %
                                                                                            -----------

            Deya, S.A.................................................................         40.000
            Inversiones y Servicios Publicitarios, S.A................................         28.999
            Compania de Cartera e Inversiones, S.A....................................         20.000
            Cantabro Catalana de Inversiones, S.A.....................................          5.000
            Calle Arcos, S.L..........................................................          3.002
            Invermaro, S.L............................................................          2.999
                                                                                          ----------------
                                                                                              100.000

Revaluation reserve--

     The balance under this caption in the consolidated balance sheet relates to the revaluation recorded by the Controlling Company pursuant to Budget Law 1983. This is a restricted reserve.

Revaluation reserve Royal Decree-Law 7/1996--

     From the date on which the tax authorities have reviewed and approved the balance of the "Revaluation Reserve Royal Decree-Law 7/1996" account (or the three-year period for review has expired), the aforementioned balance can be used, free of tax, to offset recorded losses (both prior years' accumulated losses and current year losses) or losses which might arise in the future, and to increase capital stock. From January 1, 2007, (ten years from the date of the balance sheet reflecting the revalued assets) the balance of this account can be taken to unrestricted reserves, provided that the monetary surplus has been realized. The surplus will be deemed to have been realized in respect of the portion on which depreciation has been taken for accounting purposes or when the revalued assets have been transferred or retired from the accounting records.

     Also, if leased assets are restated, the aforementioned use of the "Revaluation Reserve" balance may not take place before the purchase option has been exercised.

     If this balance were used in a manner other than that provided for in Royal Decree-Law 7/1996, it would be subject to tax.

                  MEDIA PLANNING, S.A. AND DEPENDENT COMPANIES

               For the Nine Month Period Ended September 30, 1999



Legal reserve--

     Under the revised Spanish Corporations Law, 10% of income for each year must be transferred to the legal reserve until the balance of this reserve reaches at least 20% of capital stock. Under Portuguese legislation, applicable to Media Planning Publicidade, S.A., while this reserve must reach the same amount, only 5% of income for the year must be transferred.

     The use of the balance of the legal and other reserves is subject to the legislation in force applicable to each reserve. The use of these reserves in a manner other than that provided for in the applicable legislation, would be subject to the related taxes in each country.

Reserves at companies consolidated by the global and proportional integration method--

     The breakdown by company of the balance of this caption in the consolidated balance sheet as of September 30, 1999, is as follows:

                                                                                      Thousands
                                                                                      of Pesetas
                                                                                     -------------

            Metrics in Marketing S.A............................................            (2)
            Media Contacts, S.A.................................................         7,298
            Media Planning Publicidade, S.A. (Portugal).........................       612,295
            Media Planning S.A. de C.V. (Mexico)................................       107,061
            Media Planning Colombia, S.A........................................        56,628
            Media Planning, S.A. (Argentina)....................................         1,588
            Media Advisors, S.A.................................................           120
                                                                                     ----------
                                                                                       784,988

9.    MINORITY INTERESTS

     The balance of this caption in the consolidated balance sheet as of September 30, 1999, relates to the equity of minority interests in the underlying book value of the net worth of the consolidated companies. Also, the balance of the "Income Attributed to Minority Interests" caption in the consolidated statement of income represents the equity of the minority interests in the nine-month period ended September 30, 1999 income.

     The balances as of September 30, 1999 under this caption in the consolidated balance sheet were as follows:

                                                                                   Thousands
                                                                                  of Pesetas
                                                                                -------------

            Metrics in Marketing S.A............................................        12
            Media Contacts, S.A.................................................      (790)
            Media Planning Publicidade, S.A. (Portugal).........................   221,842
            Media Planning S.A. de C.V. (Mexico)................................   262,802
            Media Planning Colombia, S.A........................................     7,553
            Media Advisors, S.A.................................................        10
                                                                                -----------
                                                                                   491,429

                  MEDIA PLANNING, S.A. AND DEPENDENT COMPANIES

               For the Nine Month Period Ended September 30, 1999

10.   PAYABLE TO CREDIT ENTITIES

     The detail of the accounts payable to credit entities as of September 30, 1999, is as follows:

                                                                                   Thousands
                                                                                  of Pesetas
                                                                                -------------

            Credit lines........................................................  4,799,710
            Bill discounting payables...........................................  3,274,975
            Mortgage loans......................................................     39,443
            Lease payments payable..............................................    193,164
            Accrued interest payable............................................     24,310
                                                                                ------------
                                                                                  8,331,602

     The balances as of September 30, 1999, of the accounts payable to credit entities, substantially all of which relate to the Controlling Company, are as follows:

                                                                                   Thousands of Pesetas
                                                                            -----------------------------------
                                                                                               Balance Drawn
                                                                                Limit               Down
                                                                            --------------    -----------------

            Spain-

            Banco Urquijo, S.A............................................   1,600,000            126,089
            Deutsche Bank, S.A............................................   1,000,000            727,539
            Banco Bilbao Vizcaya, S.A.....................................     900,000            398,476
            Banco Santander, S.A..........................................     500,000            397,114
            Banca March, S.A..............................................   1,600,000          1,636,764
            Caja de Madrid, S.A...........................................     600,000              5,714
            Banco de Comercio, S.A........................................     300,000              7,049
            Bankinter, S.A................................................     500,000            468,219
            La Caixa, S.A.................................................     500,000            256,039

            Portugal-

            Banco Bilbao Vizcaya, S.A.....................................     788,434            315,307
            Banco Santander, S.A..........................................     182,585            266,811

            Other-........................................................          --            194,589
                                                                            --------------    -----------------
                                                                             8,471,019          4,799,710


     The average interests paid from the loans and lines of credit remained during the period have been Mibor o Lisbor, depending on the market, plus a negotiated premium.

     All these credit lines matured before twelve month.

     A mortgage loan of Ptas. 39,443,000 granted to the Controlling Company by Caixa Manresa matures on May 26, 2009 and is secured by a mortgage on a basement owned by Media Planning, S.A. in Barcelona (see Note 6).

     As of September 30, 1999 the Controlling Company had discounted drafts amounting to Ptas. 3,274,975,000

     As of September 30, 1999, the Controlling Company had received guarantees from finance entities totaling approximately Ptas. 1,138,628,000 most of which are securing certain payments.

11.   TRADE ACCOUNTS PAYABLE

     The detail of the balance of this caption in the consolidated balance sheet as of September 30, 1999, is as follows:

                                                                                     Thousands
                                                                                     of Pesetas
                                                                                 -------------------
            Suppliers....................................................           25,596,845
            Accounts payable for volume discounts........................            2,558,042
            Customer advances............................................              212,154
                                                                                 -------------------
                                                                                    28,367,041


12.   REVENUES AND EXPENSES

     a)   Net sales-

     Most of the services billed by the Group were provided in Spain. The breakdown recorded under this caption in the consolidated balance sheet as of December 31, 1998, is as follows:

                                                                                    Thousands
                                                                                   of Pesetas
                                                                                 --------------
            Spain........................................................           81,209,627
            Portugal.....................................................           13,906,117
            Argentina....................................................            2,425,363
            Colombia.....................................................            1,864,649
            Mexico.......................................................              525,178
                                                                                 --------------
            Total........................................................           99,930,934


     The average number of employees at the Group as of September 30, 1999, by professional category, was as follows:

     b)   Employees


                                                                                      Average
                                                                                       Number
                                                                                    of Employees
                                                                                 ----------------

            Senior management..........................                                 15
            Managers...................................                                 27
            Media personnel............................                                488
            Technical Personnel........................                                 69
            Clerical staff.............................                                 72
            Unskilled workers..........................                                 62
                                                                                 -------------------
            Total......................................                                733


13.   TAX MATTERS

     Corporate income tax is calculated on the basis of income per books determined by application of generally accepted accounting principles, which does not necessarily coincide with taxable income.

     In view of the disparity of the income tax treatment applicable to the various consolidated Group companies and the different situations of each company with respect to tax incentives and tax loss carryforwards, a detail of the reconciliation of the income per books to the aggregate taxable income and taxes payable is not included.

     The Controlling Company has the last four years open for review by the tax inspection authorities for the main taxes applicable for it. The years open for review at the dependent companies are as follows:

                  MEDIA PLANNING, S.A. AND DEPENDENT COMPANIES

               For the Nine Month Period Ended September 30, 1999


                                                                                              Years
                                                                                         ---------------

            Rablin, S.A......................................................              1994 to 1998
            Media Advisors, S.A..............................................              1994 to 1998
            Media Planning Publicidade, S.A..................................              1993 to 1998
            Media Planning, S.A. de C.V. (Mexico)............................              1996 to 1998
            Acciones Especiales, S.A.........................................             1997 and 1998
            Media Planning Colombia, S.A.....................................             1997 and 1998
            Media Contacts, S.A..............................................             1997 and 1998
            Media Planning, S.A. (Argentina).................................                  1998


     The directors of the companies do not expect any material liabilities to arise in the event of tax audits of the open years.

14.   DIRECTORS' COMPENSATION AND OTHER BENEFITS

     As of September 30, 1999 Controlling Company's directors received a total of Ptas. 61,830,000 as wages and fees for attendance at Board meetings.

     The Group has not granted any loans to the former or current members of its respective Boards of Directors, and it does not have any pension or life insurance commitments to them.

15.   YEAR 2000 ADAPTATION PLANS

     As of September 30, 1999, the foreseeable impact of the "Year 2000 Issue" on the Company's computer and production systems had been assessed, and it was considered that it would not be material. At the end of the fiscal year ended December 31, 1999, no incidents involving the computer systems that might have an impact on these financial statements had arisen.

     Also, no significant weaknesses are expected to arise in this connection in the Company's operations in the coming months as a result of minor effects yet to have on impact.

16.   DESCRIPTION OF SIGNIFICANT DIFFERENCES BETWEEN SPANISH AND U.S. GAAP.

     The financial statements of Media Planning, S.A. and Dependent Companies were prepared in accordance with generally accepted accounting principles in Spain ("Spanish GAAP"), which differ in some respects from generally accepted accounting principles in the United States ("U.S. GAAP").

     The following is a description of the significant differences between Spanish and U.S. GAAP in relation to the financial statements of Media Planning, S.A. and Dependent Companies:

     a)   Preopening expenses and Other amortizable expenses--

     Under Spanish GAAP, start-up expenses, such as the legal and registration costs incurred in forming a new subsidiary, direct costs incurred in attracting subscribers and costs associated with the launch of new products may be capitalized and amortized over a maximum period of five years. Under U.S. GAAP, start-up expenses must be expensed currently.

     b)   Financial lease contracts--

     In accordance with Spanish GAAP, the assets subject to financial leasing contracts, such as leases and rentals, are depreciated on a straight-line basis over the period of their useful life. In U.S. GAAP, these goods

                  MEDIA PLANNING, S.A. AND DEPENDENT COMPANIES

               For the Nine Month Period Ended September 30, 1999



should be depreciated over the duration of the financial leasing contracts.

     None of these items result in any differences in net income or shareholders' equity between U.S. and Spanish GAAP.

     c)   Restatement of fixed assets--

     In accordance with Spanish GAAP, tangible fixed assets are carried at cost except for those assets carried at cost revalued, in Media Planning's case, pursuant to the applicable enabling legislation, especially Royal Decree-Law 7/1996.

     In accordance with U.S. GAAP tangible assets should be carried at acquisition cost.

Exchange gains/losses--

     In accordance with U.S. GAAP the balance sheet items, for foreign-currency denominated credits and debits, are converted into domestic currency by applying the prevailing exchange rate at the time the corresponding operation is realized, the credits and debits being valued at the end of the year in accordance with the prevailing exchange rate at that time. The exception to this is if the exchange rate has been hedged, in which case they are valued at the hedged exchange-rate so that exchange gains/losses are included in the annual results irrespective of if they are positive or negative.

     In accordance with the accounting principles applicable in Spain, the conversion into pesetas of balance sheet and credit and debit items denominated in foreign currency is carried out in a similar way. Exchange gains that result from valuing the foreign-currency debits and credits at the end of the year, however, are included on the liabilities side of the balance sheet as deferred revenues. The exception to this is if exchange losses have been entered in results in previous years, in which case the exchange gain is recorded as a revenue item up to a limit equal to the exchange losses recorded in previous years.

     e)   Deferred taxes--

     Spanish GAAP permit the recognition of deferred tax assets, including those arising from net operating loss carryforwards, if it can be demonstrated that the deferred tax assets can be realized within a ten-year period from the date on which the assets were generated.

     According to U.S. GAAP, deferred tax assets and liabilities are recorded as the tax effect of the temporary differences between financial and tax reporting bases irrespective of the period in which they are realized. Tax credits arising from tax losses may only be recorded as assets to the extent it is considered more than probable that there will be sufficient future income against which to set off the losses. Determination of such probability is based both on objective considerations, such as historical information for each Group company, and on subjective projections, such as the budgets and business plans of the said companies. While this difference in accounting principle may give rise to differences in net income and shareholders' equity, no such differences arose during the periods presented. While this difference in accounting principle may give rise to differences in net income and shareholders' equity, no such differences arose during the periods presented.

     f)   Net income (loss) per share--

     Spanish accounting principles do not require information on net profit
(loss) per share in the notes to the financial statements. Under U.S. GAAP, the net profit (loss) per share is calculated by dividing net income (loss) for each period by the weighted average number of shares outstanding in the same period.

                  MEDIA PLANNING, S.A. AND DEPENDENT COMPANIES

               For the Nine Month Period Ended September 30, 1999




Recognition of losses--

     Under Spanish GAAP, losses must be accrued for foreseeable contingencies and losses when known. Under U.S. GAAP, losses are accrued when it is probable that a loss has been incurred and the amount of the loss is reasonably estimable. While this difference in accounting principle may give rise to differences in net income and shareholders' equity, no such differences arose during the periods presented.

     h) Impact of U.S. GAAP adjustments on net income for the nine-month period ended September 30, 1999--

                                                                                 Nine-month period
                                                                                ended September 30,
                                                                       ---------------------------------------
                                                                           1999(*)                 1999
                                                                       -----------------     -----------------

                                                                          Thousands             Thousands
                                                                            of USD              of Pesetas

Net income (loss) as reported...................................            6,669              1,214,670
Start-up expenses...............................................               --                     --
Amortization of restatement of fixed assets.....................               12                  2,228
Tax effect of the above adjustments.............................               (4)                  (780)
                                                                       -----------------     -----------------
Net income (loss) according to U.S. GAAP........................            6,677              1,216,118
                                                                       =================     =================

----------------

* Translation of amounts from Spanish Pesetas into U.S. dollars ("$") has been made merely for the convenience of the reader at the noon buying rate of $ = 182.140 on August 15, 2000.


i)   Impact of U.S. GAAP adjustments on net equity as at September 30, 1999--

                                                                                   September 30,
                                                                       ---------------------------------------
                                                                           1999(*)                 1999
                                                                       -----------------     -----------------

                                                                          Thousands             Thousands
                                                                            of USD              of Pesetas

Net equity as reported..........................................           33,040              6,017,851
Start-up expenses...............................................              (85)               (15,443)
Restatements of fixed assets....................................             (472)               (85,900)
Amortization of restatement of fixed assets.....................               45                  8,170
Tax effect of the above adjustments.............................               14                  2,546
                                                                       -----------------     -----------------
Net equity according to U.S. GAAP...............................           32,542              5,927,224
                                                                       =================     =================

---------------
* Translation of amounts from Spanish Pesetas into U.S. dollars ("$") has been made merely for the convenience of the reader at the noon buying rate of $ =
   182.140 on August 15, 2000.

                  MEDIA PLANNING, S.A. AND DEPENDENT COMPANIES

               For the Nine Month Period Ended September 30, 1999


     j) Consolidated statement of cash flow in accordance with SFAS 95 for the nine-month period ended September 30, 1999.


                                                                                         Thousands      Thousand of
                                                                                          of USD          Pesetas
                                                                                      ----------------- ---------------
                                                                                           30/09/99*         30/09/99
                                                                                       ----------------- ---------------

Cash and cash equivalents at end of year................................................      2,338            425,902
Cash and cash equivalents at beginning of year..........................................      5,575          1,015,458
Decrease in cash and cash equivalents...................................................     (3,237)          (589,556)

Causes of changes in cash and cash equivalents
Cash flows from operating activities:
   Net income for the year..............................................................      6,669          1,214,670
   Adjustments to reconcile net income for the year to net cash provided by operations:
     Minority interest..................................................................        605            110,185
     Fixed assets depreciation..........................................................      2,015            366,991
     Increase in provisions.............................................................          4                773
     Net book value of fixed assets retired.............................................         27              4,878
     Net book value of intangible assets retired........................................         61             11,099
     Deferred interest expenses on lease transactions...................................         26              4,671
     Write-off of start-up expenses.....................................................         13              2,458
     Gains on fixed asset disposals.....................................................         (4)              (800)
     Translation differences............................................................         70             12,742
   Changes in assets and liabilities:
     Decrease in trade receivables......................................................      1,856            338,123
     Decrease in inventories............................................................        143             25,975
     Decrease in trade payables.........................................................    (14,094)        (2,567,065)
     Increase in taxes payable..........................................................      1,671            304,290
     Decrease in other trade payable....................................................       (909)          (165,467)
          Cash flows from operating activities..........................................     (1,847)          (336,477)
Cash flows from investing activities:
   Minority interests...................................................................       (402)           (73,270)
   Fixed asset additions
     Intangible assets..................................................................       (742)          (135,062)
     Tangible assets....................................................................     (1,361)          (247,900)
     Long-term financial investments....................................................     (1,444)          (263,057)
          Cash flows from investing activities..........................................     (3,949)          (719,289)
Cash flows from financing activities:
   Increase in bank and financial payables..............................................      9,615          1,751,323
   Cash dividends.......................................................................     (7,056)        (1,285,113)
           Cash flows from financing activities..........................................     2,559            466,210
Decrease in cash and cash equivalents...................................................     (3,237)          (589,556)

------------

* Translation of amounts from Spanish Pesetas into US dollars ("$") has been made merely for the convenience of the reader at the noon buying rate of $1 =
   182.140 on August 15, 2000

17.  SUBSEQUENT EVENTS

     On October 5, 1999, an agreement was entered into for the merger of the Havas Advertising Group companies with the Media Planning Group companies, in relation to the business activities typical of central advertising space buying entities. Accordingly, the shareholders of Media Planning S.A. contributed, directly and indirectly, all the subsidiaries, which now form the consolidated group (see Note 2).

     All the contributions were made to the company formerly known as Inversiones y Servicios Publicitarios, S.A., whose corporate purpose was changed to that of Media Planning Group, S.A.

                  MEDIA PLANNING, S.A. AND DEPENDENT COMPANIES

               For the Nine Month Period Ended September 30, 1999


18.  EXPLANATION ADDED FOR TRANSLATION TO ENGLISH

     These consolidated financial statements are presented on the basis of accounting principles generally accepted in Spain. Certain accounting practices applied by the Group that conform with generally accepted accounting principles in Spain may not conform with generally accepted accounting principles in other countries.

                                                                         Annex A

                         AGREEMENT AND PLAN OF MERGER

                                  dated as of

                               February 5, 2001

                                     among

                              HAVAS ADVERTISING,

                        HAS ACQUISITION II CORPORATION

                                      AND

                          SNYDER COMMUNICATIONS, INC.

                               TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
ARTICLE 1  THE MERGER.............................................................................     5
   SECTION 1.01.    The Merger....................................................................     5
   SECTION 1.02.    Certificate of Incorporation..................................................     6
   SECTION 1.03.    Bylaws........................................................................     6
   SECTION 1.04.    Directors and Officers........................................................     6
ARTICLE 2  CONVERSION OF SECURITIES...............................................................     6
   SECTION 2.01.    Conversion of Securities......................................................     6
   SECTION 2.02.    Surrender of Certificates.....................................................     8
   SECTION 2.03.    No Further Ownership Rights in circle.com Common Stock........................    10
   SECTION 2.04.    Lost, Stolen or Destroyed Certificates........................................    10
   SECTION 2.05.    Withholding Rights............................................................    10
   SECTION 2.06.    Stock Option and Other Stock Plan.............................................    11
ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................    12
   SECTION 3.01.    Organization and Power........................................................    12
   SECTION 3.02.    Corporate Authorization.......................................................    12
   SECTION 3.03.    Governmental Authorization....................................................    13
   SECTION 3.04.    Non-Contravention.............................................................    13
   SECTION 3.05.    Capitalization of the Company.................................................    14
   SECTION 3.06.    Opinion of Financial Advisor..................................................    15
ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF PARENT...............................................    15
   SECTION 4.01.    Organization and Power........................................................    15
   SECTION 4.02.    Corporate Authorization.......................................................    16
   SECTION 4.03.    Governmental Authorization....................................................    16
   SECTION 4.04.    Non-Contravention.............................................................    17
   SECTION 4.05.    Capitalization of Parents.....................................................    17
   SECTION 4.06.    COB Filings...................................................................    18
   SECTION 4.07.    Financial Statements..........................................................    18
   SECTION 4.08.    Disclosure Documents..........................................................    19
   SECTION 4.10.    Merger Subsidiary.............................................................    20
ARTICLE 5  COVENANTS..............................................................................    20
   SECTION 5.01.    Conduct of the Company........................................................    20
   SECTION 5.02.    Shareholder Meetings; Proxy Materials; Registration Statement.................    20
   SECTION 5.03.    No Solicitation...............................................................    21
   SECTION 5.04.    Notice of Certain Events......................................................    23
   SECTION 5.05.    Reasonable Best Efforts.......................................................    24

   SECTION 5.06.    Cooperation..............................................................    24
   SECTION 5.07.    Public Announcements.....................................................    24
   SECTION 5.08.    Further Assurances.......................................................    25
   SECTION 5.09.    Director and Officer Liability...........................................    25
   SECTION 5.10.    Obligations of Merger Subsidiary.........................................    26
   SECTION 5.11.    Listing..................................................................    26
   SECTION 5.12.    Tax Treatment............................................................    26
   SECTION 5.13.    Third Party Consents.....................................................    26
ARTICLE 6  CONDITIONS TO THE MERGER..........................................................    27
   SECTION 6.01.    Conditions to the Obligations of Each Party..............................    27
   SECTION 6.02.    Conditions to the Obligations of Parent and Merger Subsidiary............    28
   SECTION 6.03.    Conditions to the Obligations of the Company.............................    28
ARTICLE 7  TERMINATION ......................................................................    29
   SECTION 7.01.    Termination..............................................................    29
   SECTION 7.02.    Effect of Termination....................................................    31
   SECTION 7.03.    Payments.................................................................    31
ARTICLE 8  MISCELLANEOUS.....................................................................    31
   SECTION 8.01.    Certain Definitions......................................................    31
   SECTION 8.02.    Notices..................................................................    33
   SECTION 8.03.    Entire Agreement; Non-Survival of Representations
                    and Warranties; Third Party Beneficiaries................................    34
   SECTION 8.04.    Amendments; No Waivers...................................................    34
   SECTION 8.05.    Successors and Assigns...................................................    34
   SECTION 8.06.    Governing Law............................................................    34
   SECTION 8.07.    Jurisdiction.............................................................    35
   SECTION 8.08.    Counterparts; Effectiveness..............................................    35
   SECTION 8.09.    Interpretation...........................................................    35
   SECTION 8.10.    Severability.............................................................    35
   SECTION 8.11.    Specific Performance.....................................................    36
   SECTION 8.12.    Joint and Several Liability..............................................    36

                         AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER, dated as of February 5, 2001 (this "Agreement"), among HAVAS ADVERTISING, a societe anonyme organized under the
 ---------
laws of the French Republic ("Parent"), HAS ACQUISITION II CORPORATION, a
                              ------
Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger
                                                                       ------
Subsidiary"), and SNYDER COMMUNICATIONS, INC., a Delaware corporation (the
----------
"Company").
 -------

          WHEREAS, Parent owns 100% of the outstanding shares of SNC Common Stock (as defined in Section 2.01(b)) of the Company;

          WHEREAS, the Board of Directors of Parent (the "Parent Board") has
                                                          ------------
approved and deems it advisable and in the best interests of its shareholders to acquire the outstanding circle.com Common Stock (as defined in Section 2.01(a)) through a merger of the Company and Merger Subsidiary on the terms and conditions set forth herein;

          WHEREAS, in connection with the proposed Merger (as defined in Section 1.01(a)), the Board of Directors of the Company (the "Company Board") has
                                                      -------------
appointed a special committee (the "Special Committee") to, among other things,
                                     -----------------
consider and, as the Special Committee deems appropriate, negotiate the terms of the proposed Merger;

          WHEREAS, in connection with the proposed Merger, the Special Committee has engaged an independent financial advisor and an independent legal counsel to assist it in its consideration and negotiation of the terms of the proposed Merger;

          WHEREAS, the Special Committee, after such consideration and negotiation, has recommended that the Company Board approve and deem it advisable and in the best interests of the holders of circle.com Common Stock to enter into the proposed Merger;

          WHEREAS, the Company Board, upon recommendation from the Special Committee, has approved and deems it advisable and in the best interests of the holders of circle.com Common Stock to enter into the proposed Merger;

          WHEREAS, in furtherance thereof, the Board of Directors of each of the Company, Parent and Merger Subsidiary have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which, among other things, each share of circle.com Common Stock of the Company will be converted into the right to receive Parent ADSs (as defined in Section 2.01(a)); and

          WHEREAS, for United States federal income tax purposes, it is intended that the Merger qualify as a "reorganization" within the meaning of Section
                              --------------
368(a) of the

Internal Revenue Code of 1986, as amended (the "Code"), and the rules and
                                                ----
regulations promulgated thereunder;

          NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1

                                  The Merger

          SECTION 1.01. The Merger.
                        ----------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with the Delaware General
 ------
Corporation Law (the "DGCL"), whereupon the separate existence of Merger
                      ----
Subsidiary shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation").
                  ---------------------

          (b) Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a
                                -------
date (the "Closing Date") which shall be the first business day after
           ------------
satisfaction or waiver of the conditions set forth in Article 6, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions, at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, DC 20004, or at such other time, date or place as agreed to in writing by the parties hereto.

          (c) Subject to the conditions of this Agreement, Parent and the Company shall cause the Merger to be consummated by filing a certificate of merger complying with the DGCL with the Secretary of State of the State of Delaware (the "Certificate of Merger"), as soon as practicable on or after the
               ---------------------
Closing Date. The Merger shall become effective upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is agreed by Parent and the Company and specified in the Certificate of Merger (the "Effective Time").
             --------------

          (d) The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, immunities, powers and franchises of the Company and Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Merger Subsidiary shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

          SECTION 1.02.  Certificate of Incorporation.
                         ----------------------------

          The certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation.

          SECTION 1.03.  Bylaws.
                         ------

          The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with such bylaws, the certificate of incorporation of the Surviving Corporation and the DGCL.

          SECTION 1.04.  Directors and Officers.
                         ----------------------

          From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with the DGCL, the certificate of incorporation and bylaws of the Surviving Corporation, (a) the directors of the Company at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE 2

                           Conversion of Securities

          SECTION 2.01.  Conversion of Securities.
                         ------------------------

          As of the Effective Time and subject to the terms of this Agreement, by virtue of the Merger and without any action on the part of any holder of any capital stock of Parent, Merger Subsidiary or the Company:

          (a)  circle. com Common Stock. Each share of common stock, par value
               ------------------------
$0.001 per share, of the Company designated as "Snyder Communications, Inc. - circle.com Common Stock" in the certificate of incorporation of the Company (the "circle.com Common Stock") issued and outstanding immediately prior to the
 -----------------------
Effective Time (other than any shares of circle.com Common Stock to be cancelled pursuant to Section 2.01(c)) automatically will be converted into the right to receive at the Effective Time a number of fully paid and non-assessable American Depositary Shares of Parent (each a "Parent ADS", and collectively the "Parent
                                     ----------                         ------
ADSs"), with each Parent ADS representing one Parent Share (as defined in
----
Section 4.05(a)) evidenced by American Depositary Receipts of Parent ("Parent
                                                                       ------
ADRs"), equal to the Exchange Ratio (as defined below).
----

               (i)  For purposes of this Agreement, the "Exchange Ratio" shall
                                                         --------------
be calculated as follows:

                    (A) If the Average Parent Trading Price (as defined below) is at least equal to $13.56 (the "Lower
                                                           -----

                         Collar Amount") but not greater than $16.58 (the "Upper
                         -------------                                     -----
                         Collar Amount"), the Exchange Ratio shall equal the
                         -------------
                         quotient (rounded to the nearest ten-thousandth) of $1.27 divided by the Average Parent Trading Price.

                    (B) If the Average Parent Trading Price is greater than the Upper Collar Amount, then the Exchange Ratio shall equal the quotient (rounded to the nearest ten-thousandth) of $1.27 divided by the Upper Collar Amount.

                    (C) If the Average Parent Trading Price is less than the Lower Collar Amount, then the Exchange Ratio shall equal the quotient (rounded to the nearest ten-thousandth) of $1.27 divided by the Lower Collar Amount.

               (ii) For purposes of this Agreement, (A) the term "Average Parent
                                                                  --------------
Trading Price" shall mean the average of the Closing Sale Prices for the twenty
-------------
(20) days of trading ending three (3) trading days prior to the Closing Date and
(B) the term "Closing Sale Price" shall mean the closing sale price of the
              ------------------
Parent ADSs reported on The Nasdaq Stock Market's National Market System on the applicable trading date.

          (b)  SNC Common Stock. Each share of common stock, par value $0.001
               ----------------
per share, of the Company designated as "Snyder Communications, Inc. - SNC Common Stock" in the certificate of incorporation of the Company (the "SNC
                                                                       ---
Common Stock", and together with the circle.com Common Stock, the "Company
------------                                                       -------
Common Stock") issued and outstanding immediately prior to the Effective Time
------------
shall remain outstanding in the Merger as one share of SNC Common Stock of the Surviving Corporation.


          (c)  Cancellation of Certain Shares. Each share of circle.com Common
               ------------------------------
Stock held in the treasury of the Company or owned by Parent, Merger Subsidiary or any other Subsidiary (as defined in Section 8.01) of the Parent immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

          (d)  Capital Stock of Merger Subsidiary. The outstanding shares of
               ----------------------------------
common stock, $0.01 par value, of Merger Subsidiary (the "Merger Subsidiary
                                                          -----------------
Common Stock") issued and outstanding immediately prior to the Effective Time
------------
automatically will be converted into shares of circle.com Common Stock of the Surviving Corporation equal to the number of outstanding shares of circle.com Common Stock of the Company outstanding immediately prior to the Effective Time.

          (e)  Adjustment. The Exchange Ratio shall be adjusted to reflect fully
               ----------
the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into shares of circle.com Common Stock, Parent Shares or Parent ADSs), reorganization, recapitalization or other like change with respect to shares of circle.com Common Stock, Parent Shares or Parent ADSs occurring after the date hereof and having a record or effective date prior to the Effective Time.

          (f)  Fractional Shares. No certificates, scrip or receipt representing
               -----------------
any fraction of a Parent ADS will be issued by virtue of the Merger, but in lieu thereof each holder of shares of circle.com Common Stock who would otherwise be entitled to a fraction of a Parent ADS (after aggregating all fractional Parent ADSs to be received by such holder) shall receive from Parent an amount of cash (rounded down to the nearest whole cent), without interest thereon, equal to the product of (i) such fraction multiplied by (ii) the Average Parent Trading Price.

          SECTION 2.02.  Surrender of Certificates.
                         -------------------------

          (a)  Exchange Agent. Parent shall select its depository bank, or
               --------------
another bank or trust company reasonably acceptable to the Company, to act as the exchange agent (the "Exchange Agent") in the Merger.
                         --------------

          (b)  Parent to Provide Merger Consideration. Promptly, but in no event
               --------------------------------------
later than seven (7) business days after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article 2 certificates for the Parent ADRs representing the Parent ADSs issuable pursuant to Section 2.01(a) in exchange for outstanding shares of circle.com Common Stock and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.01(f) and any dividends or distributions to which holders of shares of circle.com Common Stock may be entitled pursuant to Section 2.02(e). The Parent ADSs issuable pursuant to Section 2.01(a) and the cash payable pursuant to Section 2.01(f) are referred to collectively as the "Merger
                                                                         ------
Consideration."
-------------

          (c)  Exchange Procedures for circle.com Common Stock. Promptly after
               -----------------------------------------------
the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "circle.com Certificates") that immediately prior to the Effective Time represented outstanding shares of circle.com Common Stock whose shares were converted into the right to receive a pro rata portion of the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the circle.com Certificates shall pass, only upon delivery of the circle.com Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent shall reasonably specify) and (ii) instructions for effecting the exchange of the circle.com Certificates for a pro rata portion of the Merger Consideration. Upon surrender of a circle.com Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the holder of such circle.com Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder is entitled pursuant to Section 2.01, and the circle.com Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each outstanding circle.com Certificate will be deemed from and after the Effective Time, for all corporate purposes to evidence only the ownership of the Parent ADRs representing the number of full Parent ADSs into which the shares of circle.com Common Stock evidenced by such circle.com Certificate shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional Parent ADSs in accordance with Section 2.01(f) and any dividends or distributions payable pursuant to Section 2.02(e).

          (d)  Certificates for Merger Subsidiary Common Stock. representing
               -----------------------------------------------
shares held of record by holders of Merger Subsidiary Common Stock shall remain outstanding and shall not be exchanged, but shall represent the equivalent number of shares of common stock of the Surviving Corporation.

          (e)  Distributions With Respect to Unexchanged Shares. No dividends or
               ------------------------------------------------
other distributions declared or made after the date of this Agreement with respect to Parent ADSs with a record date after the Effective Time will be paid to the holder of any unsurrendered circle.com Certificate with respect to the Parent ADSs represented thereby until the holder of record of such circle.com Certificate shall surrender such circle.com Certificate. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such circle.com Certificate, there shall be delivered to the record holder of Parent ADRs representing such Parent ADSs (i) a certificate representing whole Parent ADSs issuable and payable in exchange for such circle.com Certificate, without interest, (ii) payments of the amount of dividends or other distributions with a record date after the Effective Time then payable with respect to such whole Parent ADSs and (iii) cash in lieu of any fractional shares in accordance with Section 2.01(f).

          (f)  Transfers of Ownership. If any certificate for Parent ADRs
               ----------------------
representing Parent ADSs is to be issued in a name other than that in which the circle.com Certificate surrendered in exchange therefor is registered or if any other portion of the Merger Consideration is to be payable to a person other than the person to whom such circle.com Certificate is registered, it will be a condition of the issuance and payment thereof that the circle.com Certificate so surrendered will be properly endorsed, accompanied by any documents required to evidence and effect such transfer and otherwise be in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any applicable transfer taxes required by reason of the issuance of a certificate for Parent ADRs representing Parent ADSs in any name, or the payment of any other portion of the Merger Consideration to any person, other than that of the registered holder of the circle.com Certificate surrendered, or shall provide evidence that any applicable transfer taxes have been paid.

          (g)  No Liability. Notwithstanding anything to the contrary in this
               ------------
Section 2.02, none of the Exchange Agent, Parent, the Surviving Corporation nor any other party hereto shall be liable to any person in respect of any Merger Consideration for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h)  Termination of Exchange Agent. Any Merger Consideration made
               -----------------------------
available to the Exchange Agent pursuant to Section 2.02(b) and not exchanged within twelve (12) months after the Effective Time pursuant to this Section 2.02 shall be returned by the Exchange Agent to Parent, which shall thereafter act as Exchange Agent, and thereafter any holder of unsurrendered circle.com Certificates shall look as a general creditor only to Parent for payment of any funds to which such holder may be due, subject to applicable law.

          SECTION 2.03.  No Further Ownership Rights in circle.com Common Stock.
                         ------------------------------------------------------

          The Merger Consideration issued and paid in exchange of shares of circle.com Common Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of circle.com Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of circle.com Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time, circle.com Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article 2.

          SECTION 2.04.  Lost, Stolen or Destroyed Certificates.
                         --------------------------------------

          In the event any circle.com Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed circle.com Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration; provided, however, that
                                                      --------  -------
Parent may, in its discretion and as a condition precedent to such delivery, require the owner of such lost, stolen or destroyed circle.com Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the circle.com Certificates alleged to have been lost, stolen or destroyed.

          SECTION 2.05.  Withholding Rights.
                         ------------------

          Each of the Surviving Corporation and Parent shall be entitled, or shall be entitled to cause the Exchange Agent, to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of circle.com Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of a Tax (as defined below) law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of circle.com Common Stock in respect to which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

          SECTION 2.06.  Stock Option and Other Stock Plans.
                         ----------------------------------

          (a) As soon as practicable following the date of this Agreement, Parent and the Company shall take such action with respect to Snyder Communications Inc. Second Amended and Restated 1996 Stock Incentive Plan and other assumed stock option plans of the Company (the "Company Option Plans") and
                                                      --------------------
any other actions as may be required to effect the following provisions of this
Section 2.06(a). At the Effective Time, Parent shall cause each option to purchase shares of circle.com Common Stock pursuant to the Company Option Plans that is then outstanding, whether vested or unvested (each a "circle.com Stock
                                                              ----------------
Option") to be converted into an option (each an "Adjusted Option") to purchase
------                                            ---------------
the number of Parent ADSs (rounded up to the nearest whole share) equal to (x) the number of shares of circle.com Common Stock subject to such option multiplied by (y) the Exchange Ratio, at an exercise price per Parent ADS (rounded down to the nearest whole cent) equal to the aggregate exercise price for the shares of circle.com Common Stock subject to such circle.com Stock Option divided by the number of Parent ADSs purchasable pursuant to the corresponding Adjusted Option; provided, however, that in the case of any
                               --------  -------
circle.com Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as provided above, the Adjusted Options shall be subject to the same terms and conditions (including, subject to any contractual acceleration of vesting as a consequence of the Merger pursuant to the terms of the applicable option agreement, with respect to vesting) as were applicable to the converted option immediately prior to the Effective Time.

          (b) As soon as practicable after the Effective Time (but in no event more than thirty (30) days thereafter), Parent shall deliver to the holders of circle.com Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Option Plans and the agreements evidencing the grants of such circle.com Stock Options and that such circle.com Stock Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.06 after giving effect to the Merger). Parent and the Surviving Corporation shall comply with the terms of the Company Option Plans and ensure, to the extent required by, and subject to the provisions of, the Company Option Plans, that the circle.com Stock Options that qualified as incentive stock options under
Section 422 of the Code prior to the Effective Time continue to so qualify as incentive stock options after the Effective Time.

          (c) Parent and the Surviving Corporation shall take such actions as are reasonably necessary for the assumption (or substitution) of the circle.com Stock Options by Parent pursuant to this Section 2.06, including the reservation, issuance and listing of Parent ADSs, as is necessary to effectuate the transactions contemplated by this Section 2.06. Parent shall, and shall cause the Surviving Corporation to, prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 or other
                          ---
appropriate form with respect to Parent ADSs subject to Adjusted Options issued under the Company Option Plan, and shall use its reasonable best efforts to have such registration statement(s) declared effective immediately following the Effective Time and to maintain the effectiveness of such registration statement covering such Adjusted Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Adjusted Options remain outstanding.

          (d) The Company shall notify all holders of circle.com Stock Options that no circle.com Stock Options may be exercised during the period specified in such notice commencing not less than three (3) business days before the Closing Date and ending on the first business day after the Effective Time, in order that the Parent Board may correctly determine the number of Parent Shares to be authorized in respect of the Capital Increase (as defined in Section 4.02(a)).

                                   ARTICLE 3

                 Representations and Warranties of the Company

              The Company represents and warrants to Parent that:

          SECTION 3.01.  Organization and Power.
                         ----------------------

          Each of the Company and its Significant Subsidiaries (as defined below) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          SECTION 3.02.  Corporate Authorization.
                         -----------------------

          The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except as set forth in the next succeeding sentence of this Section 3.02, have been duly authorized by all necessary corporate action. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on this Agreement, voting together as one class (the "Company Requisite Vote"), is the
                                              ----------------------
only vote of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law).

          (b) The Company Board, upon recommendation of the Special Committee, has by unanimous vote of those present (who constituted 100% of the directors then in office), duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by the Company Board for the consummation of the transactions, including the Merger, contemplated hereby and thereby, and has resolved to (i) deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, the Company and its shareholders and (ii) recommend that the shareholders of the Company approve and adopt this Agreement. The Company Board, upon recommendation of the Special Committee, has directed that this Agreement be submitted to the shareholders of the Company for their approval.

          SECTION 3.03.  Governmental Authorization.
                         --------------------------

          The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, require no action by or in respect of, or filing with, any federal, state, local, foreign or multinational (including the European Union) government or any court, administrative agency or commission or other governmental agency or authority (a "Governmental Authority") other than: (a) the filing of
                 ----------------------
Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware; (b) compliance with any applicable requirements of any foreign laws governing competition, antitrust, investment or exchange control;
(c) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933
                                                                       ----
Act"); (d) compliance with any applicable requirements of the 1934 Act; (e)
---
compliance with any other applicable securities or takeover laws; (f) those that may be required solely by reason of Parent's or Merger Subsidiary's (as opposed to any other third party's) participation in the transactions contemplated by this Agreement; (g) actions or filings which, if not taken or made, and consents, authorizations or orders which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on the Company; and (h) filings and notices not required to be made or given until after the Effective Time.

          SECTION 3.04.  Non-Contravention.
                         -----------------

          Except as set forth on Section 3.04 of the disclosure schedule delivered by the Company to Parent prior to execution of this Agreement (the "Company Disclosure Schedule"), the execution, delivery and performance by the
 ---------------------------
Company of this Agreement do not, and the consummation by the Company of the transactions contemplated hereby will not: (a) assuming receipt of the approval of shareholders referred to in Section 3.02 with respect to this Agreement, contravene or conflict with the certificate of incorporation, bylaws or similar organizational documents of the Company or any of its

Significant Subsidiaries; (b) assuming compliance with the matters referred to in Section 3.03 with respect to this Agreement, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or its Subsidiaries; (c) constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any of its Subsidiaries and which (i) has a term of more than one year, (ii) involves the payment or receipt of money in excess of $1,000,000, or (iii) involves the issuance of capital stock of the Company or any of its Subsidiaries (a "Company
                                                                        -------
Agreement") or any license, franchise, permit or other similar authorization
---------
held by the Company or any of its Subsidiaries; or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause
(b) or defaults, rights of termination, cancellation or acceleration, losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge,
            ----
charge, security interest or encumbrance of any kind in respect of such asset.

          SECTION 3.05.  Capitalization of the Company.
                         -----------------------------

          (a) The authorized capital stock of the Company consists of 405,000,000 shares, comprised of 320,000,000 shares of SNC Common Stock, 80,000,000 shares of circle.com Common Stock and 5,000,000 shares of preferred stock, $0.001 par value per share (the "Preferred Stock"). As of the close of
                                        ---------------
business on December 31, 2000, 73,862,249 shares of SNC Common Stock were issued and outstanding, 22,689,521 shares of circle.com Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding. All the outstanding shares of the Company's capital stock are, and all shares which may be issued pursuant to the Company Option Plans will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except (i) as set forth in this Section 3.05,
(ii) for the transactions contemplated by this Agreement, and (iii) for changes since December 31, 2000 resulting from the exercise of employee and director stock options outstanding on such date, there are outstanding (x) no shares of capital stock or other voting securities of the Company, (y) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (z) no options, warrants or other rights to acquire from the Company, and no preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of the Company, obligating the Company to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (including equity equivalents or stock appreciation rights) (the items in clauses (x), (y) and (z) being referred to collectively as the "Company Securities"). None of the Company or its
                        ------------------
Subsidiaries has any contractual obligation to redeem, repurchase or otherwise acquire any Company Securities, including as a result of the transactions contemplated by this Agreement.

          (b) There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company.

          SECTION 3.06.  Opinion of Financial Advisor.
                         ----------------------------

          The Company has received the opinion of Houlihan Lokey Howard & Zukin to the effect that, as of the date of such opinion, the Merger Consideration to be received by the holders of shares of the circle.com Common Stock in connection with the Merger is fair to such holders from a financial point of view.

                                   ARTICLE 4

                   Representations and Warranties of Parent

          Parent represents and warrants to the Company that:

          SECTION 4.01.  Organization and Power.
                         ----------------------

          (a) Each of Parent and its Significant Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

          (b) The Parent Board has, by vote of those present, duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by the Parent Board for the consummation of the transactions, including the Merger, contemplated hereby and has resolved to (i) deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, the Parent and its shareholders and (ii) recommend that the shareholders of Parent approve the Capital Increase. The Parent Board has directed that the Capital Increase be submitted to the shareholders of Parent for their approval.

          SECTION 4.02.  Corporate Authorization.
                         -----------------------

          (a) The execution, delivery and performance by Parent of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and, except as set forth in the next succeeding sentence of this Section 4.02, have been duly authorized by all necessary corporate action, including by resolution of the Parent Board. The affirmative vote of at least 66 2/3% of the outstanding voting rights of shareholders present in person or represented by proxy at the Parent Shareholder Meeting (as hereinafter defined) (the "Parent Requisite
                                                          ----------------
Vote") is the only vote of any class or series of Parent's capital stock
----
necessary to authorize the capital increase, or authorize the Parent Board to effect the capital increase and related issuance of shares in connection with the consummation of the Merger, covering both the Parent Shares to be issued on conversion of the shares of circle.com Common Stock issued and outstanding immediately prior to the Effective Time and the Parent Shares to be issued upon exercise of each Adjusted Option (the "Capital Increase"); provided that a
                                       ----------------
quorum of at least 33 1/3% (on the first call) or at least 25% (on the second call) of the outstanding Parent Shares having voting power is required at the Parent Shareholder Meeting. The affirmative vote of a majority of the principal amount of each class of convertible debt of Parent currently outstanding present at a duly called meeting at which the requisite quorum is present is required to waive preferential subscription rights in connection with the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and, subject to the receipt of the Parent Requisite Vote, constitutes a valid and binding agreement of Parent, enforceable against Parent, in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law). The Parent Shares to be represented by the Parent ADSs to be issued pursuant to the Merger, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

          (b) The Parent Board has, by vote of those present, duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by the Parent Board for the consummation of the transactions, including the Merger, contemplated hereby and has resolved to (i) deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, the Parent and its shareholders and (ii) recommend that the shareholders of Parent approve the Capital Increase. The Parent Board has directed that the Capital Increase be submitted to the shareholders of Parent for their approval.

          SECTION 4.03.  Governmental Authorization.
                         --------------------------

          The execution, delivery and performance by Parent of this Agreement, and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action, by or in respect of, or filing with, any Governmental Authority other than: (a) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Merger Subsidiary is qualified to do business; (b) compliance with any applicable foreign laws governing competition, antitrust, investment or exchange control; (c) compliance with any applicable requirements of the 1933 Act; (d) compliance with any applicable requirements of the 1934 Act; (e) compliance with applicable requirements of the Conseil des Marches Financiers (the "CMF") and
                                                                    ---
the Commission des Operations de Bourse (the "COB") relating to the Parent
                                              ---
Shares to be issued in connection with the issuance of Parent ADSs pursuant to this Agreement and compliance with any other applicable French securities or takeover laws and regulations; (f) those that may be required solely by reason of the Company's (as opposed to any other third party's) participation in the transactions contemplated by this Agreement; (g) actions or filings which, if not taken or made, and consents, authorizations or orders which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on Parent; and (h) filings and notices not required to be made or given until after the Effective Time.

          SECTION 4.04.  Non-Contravention.
                         -----------------

          The execution, delivery and performance by Parent of this Agreement do not, and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby will not: (a) assuming the Parent Requisite Vote is obtained, contravene or conflict with the statuts, certificate of incorporation, bylaws or similar organizational documents of Parent or any of its Significant Subsidiaries; (b) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or Merger Subsidiary; (c) constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Parent or Merger Subsidiary or to a loss of any benefit to which Parent or Merger Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon Parent or Merger Subsidiary and which either has a term of more than one year or involves the payment or receipt of money in excess of $1,000,000 or any license, franchise, permit or other similar authorization held by Parent or Merger Subsidiary; or (d) result in the creation or imposition of any Lien on any asset of Parent or Merger Subsidiary, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

          SECTION 4.05.  Capitalization of Parent.
                         ------------------------

          (a) As of the close of business on December 31, 2000, 260,345,217 ordinary shares, nominal value 0.40 Euro per share, of Parent (the "Parent
                                                                    ------
Shares") were
------
issued and outstanding, and 6,151,350 Parent Shares were held in Parent's treasury. All the outstanding shares of Parent's capital stock are, and all shares which may be issued pursuant to Parent option plans will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except (i) as set forth in this Section 4.05, (ii) for debt securities of Parent convertible or exchangeable for 42,097,312 Parent Shares and having preferential subscription rights, (iii) for options to purchase an aggregate of 19,968,862 Parent Shares, and (iv) for warrants to purchase an aggregate of 5,034,041 Parent Shares, as of December 31, 2000 there were outstanding (x) no shares of capital stock or other voting securities of Parent, (y) no securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent, and (z) no options, warrants or other rights to acquire from Parent, and no preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of Parent, obligating Parent to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent or obligating Parent to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (including equity equivalents or stock appreciation rights) (the items in clauses (x), (y) and (z) being referred to collectively as the "Parent Securities"). Except as set forth
                                       -----------------
in Section 4.05(a) the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), as
                                               --------------------------
of the date of this Agreement, none of Parent or its Subsidiaries has any contractual obligation to redeem, repurchase or otherwise acquire any Parent Securities or any securities of any Parent Subsidiary, including as a result of the transactions contemplated by this Agreement.

          (b) Except as set forth in Section 4.05(b) of the Parent Disclosure Schedule, as of the date of this Agreement, there are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock of Parent or any of its Subsidiaries.

          SECTION 4.06.  COB Filings.
                         -----------

          As of its filing date, each report, schedule, form, statement or other document filed by Parent with the COB since December 31, 1999 (the "Parent COB
                                                                    ----------
Documents") (i) did not contain any untrue statement of a material fact or omit
---------
to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Parent COB Document and (ii) complied in all material respects with applicable French law relating to securities and stock exchanges and the applicable rules and regulations promulgated thereunder.

          SECTION 4.07.  Financial Statements.
                         --------------------

          The audited consolidated financial statements and consolidated interim financial statements of Parent included in the Parent COB Documents have been prepared in accordance with applicable French statutory and regulatory requirements applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

          SECTION 4.08.  Disclosure Documents.
                         --------------------

          (a) As of its filing date, each report, schedule, form, statement or other document filed by Parent with the SEC since February 23, 2000 (the "Parent
                                                                          ------
SEC Documents") (i) did not contain any untrue statement of a material fact or
-------------
omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Parent SEC Document and (ii) complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.

          (b)  The Registration Statement on Form F-4 of Parent (the "Form F-4")
                                                                      --------
to be filed with the SEC under the 1933 Act relating to the registration of Parent ADSs (including the Parent Shares underlying such Parent ADSs) in the Merger and any amendments or supplements thereto, will, when filed, subject to the last sentence of Section 4.08(c), comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act.

          (c) The proxy statement or other materials of Parent to be filed with the applicable regulatory authorities in connection with the Parent Shareholder Meeting, and any amendment or supplement thereto, (i) will not, at the date the proxy materials are first distributed or published or at the time the holders of Parent Shares vote on the Capital Increase, contain any untrue statement of a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, and (ii) will comply in all material respects with applicable French law relating to securities and stock exchanges and the applicable rules and regulations thereunder. No representation or warranty is made by Parent in this Section 4.08 with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

          (d) Neither the Form F-4 nor any amendment or supplement thereto will at the time it becomes effective under the 1933 Act or at the Effective Time contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty is made by Parent in this Section 4.08 with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

          SECTION 4.09.  Merger Subsidiary.
                         -----------------

          Merger Subsidiary is a newly-formed direct wholly-owned Subsidiary of Parent that has engaged in no business activities other than as specifically contemplated by this Agreement.

                                   ARTICLE 5

                                   Covenants

          SECTION 5.01.  Conduct of the Company.
                         ----------------------

          The Company covenants and agrees that, from the date hereof until the Effective Time, except as expressly provided otherwise in this Agreement, the Company and its Subsidiaries shall conduct their business (including funding the operations of circle.com) in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with customers, suppliers, creditors and business partners and shall use their reasonable best efforts to keep available the services of their present officers and employees; provided, however, that the Company shall not be deemed to be in breach of this Section 5.01 if any action or inaction by the Company in violation of this Section 5.01 is caused primarily by any action or inaction by Parent.

          SECTION 5.02.  Shareholder Meetings; Proxy Materials; Registration
                         ---------------------------------------------------
Statement.
---------

          (a) The Company shall cause a meeting of its shareholders (the "Company Shareholder Meeting") to be duly called and held as soon as reasonably
 ---------------------------
practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement (the "Company Shareholder Approval").
                                              ----------------------------
Except as provided in Section 5.03(c), the Company Board shall recommend approval and adoption of this Agreement by the Company's shareholders. In connection with the Company Shareholder Meeting, the Company will use its reasonable best efforts, subject to the immediately preceding sentence, to obtain the Company Shareholder Approval and otherwise comply with all legal requirements applicable to such meeting.

          (b)  Parent shall cause a meeting of its shareholders (the "Parent
                                                                      ------
Shareholder Meeting") to be duly called and held as soon as reasonably
-------------------
practicable after the date of this Agreement for the purpose of authorizing the Capital Increase and authorizing the Parent Board or any person designated by the Parent Board to determine the number of Parent Shares to be issued in connection with the Capital Increase (the "Parent Shareholder Approval"). The
                                           ---------------------------
Parent Board shall recommend approval and adoption of the Capital Increase. In connection with the Parent Shareholder Meeting, Parent will (x) promptly prepare and file with the applicable regulatory authorities any proxy statement or other materials necessary for such meeting, (y) use its reasonable best efforts to obtain the Parent Shareholder Approval and (z) otherwise comply with all legal requirements applicable to such meeting. The Parent Board shall take appropriate steps to determine, directly or through any person designated by the Parent Board, the number of Parent Shares to be issued in connection with the Capital Increase.

          (c) Parent shall promptly prepare and file with the SEC the Form F-4, containing a proxy statement (such proxy statement being the "Company Proxy
                                                              -------------
Statement") as part of a prospectus, in connection with (i) the registration
---------
under the 1933 Act of the Parent ADSs (including the Parent Shares underlying the Parent ADSs) issuable in connection with the Merger, (ii) the vote of the shareholders of the Company with respect to the Merger, and (iii) the other transactions contemplated by this Agreement. Parent agrees to provide the Company with an opportunity to review and comment on the Form F-4 and the Company Proxy Statement before filing. Parent agrees promptly to provide the Company with copies of all correspondence from and all responsive correspondence to the SEC regarding the Form F-4 and the Company Proxy Statement. Parent agrees promptly to notify the Company of all stop orders or threatened stop orders of which it becomes aware with respect to the Form F-4 and of the occurrence of any event prior to the Effective Time relating to Parent or its affiliates or any of its or their respective officers or directors discovered by Parent which should be set forth in an amendment to the Form F-4 or a supplement to the Company Proxy Statement. Subject to the terms and conditions of this Agreement, each of Parent and the Company shall use its reasonable best efforts to have or cause the Form F-4 to become effective under the 1933 Act as promptly as practicable after the Form F-4 is filed, and shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of Parent ADSs in the Merger. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Form F-4 shall have become effective, the Company shall mail the Company Proxy Statement to its shareholders, and the Company shall comply with the proxy solicitation rules and regulations under the 1934 Act in connection with the solicitation of such shareholders. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment to the Form F-4 or a supplement to the Company Proxy Statement, the Company shall promptly inform Parent.

          SECTION 5.03.  No Solicitation.
                         ----------------

          (a) From the date hereof until the termination hereof, the Company agrees that neither it nor any of its Subsidiaries nor any of the officers or directors of it or any of its Subsidiaries shall, and that it shall direct and use its best reasonable efforts to cause its and its Subsidiaries' officers, directors, employees, investment bankers, consultants and other agents not to, directly or indirectly, take any action to solicit, initiate, encourage or facilitate the making of any Acquisition Proposal (as defined below) or any inquiry with respect thereto or engage in discussions or negotiations with any person with respect thereto, or disclose any non-public information relating to the Company or any of its Subsidiaries, as the case may be, or afford access to the properties, books or records of the Company or any of its Subsidiaries to any person that has made any Acquisition Proposal; provided, that nothing contained in this
                                   --------
Section 5.03 shall prevent the Company, after providing prior notice thereof to Parent that it is taking such action, from furnishing non-public information to, or entering into discussions or negotiations with, any person in connection with an unsolicited bona fide Acquisition Proposal received from such person that the Special Committee or the Company Board determines in good faith could lead to a Superior Proposal, so long as (i) the Company has received prior to the date hereof an executed confidentiality agreement or prior to furnishing non-public information to, or entering into discussions or negotiations with, such person, the Company receives from such person an executed confidentiality agreement containing terms and conditions customary for transactions of this type, and
(ii) the Special Committee or the Company Board determines in good faith, based on such matters that it deems relevant, including the advice of independent legal counsel, that such action is necessary for the Special Committee or the Company Board to comply with its fiduciary duties to the holders of circle.com Common Stock under applicable law; provided, further, that nothing contained in
                                   --------  -------
this Agreement shall prevent the Company or its board of directors from complying with Rule 14e-2 or 14d-9 under the 1934 Act with regard to an Acquisition Proposal.

          (b) The Company will (i) promptly (and in no event later than 48 hours after the receipt of any Acquisition Proposal) notify (which notice shall be provided orally and in writing and shall identify the person making such Acquisition Proposal and set forth the material terms thereof) Parent after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any person that may be considering making, or has made, an Acquisition Proposal, and
(ii) keep Parent informed on a current basis of the status and content of any discussions or negotiations with any third party regarding any Acquisition Proposal. The Company will, and will cause the other applicable persons listed in the first sentence of Section 5.03(a) to, immediately cease and cause to be terminated all discussions and negotiations, if any, that have taken place prior to the date hereof with any parties with respect to any Acquisition Proposal.

          (c) Except as set forth in this Section 5.03(c), the Company Board shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of this Agreement, or any of the transactions contemplated hereby, including the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause the Company to enter into any agreement (including, without limitation, any letter of intent but excluding any confidentiality agreement) with respect to any Acquisition Proposal. Notwithstanding the foregoing, if the Special Committee, after consultation with and considering the advice of independent legal counsel, determines in good faith that it is necessary to do so in order to comply with its fiduciary duties under applicable law, it may (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, its approval and recommendation of this Agreement, or any of the transactions contemplated hereby, including the Merger, or (ii) approve or recommend, or propose publicly to approve or recommend, a Superior Proposal (as defined below), subject to the provisions set forth in the immediately following sentence. In the case of clause (ii), the Company may terminate this Agreement after receipt of a Superior Proposal only (A) after the expiration of ten (10) business days after the date on which the Company provides written notice to Parent advising that the Company Board has received a Superior Proposal, specifying the terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal and stating that the Special Committee, in good faith, is prepared to recommend approval of such Superior Proposal and the grounds for such determination, (B) if, in the event that during such ten (10) business days Parent makes a counter proposal to such Superior Proposal to the Company Board (the "Parent Counter Proposal"), the Company shall cause its
                    -----------------------
financial and legal advisors to negotiate in good faith with Parent for a period of not less than five (5) business days to make such changes to the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby, and (C) after such negotiation period with Parent regarding the Parent Counter Proposal, the Special Committee, after consultation with and considering the advice of independent legal and financial counsel, determines in good faith that the Parent Counter Proposal is not at least as favorable to the Company's stockholders as the Superior Proposal and is prepared in good faith to approve or recommend the Superior Proposal to the Company Board.

          For purposes of this Agreement, "Acquisition Proposal" means any offer
                                           --------------------
or proposal for, or any indication of interest in, the acquisition of all or a substantial portion of the business or assets of circle.com only (and no other material assets of the Company), whether through a direct or indirect purchase of assets or stock or through a merger or other business combination involving any Subsidiary of the Company, or through any tender offer, exchange offer or other purchase of stock that, if consummated, would result in any person beneficially owning 20% or more of the circle.com Common Stock, other than the transactions contemplated by this Agreement.

          For purposes of this Agreement, "Superior Proposal" means any bona
                                           -----------------
fide Acquisition Proposal (i) on terms that the Special Committee determines in its good faith judgment (after considering the advice of a financial advisor of nationally recognized reputation, taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable to the holders of circle.com Common Stock than this Agreement and the Merger taken as a whole, (ii) for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Special Committee, and
(iii) pursuant to which no less than 100% of the circle.com Common Stock is proposed to be acquired or would be subject to redemption pursuant to the provisions of the certificate of incorporation of the Company.

          SECTION 5.04.  Notice of Certain Events.
                         ------------------------

          (a)  The Company and Parent shall promptly notify each other of:

              (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement; and

              (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement.

          (b) The Company shall promptly notify Parent of any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement.

          (c) Parent shall promptly notify the Company of any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent or any Subsidiary of Parent which relate to the consummation of the transactions contemplated by this Agreement.

          SECTION 5.05.  Reasonable Best Efforts.
                         -----------------------

          Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement.

          SECTION 5.06.  Cooperation.
                         -----------

          Parent and the Company shall together, or pursuant to an allocation of responsibility to be agreed between them, coordinate and cooperate (i) in connection with the preparation of the Company Proxy Statement and the Form F-4,
(ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement or the Form F-4 and seeking timely to obtain any such actions, consents, approvals or waivers.

          SECTION 5.07.  Public Announcements.
                         --------------------

          So long as this Agreement is in effect, Parent and the Company will consult with each other before issuing any press release or making any SEC or COB filing or other public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or the requirements of any securities exchange, will not issue any such press release or make any such SEC filing or other public statement prior to such consultation and providing the other party with a reasonable opportunity to comment thereon.

          SECTION 5.08.  Further Assurances.
                         ------------------

          At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

          SECTION 5.09.  Director and Officer Liability.
                         ------------------------------

          From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, indemnify each person who is now, or has been at any time prior to the date hereof, an employee, agent, director or officer of the Company or of any of its Subsidiaries, its successors and assigns (individually an "Indemnified Party" and collectively the "Indemnified Parties"), to the
    -----------------                        -------------------
fullest extent such persons can be indemnified by the Company under applicable law with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense (including reasonable fees and expenses of legal counsel), against any Indemnified Party in his or her capacity as an employee, agent, officer or director of the Company or its Subsidiaries, whenever asserted or claimed, based in whole or in part on, or arising in whole or in part out of, any facts or circumstances occurring at or prior to the Effective Time whether commenced, asserted or claimed before or after the Effective Time, including, without limitation, liability arising under the 1933 Act, the 1934 Act or state law; provided, however, that the Surviving Corporation shall not be liable for any settlement or compromise effected without its written consent (which shall not be unreasonably withheld). In the event of any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense indemnified pursuant to the preceding sentence, Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties promptly after statements are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred. The Indemnified Parties as a group may retain only one law firm with respect to each matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

          Parent shall, or shall cause the Surviving Corporation to, maintain in effect for not less than six (6) years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries on the date hereof (provided that Parent may substitute therefor policies with reputable and financially sound carriers having at least the same coverage and amounts thereof and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to facts or circumstances occurring at or prior to the Effective Time; provided that if the aggregate annual premiums for such insurance during such six-year period shall exceed 300% of the per annum rate of the aggregate premium currently paid by the Company and its Subsidiaries for such insurance on the date of this Agreement, then Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, provide the most advantageous coverage that shall then be available at an annual premium equal to 300% of such rate. Parent agrees to pay all expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party in successfully enforcing the indemnity or other obligations under this Section 5.09. The rights under this Section 5.09 are in addition to rights that an Indemnified Party may have under the certificate of incorporation, bylaws, or other similar organizational documents of the Company or any of its Subsidiaries or the DGCL. The rights under this Section 5.09 shall survive consummation of the Merger and are expressly intended to benefit each Indemnified Party. Parent agrees to cause the Surviving Corporation and any of its Subsidiaries (or their successors) to maintain in effect for a period of six
(6) years the provisions of its articles of incorporation or bylaws or similar organizational documents providing for indemnification of Indemnified Parties, with respect to facts or circumstances occurring at or prior to the Effective Time, to the fullest extent provided by law.

          SECTION 5.10.  Obligations of Merger Subsidiary.
                         --------------------------------

          Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

          SECTION 5.11.  Listing.
                         -------

          Parent shall use its reasonable best efforts to cause the Parent ADSs to be issued in connection with the Merger to be approved for listing, subject to official notice of issuance, on The Nasdaq Stock Market's National Market System, on or prior to the day immediately preceding the Closing Date.

          SECTION 5.12.  Tax Treatment.
                         -------------

          Each of Parent and the Company shall not take any action and shall not fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          SECTION 5.13.  Third Party Consents.
                         --------------------

          (a) The Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain any third party consents, approvals or waivers (i) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, or (ii) required to prevent a Material Adverse Effect on the Company from occurring prior to or after the Effective Time or a Material Adverse Effect on Parent from occurring prior to or after the Effective Time.

          (b) In the event that any party shall fail to obtain any third party consent, approval or waiver described in subsection (a) above, such party shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other parties hereto, to minimize any adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent, approval or waiver.

                                   ARTICLE 6

                           Conditions to the Merger

         SECTION 6.01.  Conditions to the Obligations of Each Party.
                        -------------------------------------------

          The obligations of the Company and Parent to consummate the Merger are subject to the satisfaction (or waiver by the party for whose benefit the applicable condition exists, provided that in the case of the Company, such waiver shall be upon the recommendation of the Special Committee) of the following conditions:

          (a) (i) this Agreement and the transactions contemplated hereby, including the Merger, shall have been approved and adopted by the shareholders of the Company by the Company Requisite Vote, (ii) the Capital Increase shall have been approved by the shareholders of Parent by the Parent Requisite Vote,
(iii) the holders of each class of convertible debt of Parent currently outstanding shall have waived their preferential subscription rights in connection with the transactions contemplated by this Agreement, and (iv) the number of Parent Shares to be issued in connection with the Capital Increase shall have been determined by the Parent Board or any person duly designated by the Parent Board to determine such number;

          (b) all consents, waivers, approvals and authorizations required to be obtained under any applicable Antitrust Law (as defined in Section 8.01(a)) shall have been obtained, and all filings or notices required to be made by the Company, Parent or any of their Subsidiaries under any other applicable Antitrust Law in connection with the transactions contemplated in this Agreement shall have been made with all required Governmental Authorities, except for such consents, waivers, approvals or authorizations which the failure to obtain, or such filings or notices which the failure to make, would not have a Material Adverse Effect on the Company, Parent or the Surviving Corporation;

          (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Merger;

          (d) the Form F-4 shall have been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Form F-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC and (ii) Parent shall have received appropriate decisions and visas from the CMF and the COB; and

          (e) the Parent ADSs to be issued in the Merger shall have been approved for listing on The Nasdaq Stock Market's National Market System, subject to official notice of issuance.

          (f) Parent and the Company shall have received an opinion from Hogan & Hartson L.L.P., counsel to Parent, or such other counsel as is reasonably acceptable to Parent and the Company, in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, substantially to the effect that the Merger should constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code. In rendering such opinion, Hogan & Hartson L.L.P. may rely upon representations contained in certificates of officers of Parent, Merger Subsidiary and the Company.

          SECTION 6.02.  Conditions to the Obligations of Parent and Merger
                         --------------------------------------------------
Subsidiary.
----------

          The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or waiver by Parent) of the following further condition:

          (i) The Company shall have performed in all material respects all of its obligations and complied in all material respects with all of its covenants hereunder required to be performed or complied with by it at or prior to the Closing Date and (ii) the representations and warranties of the Company contained in this Agreement (which representations and warranties shall be deemed, for purposes of this condition, to include any qualifications with respect to materiality, including references to Material Adverse Effect) other than the representations and warranties set forth in Sections 3.04 and 3.05 shall be true and correct at and as of the Closing Date, as if made at and as of such time (other than representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not have a Material Adverse Effect on the Company; and Parent shall have received a certificate signed by an executive officer of the Company to the effect set forth in clauses (i) and (ii).

          SECTION 6.03.  Conditions to the Obligations of the Company.
                         --------------------------------------------

          The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company upon recommendation of the Special Committee) of the following further condition:

          (i) Parent shall have performed in all material respects all of its obligations and complied in all material respects with all of its covenants hereunder required to be performed or complied with by it at or prior to the Closing Date and (ii) the representations and warranties of Parent contained in this Agreement (which representations and warranties shall be deemed, for purposes of this condition, to include any qualifications with respect to materiality, including references to Material Adverse Effect) shall be true and correct at and as of the Closing Date, as if made at and as of such time (other than representations and warranties that address matters only as of a particular date which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Parent; and the Company shall have received a certificate signed by an executive officer of Parent to the effect set forth in clauses (i) and (ii).


                                   ARTICLE 7


                                  Termination

          SECTION 7.01.  Termination.
                         -----------

          This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company or Parent):

          (a) by mutual written consent of the Company, upon recommendation of the Special Committee, and Parent; or

          (b) by either the Company, upon recommendation of the Special Committee, or Parent:

                (i) if the Merger has not been consummated by September 30, 2001 (the "End Date"); provided that the right to terminate this Agreement under
           --------
this Section 7.01(b)(i) shall not be available to any party whose failure to fulfill its obligations or to comply with its covenants under this Agreement in all material respects has been the cause of, or resulted in, the failure of the Merger to be consummated by the End Date; or

                (ii) if the Company Shareholder Approval shall not have been obtained by reason of the failure to obtain the Company Requisite Vote at a duly held meeting of shareholders or any adjournment thereof; or

                (iii) if the Parent Shareholder Approval shall not have been obtained by reason of the failure to obtain the Parent Requisite Vote at a duly held meeting of shareholders or any adjournment thereof; or

               (iv) (so long as such party has complied in all material respects with its obligations under this Agreement), if consummation of the Merger would be prohibited by any law or regulation or if any injunction, judgment, order or decree enjoining the Company or Parent from consummating the Merger is entered and such injunction, judgment, order or decree shall become final and nonappealable; or

          (c)  by the Company, upon recommendation of the Special Committee:

               (i) if the Company Board shall have received an Acquisition Proposal which the Company Board, acting through the Special Committee, has determined in good faith is a Superior Proposal and the Special Committee is prepared in good faith to approve or recommend the transactions contemplated by such Superior Proposal after complying with Section 5.03(c) (including, without limitation, the expiration of the ten (10) business day period set forth therein); provided that it shall be a condition to the effectiveness of such termination that the Company shall have made provisions for the payment referred to in Section 7.03(b) hereof;

               (ii) upon a breach of any representation, warranty, covenant or agreement of Parent, or if any representation or warranty of Parent shall become untrue, in either case which breach or misrepresentation or warranty shall not have been cured within 30 days following written notice from the Company such that the conditions set forth in Section 6.03 would be incapable of being satisfied by the End Date; or

               (iii) if the Parent Board shall have withdrawn or modified, or publicly proposed to withdraw or modify, in a manner adverse to the Company, its approval or recommendation of the Capital Increase; or

          (d)  by Parent:

               (i) if the Company Board or Special Committee shall have (A) withdrawn or modified, or publicly proposed to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of the Merger and this Agreement or (B) approved or recommended, or proposed to approve or recommend, any Acquisition Proposal; or

               (ii) upon a breach of any representation, warranty, covenant or agreement of the Company other than representations and warranties in Sections
3.04 and 3.05, or if any representation or warranty of the Company, other than representations and warranties set forth in Sections 3.04 and 3.05, shall become untrue, in either case which breach or misrepresentation or warranty shall not have been cured within 30 days following written notice from Parent such that the conditions set forth in Section 6.02(a) would be incapable of being satisfied by the End Date.

          The party desiring to terminate this Agreement pursuant to clauses
(b), (c) or (d) of this Section 7.01 shall give written notice of such termination to the other party in accordance with Section 8.02, specifying the provision hereof pursuant to which such termination is effected.

          SECTION 7.02.  Effect of Termination.
                         ---------------------

          If this Agreement is terminated pursuant to Section 7.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in this Section 7.02 and in Sections 7.03, 8.01, 8.06, 8.07, 8.08 and 8.09 shall survive the termination hereof and (b) no such termination shall relieve any party of any liability or damages resulting from any material breach by that party of this Agreement.

          SECTION 7.03.  Payments.
                         --------

          (a) Except as otherwise specified in this Section 7.03 or agreed in writing by the parties, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense.

          (b) If the Company shall terminate this Agreement pursuant to Section 7.01(c)(i) hereof and the Company shall, within 12 months thereafter, consummate an Acquisition Proposal (other than an Acquisition Proposal in which the Parent or one or more of its Subsidiaries retain ownership of all or substantially all of the business or assets of c.com), the Company shall allocate on the books and records of circle.com a charge in an amount equal to $800,000 (inclusive of value added tax, if any), all of which amount shall be allocated to circle.com and paid directly to Parent in lieu of expense reimbursement.

                                   ARTICLE 8


                                 Miscellaneous
                                 -------------

          SECTION 8.01.  Certain Definitions.
                         -------------------

          For purposes of this Agreement, the following terms shall have the meanings specified in this Section 8.01:

          (a)  "Antitrust Law" means the Sherman Act, as amended, the Clayton
                -------------
Act, as amended, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

          (b)  "know" or "knowledge" means, with respect to the Company, the
                ----      ---------
actual knowledge of the Company's executive officers, and with respect to Parent and Merger Subsidiary, the actual knowledge Parent's executive directors.

          (c)  "Material Adverse Effect" with respect to the Company or Parent,
                -----------------------
as the case may be, means any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances or effects, is or is reasonably likely to be materially adverse to (i) the assets, properties, condition (financial or otherwise), or results of operations of such person and its Subsidiaries, taken as a whole, or (ii) the ability of such person to perform its obligations under or to consummate the transactions contemplated by this Agreement, provided that none of the following shall constitute a Material Adverse Effect: (i) occurrences affecting the Company's or Parent's or any of their respective Subsidiaries' businesses as a result of the announcement of the execution of this Agreement; (ii) general economic conditions; (iii) any changes generally affecting the industries in which the Company and its Subsidiaries or Parent and its Subsidiaries operate; or (iv) changes in the Company's business after the date hereof attributable solely to actions taken by Parent.

          (d)  "person" means an individual, corporation, limited liability
                ------
company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the 1934 Act).

          (e)  "Significant Subsidiaries" of a person mean the subsidiaries of
                ------------------------
such person that are "significant subsidiaries," as such term is defined in
Section 1-02 of Regulation S-X under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 Act"),
                                                                    --------
as currently in effect; provided, however, that with regard to Parent, Significant Subsidiaries shall not include the Company or any of its Subsidiaries.

          (f)  "Subsidiary" means, when used with reference to any entity, any
                ----------
corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other subsidiary of such party is a general or managing partner or (ii) the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries.

          (g)  "Taxes" (including the term "Tax") means any and all taxes,
                -----                       ---
charges, fees, levies or other similar assessments imposed by the Internal Revenue Service or any other taxing authority (whether domestic or foreign) (a "Taxing Authority"), and such term shall include any interest, penalties or
 ----------------
additional amounts with respect to any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document,
                    ----------
declaration or other information or filing required to be supplied to any Taxing Authority (foreign or domestic) with respect to Taxes.

          SECTION 8.02.  Notices.
                         -------

          All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given:

          if to Parent or Merger Subsidiary, to:

          Havas Advertising
          84, rue de Villiers
          92683 Levallois-Perret Cedex
          France

          Attention:  Chief Financial Officer

          with a copy to:

          Hogan & Hartson L.L.P.
          555 13th Street, N.W.
          Washington, D.C.  20004

          Attention:  Bruce W. Gilchrist
                      J. Warren Gorrell, Jr.

          if to the Company, to:

          Snyder Communications, Inc.
          Two Democracy Center
          6903 Rockledge Drive
          Bethesda, Maryland  20817

          Attention:  Chief Financial Officer

          with a copy to:

          Wilmer, Cutler & Pickering
          2445 M Street, N.W.
          Washington, D.C.  20037

          Attention:  Richard W. Cass

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.02 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 8.02.

          SECTION 8.03.  Entire Agreement; Non-Survival of Representations and
                         -----------------------------------------------------
Warranties; Third Party Beneficiaries.
--------------------------------------

          (a) This Agreement (including any exhibits hereto) and the other agreements referred to in this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to such subject matter. None of this Agreement or any other agreement contemplated hereby or thereby (or any provision hereof or thereof) is intended to confer on any person other than the parties hereto or thereto any rights or remedies (except that Article 1 and Section 5.09 are intended to confer rights and remedies on the persons specified therein).

          (b) The representations and warranties contained herein or in any schedule, instrument or other writing delivered pursuant hereto shall not survive the Effective Time.

          SECTION 8.04.  Amendments; No Waivers.
                         ----------------------

          (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing or signed in the case of amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; signed, in the case of an amendment, by the Company and Parent or, in the provided that after the adoption of this Agreement by the shareholders of the Company, there shall be made no amendment that by law requires further approval by shareholders without the further approval of such shareholders.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 8.05.  Successors and Assigns.
                         ----------------------

          The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties hereto.

          SECTION 8.06.  Governing Law.
                         -------------

          This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to the choice of law principles thereof; provided, however, that the provisions of this Agreement relating to the Capital Increase shall be construed in accordance with and governed by the laws of France to the extent applicable.

          SECTION 8.07.  Jurisdiction.
                         ------------

          Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any Federal court located in the State of Delaware or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 8.02, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

          SECTION 8.08.  Counterparts; Effectiveness.
                         ---------------------------

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

          SECTION 8.09.  Interpretation.
                         --------------

          When a reference is made in this Agreement to a Section or Disclosure Schedule, such reference shall be to a Section of this Agreement or to the Company Disclosure Schedule or Parent Disclosure Schedule as applicable, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include",
                                                                 -------
"includes" or "including" are used in this Agreement they shall be deemed to be
 --------      ---------
followed by the words "without limitation".
                       ------------------

          SECTION 8.10.  Severability.
                         ------------

          If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term, provision, covenant or restriction of this Agreement is invalid, void, unenforceable or against regulatory policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 8.11.  Specific Performance.
                         --------------------

          The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

          SECTION 8.12.  Joint and Several Liability.
                         ---------------------------

          Parent and Merger Subsidiary hereby agree that they will be jointly and severally liable for all covenants, agreements, obligations and representations and warranties made by either of them in this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        HAVAS ADVERTISING

                                        By:    /s/ Jacques Herail
                                           -------------------------------------
                                        Name:  Jacques Herail
                                        Title: Managing Director and Chief
                                               Financial Officer


                                        HAS ACQUISITION II CORPORATION

                                        By:    /s/ Jacques Herail
                                           -------------------------------------
                                        Name:  Jacques Herail
                                        Title: Senior Vice President


                                        SNYDER COMMUNICATIONS, INC.

                                        By:    /s/ Alain de Pouzilhac
                                           -------------------------------------
                                        Name:  Alain de Pouzilhac
                                        Title: Chairman and Chief Executive
                                               Officer

                                                                         Annex B

February 5, 2001



To The Special Committee of the Board of Directors of Snyder Communications, Inc.


Ladies and Gentlemen:

We understand that Havas Advertising has made an offer pursuant to which all of the shares of common stock of circle.com (the "Company") not owned by Snyder Communications, Inc. ("Snyder") will be converted into Havas Advertising American Depositary Shares (ADSs) at a value of $1.27 per share. We further understand that each share of circle.com common stock will be converted into ADSs based upon an exchange ratio as defined in the Agreement and Plan of Merger, as hereinafter defined. Finally, we also understand that the Exchange Ratio is subject to a Lower Collar Amount and a Higher Collar Amount, as defined in the Agreement and Plan of Merger. Such transaction is referred to herein as the "Transaction." It is our understanding that the Board of Directors of Snyder formed a special committee (the "Committee") to consider certain matters relating to the Transaction.

You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     1. reviewed Snyder audited financial statements for the fiscal years ended December 31, 1996, 1997, 1998, and 1999, and the unaudited financial statements for the nine months ended September 30, 1999 and 2000, which Snyder's management has identified as being the most current financial statements available;

     2. reviewed Havas' audited financial statements for the fiscal years ended December 31, 1998, and 1999, which Havas management has identified as being the most current financial statements available;

     3.   reviewed the Offer Letter dated as of December 20, 2000;

     4. reviewed the Agreement and Plan of Merger, dated February 5, 2001, by and between Havas Advertising, Merger Sub and Snyder;

To The Special Committee of the Board of Directors
   of Snyder Communications, Inc.
February 5, 2001
                                                                          Page 2

     5. spoke with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

     6. reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ending December 31, 2001, 2002 and 2003;

     7. reviewed certain publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

     8. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by holders of circle.com securities, other than Snyder, in connection with the Transaction is fair to them from a financial point of view.



HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.   Indemnification of Directors and Officers.

1. The French Commercial Code prohibits a company from indemnifying its directors and officers against their liabilities, as described above. However, if a director or officer is sued by a third party and ultimately prevails in the litigation on all counts, but is nevertheless required to bear attorneys' fees and costs, the company can in specified circumstances reimburse those fees and costs under an indemnification arrangement with the director or officer. Any indemnification arrangement between Havas Advertising and any of its directors or officers must be approved by Havas Advertising's shareholders.

2. The French Commercial Code permits a company to purchase directors and officers insurance for all or part of the members of its management. A French corporation is responsible to third parties for the consequences of the decisions of its management board. However, if those decisions qualify as mismanagement, the relevant member of the management board may have to fully or partly indemnify the company. Havas Advertising has purchased insurance for all of its directors.

Item 21.   Exhibits and Financial Statement Schedules.


Exhibit No.                 Description
----------- -------------------------------------------------------------------------------------------------
   2.1      Agreement and Plan of Merger dated February 5, 2001 among Havas Advertising, HAS Acquisition II
            Corporation and Snyder Communications (attached as Annex A to the prospectus/proxy statement included in this registration statement)).
   2.2      Amended and Restated Agreement and Plan of Merger dated as of August 3, 2000 among Havas
            Advertising, HAS Acquisition Corporation and Snyder Communications (incorporated by reference to
            Exhibit 2.1 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
   2.3      Merger Agreement dated as of November 29, 1998 between Advertising Antwerpen B.V., Cantabro
            Catalana de Inversiones, S.A., Compania de Cartera e Inversiones, S.A., Deya, S.A., Havas
            Advertising, Invermaro, S.A., Inversiones y Servicios Publicitarios, S.A. and Calle Arcos, S.L.
            (incorporated by reference to Exhibit 2.2 to Havas Advertising's registration statement on Form
            F-4 (Reg. No. 333-43362)).
   2.4      Supplemental and Amendment Agreement to the Merger Agreement dated March 22, 1999 between
            Advertising Antwerpen B.V., Cantabro Catalana de Inversiones, S.A., Compania de Catera e
            Inversiones, S.A., Deya, S.A., Havas Advertising S.A., Invermaro, SL, Inversiones y Servicios
            Publicitarios, S.A. and Calle Arcos, S.L. (incorporated by reference to Exhibit 2.3 to Havas
            Advertising's registration statement on Form F-4 (Reg. No. 333-43362).
   2.5      Second Supplemental and Amendment Agreement to the Merger Agreement dated October 5, 1999 between Advertising Antwerpen B.V., Cantabro Catalana de Inversiones, S.A., Compania de Cartera e
            Inversiones, S.A., Deya, S.A., Havas Advertising S.A., Havas Advertising International S.A.,
            Martinez-Rovira Family and Media Planning Group S.A. (incorporated by reference to Exhibit 2.4 to
            Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
   2.6      Contribution Agreement dated as of March 22, 1999 by and among Advertising Antwerpen B.V., Calle
            Arcos, S.L., Cantabro Catalana de Inversiones, S.A., Compania de Cartera e Inversiones, S.A.,
            Deya, S.A., Havas Advertising, Martinez-Rovira, Invermaro, S.L. and Inversiones y Servicios
            Publicitarios, S.A. (incorporated by reference to Exhibit 2.5 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
   2.7      Agreement to Contribute dated as of January 20, 2001 between Advertising Antwerpen B.V., Banco
            Santander Central Hispano, S.A., Compania de Cartera e Inversiones S.A., Deya S.A., Mr. Jose
            Martinez-Rovira Vidal, Mrs. Maria Luisa Munoz Alvarez, Mrs. Cristina Martinez-Rovia Munoz, Mrs.
            Sandra Martinez-Rovira Munoz and Havas Advertising S.A.
   3.1      Statuts (Articles of Association) of Havas Advertising (English translation) (incorporated by reference to Exhibit 3.1 to Havas Advertising's registration statement on Form F-4 (Reg. No.
            333-43362)).
   4.1      Form of Deposit Agreement among Havas Advertising, Morgan Guaranty Trust Company of New York and
            all holders from time to time of Havas Advertising ADSs (incorporated by reference to Exhibit 4.1 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).


Exhibit No.                 Description
----------- -------------------------------------------------------------------------------------------------
   4.2      Note d'Operation (Prospectus) dated February 3, 1999 for the issuance of convertible bonds by
            Havas Advertising (incorporated by reference to Exhibit 4.2 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
   4.3      Note d'Operation (Prospectus) dated December 12, 2000 for the issuance of convertible bonds by
            Havas Advertising.
   5.1      Opinion of Clifford Chance Selafa regarding the validity of the securities being registered.
   8.1      Form of Opinion of Hogan & Hartson L.L.P. regarding the United States tax consequences of the merger.
   9.1      Parent Stockholder Voting Agreement dated as of February 20, 2000 by and among Snyder
            Communications and Vivendi Universal Publishing (incorporated by reference to Exhibit 9.1 to
            Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
  10.1      Shareholders Agreement dated as of March 22, 1999 executed among Advertising Antwerpen B.V.,
            Calle Arcos, S.L., Cantabro Catalana de Inversiones, S.A., Compania de Cartera e Inversiones,
            S.A., Deya, S.A., Havas Advertising, Invermaro S.L. and Martinez-Rovira Family (incorporated by reference to Exhibit 10.1 to Havas Advertising's registration statement on Form F-4 (Reg. No.
            333-43362)).
  10.2      Amended and Restated Company Stockholder Voting Agreement dated as of August 18, 2000 by and among Havas Advertising and each of the signatories thereto (incorporated by reference to Exhibit
            10.2 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
  10.3      Agreement of Lease dated as of March 5, 1987 between The Rector, Churchwardens and Vestrymen of
            Trinity Church in the City of New York and Della Femina Travisano & Partners, Inc., as amended as of March 28, 1998, April 1, 1989 and September 1, 1992 (incorporated by reference to Exhibit 10.3 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
  10.4      Lease Guaranty Agreement dated April 15, 1993 by Euro RSCG in favor of the Rector, Church-Wardens and Vestrymen of Trinity Church in the City of New York (incorporated by reference to Exhibit
            10.4 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
  10.5      Commercial Lease Agreement dated July 21, 1993 by and between Total Raffinage Distribution and
            Euro RSCG Worldwide (incorporated by reference to Exhibit 10.5 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
  10.6      Trademark License Agreement dated December 7, 1999 by and between Havas S.A. and Havas
            Advertising (incorporated by reference to Exhibit 10.6 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
  10.7      Gratis Allocation of Warrants dated as of April 14, 1998 to the shareholders of record of Havas
            Advertising (incorporated by reference to Exhibit 10.7 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
  10.8      Put Option Agreement dated as of March 22, 1999 by and among Deya, S.A., Advertising Antwerpen
            B.V., Cantabro Catalana de Inversiones, S.A., Compania de Cartera e Inversiones, S.A., Calle
            Arcos, S.L., Invermaro, S.L., Martinez-Rovira and Havas Advertising (incorporated by reference to
            Exhibit 10.8 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
  10.9      Guaranty dated as of February 20, 2000 by EDWB North America, Inc., in favor of Snyder
            Communications (incorporated by reference to Exhibit 10.9 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
 10.10      U.S. $400,000,000 Multicurrency Term Loan Facility dated as of May 18, 2000 among Havas
            Advertising, Havas Advertising International SA, HAS Acquisition Corp. and EWDB North America
            Inc., as borrowers, the guarantors listed in Schedule 2 to the Loan Facility, as guarantors, the lenders listed in Schedule 1 to the Loan Facility, J.P. Morgan Securities Ltd. and Societe
            Generale, as arrangers and Morgan Guaranty Trust Company of New York, as agent (incorporated by reference to Exhibit 10.10 to Havas Advertising's registration statement on Form F-4 (Reg. No.
            333-43362)).
 10.11      Loan Amendment Agreement dated as of June 15, 2000 among Havas Advertising, as borrower's agent,
            Morgan Guaranty Trust Company of New York and Societe Generale, as lenders, J.P. Morgan
            Securities Ltd. and Societe Generale, as arrangers, and Morgan Guaranty Trust Company of New
            York, as agent (incorporated by reference to Exhibit 10.11 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).



Exhibit No.                 Description
----------- -------------------------------------------------------------------------------------------------
 10.12      Guarantee and Indemnity dated as of June 15, 2000 among Havas Advertising, Havas Advertising
            International SA, HAS Acquisition Corp., EWDB North America Inc. and Evelink plc, as guarantors, and Morgan Guaranty Trust Company of New York, as agent (incorporated by reference to Exhibit
            10.12 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
 10.13      Trademark License Agreement dated October 2, 2000 by and between Havas S.A., and Havas
            Advertising.
  21.1      Subsidiaries of registrant.
  23.1      Consent of Barbier Frinault & Associes, a member firm of Andersen Worldwide, with respect to the consolidated financial statements of Havas Advertising.
  23.2      Consent of Arthur Andersen & cia S.Com., a member firm of Andersen Worldwide, with respect to the consolidated financial statements of Media Planning, S.A.
  23.3      Consent of Arthur Andersen LLP with respect to the consolidated financial statements of Snyder
            Communications.
  23.4      Consent of Houlihan Lokey Howard & Zukin.
  23.5      Consent of Clifford Chance Selafa (included in Exhibit 5.1).
  23.6      Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1).
  23.7      Consent of Clifford Chance Selafa.
  24.1      Power of Attorney (included on signature page).
  99.1      Opinion of Houlihan Lokey Howard & Zukin (attached as Annex B to the prospectus/proxy statement included in this registration statement).

Item 22.  Undertakings.

  The undersigned registrant hereby undertakes:

  (a) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration from with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (c) That every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (e) To (i) respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (f) To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not subject of and included in the registration statement when it became effective.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Levallois-Perret, France, on April 30, 2001.

                                 HAVAS ADVERTISING


                                 By:  /s/ Jacques Herail
                                      ----------------------
                                 Name: Jacques Herail
                                 Its:  Managing Director and Chief Financial
                                         Officer


                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jacques Herail, Alain Camon and R. John Cooper, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statement and any and all amendments thereto.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


             Signature                                      Title                               Date
------------------------------------      ---------------------------------------    ------------------------
 /s/ Alain De  Pouzilhac                    Chairman of the Board of Directors           April 30, 2001
------------------------------------        and Chief Executive Officer
     Alain de Pouzilhac                     (Principal Executive Officer)

 /s/ Michael Boutinard Rouelle              Director                                     April 30, 2001
------------------------------------
     Michel Boutinard Rouelle

 /s/ Jean-Michael Carlo                     Director                                     April 30, 2001
------------------------------------
     Jean-Michel Carlo

 /s/ Alain Cayzac                           Director                                     April 30, 2001
------------------------------------
     Alain Cayzac

/s/ Richard Colker                          Director                                     April 30, 2001
------------------------------------
    Richard Colker

  /s/ Nicolas Duhamel                       Director                                     April 30, 2001
------------------------------------
     Nicolas Duhamel



 /s/ Ed Eskandarian                         Director                                     April 30, 2001
------------------------------------
     Ed Eskandarian

/s/ Pierre Lescure                          Director                                     April 30, 2001
------------------------------------
       Pierre Lescure

 /s/ Patrick Soulard                        Director                                     April 30, 2001
------------------------------------
     Patrick Soulard

 /s/ Jacques Mayoux                         Director                                     April 30, 2001
------------------------------------
     Jacques Mayoux

 /s/ Thierry Meyer                          Director                                     April 30, 2001
------------------------------------
     Thierry Meyer

 /s/ Jean-Laurent Nabet                     Director                                     April 30, 2001
------------------------------------
      Jean-Laurent Nabet

 /s/ Bob Schmetterer                        Director                                     April 30, 2001
------------------------------------
      Bob Schmetterer

                                            Director                                     April __, 2001
------------------------------------
        Jacques Seguela

 /s/ Fernando Rodes Vila                    Director                                     April 30, 2001
------------------------------------
     Fernando Rodes Vila

 /s/ Eric Licoys                            Director                                     April 30, 2001
------------------------------------
     Vivendi Universal Publishing,
      represented by Eric Licoys

 /s/ Clement Vatori                         Director                                     April 30, 2001
------------------------------------
              SOCIF,
   represented by Clement Vaturi

 /s/ Jacques Herail                         Chief Financial Officer (Principal           April 30, 2001
------------------------------------        Financial Officer)
     Jacques Herail

 /s/ Alain Camon                            (Principal Accounting Officer)               April 30, 2001
------------------------------------
     Alain Camon

 /s/ R. John Cooper                         Authorized Representative in the U.S.        April 30, 2001
------------------------------------
     R. John Cooper

                                 Exhibit Index


Exhibit No.                                              Description
------------   ------------------------------------------------------------------------------------------------
    2.1        Agreement and Plan of Merger dated February 5, 2001 among Havas Advertising, HAS Acquisition II
               Corporation and Snyder Communications (attached as Annex A to the prospectus/ proxy statement included in this registration statement)).
    2.2        Amended and Restated Agreement and Plan of Merger dated as of August 3, 2000 among Havas
               Advertising, HAS Acquisition Corporation and Snyder Communications (incorporated by reference to
               Exhibit 2.1 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
    2.3        Merger Agreement dated as of November 29, 1998 between Advertising Antwerpen B.V., Cantabro
               Catalana de Inversiones, S.A., Compania de Cartera e Inversiones, S.A., Deya, S.A., Havas
               Advertising, Invermaro, S.A., Inversiones y Servicios Publicitarios, S.A. and Calle Arcos, S.L.
               (incorporated by reference to Exhibit 2.2 to Havas Advertising's registration statement on Form
               F-4 (Reg. No. 333-43362)).
    2.4        Supplemental and Amendment Agreement to the Merger Agreement dated March 22, 1999 between
               Advertising Antwerpen B.V., Cantabro Catalana de Inversiones, S.A., Compania de Catera e
               Inversiones, S.A., Deya, S.A., Havas Advertising S.A., Invermaro, SL, Inversiones y Servicios
               Publicitarios, S.A. and Calle Arcos, S.L. (incorporated by reference to Exhibit 2.3 to Havas
               Advertising's registration statement on Form F-4 (Reg. No. 333-43362).
    2.5        Second Supplemental and Amendment Agreement to the Merger Agreement dated October 5, 1999 between
               Advertising Antwerpen B.V., Cantabro Catalana de Inversiones, S.A., Compania de Cartera e
               Inversiones, S.A., Deya, S.A., Havas Advertising S.A., Havas Advertising International S.A.,
               Martinez-Rovira Family and Media Planning Group S.A. (incorporated by reference to Exhibit 2.4 to
               Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
    2.6        Contribution Agreement dated as of March 22, 1999 by and among Advertising Antwerpen B.V., Calle
               Arcos, S.L., Cantabro Catalana de Inversiones, S.A., Compania de Cartera e Inversiones, S.A.,
               Deya, S.A., Havas Advertising, Martinez-Rovira, Invermaro, S.L. and Inversiones y Servicios
               Publicitarios, S.A. (incorporated by reference to Exhibit 2.5 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
    2.7        Agreement to Contribute dated as of January 20, 2001 between Havas Advertising and Advertising
               Antwerpen B.V., Banco Santander Central Hispano, S.A., Compania de Cartera e Inversiones S.A.,
               Deya S.A., Mr. Jose Martinez-Rovira Vidal, Mrs. Maria Luisa Munoz Alvarez, Mrs. Cristina
               Martinez-Rovira Munoz, Mrs. Sandra Martinez-Rovira Munoz and Havas Advertising S.A.
    3.1        Statuts (Articles of Association) of Havas Advertising (English translation) (incorporated by reference to Exhibit 3.1 to Havas Advertising's registration statement on Form F-4 (Reg. No.
               333-43362)).
    4.1        Form of Deposit Agreement among Havas Advertising, Morgan Guaranty Trust Company of New York and
               all holders from time to time of Havas Advertising ADSs (incorporated by reference to Exhibit 4.1 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
    4.2        Note d'Operation (Prospectus) dated February 3, 1999 for the issuance of convertible bonds by
               Havas Advertising (incorporated by reference to Exhibit 4.2 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
    4.3        Note d'Operation (Prospectus) dated December 12, 2000 for the issuance of convertible bonds by
               Havas Advertising.
    5.1        Opinion of Clifford Chance Selafa regarding the validity of the securities being registered.
    8.1        Form of Opinion of Hogan & Hartson L.L.P. regarding the United States tax consequences of the merger.
    9.1        Parent Stockholder Voting Agreement dated as of February 20, 2000 by and among Snyder
               Communications and Vivendi Universal Publishing (incorporated by reference to Exhibit 9.1 to
               Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
   10.1        Shareholders Agreement dated as of March 22, 1999 executed among Advertising Antwerpen B.V.,
               Calle Arcos, S.L., Cantabro Catalana de Inversiones, S.A., Compania de Cartera e Inversiones,
               S.A., Deya, S.A., Havas Advertising, Invermaro S.L. and Martinez-Rovira Family (incorporated by reference to Exhibit 10.1 to Havas Advertising's registration statement on Form F-4 (Reg. No.
               333-43362)).


Exhibit No.                                              Description
------------   ------------------------------------------------------------------------------------------------
   10.2        Amended and Restated Company Stockholder Voting Agreement dated as of August 18, 2000 by and among Havas Advertising and each of the signatories thereto (incorporated by reference to Exhibit
               10.2 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
   10.3        Agreement of Lease dated as of March 5, 1987 between The Rector, Churchwardens and Vestrymen of
               Trinity Church in the City of New York and Della Femina Travisano & Partners, Inc., as amended as of March 28, 1998, April 1, 1989 and September 1, 1992 (incorporated by reference to Exhibit 10.3 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
   10.4        Lease Guaranty Agreement dated April 15, 1993 by Euro RSCG in favor of the Rector, Church-Wardens and Vestrymen of Trinity Church in the City of New York (incorporated by reference to Exhibit
               10.4 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
   10.5        Commercial Lease Agreement dated July 21, 1993 by and between Total Raffinage Distribution and
               Euro RSCG Worldwide (incorporated by reference to Exhibit 10.5 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
   10.6        Trademark License Agreement dated December 7, 1999 by and between Havas S.A. and Havas
               Advertising (incorporated by reference to Exhibit 10.6 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
   10.7        Gratis Allocation of Warrants dated as of April 14, 1998 to the shareholders of record of Havas
               Advertising (incorporated by reference to Exhibit 10.7 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
   10.8        Put Option Agreement dated as of March 22, 1999 by and among Deya, S.A., Advertising Antwerpen
               B.V., Cantabro Catalana de Inversiones, S.A., Compania de Cartera e Inversiones, S.A., Calle
               Arcos, S.L., Invermaro, S.L., Martinez-Rovira and Havas Advertising (incorporated by reference to
               Exhibit 10.8 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
   10.9        Guaranty dated as of February 20, 2000 by EDWB North America, Inc., in favor of Snyder
               Communications (incorporated by reference to Exhibit 10.9 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
  10.10        U.S. $400,000,000 Multicurrency Term Loan Facility dated as of May 18, 2000 among Havas
               Advertising, Havas Advertising International SA, HAS Acquisition Corp. and EWDB North America
               Inc., as borrowers, the guarantors listed in Schedule 2 to the Loan Facility, as guarantors, the lenders listed in Schedule 1 to the Loan Facility, J.P. Morgan Securities Ltd. and Societe
               Generale, as arrangers and Morgan Guaranty Trust Company of New York, as agent (incorporated by reference to Exhibit 10.10 to Havas Advertising's registration statement on Form F-4 (Reg. No.
               333-43362)).
  10.11        Loan Amendment Agreement dated as of June 15, 2000 among Havas Advertising, as borrower's agent,
               Morgan Guaranty Trust Company of New York and Societe Generale, as lenders, J.P. Morgan
               Securities Ltd. and Societe Generale, as arrangers, and Morgan Guaranty Trust Company of New
               York, as agent (incorporated by reference to Exhibit 10.11 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
  10.12        Guarantee and Indemnity dated as of June 15, 2000 among Havas Advertising, Havas Advertising
               International SA, HAS Acquisition Corp., EWDB North America Inc. and Evelink plc, as guarantors, and Morgan Guaranty Trust Company of New York, as agent (incorporated by reference to Exhibit
               10.12 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).
  10.13        Trademark License Agreement dated October 2, 2000 by and between Havas S.A. and Havas Advertising.
   21.1        Subsidiaries of registrant.
   23.1        Consent of Barbier Frinault & Associes, a member firm of Andersen Worldwide, with respect to the consolidated financial statements of Havas Advertising.
   23.2        Consent of Arthur Andersen & cia S.Com., a member firm of Andersen Worldwide, with respect to the consolidated financial statements of Media Planning, S.A.
   23.3        Consent of Arthur Andersen LLP with respect to the consolidated financial statements of Snyder
               Communications.
   23.4        Consent of Houlihan Lokey Howard & Zukin.
   23.5        Consent of Clifford Chance Selafa (included in Exhibit 5.1).
   23.6        Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1).
   23.7        Consent of Clifford Chance Selafa.
   24.1        Power of Attorney (included on signature page).
   99.1        Opinion of Houlihan Lokey Howard & Zukin (attached as Annex B to the prospectus/proxy statement included in this registration statement).